Exhibit 99.3

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
ABITIBIBOWATER INC., et al.,	)	Case No. 09-11296 (KJC)
	)	Jointly Administered
Debtors.	)
)

DISCLOSURE STATEMENT FOR DEBTORS’ SECOND AMENDED JOINT

PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY

CODE

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
Kelley A. Cornish
Alice Belisle Eaton
Claudia R. Tobler
Lauren Shumejda
Jacob A. Adlerstein
1285 Avenue of the Americas
New York, New York 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990	YOUNG CONAWAY STARGATT & TAYLOR, LLP Pauline K. Morgan Sean T. Greecher The Brandywine Building 1000 West Street, 17th Floor Wilmington, Delaware 19801 Telephone: (302) 571-6600 Facsimile: (302) 571-1253

Dated: August 2, 2010

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M.	Augusta Newsprint Company Litigation	69
N.	AbitibiBowater U.S. Holding LLC Note Repayment Transactions	70
O.	Amended Collective Bargaining Agreements	70
P.	NAFTA Proceedings	71
Q.	8.00% Convertible Notes Guaranty Claims	72
R.	Bowater Canada Finance Corporation	78
S.	Objections to the Disclosure Statement	83

VI. SUMMARY OF THE PLAN		85
A.	Classification and Treatment of Administrative Claims, Claims and Interests Under the Plan	85
B.	Voting and Distributions	94
C.	Procedures for Determination of Claims and Interests	100
D.	Treatment Of Executory Contracts and Unexpired Leases	106
E.	Implementation of Plan	113
F.	Conditions Precedent	125
G.	Effect of the Plan on Assets, Claims and Interests	127
H.	Releases	130
I.	Exculpation and Limitation of Liability	132
J.	Retention and Enforcement and Release of Causes of Action	132
K.	13.75% Senior Secured Note Claims	133
L.	Certain Cross-Border Provisions of the Plan	134
M.	Miscellaneous Provisions of the Plan	134

VII. CONFIRMATION OF THE PLAN		140
A.	Confirmation Hearing	140
B.	Statutory Requirements for Confirmation of the Plan in Chapter 11 Cases	142
C.	Enterprise Valuation of the Reorganized Debtors	148
D.	Distribution Model	152

VIII. CERTAIN RISK FACTORS TO BE CONSIDERED		153
A.	Risks Relating to the Plan	154
B.	Risks Relating to the Company’s Financial Results and Condition	157
C.	Risks Relating to the Company’s Business	162
D.	Risks Relating to the New ABH Common Stock	174
E.	Risks Relating to the Rights Offering	176
F.	Risks Relating to the Rights Offering Notes	181

IX. CERTAIN TAX CONSEQUENCES OF THE PLAN		192
A.	Certain U.S. Federal Income Tax Considerations	192
B.	Certain Canadian Federal Income Tax Considerations	217
C.	Reservation of Rights	226

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X. CERTAIN U.S. AND CANADIAN SECURITIES LAW CONSIDERATIONS		227
A.	U.S. Securities Law Considerations	227
B.	Canadian Securities Law Considerations	229

XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN AND CCAA PLAN		231
A.	Continuation of the Chapter 11 Cases	231
B.	Liquidation Under Chapter 7 or Chapter 11	231

XII. CONCLUSION AND RECOMMENDATION		232

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EXHIBITS

Exhibit A	The Debtors’ Joint Plan of Reorganization

Exhibit B	Projected Financial Information

Exhibit C	Liquidation Analysis

Exhibit D	Backstop Commitment Agreement for the Rights Offering, as amended

Exhibit E	Term Sheet for the Rights Offering Notes

Exhibit F	Legal Entity Creditor Recovery Summaries

IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT

This Disclosure Statement provides information regarding the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated August 2, 2010 (as may be amended and supplemented from time to time according to its terms, the “Plan”). A copy of the Plan is attached as Exhibit A.

Certain Debtors and affiliates of the Debtors have also filed their amended proposed plan of reorganization and compromise dated July 9, 2010 (as may be amended and supplement from time to time according to its terms, the “CCAA Plan”) with the Canadian Court overseeing those entities’ restructuring in Canada. A copy of the CCAA Plan and related materials may be found at the Monitor’s website.

References to the “Plan” and the “Plan of Reorganization” are to the Plan attached as Exhibit A hereto. All capitalized terms used but not otherwise defined herein, including in any Exhibits attached hereto, shall have the meaning ascribed to them in the Plan.

Unless the context requires otherwise, reference to the “Company”, “we”, “our”, and “us” are to AbitibiBowater Inc. and its subsidiaries.

The statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified herein, and the delivery of this Disclosure Statement shall not create an implication that there has been no change in information stated since the date hereof.

The Debtors believe that the Plan will enable them to successfully reorganize and accomplish the objectives of Chapter 11 and the CCAA. The Debtors believe that acceptance of the Plan is in the best interests of the Debtors, their Chapter 11 estates, and their creditors.

The Debtors urge creditors to vote to accept the Plan.

The Confirmation of the Plan and effectiveness of the Plan are subject to certain material conditions precedent, including entry of an order sanctioning the CCAA Plan, as described in Article VII of the Plan. No assurance exists that the Plan will be confirmed or the CCAA Plan sanctioned, or if confirmed, that the conditions required to be satisfied will be satisfied or waived.

ALL CREDITORS AND SHAREHOLDERS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE FOLLOWING SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, EXHIBITS ANNEXED TO THE PLAN, THE PLAN SUPPLEMENTS, THIS DISCLOSURE STATEMENT AND ALL EXHIBITS TO THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE

ONLY AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE. THOSE THAT ARE ENTITLED TO VOTE ON THE PLAN SHOULD READ CAREFULLY THE “RISK FACTORS” SECTION HEREOF BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SEE ARTICLE VIII BELOW, “CERTAIN RISK FACTORS TO BE CONSIDERED.”

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING CLAIMS OR INTERESTS IN THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

THIS DISCLOSURE STATEMENT IS NOT AN OFFER OF SALE FOR ANY SECURITIES. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PLAN SUMMARY CONTAINED HEREIN AND THE PLAN, THE TERMS OF THE PLAN SHALL GOVERN. ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

NONE OF THE OFFER OR SALE OF NEW ABH COMMON STOCK OR THE RIGHTS OFFERING TO HOLDERS OF CERTAIN CLASSES OF CLAIMS OR THE SECURITIES TO BE ISSUED PURSUANT TO THE RIGHTS OFFERING HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR SIMILAR STATE SECURITIES OR “BLUE SKY” LAWS. THE OFFERS AND ISSUANCES ARE BEING MADE IN RELIANCE ON THE EXEMPTION FROM REGISTRATION SPECIFIED IN SECTION 1145 OF THE BANKRUPTCY CODE OR OTHER EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT. NONE OF THE SECURITIES TO BE ISSUED ON THE EFFECTIVE DATE OR PURSUANT TO THE RIGHTS OFFERING HAS BEEN APPROVED OR DISAPPROVED BY THE SEC OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND NEITHER THE SEC NOR ANY SUCH STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: CERTAIN STATEMENTS IN THIS DISCLOSURE STATEMENT THAT ARE NOT REPORTED FINANCIAL RESULTS OR OTHER HISTORICAL INFORMATION OF THE COMPANY ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THEY INCLUDE, FOR EXAMPLE, STATEMENTS RELATING TO THE COMPANY’S: REORGANIZATION PROCESS; ABILITY TO OBTAIN SATISFACTORY EXIT FINANCING FACILITIES; FINANCIAL PROJECTIONS AND THE RELATED ASSUMPTIONS; ABILITY TO SUCCESSFULLY RESTRUCTURE ITS DEBT AND OTHER OBLIGATIONS; EFFORTS TO REDUCE COSTS AND INCREASE REVENUES AND PROFITABILITY, INCLUDING ITS COST REDUCTION INITIATIVES REGARDING SELLING, GENERAL AND ADMINISTRATIVE EXPENSES; BUSINESS OUTLOOK; CURTAILMENT OF PRODUCTION OF CERTAIN OF ITS PRODUCTS; ASSESSMENT OF MARKET CONDITIONS; ABILITY TO SELL NON-CORE ASSETS IN LIGHT OF THE CURRENT GLOBAL ECONOMIC CONDITIONS; AND STRATEGIES FOR ACHIEVING ITS GOALS GENERALLY. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS THE WORDS “SHOULD,” “WOULD,” “COULD,” “WILL,” “MAY,” “EXPECT,” “BELIEVE,” “ASSUME,” “ANTICIPATE,” “ATTEMPT” AND OTHER TERMS WITH SIMILAR MEANING INDICATING POSSIBLE FUTURE EVENTS OR POTENTIAL IMPACT ON THE COMPANY OR ITS STAKEHOLDERS. RISKS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM FORWARD-LOOKING STATEMENTS ARE ENUMERATED UNDER SECTION VIII OF THIS DISCLOSURE STATEMENT. ALL FORWARD-LOOKING STATEMENTS IN THIS DISCLOSURE STATEMENT ARE EXPRESSLY QUALIFIED BY THE CAUTIONARY STATEMENTS CONTAINED OR REFERRED TO IN THIS SECTION AND IN OUR OTHER FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND THE CANADIAN SECURITIES REGULATORY AUTHORITIES. THE COMPANY DISCLAIMS ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING INFORMATION, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

INFORMATION ABOUT INDUSTRY OR GENERAL ECONOMIC CONDITIONS CONTAINED IN THIS DISCLOSURE STATEMENT IS DERIVED FROM THIRD-PARTY SOURCES AND CERTAIN TRADE PUBLICATIONS THAT THE COMPANY BELIEVES ARE WIDELY ACCEPTED AND ACCURATE; HOWEVER, THE COMPANY HAS NOT INDEPENDENTLY VERIFIED THIS INFORMATION AND CANNOT PROVIDE ASSURANCES OF ITS ACCURACY.

EXCEPT AS OTHERWISE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT NECESSARILY BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

AS TO CONTESTED MATTERS, EXISTING LITIGATION INVOLVING, OR POSSIBLE ADDITIONAL LITIGATION TO BE BROUGHT BY, OR AGAINST, THE DEBTORS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION, OR A WAIVER, BUT RATHER AS A STATEMENT MADE WITHOUT PREJUDICE SOLELY FOR SETTLEMENT PURPOSES, WITH FULL RESERVATION OF RIGHTS, AND IS NOT TO BE USED FOR ANY LITIGATION PURPOSE WHATSOEVER BY ANY PERSON, PARTY OR ENTITY. AS SUCH, THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY IN INTEREST, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, FINANCIAL OR OTHER EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED (“RSA 421-B”), WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

I.

INTRODUCTION

A.	The Debtors

On April 16, 2009 and December 21, 2009, AbitibiBowater Inc. (“ABH” and together with its subsidiaries, the “Company”) and its affiliated debtors and debtors-in-possession (each a “Debtor” and collectively, the “Debtors”)1 in the above captioned jointly administered Chapter 11 Cases filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware.

On April 17, 2009, certain of the Debtors (the “Cross-Border Debtors”)2 and certain non-Debtor subsidiaries of ABH (such non-Debtors, the “CCAA Debtors”3

[1]	The Debtors in these cases are: AbitibiBowater Inc., AbitibiBowater US Holding 1 Corp., AbitibiBowater US Holding LLC, AbitibiBowater Canada Inc., Abitibi-Consolidated Alabama Corporation, Abitibi-Consolidated Corporation, Abitibi-Consolidated Finance LP, Abitibi Consolidated Sales Corporation, Alabama River Newsprint Company, Augusta Woodlands, LLC, Bowater Alabama LLC, Bowater America Inc., Bowater Canada Finance Corporation, Bowater Canadian Forest Products Inc., Bowater Canadian Holdings Incorporated, Bowater Canadian Limited, Bowater Finance Company Inc., Bowater Finance II LLC, Bowater Incorporated, Bowater LaHave Corporation, Bowater Maritimes Inc., Bowater Newsprint South LLC, Bowater Newsprint South Operations LLC, Bowater Nuway Inc., Bowater Nuway Mid-States Inc., Bowater South American Holdings Incorporated, Bowater Ventures Inc., Catawba Property Holdings, LLC, Coosa Pines Golf Club Holdings LLC, Donohue Corp., Lake Superior Forest Products Inc., Tenex Data Inc, ABH LLC 1 and ABH Holding Company LLC.
[2]	The Cross-Border Debtors are: Bowater Canada Finance Corporation, Bowater Canadian Holdings Incorporated, AbitibiBowater Canada Inc., Bowater Canadian Forest Products Inc., Bowater Maritimes Inc., Bowater LaHave Corporation and Bowater Canadian Limited.
[3]	The CCAA Debtors are: Bowater Mitis Inc., Bowater Guerette Inc., Bowater Couturier Inc., Alliance Forest Products (2001) Inc., Bowater Belledune Sawmill Inc., St. Maurice River Drive Company, Bowater Treated Wood Inc., Canexel Hardboard Inc., 9068-9050 Quebec Inc., Bowater Canada Treasury Corporation, Bowater Canada Finance Limited Partnership, Bowater Shelburne Corporation, 3231078 Nova Scotia Company, Bowater Pulp and Paper Canada Holdings Limited Partnership, Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada, Abitibi-Consolidated (U.K.) Inc., Abitibi-Consolidated Nova Scotia Incorporated, Abitibi-Consolidated Finance LP, 3217925 Nova Scotia Company, Terra-Nova Explorations Ltd., The Jonquiere Pulp Company, The International Bridge and Terminal Company, Scramble Mining Ltd., 9150-3383 Quebec Inc., Star Lake Hydro Partnership, Saguenay Forest Products Inc., 3224112 Nova Scotia Limited, La Tuque Forest Products Inc., Marketing Donohue Inc., Abitibi-Consolidated Canadian Office Products Holdings Inc., 3834328 Canada Inc., 6169678 Canada Incorporated, 4042410 Canada Inc., Donohue Recycling, and 1508756 Ontario Inc.

and together with the Cross-Border Debtors, the “Canadian Debtors”) applied for protection from their creditors under Canada’s Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”), in the Superior Court, Commercial Division, for the Judicial District of Montreal, Canada (the “Canadian Court” and the proceedings before the Canadian Court, the “CCAA Proceedings”). Two of the CCAA Debtors – Abitibi-Consolidated Inc. (“ACI”) and Abitibi-Consolidated Company of Canada (“ACCC”, and together with ACI, collectively the “Chapter 15 Debtors”) – thereafter filed petitions for recognition under chapter 15 of the Bankruptcy Code (the “Chapter 15 Cases”). ABH and certain of the Debtors also filed for ancillary relief in Canada seeking provisional relief in support of the Chapter 11 Cases in Canada under section 18.6 of the CCAA.4

Exhibit A to the Plan lists the Debtors, the Cross-Border Debtors, the CCAA Debtors and the Canadian Debtors. ABH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, is available for inspection online at the SEC’s website at http://www.sec.gov.

B.	The Plan

The Plan5 contemplates a comprehensive reorganization of the Company in Canada and the United States through plans approved under the CCAA and Chapter 11 of the Bankruptcy Code, respectively. The Plan shares common features with the CCAA Plan, including financial projections and liquidation analyses.

The Plan’s underlying Distribution Model (as defined below) assumes an integrated enterprise value for the Company and allocates such value to separate entity groupings within the Company’s corporate structure based on its historic operations (such

[4]	The Debtors who obtained section 18.6 relief are: AbitibiBowater Inc., AbitibiBowater US Holding 1 Corp., Bowater Ventures Inc., Bowater Incorporated, Bowater Nuway Inc., Bowater Nuway-Midstates, Inc., Catawba Property Holdings LLC, Bowater Finance Company Inc., Bowater South American Holdings Incorporated, Bowater America Inc., Lake Superior Forest Products Inc., Bowater Newsprint South LLC, Bowater Newsprint South Operations LLC, Bowater Finance II, LLC, Bowater Alabama LLC and Coosa Pines Golf Club Holdings LLC.
[5]	On May 4, 2010, the Debtors filed their initial proposed Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code. [Docket No. 2070]. On May 24, 2010, the Debtors filed their First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code [Docket No. 2199] and the Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 Of the Bankruptcy Code. [Docket No. 2200]. The Second Amended Plan amends and supersedes the initial and first amended plans in their entirety.

groupings, the “Abitibi/D-Corp Companies” and the “Bowater Companies,” respectively).6 The estimated Plan recoveries against individual Debtors are based upon these underlying shared assumptions, including the value allocation between the Abitibi/D Corp Companies and the Bowater Companies. The Plan and CCAA Plan coordinate distributions to creditors in the Chapter 11 Cases and CCAA Proceedings using parallel assumptions and complementary distribution mechanics. Based on these value allocations, approximately 60% of the New ABH Common Stock – 58,364,008 shares – will be distributed to the Bowater Companies, and approximately 40% of the New ABH Common Stock – or 38,735,963 shares – will be distributed to the Abitibi/D-Corp. Companies. Shares will be further allocated to individual Debtors within their respective corporate group based on such Debtor’s individual valuation. Creditors holding general unsecured claims against the Debtors, other than Convenience Claims, will receive their Pro Rata share of New ABH Common Stock allocated to the Debtor against which such Claims lie, and if eligible, may participate in a rights offering. As a result, the Plan does not provide creditors with a fixed percentage recovery on their Claims. Creditors electing Convenience Class treatment will be paid in Cash.

The Plan does not provide for the substantive consolidation of any of the Debtors’ estates. The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. Accordingly, the Plan constitutes a separate plan of reorganization for each Debtor in the Chapter 11 Cases, including the Cross-Border Debtors, and the CCAA Plan constitutes a separate plan of reorganization and compromise for each entity subject to the CCAA Proceedings, including the Cross-Border Debtors. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

C.	The Disclosure Statement

This Disclosure Statement is submitted pursuant to section 1125 of the Bankruptcy Code to holders of Claims that are entitled to vote on the Plan in connection with (i) the solicitation of acceptances of the Debtors’ Plan and (ii) the hearing to consider confirmation of the Plan (the “Confirmation Hearing”) scheduled for September 24, 2010, at 10:00 a.m., prevailing Eastern Time.

The Debtors have filed additional pleadings with the Bankruptcy Court with respect to (a) the terms of the Rights Offering, (b) the procedures for participating in the Rights Offering (the pleadings described in (a) and (b) collectively, the “Rights Offering Materials”), and (c) the materials for soliciting votes to accept or reject the Plan, including a protocol for soliciting votes from creditors with Claims against the Cross-Border Debtors (the pleadings described in (c), the “Solicitation Materials”). All Creditors and shareholders are advised and encouraged to read the Rights Offering Materials, the Solicitation Materials and the Disclosure Statement Approval Order (as defined below) in their entirety.

[6]	The terms “Bowater Companies” and “Abitibi/D-Corp Companies” are used for descriptive and efficiency purposes only. The Plan does not substantively consolidate any Debtors.

In connection with the solicitation of votes to accept or reject the Plan, holders of Claims entitled to vote on the Plan will receive, among other things:

•	The Plan;

•

An Order of the Bankruptcy Court (excluding the exhibits thereto) dated August 2, 2010 (the “Disclosure Statement Approval Order”), among other things, approving the Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan;

•	The Solicitation Materials;

•	One or more Ballots and a postage-paid return envelope, which will be used by holders of Claims who are entitled to vote on the Plan; and

•	The Rights Offering Materials.

The Disclosure Statement Approval Order determines that the Disclosure Statement contains “adequate information” as that term is defined in section 1125 of the Bankruptcy Code. Section 1125(a)(1) of the Bankruptcy Code defines “adequate information” as “information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and the history of the debtor and the condition of the debtor’s books and records…that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about the plan.”

NO STATEMENTS OR INFORMATION CONCERNING THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY HAVE BEEN AUTHORIZED OTHER THAN THE STATEMENTS AND INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND THE INFORMATION ACCOMPANYING THIS DISCLOSURE STATEMENT, AND THE INFORMATION CONTAINED IN THE CANADIAN INFORMATION CIRCULAR AND CCAA PLAN. ALL OTHER STATEMENTS REGARDING THE PLAN AND THE CCAA PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER WRITTEN OR ORAL, ARE UNAUTHORIZED.

THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION IT CONTAINS OR AN ENDORSEMENT OF THE MERITS AND FAIRNESS OF THE PLAN OR THE CCAA PLAN BY THE BANKRUPTCY COURT OR BY THE CANADIAN COURT.

The Disclosure Statement Approval Order establishes the deadlines, procedures and instructions for voting to accept or reject the Plan, for filing objections to confirmation of the Plan, for making any elections as provided thereon, the record date for voting purposes, the applicable standards for tabulating Ballots and procedures for participating in the Rights Offering discussed herein. In addition, detailed voting instructions will accompany each Ballot and detailed subscription instructions will be provided to creditors eligible to participate in the Rights Offering. Each holder of a Claim that is entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Disclosure Statement Approval Order and the instructions accompanying the Ballots in their entirety before voting on the Plan. Each holder of a Claim that is entitled to participate in the Rights Offering should read this Disclosure Statement, the Plan, the Disclosure Statement Approval Order and the Rights Offering Materials, including the instructions accompanying the Subscription Forms, in their entirety before participating in the Rights Offering. These documents contain, among other things, important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

D.	Overview of Chapter 11 and CCAA Proceedings

1.	Chapter 11 Proceedings

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and equity holders. In addition to permitting rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and equity interest holders with respect to the distribution of a debtor’s assets.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth, among other things, the treatment of, and means for satisfying, claims against and equity interests in the debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

After a plan of reorganization has been filed, the holders of claims against or equity interests in a debtor that are impaired and entitled to receive distributions under the plan are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Debtors are submitting this Disclosure Statement to satisfy the requirements of section 1125 of the Bankruptcy Code.

2.	CCAA Proceedings

Over the last twenty-five years, the CCAA has emerged as the principal Canadian statute for carrying out major insolvency restructurings. Similar to chapter 11, the CCAA is “debtor-in-possession” legislation. The CCAA creates a Court-supervised process that allows the debtor to carry on business and maintain control over its assets while it negotiates, and seeks approval for, a plan of compromise and arrangement acceptable to its creditors. The consummation of a plan of compromise and arrangement is the CCAA’s principal objective.

Where a plan is proposed between a debtor company and its secured or unsecured creditors, or any class thereof, the Canadian Court may (but is not obligated to) order a meeting of creditors or class of creditors. The Canadian Court order calling the meeting will approve the process for creditors to vote on the proposed plan and will also, among other things, establish classes of creditors for plan voting purposes. While the debtor has the ability to define the classes of creditors subject to the proposed plan, those class definitions remain subject to the Canadian Court’s approval. In evaluating proposed classes, courts will consider (a) the commonality of interest of creditors who share a class, and (b) the purposes of the CCAA.

For a plan to be approved, a majority in number representing two-thirds of the value of the creditors, or the class of creditors, as the case may be, voting at the meeting held for that purpose in person or by proxy must vote in favor of the plan. The Canadian Court may, but is not obligated to, sanction a plan that has received the requisite creditor vote.

Following sanction by the Canadian Court, the plan becomes binding on the debtor and on all classes of creditors that (i) are affected by the plan and (ii) voted in favor of the plan. The plan will ordinarily provide that all claims against the debtor (except for certain unaffected claims) shall be settled in accordance with the terms of the plan if the class of such claims accepts the plan, and the ability of the holder of any such claim to proceed against the debtor is forever discharged and any proceedings relating to such claims are stayed.

While this Disclosure Statement makes reference to the CCAA Plan and the CCAA Proceedings, this Disclosure Statement is solely intended to provide adequate information for purposes of section 1125(a) of the Bankruptcy Code with respect to the Plan. It is not intended to provide detailed information regarding the CCAA Plan or the CCAA Proceedings, and creditors and shareholders of the

Canadian Debtors, including the Cross-Border Debtors, are advised and encouraged to read the reports filed with the Canadian Court by the court-appointed Monitor in those proceedings, available on its website: http://documentcentre.eycan.com/ (the “Monitor’s Reports”), the CCAA Plan and CCAA Circular, in addition to reviewing this Disclosure Statement.

E.	Voting, Solicitation and Rights Offering Subscription Procedures

On June 22, 2010, the Debtors filed the Solicitation Materials with the Bankruptcy Court. The Solicitation Materials contain detailed information for holders of Allowed Claims in Classes of Claims that are entitled to vote to accept or reject the Plan. The Solicitation Materials also seek approval of a protocol for soliciting votes from creditors of the Cross-Border Debtors (the “Cross-Border Claims Voting Protocol”). In addition to the Rights Offering subscription procedures described in Article I.F below, the voting procedures provide substantially as follows:

1.	Creditors of Chapter 11 Debtors Entitled to Vote Generally

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold a Claim in more than one Class, you will receive separate Ballots that must be used for each separate Class. After carefully reviewing the materials included herein and the instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan.

2.	Creditors of Cross-Border Debtors Entitled to Vote

The Cross-Border Voting Protocol governs votes to accept or reject the Plan and the CCAA Plan with respect to the Cross-Border Debtors. If you are a creditor of a Cross-Border Debtor entitled to vote to accept or reject the Plan and the CCAA Plan (a “Cross-Border Voting Creditor”), the Monitor will provide you with certain cross-border solicitation materials, including a combined proxy/Ballot and accompanying instructions (the “Cross-Border Ballot”). A Cross-Border Ballot can be used to vote for both the Plan and the CCAA Plan. Under the Cross-Border Protocol, a vote to accept or reject the Plan will be deemed a vote to accept or reject the CCAA Plan. Conversely, a vote to accept or reject the CCAA Plan will be deemed a vote to accept or reject the Plan. The Cross-Border Protocol establishes the procedures for determining and estimating the Claims that may vote to accept or reject the Plan or CCAA Plan with respect to the Cross-Border Debtors. It further provides that an assignee, transferee or purchaser of any Claim who complies with the transfer provisions of the CCAA Meeting Order or Rule 3001(e) of the Federal Rules of Bankruptcy Procedures, with notice to the Monitor, shall be entitled to vote such Claim pursuant to the Cross-Border Voting Protocol.

The Cross-Border Voting Protocol also addresses the treatment of, and elections relating to, Convenience Claims. Specifically, the convenience claim thresholds under the CCAA Plan (Cdn$6,073) and the Plan (US$5,000) account for differences caused by the foreign exchange rate between the U.S. and Canadian dollars on April 17, 2009 using the Bank of Canada noon spot rate of exchange for exchanging currency to Canadian dollars (US$1 = Cdn$1.2146) as provided in the Claims Orders. Only with respect to Cross-Border Debtors, for purposes of determining whether a Claim is a Convenience Claim as defined in the Plan or a Cross-Border Convenience Claim as defined in the CCAA Plan: (a) all eligible Claims (i) will be valued in Canadian dollars using the Petition Date conversion rate set forth in the Claims Orders and (ii) will be determined in reference to the dollar thresholds established for such treatment under the CCAA Plan (Cdn$6,073); and (b) cash distributions on account of such Claims, once allowed, will be made in Canadian dollars. A classification or valid election to participate as (x) a Convenience Claim as defined in the Plan or (y) a Cross-Border Convenience Claim as defined in the CCAA Plan will be binding for purposes of voting and distributions under both Plans.

3.	Voting Generally

In order for your vote to be counted, you must complete and sign your original Ballot and return it in the envelope provided (only original signatures will be accepted) (a) for all creditors other than a Cross-Border Voting Creditor, to Epiq; or (b) for all Cross-Border Voting Creditors, to the Monitor. If you received a Ballot(s) from a broker, bank or other institution, return the completed Ballot(s) to such broker, bank or other institution promptly so that it can be forwarded to Epiq or the Monitor as appropriate.

If you received a Ballot(s) from the Debtors or Epiq, please return your Ballot(s) directly to Epiq (the “Solicitation Agent”) at the following address:

Epiq Bankruptcy Solutions, LLC

Attn: AbitibiBowater Ballot Processing Center757 Third

Avenue, 3rd Floor

New York, NY 10017

Tel.: 1-888-266-9280 (for U.S. / Canada calls)

(503) 597-7698 (for non-U.S. / Canada calls)

If you received a Cross-Border Ballot(s) from the Monitor, please return your Ballot(s) directly to the Monitor at the following address:

Ernst & Young Inc.

800 René-Lévesque Blvd. West

Suite 1900

Montréal, QC

H3B 1X9

Canada

Tel.: 1-866-246-7889

Attn: ABH et al. Creditors’ Meeting

More detailed instructions regarding how to vote on the Plan are contained on the Ballots, the Cross-Border Ballots, and the other Solicitation Materials distributed to holders of Claims that are entitled to vote on the Plan.

DO NOT RETURN YOUR DEBT INSTRUMENTS, NOTES, CERTIFICATES OR ANY EQUITY SECURITIES THAT YOU MAY HAVE WITH YOUR BALLOT(S).

TO BE COUNTED OR TO EXERCISE ANY ELECTIONS PROVIDED ON SUCH BALLOT AND CROSS-BORDER BALLOT, YOUR BALLOT(S) AND CROSS-BORDER BALLOTS INDICATING ACCEPTANCE OR REJECTION OF THE PLAN AND THE EXERCISE OF ANY ELECTIONS MUST BE ACTUALLY RECEIVED BY EPIQ OR THE MONITOR (AS THE CASE MAY BE) NO LATER THAN 12:00 P.M., PREVAILING EASTERN TIME, ON September 13, 2010.

ANY EXECUTED BALLOT OR CROSS-BORDER BALLOT THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN SHALL NOT BE COUNTED FOR VOTING PURPOSES.

Pursuant to the Disclosure Statement Approval Order, the Bankruptcy Court set June 30, 2010, as the record date (the “Voting Record Date”) for voting on the Plan. Accordingly, only holders of record as of June 30, 2010 that are otherwise entitled to vote under the Plan will receive a Ballot or a Cross-Border Ballot and may vote on the Plan.

If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot(s), received a damaged Ballot(s) or lost your Ballot(s), or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Epiq Bankruptcy Solutions, LLC at 1-888-266-9280 (for U.S. / Canada calls) or (503) 597-7694 (for non-U.S. / Canada calls).

Votes cannot be transmitted orally, by facsimile or by electronic mail. Accordingly, you are urged to return your signed and completed Ballot promptly.

4.	Withdrawal or Change of Votes on the Plan

After the Voting Deadline, no vote may be withdrawn without the prior consent of the Debtors, which consent shall be given in the Debtors’ sole discretion.

Any holder who has submitted to Epiq or the Monitor, as applicable, prior to the Voting Deadline a properly completed Ballot may change its vote by submitting to Epiq or the Monitor, as applicable, prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. If more than one timely, properly completed Ballot is received with respect to the same Claim, the Ballot that will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received will be the Ballot that Epiq or the Monitor, as applicable, determines was the last to be received.

5.	Voting Requirements

A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds ( 2/3) in amount and more than one-half ( 1/2) in number of the Allowed Claims in such Class that have voted on the Plan in accordance with the Disclosure Statement Approval Order.

In addition, each holder of a Claim entitled to vote on the Plan may elect, by checking the appropriate box on the Ballot, not to grant the releases contained in Section 8.5 of the Plan and the related injunction. All holders of Claims who submit a Ballot without such box checked will be deemed to consent to the releases set forth in Section 8.5 of the Plan and the related injunction to the fullest extent permitted by applicable law.

If you are a beneficial holder of an Unsecured Note Claim who receives a Ballot from a Voting Nominee, in order for your vote to be counted, your Ballot must be completed in accordance with the voting instructions on the Ballot and received by the Voting Nominee in enough time for the Voting Nominee to transmit a Master Ballot to the Solicitation Agent so that it is actually received no later than the Voting Deadline. If you are the holder of any other type of Claim, in order for your vote to be counted, your Ballot must be properly completed in accordance with the voting instructions on the Ballot and returned to the Solicitation Agent so that it is received no later than the Voting Deadline. Any Ballot received after the Voting Deadline shall be counted at the sole discretion of the Debtors.

THE DEBTORS INTEND TO SEEK TO SATISFY THE REQUIREMENTS FOR CONFIRMATION OF THE PLAN IN THE CHAPTER 11 CASES UNDER THE CRAMDOWN PROVISIONS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AS TO ANY CLASS DEEMED TO REJECT, OR AS TO ANY CLASS THAT VOTES TO REJECT, THE PLAN, AND, IF REQUIRED, MAY AMEND THE PLAN TO CONFORM TO THE STANDARDS OF SUCH SECTION.

6.	Holders of Claims and Interests Entitled to Vote

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and entitled to receive distributions under the plan are entitled to vote to accept or reject a proposed chapter 11 plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or equity interests are impaired but are not entitled to receive or retain any property on account of such claims or equity interests are deemed to have rejected the plan and similarly are not entitled to vote to accept or reject the plan.

The following summarizes which Classes are entitled to vote on the Plan and which are not:

•	The Debtors are seeking votes from the holders of Claims in Classes 6A-6HH and 7A-7HH.

•

The Debtors, as the holders of Intercompany Claims and Intercompany Interests in Classes 8A-8HH, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the holders of Intercompany Claims and Intercompany Interests.

•

The Debtors are not seeking votes from holders of Common Stock Claims and Interests in Classes 9A-9HH because those Common Stock Claims and Interests are Impaired under the Plan and the holders are receiving no distribution on account of such Claims and Interests. These holders will be deemed to have voted to reject the Plan.

•

The Debtors are not seeking votes from holders of Claims in Classes 1A-1HH, 2A-2G, 3A-3G, 4A-4G and 5A-5HH because those Claims are Unimpaired under the Plan, and the holders of Claims in each of these Classes are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan.

For a detailed description of the Classes of Claims and Interests and their treatment under the Plan, see Article VI below.

Holders of Claims and Interests against the Cross-Border Debtors should refer to the materials distributed in the CCAA Proceedings and Canadian Information Circular for additional information regarding the voting of Cross-Border Ballots against the Cross-Border Debtors.

The Bankruptcy Code defines “acceptance” of a plan by (i) a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and represent more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan and (ii) a class of interests as acceptance by holders of such interests in that class that hold at least two-thirds in amount that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see Article VII below.

In the event that any of Classes 6A-6HH and 7A-7HH vote to reject the Plan, section 1129(b) permits the Bankruptcy Court to confirm a plan of reorganization notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or interests. Under that section, a plan may be confirmed if it does not “discriminate unfairly” and is “fair and equitable” with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Article VII below.

F.	Rights Offering

Section 6.12 of the Plan provides that the Debtors may conduct a Rights Offering, the proceeds of which will be used to fund distributions under the Plan and ongoing business operations after emergence. The key terms of the Rights Offering, including the terms of the Rights Offering Notes and certain aspects of the procedures through which holders of Class 6 Claims under the Plan and holders of Affected Unsecured Claims (as defined in the CCAA Plan) under the CCAA Plan, in each case, excluding holders that receive cash distributions (collectively, the “Eligible Holders”) participate in the Rights Offering, are set forth in the Backstop Commitment Agreement, dated as of May 24, 2010 and amended and restated as of July 20, 2010 (as may be amended, supplemented or otherwise modified from time to time, the “Backstop Commitment Agreement”) that the Debtors have entered into with a group of their unsecured noteholders (the “Backstop Investors”) and are also set forth in the Rights Offering Materials and Solicitation Materials. A copy of the Backstop Commitment Agreement is attached hereto as Exhibit D. The key terms of the Rights Offering Notes are set forth in a term sheet attached hereto as Exhibit E.

THE TERMS OF THE BACKSTOP COMMITMENT AGREEMENT AND THE RIGHTS OFFERING NOTES ARE SUBJECT TO AMENDMENT, FROM TIME TO TIME, IN ACCORDANCE WITH THE TERMS OF THE BACKSTOP COMMITMENT AGREEMENT. THE DEBTORS RESERVE THE RIGHT TO MAKE AMENDMENTS, INCLUDING MATERIAL AMENDMENTS, TO THE BACKSTOP COMMITMENT AGREEMENT AND THE RIGHTS OFFERING NOTES, INCLUDING AMENDMENTS FROM AND AFTER THE DATE HEREOF AFTER CONSULTATION WITH THE COMMITTEE.

PLEASE CONSULT ARTICLE VIII OF THIS DISCLOSURE STATEMENT FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH THE RIGHTS OFFERING AND THE RIGHTS OFFERING NOTES.

Under the Rights Offering, on account of its Class 6 unsecured claims (“Eligible Claims”), each Eligible Holder will receive a right (each, a “Subscription Right”), which is not transferable separately from the Eligible Claim to which it relates, entitling such creditor to purchase its proportionate share of up to $500 million of convertible unsecured subordinated notes (the “Rights Offering Notes”) to be issued by Reorganized ABH on the Effective Date, at a purchase price of $1 per Rights Offering Note. As contemplated by the Backstop Commitment Agreement and the Plan, the amount of Rights Offering Notes may be increased by up to $110 million of Escrowed Notes (defined below). As a result of the issuance of the Escrowed Notes, the aggregate principal amount of Rights Offering Notes may exceed $500 million.

For Eligible Holders of certain Debtors holding Eligible Claims as of the Subscription Rights Record Date, a Subscription Right will include an election to purchase additional Rights Offering Notes up to the applicable amount described in the Backstop Commitment Agreement (the “Oversubscription Amount”). Oversubscription Amounts will be allocated assuming a maximum number of Escrowed Notes (as defined below) will be escrowed on the Effective Date. In order to exercise any of the Oversubscription Amount ascribed to it, an Eligible Holder must exercise all of its Subscription Rights. Rights Offering Notes will only be distributed on account of Oversubscription Amounts if the underlying Eligible Claims are Allowed as of the Effective Date and only to the extent the distribution of such Rights Offering Notes to the Eligible Holder electing to make such an oversubscription would comply with Section 1145 of the Bankruptcy Code. Please see “Modification of Number of Rights Offering Notes and Escrowed Notes; 1145 Cutback” for more information. If there are no Rights Offering Notes escrowed as of the Effective Date on account of the Eligible Claims against a particular Debtor then no Rights Offering Notes will be distributed on account of the Oversubscription Amounts of Eligible Holders of such Debtor.

Subscription Rights will be distributed to Eligible Holders holding Eligible Claims as of record as of June 30, 2010 (the “Subscription Rights Record Date”). The Subscription Rights will be allocated in the amount of each Eligible Holder’s proportionate share of the estimated shares of New ABH Common Stock allocated to the Debtor against which such Eligible Holder holds a Claim, as calculated based on each Eligible Holder’s Class 6 Claim in the amount allowed for voting purposes. Rights to subscribe for any portion of the Oversubscription Amount will be allocated to applicable Eligible Holders pursuant to the terms of the Backstop Commitment Agreement.

1.	Withdrawal or Reduction of Rights Offering

In accordance with the Backstop Commitment Agreement, the Debtors have the right, in their sole discretion, to reduce the total amount of the Rights Offering, or cancel it entirely, at any time until the Effective Date. As of the date hereof, the Debtors believe that they will need to utilize the full amount of the Rights Offering to raise sufficient funds to emerge from chapter 11. However, the Debtors may elect to reduce the total amount of the Rights Offering at any time.

2.	Modification of Number of Rights Offering Notes and Escrowed Notes; 1145 Cutback

Although Subscription Rights will be initially offered to Eligible Holders in proportion to the expected allocation of New ABH Common Stock to each Eligible Holder under the Plan and the CCAA Plan as determined by such Eligible Holder’s unsecured claims, as allowed for voting purposes as of June 30, 2010, the amount of Rights Offering Notes actually issued to Eligible Holders who subscribe for such Rights Offering Notes (whether on or after the Effective Date) will depend on the Allowed amount of an Eligible Holder’s unsecured claims or in the case of the Cross-Border Debtors, the amount of an Eligible Holder’s unsecured claim as determined by the

Monitor. Therefore, the amount of Rights Offering Notes which any Eligible Holder may ultimately be authorized to purchase through the Rights Offering may differ from the number of Subscription Rights and any Oversubscription Amount initially offered to such Eligible Holder.

As of the Effective Date, certain unsecured claims (each an “Unresolved Claim”) will not be Allowed and therefore will be subject to subsequent resolution and allowance, in whole or in part, or disallowance in accordance with the Plan. A holder of such a claim, referred to as an “Unresolved Claimholder”, may not know at the time it exercises its Subscription Rights and subscribes for any Oversubscription Amount whether it will be an Unresolved Claimholder or whether its claim will be Allowed as of the Effective Date. Pursuant to the Backstop Commitment Agreement, and for the benefit of Unresolved Claimholders, each applicable Debtor will deposit into an escrow account with the indenture trustee for the Rights Offering Notes the amount of Rights Offering Notes subscribed for by such Unresolved Claimholders (“Escrowed Notes”). The Subscription Price for such Escrowed Notes will also be deposited into an escrow account. Prior to the Effective Date, the Debtors will determine and identify, in their reasonable discretion, the Eligible Claims that are expected to be Unresolved Claims as of the Effective Date, and their determination will be binding on all Eligible Holders for matters relating to the Rights Offering. The aggregate principal amount of Escrowed Notes to be deposited into escrow will not exceed $110 million.

Until an Unresolved Claimholder’s claim is Allowed, interest and all other payments and distributions allocable to the Escrowed Notes of such Unresolved Claimholder will be paid by the Company into the escrow account. To the extent an Unresolved Claimholder’s claim is Allowed, the applicable principal amount of Escrowed Notes will be released to the applicable Unresolved Claimholder, and the Subscription Price (as defined in the Backstop Commitment Agreement) will be released to the Company. As set forth in the Term Sheet for the Convertible Notes attached as Exhibit E to this Disclosure Statement, Escrowed Notes will be outstanding notes under the indenture that will be subject to the same fundamental change offers, mandatory redemptions and other terms applicable to the Rights Offering Notes, but will vote in accordance with the votes of the other holders of Rights Offering Notes. To the extent more than $20 million of Subscription Price for Escrowed Notes is released to the Company during the first six months after the Effective Date, such amounts must be used to mandatorily redeem the Rights Offering Notes on a pro rata basis at a price equal to 105% of the principal amount, plus accrued and unpaid interest.

Escrowed Notes shall not include Rights Offering Notes purchasable on account of any Oversubscription Amount, and any Oversubscription Amount allocated to an Unresolved Claimholder is subject to cancellation.

Adjustments to the number of Rights Offering Notes allocable to an Eligible Claim for which any Eligible Holder may purchase pursuant to a Subscription Right or any Oversubscription Amount will also depend on, among other things, the Debtors’ claims resolution process and requirements that must be satisfied for the Rights

Offering to be exempt from the Securities Act pursuant to section 1145 of the Bankruptcy Code (the “1145 Cutback”). Please see Article X below for a discussion of section 1145 of the Bankruptcy Code. Although the Debtors cannot predict which Eligible Claims will be subject to the 1145 Cutback, the Debtors intend to exercise the 1145 Cutback as appropriate, without prior notice to an Eligible Holder, and in consultation with the Creditors Committee. Exercise of the 1145 Cutback with respect to some or all Eligible Claims will result in the cancellation of a portion or all of such Eligible Holder’s Subscription Rights and any Oversubscription Amount. Any Rights Offering Notes excluded from the Rights Offering due to the 1145 Cutback of Subscription Rights will be sold to the Backstop Investors for the Subscription Price, as described below.

3.	Subscription Period

IF YOU ARE AN ELIGIBLE HOLDER, YOU WILL RECEIVE A SUBSCRIPTION FORM SETTING FORTH SPECIFIC INSTRUCTIONS FOR PARTICIPATING IN THE RIGHTS OFFERING. YOU MUST FOLLOW THE INSTRUCTIONS SET FORTH IN THE SUBSCRIPTION FORM TO PARTICIPATE IN THE RIGHTS OFFERING AND SUBSCRIBE FOR YOUR SHARE OF RIGHTS OFFERING NOTES.

Eligible Holders may exercise their Subscription Rights, including with respect to the applicable portion of the Oversubscription Amount, if any, during the Debtors’ voting solicitation period (that period, the “Subscription Period”). The Subscription Period will begin on August 9, 2010, or as soon thereafter as reasonably practicable, when the Subscription Agent or the Monitor, in the case of the Cross-Border Debtors, distributes subscription forms (“Subscription Forms”) by mail to each Eligible Holder, together with appropriate instructions for the proper completion, due execution, and timely delivery of the Subscription Form and the payment of the purchase price.

The Subscription Period will expire at 4:00 p.m. Eastern Time on Friday, September 10, 2010, or such later date as the Company may specify (the “Subscription Deadline”).

If, and only to the extent that, the number of Rights Offering Notes for which an Eligible Holder may subscribe increases or decreases after the Subscription Forms are distributed, but on or before August 17, 2010 (the “Subsequent Rights Offering Record Date”), as a result of the Debtors’ ongoing claims reconciliation process or otherwise, then the Subscription Agent or the Monitor, in the case of the Cross-Border Debtors, will, in the case of increased Subscription Rights, distribute a supplemental Subscription Form (the “Subsequent Subscription Form”) permitting such Eligible Holder to exercise additional incremental Subscription Rights on account of the increased amount of the underlying unsecured claim. The Subscription Period solely with respect to such incremental Subscription Rights will begin on or about August 27, 2010, or as soon thereafter as reasonably practicable, and expire on the Subscription Deadline.

Oversubscription Amounts will be allocated based on Eligible Claims as of the Subscription Rights Record Date and will not be adjusted to reflect modifications to Eligible Claims as of the Subsequent Rights Offering Record Date, although the Debtors reserve the right to make such modifications as the Debtors reasonably determine are necessary after consultation with the Committee.

4.	Subscription Procedures

To exercise Subscription Rights, including with respect to any portion of the Oversubscription Amount, if applicable, each directly subscribing Eligible Holder must (1) return a duly completed Subscription Form to the Subscription Agent; (2) pay in Cash, by wire transfer in immediately available funds in valid U.S. currency, an amount equal to the full purchase price for the number of Rights Offering Notes elected to be purchased by such Eligible Holder, to the escrow agent engaged by the Debtors for this purpose (the “Escrow Agent”), so that both the Subscription Form and the full purchase price are actually received on or prior to the applicable Subscription Deadline; and (3) otherwise comply with the procedures for subscription, as set forth in the applicable Subscription Forms.

Eligible Holders whose claims arise from securities held through a bank or brokerage firm may exercise their Subscription Rights and any Oversubscription Amount through such bank or brokerage firm. However, such Eligible Holders must send the Subscription Form to the bank or brokerage firm or otherwise follow such firm’s directions with respect to exercising their Subscription Rights and any Oversubscription Amount with sufficient time for the bank or brokerage firm to effect the subscription through DTC, CDS or otherwise by the applicable Subscription Deadline.

If either (1) the duly completed Subscription Form or equivalent instruction through DTC or CDS or (2) the wire transfer for the full amount of the purchase price for the Subscription Rights that an Eligible Holder chooses to exercise is not received by the Escrow Agent (through DTS or CDS, if applicable) on or prior to the applicable Subscription Deadline, then the Eligible Holder is deemed to have forever and irrevocably relinquished and waived its right to participate in the Rights Offering.

5.	Escrow Account for Subscription Price

The Escrow Agent will hold the payments it receives for the exercise of a Subscription Right and any Oversubscription Amount in a separate escrow account pending the issuance of the Rights Offering Notes on the Effective Date or, the release of the Rights Offering Notes from the escrow account thereafter, in the case of the Escrowed Notes. The funds held in the escrow account will be invested by the Escrow Agent in short-term treasury securities and other similar instruments in order to preserve principal and realize a nominal amount of interest. Upon the issuance of the Rights Offering Notes on the Effective Date and the release of Escrowed Notes from escrow from time to time thereafter, the funds held in the Escrow Account corresponding to the subscription payments with respect to such notes will be released to the Company. In the event that payments must, for any reason, be returned to the Eligible Holder, such payments shall be returned, with accrued interest from the Expiration Date, to the applicable Eligible Holder, without reduction, offset or counter-claim.

6.	No Transfer; Detachment Restrictions; No Revocation

The Subscription Rights and any Oversubscription Amount are not transferable and the benefit of the Subscription Rights and Oversubscription Amounts are not separately transferable from the underlying Eligible Claim. If the underlying Eligible Claim on account of which the Eligible Holder is receiving the Subscription Right and any Oversubscription Amount is transferred the benefits of the exercised Subscription and any Oversubscription Amount is not detachable from such underlying Eligible Claim and must be transferred as well. Any direct or indirect transfer, assignment, sale, or conveyance, hypothecation, license, lease, partition, pledge or grant of a security interest in the Subscription Rights or any Oversubscription Amount or detachment, or attempted transfer or detachment or monetization (including, without limitation, in a derivatives transaction) or other transaction having a similar effect, whereby an Eligible Claim is detached from the Subscription Right, Oversubscription Amount or Rights Offering Notes, will be null and void and the Debtors will not treat any purported transferee of the Subscription Rights or any Oversubscription Amount separate from the associated Eligible Claims as the holder of any Subscription Rights or any Oversubscription Amount. Only the Eligible Holder of record as of June 30, 2010 may complete and submit a Subscription Form in order to exercise a Subscription Right and any Oversubscription Amount, and once an Eligible Holder has exercised any of its Subscription Rights or any Oversubscription Amount by properly executing and delivering a Subscription Form to the Debtors or other Person specified in the Subscription Form, such exercise will be binding on any transferee and may only be amended, revoked, rescinded or annulled in the sole discretion of the Debtors or Reorganized Debtors. Only the recipient of a Subsequent Subscription Form may complete and submit a Subsequent Subscription Form in order to exercise a Subscription Right and once an Eligible Holder who has received a Subsequent Subscription Form has exercised any of its Subscription Rights by properly executing and delivering a Subsequent Subscription Form to the Debtors or other Person specified in the Subsequent Subscription Form, such exercise will be binding on any transferee and may only be amended, revoked, rescinded or annulled in the sole discretion of the Debtors or Reorganized Debtors.

Each Eligible Holder must make certain representations to the Debtors and acknowledge and agree to certain certifications and representations regarding these restrictions. The representations include, but are not limited to, the following:

•

that such Eligible Holder is the Eligible Holder, or the authorized signatory of an Eligible Holder, of the Claim and agrees, or such Eligible Holder agrees, to be bound by all the terms and conditions described in the instructions and as set forth in the Subscription Form;

•	by returning the Subscription Form, such Eligible Holder certifies that it recognizes and understands that the rights to subscribe for Rights

Offering Notes are not transferable and the benefit of such rights are not separable from the Eligible Claim with respect to which rights have been granted;

•

such Eligible Holder has not entered, and will not enter prior to the Effective Date of the Plan or the Implementation Date of the CCAA Plan, into any transaction involving a direct or indirect transfer of rights, Eligible Claim or a Rights Offering Note other than through a sale of a Eligible Claim together with the benefit of the rights related thereto; and

•

such Eligible Holder will not accept a distribution of Rights Offering Notes, if at such time, it does not own the Eligible Claim and by accepting a distribution of Rights Notes, it will be deemed to be the owner of the Eligible Claim.

The representations, acknowledgements and agreements are to be made by each Eligible Holder that completes a Subscription Form and are deemed to be made by each Eligible Holder that subscribes through its broker pursuant to an automated subscription process.

7.	Undersubscription; Backstop Commitment Agreement

To guarantee that the Rights Offering raises the funds the Debtors require, the Debtors have entered into the Backstop Commitment Agreement, pursuant to which the Backstop Investors have agreed to purchase, on the Effective Date, (i) any Rights Offering Notes that remain unsubscribed for, i.e., that Eligible Holders do not elect to purchase through the Rights Offering, plus (ii) the amount of the Rights Offering Notes equal to the amount of Escrowed Notes, less (iii) the amount of Rights Offering Notes equal to the Oversubscription Amount exercised by Eligible Holders after taking into account any reduction of the Oversubscription Amount described above. In exchange for this commitment, the Debtors have agreed to pay the Backstop Investors an amount equal to the greater of $15 million and six percent (6%) (payable 50% in cash and 50% in the form of New ABH Common Stock) of the total amount of the Rights Offering on the Effective Date of the Plan (the “Backstop Commitment Payment”). The Backstop Investors may also elect to receive the full amount of the Backstop Commitment Payment in New ABH Common Stock. The Debtors also have agreed to reimburse certain expenses of the Backstop Investors incurred in connection with the transaction.

Under the terms of the Backstop Commitment Agreement, the consent of the Backstop Investors is required with respect to certain events, including, without limitation, certain changes to the Plan. The obligations of the Backstop Investors are subject to the satisfaction or waiver of specified closing conditions, including, without limitation, entry of the Confirmation Order in form and substance reasonably satisfactory to the Backstop Investors, the satisfaction or waiver of the conditions to effectiveness of the Plan and the consummation of the Exit Financing Facilities.

The Backstop Commitment Agreement is terminable if the Rights Offering is not consummated by an outside date of October 15, 2010 (or such later date as set forth in the Backstop Commitment Agreement) and upon certain other events. If the Backstop Commitment Agreement terminates, then, upon certain termination events, the Backstop Investors will be entitled to receive a termination payment, the amount of which depends on the timing of the termination, but which is, in any event, no more than the Backstop Commitment Payment.

The Backstop Commitment Agreement was approved by the Court on June 25, 2010 [Docket No. 2502] and was amended on July 20, 2010. It may be further amended from time to time in accordance with its terms.

The issuance of Unsubscribed Notes to the Backstop Investors is intended to be exempt from Securities Act registration under Section 4(2) of the Securities Act and exempt from any prospectus requirement under Canadian securities laws. The Unsubscribed Notes issued to the Backstop Investors are intended to be eligible for resale under Rule 144A of the regulations promulgated pursuant to the Securities Act. After consummation of the Rights Offering, the Unsubscribed Notes issued to the Backstop Investors may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act or any applicable state laws or pursuant to an effective registration statement under the Securities Act. As discussed below, the Debtors will enter into a registration rights agreement with the Backstop Investors which will, among other things, provide for the registration of the resale of the Unsubscribed Notes. The issuance of Unsubscribed Notes to Eligible Holders on account of exercised Oversubscription Amounts are intended to be exempt from the registration requirements of the Securities Act pursuant to section 1145 of the Bankruptcy Code.

8.	Distribution of Notes

On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors or other applicable Disbursing Agent shall distribute the Rights Offering Notes purchased in a fashion consistent with the distribution provisions of the Plan.

Eligible Holders holding Eligible Claims through DTC or CDS will receive the Rights Offering Notes in the form of beneficial interests in one or more global notes. Eligible Holders holding Eligible Claims other than through DTC or CDS will receive the Rights Offering Notes in the form of one or more certificated notes and such distribution of Rights Offering Notes will be distributed to the person identified in the Claims register maintained by the Claims and Noticing Agent, the Debtors or the Monitor, as applicable as holding the Eligible Claim as of the Distribution Record Date.

Escrowed Notes will be distributed from time to time following the Effective Date when and if an Unresolved Claimholder’s Eligible Claim becomes Allowed. When an Unresolved Claimholder’s Claim is determined to be disallowed, the applicable Escrowed Notes will be released to the Company for cancellation, and the related Subscription Price will be returned to the relevant claimant. Unless otherwise ordered by the U.S. Bankruptcy Court, upon maturity of the Rights Offering Notes, any Escrowed Notes remaining in the Escrow Account at such time will be cancelled, and all interest and other amounts accrued thereon will be returned to the Company. Any remaining Subscription Price (together with any accrued interest thereon) held by the Escrow Agent in respect of Escrowed Notes will also then be returned to the applicable Unresolved Claimholder.

9.	References to Subscription Rights

Unless the context requires otherwise or specifically provides otherwise, all references to a Subscription Right throughout this Disclosure Statement are deemed to include a reference to a right to subscribe for the applicable portion of the Oversubscription Amount, if any.

10.	Ancillary Agreements; Plan Support Agreement

The Backstop Commitment Agreement provides for the execution of certain additional agreements, including a registration rights agreement between ABH and the Backstop Investors.

The Backstop Commitment Agreement also provides for the execution of a plan support agreement (the “Plan Support Agreement”) between the Debtors and the Backstop Investors within two business days of entry of the Disclosure Statement Order, pursuant to which the Backstop Investors will agree to customary support provisions with respect to the Plan and the CCAA Plan. The Plan Support Agreement may be terminated if, among other things, certain milestones are not achieved, including: (a) entry of a Confirmation Order and a Sanction Order reasonably acceptable to a majority of the Backstop Investors by the Bankruptcy Court and the Canadian Court, respectively, on or before the later of (x) October 15, 2010 and (y) the latest date on which the Debtors’ Exit Financing commitments expire; and (b) the Effective Date or the Implementation Date does not occur by December 31, 2010.

In addition, the Plan Support Agreement may be terminated if, as a result of additional claims being allowed against the Debtors, a Backstop Investor’s ultimate recovery is more than five (5) percent lower than such Backstop Investor’s expected recovery as of May 24, 2010 as such recovery is set forth on Exhibit 4 to the Plan Support Agreement, except to the extent that the percentage reduction results from the allowance of such additional claims pursuant to an order of the Bankruptcy Court or the Canadian Court over the Debtors’ objection. Under this provision, if any Debtor settles a claim that results in more than a 5% reduction in the Backstop Investor’s recovery under the Plan, that Backstop Investor may terminate the Plan Support Agreement. In turn, if the Backstop Investor terminates its Plan Support Agreement, that Backstop Investor may terminate its obligations under the Backstop Commitment Agreement.

11.	Auction Process and Certain Related Litigation

Under the terms of the Backstop Commitment Agreement, the Debtors had the right to market test the terms of the Backstop Commitment Agreement and the Rights Offering Notes through a public auction process. Accordingly, on June 9, 2010, the Debtors filed a motion seeking approval of proposed auction procedures and certain bid protections that would be paid to the Backstop Investors if, for example, they were outbid at an auction, and granting certain related relief (the “Backstop Approval Motion”)

In connection with the auction procedures, the Debtors also sought approval of an agreement by the Debtors and the Creditors Committee to release Fairfax Financial Holdings Limited (together with its affiliated entities, “Fairfax”) (a Backstop Investor and the holder of those certain 8.00% Convertible Notes) from a potential fraudulent transfer avoidance action arising out of a guaranty (the “8.00% Convertible Notes Guaranty”) provided by Bowater in connection with the issuance of the 8.00% Convertible Notes (the “Fairfax Release”). As set forth in detail in Article V.Q below, while the Debtors have concluded that the 8.00% Convertible Notes Guaranty is valid and enforceable, certain parties contend that it constitutes a fraudulent transfer avoidable under section 548(a)(1)(B) of the Bankruptcy Code and/or other applicable law. The countervailing views of the 8.00% Convertible Notes Guaranty, along with many other issues that could impact the allocation of value among the Company’s unsecured creditors under the Plan and the CCAA Plan, were considered as part of the global settlement that was reached among the Debtors, the Creditors Committee and the Ad Hoc Unsecured Noteholders Committee in agreeing to support the Plan and the CCAA Plan.

Wilmington Trust, as the successor indenture trustee for the 7.95% Notes issued by BCFC, and certain holders of those notes, Aurelius Capital Management, LP (“Aurelius”) and Contrarian Capital Management, LLP (“Contrarian” together with Aurelius, the “Minority Noteholders” and, together with Wilmington Trust, solely in its capacity as successor indenture trustee for the 7.95% Notes, and Aurelius, the “BCFC Noteholder Parties”), objected to the Fairfax Release on the basis that, among other things, the Fairfax Release would impermissibly release a potentially valuable claim of Bowater to the detriment of Bowater’s creditors. Wilmington Trust is a member of the Creditors Committee and solely in that capacity, and not on behalf of the holders of the 7.95% Notes, participated in Plan negotiations. The Minority Noteholders did not participate in Plan negotiations. Hearings were held before the Bankruptcy Court on June 11, 2010 and June 17, 2010, at which substantial testimony was given regarding the Fairfax Release, the Debtors’ investigation of, and views concerning, the 8.00% Convertible Notes Guaranty, the need for the Rights Offering, and other related matters.

On June 18, 2010, the Bankruptcy Court ruled that it would not approve the Fairfax Release in the context of the Backstop Approval Motion, but would consider the Fairfax Release in the context of Plan confirmation. Based on that ruling, the Debtors, the Creditors Committee and the Backstop Investors entered into a stipulation providing that, inter alia, neither the Debtors nor the Creditors Committee would seek to challenge the 8.00% Convertible Notes Guaranty Claims unless and until confirmation is denied by the Bankruptcy Court (the “Stipulation”).

On June 22, 2010, the Bankruptcy Court entered an order approving the Debtors’ proposed auction procedures and the Stipulation. [Docket No. 2452]. In accordance with the Stipulation, the Plan treats the 8.00% Convertible Notes Guaranty Claim as an Allowed Claim in full, but does not otherwise provide for a release in favor of Fairfax in its capacity as holder of the 8.00% Convertible Notes.

Pursuant to the Bankruptcy Court’s order, the Debtors were to conduct an auction concerning the terms of the Backstop Commitment Agreement and the Rights Offering Notes if the Debtors received one or more qualified competing bids. However, the Debtors did not receive any qualified competing bids. Accordingly, no auction was held and on June 25, 2010, the Debtors sought and obtained an order (over the further objection of the BCFC Noteholder Parties) approving their entry into the Backstop Commitment Agreement with the Backstop Investors. [Docket No. 2502].

G.	Confirmation Hearing

Pursuant to section 1128 of the Bankruptcy Code, the Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan for September 24, 2010 at 10:00 a.m. prevailing Eastern Time before the Honorable Kevin J. Carey, United States Bankruptcy Court, 824 North Market Street, 5th Floor, Wilmington, Delaware 19801 (the “Confirmation Hearing”). The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

Any objection to Confirmation of the Plan must be made in accordance with the requirements of section 1128(b) of the Bankruptcy Code and Bankruptcy Rule 9014 and be filed with the Bankruptcy Court, together with proof of service, and served so that they are received on or before September 13, 2010 at 12:00 p.m., prevailing Eastern Time, by the following parties:

Counsel to the Debtors:

Paul, Weiss, Rifkind, Wharton			Young Conaway Stargatt & Taylor, LLP
& Garrison LLP			The Brandywine Building
1285 Avenue of the Americas			1000 West Street, 17th Floor
New York, New York 10019-6064			P.O. Box 391
Facsimile: (212) 757-3990			Wilmington, Delaware 19801-1037
Attn:	Kelley A. Cornish, Esq.		Facsimile: (302) 571-1253
	Alice Belisle Eaton, Esq.	Attn:	Pauline K. Morgan, Esq.
	Claudia R. Tobler, Esq.		Sean T. Greecher, Esq.
Jacob A. Adlerstein, Esq.

The U.S. Trustee:

Office of the United States Trustee

J. Caleb Boggs Federal Building

844 King Street, Suite 2207

Lock Box 35

Wilmington, Delaware 19801

Facsimile: (302) 573-6497

Attn: David M. Klauder, Esq.

Counsel to the Official Committee of Unsecured Creditors:

Paul, Hastings, Janofsky & Walker LLP	Bayard, P.A.
Park Avenue Tower	222 Delaware Avenue, Suite 900
75 E. 55th Street	Wilmington, Delaware, 19801
New York, New York 10022	Facsimile: (302) 658-6395
Facsimile: (212) 319-4090	Attn: Neil B. Glassman, Esq.
Attn: Luc A. Despins, Esq.

Counsel to Wells Fargo Bank, National Association (as successor to Wachovia Bank, N.A.), as the Bowater Secured Bank Agent:

Morgan Lewis & Bockius LLP	Connolly Bove Lodge & Hutz LLP
101 Park Avenue	1007 North Orange Street
New York, New York 10178-0600	8th Floor
Facsimile: (212) 309-6001	Wilmington, DE 19899
Attn: Richard S. Toder, Esq.	Facsimile: (302) 658-5614
Attn: Jeffrey C. Wisler, Esq.

Counsel to Bank of Nova Scotia, as the BCFPI Secured Bank Agent:

Orrick, Herrington & Sutcliffe LLP	Klehr, Harrison, Harvey,
666 Fifth Avenue	Branzburg & Ellers, LLP
New York, New York 10103-0001	919 Market Street, Suite 1000
Facsimile: (212) 506-5151	Wilmington, Delaware 19801
Attn: Raniero D’Aversa, Jr., Esq.	Facsimile: (302) 426-9193
Attn: Joanne B. Willis, Esq.

Counsel to the Monitor and the Monitor

Allen & Overy LLP	Buchanan Ingersoll & Rooney
1221 Ave of the Americas	The Brandywine Building
New York, NY 10020	1000 West Street, Suite 1410
Facsimile: (212) 610-6399	Wilmington, Delaware 19801
Attn: Ken Coleman, Esq.	Facsimile (302) 552-4295
Attn: Mary F. Caloway, Esq.
Ernst & Young Inc.
800 René-Lévesque Blvd. West
Suite 1900
Montréal, QC, H3B 1X9
Canada
Attn: Alex F. Morrison

II.

OVERVIEW OF THE PLAN

A.	Summary

The Plan contemplates the payment in full in Cash of all Administrative Claims, inclusive of Claims against any of the Debtors arising under section 503(b)(9) of the Bankruptcy Code, and priority claims against the Debtors (subject to permitted installment payments for certain Priority Tax Claims). The Plan also contemplates the repayment in full in Cash of outstanding amounts (if any) and full satisfaction of the Debtors’ post-petition financing facilities. In addition, the Plan provides for the treatment of Allowed Claims against, and Interests in, the Debtors as follows:

•	With respect to the Debtors’ pre-petition secured lenders, payment in full in Cash, or such other treatment to which the parties may agree;

•

With respect to certain Allowed unsecured convenience class claims in an amount less than, or reduced to, $5,000, payment in Cash in an amount equal to the lesser of 50% of (i) $5,000 or (ii) the allowed amount of such claim;

•

With respect to each holder of an allowed unsecured claim, distribution of its pro rata share of the newly issued common stock of Reorganized ABH allocated to the Debtor against which such claim lies and ability to participate in the Rights Offering; and

•	No distributions on account of stock issued by ABH, including claims arising out of or with respect to such stock interests.

B.	Summary of Classification and Treatment of Claims and Interests under the Plan

The following chart summarizes the projected distributions to holders of Allowed Claims against and Interests in each of the Debtors under the Plan. Although every reasonable effort was made to be accurate, the projections of estimated recoveries are only an estimate. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts Allowed by the Bankruptcy Court and in the CCAA Proceedings, as applicable. As a result of the foregoing and other uncertainties which are inherent in the estimates, the estimated recoveries in this Disclosure Statement may vary from the actual recoveries received. In addition, the ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation of the Plan and meet the conditions to Confirmation and effectiveness of the Plan, as discussed in this Disclosure Statement. The recoveries set forth below are projected recoveries only and may change based upon changes in the amount of Allowed Claims as well as other factors related to the Debtors’ business operations and general economic conditions. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Allowed Claims against and Interests in each of the Debtors. Holders of New ABH Common Stock may be subject to dilution as a result of, among other things, the issuance of New ABH Common Stock pursuant to the Company’s 2010 Long-Term Equity Incentive Plan and the conversion by Eligible Holders of Rights Offering Notes into shares of New ABH Common Stock. The issuance of additional shares of New ABH Common Stock, whether as a result of the above or otherwise, may cause recoveries for unsecured creditors to be meaningfully different from the percentage recoveries listed in the table below. This dilution, if any, may also affect the recovery for an Eligible Holder that chooses to not participate in the Rights Offering and may cause such Eligible Holder’s recovery on account of its Eligible Claim to diverge from the recovery percentages listed in the table below. The Debtors urge all Creditors to read the Risk Factors in Article VIII of this Disclosure Statement.

The chart below provides a cumulative summary of the value allocations underlying the Distribution Model for the purpose of illustrating the estimated percentage recoveries under the Plan on account of the New ABH Common Stock allocated to the Debtor entities.

THE DISTRIBUTION MODEL IS BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR THE REORGANIZED DEBTORS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE RANGES REFLECTED IN THE DISTRIBUTIONS OR ESTIMATED RECOVERIES WOULD BE REALIZED IF THE PLAN WERE TO BECOME EFFECTIVE, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS7

Class	Description	Estimated Allowed Claims as of the Effective Date	Treatment	Estimated Recovery[8]

N/A	DIP Facility Claims	$40.00 million	Unimpaired	100%
N/A	Securitization Claims	$136.10 million	Unimpaired	100%
N/A	Administrative Claims	$38.74 million	Unimpaired	100%
N/A	Priority Tax Claims	$0.00 million	Unimpaired	100%
1A – 1HH	Priority Non-Tax Claims	$4.82 million	Unimpaired	100%
2A – 2G	Bowater Secured Bank Claims	$286.80 million	Unimpaired	100%
3A – 3G	BCFPI Secured Bank Claims	$148.17 million	Unimpaired	100%
4A – 4G	ACCC Term Loan Secured Guaranty Claims	$363.50 million	Unimpaired	100%
5A – 5HH	Other Secured Claims	$11.05 million	Unimpaired	100%
6A	Unsecured Claims – AbitibiBowater Inc.	$746.27 million	Impaired	0.8%
6B	Unsecured Claims – AbitibiBowater US Holding 1 Corp.	$0 million	Impaired	0%
6C	Unsecured Claims – AbitibiBowater US Holding LLC	$0.02 million	Impaired	0%
6D	Unsecured Claims – AbitibiBowater Canada Inc.	$6.28 million	Impaired	0%
6E	Unsecured Claims – Abitibi-Consolidated Alabama Corporation	$648.64 million	Impaired	0%
6F	Unsecured Claims – Abitibi-Consolidated Corporation	$656.16 million	Impaired	12.0%

[7]

The estimated recovery is presented for illustrative purposes only. Under the Plan, holders of Claims in Classes 6A through 6HH will receive their Pro Rata Share of New ABH Common Stock attributable to the Debtor against which their Claims lie, in addition to a right to participate in a Rights Offering, if eligible. The Plan does not provide for a fixed percentage recovery. The number and value of shares of New ABH Common Stock distributed to holders of Claims may vary significantly depending on a number of factors, including the number of disputed Claims and other factors related to the Debtors’ business operations and general economic conditions.

[8]

Certain of the Company’s Secured Funded Debt Agreements and Unsecured Notes are guaranteed by one or more of the Debtors or Canadian Debtors. Accordingly, holders of Allowed Claims arising from these debt issuances have claims against multiple Debtors or Canadian Debtors and may be entitled to recoveries from multiple Debtors or Canadian Debtors. To avoid payments in excess of such holders’ Allowed Claims, subject to the provisions of the Plan and the CCAA Plan, the actual distributions to holders of such Allowed Claims may come from one or more of the liable Debtors or Canadian Debtors and, with respect to any distribution from a particular Debtor or Canadian Debtor, may be less than the estimated percentage recovery set forth in this table.

Class	Description	Estimated Allowed Claims as of the Effective Date	Treatment	Estimated Recovery[8]

6G	Unsecured Claims – Abitibi-Consolidated Finance LP	$7.98 million	Impaired	100%
6H	Unsecured Claims – Abitibi Consolidated Sales Corporation	$791.23 million	Impaired	23.4%
6I	Unsecured Claims – Alabama River Newsprint Company	$309.63 million	Impaired	0.4%
6J	Unsecured Claims – Augusta Woodlands, LLC	$648.64 million	Impaired	100%
6K	Unsecured Claims – Bowater Alabama LLC	$161.20 million	Impaired	37.4%
6L	Unsecured Claims – Bowater America Inc.	$21.74 million	Impaired	34.2%
6M	Unsecured Claims – Bowater Canada Finance Corporation	$619.9 million	Impaired	0.9%
6N	Unsecured Claims – Bowater Canadian Forest Products Inc.	$468.22 million	Impaired	36.5%
6O	Unsecured Claims – Bowater Canadian Holdings Incorporated	$0.05 million	Impaired	33.9%
6P	Unsecured Claims – Bowater Canadian Limited	$0.21 million	Impaired	100%
6Q	Unsecured Claims – Bowater Finance Company Inc.	$0.00 million	Impaired	0%
6R	Unsecured Claims – Bowater Finance II LLC	$0.00 million	Impaired	0%
6S	Unsecured Claims – Bowater Incorporated	$2,749.20 million	Impaired	48.4%
6T	Unsecured Claims – Bowater LaHave Corporation	$0.00 million	Impaired	0%
6U	Unsecured Claims – Bowater Maritimes Inc.	$5.40 million	Impaired	20.8%
6V	Unsecured Claims – Bowater Newsprint South LLC	$144.10 million	Impaired	1.1%
6W	Unsecured Claims – Bowater Newsprint South Operations LLC	$152.05 million	Impaired	16.7%
6X	Unsecured Claims – Bowater Nuway Inc.	$0.05 million	Impaired	100%
6Y	Unsecured Claims – Bowater Nuway Mid-States Inc.	$0.54 million	Impaired	18.5%
6Z	Unsecured Claims – Bowater South American Holdings Incorporated	$0.00 million	Impaired	0.0%
6AA	Unsecured Claims – Bowater Ventures Inc.	$0.00 million	Impaired	0.0%
6BB	Unsecured Claims – Catawba Property Holdings, LLC	$0.00 million	Impaired	0.0%
6CC	Unsecured Claims – Coosa Pines Golf Club Holdings LLC	$0.04 million	Impaired	100%

Class	Description	Estimated Allowed Claims as of the Effective Date	Treatment	Estimated Recovery[8]

6DD	Unsecured Claims – Donohue Corp.	$649.48 million	Impaired	28.4%
6EE	Unsecured Claims – Lake Superior Forest Products Inc.	$0.003 million	Impaired	53.1%
6FF	Unsecured Claims – Tenex Data Inc.	$0.00 million	Impaired	0.0%
6GG	Unsecured Claims – ABH LLC 1	$0.00 million	Impaired	0.0%
6HH	Unsecured Claims – ABH Holding Company LLC	$0.00 million	Impaired	0.0%
7A – 7HH	Convenience Claims	$TBD	Impaired	the lesser of 50% of (i) $5,000 or (ii) the Allowed amount of such Claim
8A – 8HH	Intercompany Claims and Intercompany Interests	N/A	Impaired	N/A
9A – 9HH	Common Stock Claims and Interests	N/A	Impaired	0.0%

III.

COMPANY BACKGROUND

A.	General

ABH is incorporated in Delaware and headquartered in Montreal, Quebec. The Company is the world’s largest producer of newsprint by capacity and one of the largest publicly traded forest products company in the world. Employing approximately 11,900 people, the Company realized sales of approximately $4.4 billion in 2009. Its total assets and liabilities were approximately $7.0 billion and $9.5 billion, respectively, as of March 31, 2010. Through its subsidiaries, ABH manufactures newsprint, coated and specialty papers, market pulp and wood products. The Company operates pulp and paper manufacturing facilities in Canada, the United States and South Korea and wood products facilities in Canada.

The Company manufactures approximately six million metric tons annually of a broad range of mechanical-based printing papers – newsprint, coated mechanical and uncoated mechanical specialty papers. These products are sold to leading publishers, commercial printers and advertisers. The Company also sells pulp that is not used in the production of its newsprint, coated and specialty printing papers to paper, tissue and toweling manufacturers who do not have a sufficient supply of pulp for their own needs. The Company is involved in the recovery of old paper, which fulfills part of its recycled fiber needs. The Company also operates sawmills with capacity of approximately three billion board feet of lumber annually and provide a source of residual wood chips that it uses to manufacture pulp and paper. The Company also operates remanufacturing and engineered wood facilities. Its wood products are sold to a diversified group of customers, including large retailers, buying groups, distributors, wholesalers and industrial accounts.

To produce the Company’s pulp and paper products, the Company owned or operated, as of March 31, 2010 and excluding facilities it had permanently closed as of such date, 22 pulp and paper mills, 20 of which are located in eastern North America. Mills outside of eastern North America included a newsprint mill in the state of Washington for which the Company is the managing partner and a newsprint mill in South Korea that provides access to the growing Asian markets.

The Company’s North American manufacturing facilities are located near key domestic markets, and many have access to export markets. They are supported by approximately 40 million acres of timberland. The Company owns or leases 815,000 acres principally in Canada but also in the southeastern United States. The Company also has long-term contractual cutting rights on approximately 39.8 million acres on government owned land in Canada.

B.	Corporate Structure

1.	History

ABH was created by the combination of two North American leaders in the forest and wood products industry, Bowater Incorporated and Abitibi-Consolidated Inc. Specifically, on October 29, 2007, pursuant to that certain Combination Agreement and Plan of Merger dated as of January 29, 2007, ACI and Bowater combined (the “Merger”) in an all-stock merger of equals to create ABH. The Merger was effected under both Delaware law and pursuant to section 192 of the Canada Business Corporations Act.

Since the Merger, as a general matter, Bowater Incorporated and its former subsidiaries and Abitibi-Consolidated Inc. and its former subsidiaries have retained distinct identities within the corporate enterprise for cash flow and finance purposes. Both groups maintain separate accounting systems capable of tracking cash flows within the Abitibi/D-Corp Companies and Bowater Companies, respectively.

Operationally, however, the Abitibi/D-Corp Companies’ and Bowater Companies’ interests are united in an integrated and co-dependent business relationship. The Company has realized meaningful efficiencies from the Merger and continues to rationalize its operations. Thus, for example, a centralized sales team sells products manufactured at any of the Company’s North American facilities on behalf of the entire Company. Similarly, a centralized procurement and logistics team supports the Company’s manufacturing and shipping and warehousing needs.

ABH itself functions as a holding company with no independent operations. It principally conducts its business through four direct subsidiaries: Bowater,

Bowater Newsprint South LLC (“Newsprint South”), ACI, and AbitibiBowater U.S. Holding LLC (“U.S. Holding”). Bowater and its former subsidiary, Newsprint South, and their direct and indirect subsidiaries, including BCFPI, make up the Bowater Companies, the historic Bowater operations. U.S. Holding functions as the holding company for Donohue Corporation (“Donohue”) and Donohue’s direct and indirect subsidiaries (collectively, the “Donohue Group”), which together with ACI and its direct and indirect subsidiaries make up the Abitibi/D-Corp Companies.

2.	Abitibi/D-Corp Companies

Prior to the Merger, ACI was the 8th largest publicly traded pulp and paper manufacturer in the world with roots tracing back to 1914. It resulted from the 1997 amalgamation of Abitibi-Price Inc. (incorporated in 1914) and Stone-Consolidated Corporation (itself the result of a merger with Rainy River Forest Products Inc., incorporated in 1941) under the Canada Business Corporations Act. ACI principally produced and marketed newsprint and commercial printing papers. It also manufactured and marketed wood products and in 2007, prior to the Merger, had ownership interests in 20 sawmills, four remanufacturing facilities, and two engineered wood facilities in Canada having a total annual production capacity of over 2.1 billion board feet.

In 2000, ACI acquired Donohue, a major Canadian integrated forest products company engaged in forest management and in the manufacturing and sale of newsprint, specialty papers, market pulp and wood products with mills located in Quebec, Ontario, British Columbia and Texas. Donohue became a direct subsidiary of AbitibiBowater U.S. Holding LLC (itself a direct subsidiary of ABH) in 2008 as part of the Company’s restructuring efforts. The Donohue Group owns paper production and manufacturing facilities in the United States, operates the Company’s recycling operations, and is involved with the Company’s securitization facility. The Donohue Group principally operates in the U.S. and does not have any Canadian subsidiaries or significant Canadian assets. It owns Abitibi-Consolidated Corporation through which the Company conducts its North American recycling operations.

3.	Bowater Companies

Prior to the Merger, Bowater was one of the largest publicly traded pulp and paper manufacturers in the world. Incorporated in Delaware in 1964 and in operation since 1938, Bowater was a leading producer of newsprint and coated mechanical papers as well as uncoated mechanical papers, bleached kraft pulp, and lumber products. In 1998, Bowater acquired Avenor Inc., an important Canadian integrated forest products company headquartered in Montreal, Quebec. The acquisition added the Dalhousie, New Brunswick; Gatineau, Quebec; Maniwaki, Quebec; Thunder Bay, Ontario; and Usk, Washington mills to Bowater’s operations. In 2001, Bowater acquired Alliance Forest Products Inc., also headquartered in Montreal, Quebec, adding 10 Canadian sawmills, the Coosa Pines, Alabama, and the Donnacona and Dolbeau, Quebec paper mills to Bowater’s operations.

4.	Joint Ventures

Several of the Company’s subsidiaries, including some of the Debtors, operate production facilities that are jointly owned with third parties (collectively, the “Joint Ventures”). The Debtors participate in the following Joint Ventures in the United States and Canada: (a) Augusta Newsprint Company; (b) Calhoun Newsprint Company; (c) Ponderay Newsprint Company; and (d) Bowater Mersey Paper Company Limited. None of the Joint Ventures filed for relief under the Bankruptcy Code or the CCAA.

(a)	Augusta Newsprint Company

Augusta Newsprint Company (“Augusta Newsprint”) operates a newsprint mill in Augusta, Georgia. ABH’s indirect subsidiary, Abitibi Consolidated Sales Corporation (“ACSC”), and an unrelated third party, Augusta Newsprint Inc., an indirect subsidiary of The Woodbridge Company Limited (together with its affiliates and related entities “Woodbridge”), own 52.5% and 47.5% of its partnership interests, respectively. ACSC manages the facility. Pursuant to the governing agreements, Augusta Newsprint sells 100% of its product to ACSC at arm’s length market-determined rates, but otherwise operates as an independent company with its own employees and accounting systems.

(b)	Calhoun Newsprint Company

Calhoun Newsprint Company (“Calhoun Newsprint”) functions as an ownership vehicle for The Herald Company’s 49% interest in certain assets located at the Company’s Calhoun, Tennessee operations. Bowater, through its direct subsidiary Bowater Nuway Inc., owns Calhoun Newsprint’s remaining equity. Bowater manages the facility and owns all of the other assets at the Calhoun site. Pulp, other raw materials, labor and other manufacturing services are transferred between the Company and Calhoun Newsprint pursuant to agreed-upon pricing arrangements.

(c)	Ponderay Newsprint Company

Ponderay Newsprint Company (“Ponderay”) owns and operates a paper mill in Usk, Washington. Ponderay is an unconsolidated partnership; Bowater’s indirect subsidiary, Lake Superior Forest Products Inc., holds a 40% partnership interest in Ponderay and also acts as its managing partner. Several unaffiliated third parties own portions of Ponderay’s remaining 60% partnership interest (collectively, the “Ponderay Non-Bowater Partners”). Pursuant to a management agreement between Bowater and Ponderay, Bowater manages the day-to-day operations of the Ponderay mill, and uses its sales force to sell the mill’s product that is not otherwise committed under existing agreements. Ponderay otherwise operates as an independent self-sufficient venture and sells an important portion of its product to the Ponderay Non-Bowater Partners.

(d)	Bowater Mersey Paper Company Limited

Bowater Mersey Paper Company Limited (“Mersey”) is located in Liverpool, Nova Scotia and is owned 51% by Bowater Canadian Limited and 49% by the Daily Herald Company, a wholly-owned subsidiary of the Washington Post Company. Mersey owns a newsprint mill that the Debtors manage.

5.	Foreign Operations

The Company has operations in the United States, Canada and Asia. It previously conducted its European business through Bridgewater Paper Company Limited (UK) (“BPCL”), a company constituted under the laws of England and Wales. On February 2, 2010, BPCL filed for administration in the United Kingdom pursuant to the United Kingdom Insolvency Act 1986, as amended (the “BPCL Administration”). BPCL’s board of directors appointed Ernst & Young Inc. as joint administrators for the BPCL Administration, whose responsibilities are to manage the affairs, business and assets of BPCL. The Company lost control over or the ability to influence BPCL’s operations upon the filing for administration. BPCL’s joint administrators recently announced the sale of the paper plant and all related machinery and equipment and operations ceased shortly after filing for administration. The Company now conducts its European sales operations through ACI, BCFPI and Bowater.

The Company also owns and operates, through its indirect subsidiary Bowater Korea Ltd., the Mokpo newsprint mill in Mokpo, Korea. The Mokpo mill sells products primarily to customers in Asia.

6.	QSPEs

In connection with certain timberland sales transactions in 2002 and prior years, Bowater received a portion of the sale proceeds in notes receivable from institutional investors. To increase their liquidity, Bowater monetized those notes receivable using qualified special-purpose entities (“QSPEs”). The QSPEs are not consolidated in the Company’s financial statements and their business purpose relates strictly to the monetization of the timberland notes. None of the QSPEs has filed for bankruptcy protection in the United States or Canada, and are restricted by their formation documents from doing so.9

C.	Operations

1.	Facilities and Products

The Company manages its business along product lines. Its reportable segments are newsprint, commercial printing papers (i.e., coated and specialty papers), market pulp and wood products. In general, the Company’s products are globally-traded commodities and are marketed in more than 90 countries. Pricing and the level of shipments of these products is and will continue to be influenced by the balance between

[9]	The commencement of the Chapter 11 Cases, however, constituted an event of default under the note purchase agreements for certain of the QSPEs.

supply and demand as affected by global economic conditions, changes in consumption, the level of customer and producer inventories and fluctuations in currency exchange rates.

(a)	Newsprint

The Company owns or operates 12 newsprint facilities in North America and South Korea. The Company is the largest producer of newsprint in the world by capacity, with worldwide capacity of approximately 3.3 million metric tons excluding indefinitely idled mills, or approximately 9% of worldwide capacity. The Company’s North American capacity of approximately 3.1 million metric tons represented approximately 37% of North American capacity in 2009.

The Company supplies leading publishers in more than 90 countries with top-quality newsprint, including products made of up to 100% recycled fiber and distributes its newsprint by rail, truck and ship. The Company’s North American newsprint is sold directly by its regional sales offices. Export markets are serviced primarily through its international offices located in or near the markets the Company supplies or through international agents. In 2009, approximately 45% of the Company’s total newsprint shipments were to markets outside of North America.

(b)	Coated Papers

The Company produces coated paper at one facility in North America and is one of the largest producers of coated mechanical paper in North America, with a capacity of approximately 658,000 metric tons in 2009, or approximately 15% of North American capacity in 2009. The Company’s coated papers are used in magazines, catalogs, books, retail advertising, direct mail and coupons. The Company sells coated papers to major commercial printers, publishers, catalogers and retailers. The Company distributes coated papers by truck and rail, and services export markets primarily through international agents.

(c)	Specialty Papers

The Company produces specialty papers at 11 facilities in North America. It is one of the largest producers of specialty papers, including supercalendered, superbright, high bright, bulky book and directory papers in North America, with a capacity of approximately 1.8 million metric tons in 2009, excluding indefinitely idled mills, or approximately 36% of North American capacity. The Company’s specialty papers are used in books, retail advertising, direct mail, coupons and other commercial printing applications. The Company distributes specialty papers by truck and rail, and services export markets primarily through international agents.

(d)	Market Pulp

Wood pulp is the most common material used to make paper. Pulp shipped and sold as pulp - as opposed to being processed into paper in the same facility - is commonly referred to as market pulp. In 2009, the Company produced approximately 1.1 million metric tons of market pulp at five facilities in North America, which represented about 7% of North American capacity. Market pulp is used to make a range of consumer products including tissue, packaging, specialty paper products, diapers and other absorbent products. North American market pulp sales are made through regional sales offices, while export sales are made through international sales agents local to their markets. Market pulp is distributed by truck, rail and ship.

(e)	Wood Products

The Company operates 18 sawmills in Canada that produce construction-grade lumber sold in North America. The Company also operates six facilities in Canada that remanufacture or engineer wood for greater strength for specialized applications such as bedding components, roofing and flooring material, and other products. The Company also sells pulpwood, sawtimber and woodchips to customers located in Canada and the United States.

2.	Energy Assets

Steam and electrical power are the primary forms of energy used in pulp and paper production. Process steam is produced in boilers using a variety of fuel sources. All of the Company’s mills produce 100% of their own steam requirements, except the Company’s Iroquois Falls mill, which purchases its steam from third-party suppliers. In 2009, the Company’s Alma, Calhoun, Catawba, Coosa Pines, Fort Frances, Gatineau, Iroquois Falls, Kenogami, Mersey and Thunder Bay operations collectively consumed approximately 26% of their electrical requirements from internal sources, notably on-site cogeneration and hydroelectric stations. The balance was purchased from third parties. As of December 31, 2009, the Company operated seven cogeneration power plants in North America, and six of these sites generate “green energy” from carbon-neutral biomass. In addition, the Company uses alternative fuels such as methane from landfills, used oil, tire-derived fuel and black liquor to reduce consumption of virgin fossil fuel.

The Company’s hydroelectric facilities include: Hydro Saguenay (seven installations), Fort Frances (three installations), Kenora (two installations) and Iroquois Falls (three installations), and represent an aggregate capacity of approximately 300 Megawatts. The Hydro Saguenay facilities, located in the province of Quebec, are 100% owned by the Company and the others, located in the province of Ontario, are partly owned through the Company’s 75% interest in ACH LP. The water rights agreements in respect of these facilities typically vary from 10 to 50 years and are generally renewable, under certain conditions, for additional terms. In certain circumstances, water rights are granted without expiration dates. In some cases, the agreements are contingent on the continued operation of the related paper mill and a minimum level of capital spending in the region.

3.	Recycling

The Company is among the largest recyclers of newspapers and magazines in the world. It has a number of recycling plants that utilize advanced mechanical and chemical processes to manufacture high quality pulp from a mixture of old newspapers and old magazines (“Recovered Paper”). The resulting products, which include recycled fiber newsprint and uncoated specialty paper, are comparable in quality to paper produced with 100% virgin fiber pulp. In 2009, the Company used 1.7 million metric tons of Recovered Paper worldwide, the average de-inking yield in its recycling facilities was approximately 78% and its recycled fiber content in newsprint averaged 39%. In 2009, the Company’s North American recycling division collected or purchased 1.3 million metric tons of Recovered Paper. The Company’s trademarked Paper Retriever® program collects recovered fiber through a combination of community drop-off containers and recycling programs with businesses and commercial offices.

The Company conducts its North American recycling operations primarily through Abitibi-Consolidated Corp. (“ACC”). ACC operates its recycling programs in Arlington, Houston and San Antonio, Texas, as well as in twenty other major metropolitan areas across North America.

4.	Recent Operational Restructuring Initiatives

Since the fourth quarter of 2007, the Company has experienced significant recurring losses and negative operating cash flows, and has taken numerous actions to mitigate these losses and negative cash flows, including, among other things: (i) the permanent closures and indefinite idling of certain non-profitable facilities, as well as market-related downtime at other facilities, to reduce production, (ii) the idling of more than 50% of the Company’s lumber production and the consolidation of certain of the Company’s wood products operations in Eastern Canada, which materially improved the Company’s cost competitiveness and reduced its loss on the business as the business segment continues to be challenged by severe economic conditions and (iii) the successful implementation in 2008 of price increases in newsprint, coated papers, specialty papers and market pulp.

However, there was a precipitous decline in demand for all of the Company’s products and a corresponding decline in selling prices starting in the fourth quarter of 2008, which continued in 2009 as a result of the global economy and weakness in the North American market. In response to these conditions, the Company announced several actions in the fourth quarter of 2008, including: the permanent closure of the Company’s Grand Falls newsprint mill, representing 205,000 metric tons annually; the indefinite idling of the Company’s Alabama River newsprint mill, representing 265,000 metric tons annually; the immediate idling of two paper machines at the Company’s Calhoun facility, representing 230,000 metric tons of capacity, including 120,000 metric tons of newsprint and 110,000 metric tons of specialty grades; and rotating monthly downtime at the Company’s other facilities across the organization until market conditions improved.

Market and pricing conditions continued to worsen subsequent to the Petition Date for most of the Company’s paper grades. Therefore, in response to these continued declining conditions and in developing the Company’s cross-border comprehensive restructuring plan, it took the following actions: the Company’s Dolbeau facility was effectively idled since July 7, 2009, representing 244,000 short tons of specialty papers annually; the Company announced the indefinite idling of two newsprint machines at its Thunder Bay facility effective August 21, 2009, representing 392,000 metric tons annually, one of which was restarted in February 2010; and in August 2009, the Company announced that it would continue to work on selling, general and administrative (“SG&A”) austerity measures with a target reduction of approximately $100 million on an annualized basis, as compared to 2008. The SG&A reduction efforts included, among other items, a 25% corporate headcount reduction and the suspension of 2009 incentive compensation plans, including special equity awards.

In September 2009, the Company announced its intent to implement further production curtailments by indefinitely idling (either immediately or by October 31, 2009) certain additional non-profitable facilities and machines, including: the Company’s Beaupre paper mill, representing 241,000 metric tons of specialty papers annually; a specialty paper machine at the Company’s Fort Frances facility, representing 70,000 metric tons annually; a newsprint machine at the Company’s Clermont facility, representing 130,000 metric tons annually; and a newsprint machine at the Company’s Coosa Pines paper mill, representing 170,000 metric tons annually. In March 2010, the Company announced the indefinite idling of one of its newsprint machines at the Company’s Thorold facility, effective April 12, 2010, representing approximately 207,000 metric tons of newsprint annually. On May 17, 2010, the Company announced the indefinite idling of its Gatineau, Quebec facility effective immediately, representing 358,000 metric tons annually.

D.	The Debtors’ Prepetition Capital Structure

1.	ABH Indebtedness

ABH issued the 8.00% Convertible Notes in the principal amount of $350 million, which are guaranteed by Bowater. As of the Petition Date, the total outstanding amount, including capitalized and accrued and unpaid interest, under the 8.00% Convertible Notes was approximately $387.3 million.

2.	Bowater Companies’ Indebtedness

(a)	Secured Bank Facilities

(i)	Bowater Secured Credit Agreement

Bowater is party to that certain Credit Agreement dated as of May 31, 2006 among Bowater, Newsprint South, Bowater Alabama LLC, and Bowater Newsprint South Operations LLC, as borrowers (the “Bowater U.S. Borrowers”), the lenders from time-to-time party thereto (the “Bowater Prepetition Secured Lenders”), and the Bowater Secured Bank Agent (as amended from time to time and together with all collateral, security and other ancillary documents, the “Bowater Secured Credit Agreement”). The Bowater Secured Credit Agreement is guaranteed by ABH and certain wholly owned U.S. subsidiaries of Bowater. The total principal amount outstanding under the Bowater Secured Credit Agreement, including the Bowater Secured Bank Letters of Credit, was approximately $272 million as of the Petition Date.

The Debtors estimate that the Allowed amount of the Bowater Secured Bank Claims as of the Effective Date (assuming an Effective Date of October 1, 2010) will be approximately $286,801,231.31 million, which includes $271,604,813.44 in principal under the Revolving Credit Loan and the issued Letters of Credit (as each is defined in the Bowater Secured Bank Documents) and $10,125,149.02 in interest (including default rate interest plus non-default interest on principal for the month of September and on Letters of Credit for the three month period ended September 30, 2010), plus approximately $5,071,268.85, comprising all other amounts on account of Obligations (as such term is defined in the Bowater Secured Bank Documents) under the Bowater Secured Bank Documents and as further set forth in Section 2.9 of the Plan, which assumes that the Debtors have made all other interest, fee, and other adequate protection payments that are required under the DIP Facility Order. However, the foregoing amount is only an estimate and the ultimate Allowed amount of the Bowater Secured Bank Claims may be higher if, among other reasons, the Effective Date is delayed or payment of the Bowater Secured Bank Claim is delayed (or there is outstanding on such date additional interest or fees or other adequate protection payments due and owing under the DIP Facility Order). Obligations (as such term is defined in the Bowater Secured Bank Documents) and the Allowed amount of the Bowater Secured Bank Claims are amounts for principal, interest, letter of credit reimbursement obligations, hedging obligations, letter of credit fees and commissions, issuer fees, obligations owing in connection with cash management arrangements, professional fees and expenses incurred and payable, other costs, fees and expenses incurred by the Bowater Secured Bank Agent and all indemnification claims, in each case, under the Bowater Secured Bank Documents, but does not include any make-whole payment or prepayment penalty or prepayment premium.

The Bowater Secured Credit Agreement is secured by: (a) the inventory, accounts receivable, deposit accounts, and certain other current assets of certain of the Bowater U.S. Borrowers and certain other subsidiaries of Bowater that are guarantors, (b) pledges of 65% of the stock of certain of Bowater’s foreign subsidiaries, (c) pledges of the stock of Bowater’s U.S. subsidiaries that do not own mills or converting facilities, (d) pledges of the equity interests in Newsprint South’s subsidiaries, and (e) the real property, fixtures and equipment relating to the Coosa Pines, Alabama and Grenada, Mississippi mills.

(ii)	BCFPI Secured Credit Agreement

Bowater Canadian Forest Products Inc. (“BCFPI”) is party to that certain Credit Agreement dated May 31, 2006 among BCFPI, as borrower, the Bowater U.S. Borrowers and certain direct and indirect subsidiaries of ABH, as guarantors, the lenders from time-to-time party thereto (the “BCFPI Prepetition Secured Lenders” and together with the Bowater Prepetition Secured Lenders, the “Bowater Companies’ Prepetition Secured Lenders”), and the BCFPI Secured Bank Agent (as amended from time to time and together with all collateral, security and other ancillary documents, the “BCFPI Secured Credit Agreement”). The total principal outstanding amount under the BCFPI Secured Credit Agreement was approximately $128 million as of the Petition Date.

The Debtors estimate that the Allowed amount of the BCFPI Secured Bank Claims as of the Effective Date (assuming an Effective Date of October 1, 2010 and an exchange rate from Canadian to United States Dollars of CAD$ 1.0309 to USD $1.00 on such date) will be approximately $148,174,874.30, which includes approximately $131,392,427.82 in principal, $6,019,916.49 in interest (including default rate interest), $9,762,530 of reimbursement obligations for BCFPI Secured Bank Letters of Credit plus approximately $1,000,000 for reasonable professional fees and all other Obligations (as such term is defined in the BCFPI Secured Bank Documents) under the BCFPI Secured Bank Documents. However, the ultimate Allowed amount of the BCFPI Secured Bank Claims may be higher than this estimate if, among other reasons, the exchange rate between Canadian and United States Dollars is not CAD $1.0309 to USD $1.00, the Effective Date is delayed or payment of the BCFPI Secured Bank Claim is delayed (or there is outstanding on such date interest or fees or other adequate protection payments due and owing under the DIP Facility Order). The Debtors acknowledge that the Debtors, the Creditors Committee and the BCFPI Secured Bank Agent reserve all rights with respect to determining the ultimate Allowed amount of such claims, provided that any dispute with respect to the Allowed amount shall be resolved in accordance with the Cross-Border Claims Reconciliation Protocol. Obligations (as such term is defined in the BCFPI Secured Bank Documents) and the Allowed amount of the BCFPI Secured Bank Claims are amounts for principal, interest, letter of credit reimbursement obligations, hedging obligations, letter of credit fees and commissions, issuer fees, obligations owing in connection with cash management arrangements, professional fees and expenses incurred and payable, other costs, fees and expenses incurred by the BCFPI Secured Bank Agent and all indemnification claims, in each case, under the BCFPI Secured Bank Documents, but does not include any make-whole payment or prepayment penalty or prepayment premium.

Collateral securing the BCFPI Credit Agreement includes, but is not limited to: (a) the inventory, accounts receivable, deposit accounts, and certain other current assets of BCFPI and certain guarantors, (b) the real property, equipment and fixtures relating to the Coosa Pines, Alabama and Grenada, Mississippi paper mills, (c) the real property, equipment and fixtures of BCFPI located in Gatineau, Quebec, Dolbeau, Quebec and Thunder Bay, Ontario, and (d) the equity interest of Bowater’s South Korean subsidiary (which owns Bowater’s Mokpo mill).

(b)	Unsecured Debt

Bowater is the borrower under the following five separate series of unsecured notes:

•	(i) 9.0% Debentures with a total outstanding amount as of the Petition Date of approximately $252.7 million;

•	(ii) Floating Rate Notes (2010) with a total outstanding amount as of the Petition Date of approximately $235.3 million;

•	(iii) 9.50% Debentures with a total outstanding amount as of the Petition Date of approximately $130.9 million;

•	(iv) 6.5% Notes with a total outstanding amount as of the Petition Date of approximately $408.1 million; and

•	(v) 9.375% Debentures with a total outstanding amount as of the Petition Date of approximately $205.7 million.

Furthermore, Bowater is an obligor under the following loan agreements relating to various industrial revenue bonds:

•	(i) 7.40% Revenue Bonds (2010) Loan Agreement with a total outstanding amount as of the Petition Date of approximately $3.3 million;

•	(ii) 7.40% Revenue Bonds (2022) Loan Agreement with a total outstanding amount as of the Petition Date of approximately $40.6 million;

•	(iii) 7.625% Revenue Bonds Loan Agreement with a total outstanding amount as of the Petition Date of approximately $30.2 million;

•	(iv) 7.75% Revenue Bonds Loan Agreement with a total outstanding amount as of the Petition Date of approximately $62.2 million; and

•	(v) Floating Rate Revenue Bonds (2029) Loan Agreement with a total outstanding amount as of the Petition Date of approximately $33.5 million.[10]

[10]	The Floating Rate Revenue Bonds (2029) are secured to the extent of a letter of credit issued under the Bowater Secured Credit Agreement.

In addition, Bowater Newsprint South Operations LLC is a borrower under the UDAG Loan with the City of Grenada, Mississippi, in the original principal amount of $8.5 million, of which approximately $4.7 million was outstanding as of the Petition Date.

BCFPI is the borrower under the following five separate series of unsecured notes:

•	(i) 10.26% Senior Notes (Series D) with a total outstanding amount as of the Petition Date of approximately $4.5 million;

•	(ii) 10.50% Senior Notes (Series B) with a total outstanding amount as of the Petition Date of approximately $21.1 million;

•	(iii) 10.60% Senior Notes (Series C) with a total outstanding amount as of the Petition Date of approximately $71.9 million;

•	(iv)10.625% Senior Notes (Series A) with a total outstanding amount as of the Petition Date of approximately $2.8 million; and

•	(v) 10.85% Debentures with a total outstanding amount as of the Petition Date of approximately $107.8 million.

Bowater Canada Finance Corporation (“BCFC”), an unlimited liability company organized under the laws of Nova Scotia, is the issuer of the 7.95% Notes and Bowater is a guarantor thereof. The total outstanding amount of the 7.95% Notes as of the Petition Date was approximately $619.9 million. An argument exists that, in the event that BCFC is wound up, Bowater, as BCFC’s sole shareholder, may also be liable pursuant to Nova Scotia law for BCFC’s liabilities, including any amounts owing on account of the 7.95% Notes.

(c)	Certain Guarantees

As noted above, Bowater guaranteed all the obligations related to the 8.00% Convertible Notes issued by ABH and the 7.95% Notes issued by BCFC.

3.	Abitibi/D-Corp Company Indebtedness

(a)	ACCC Term Loan

ACCC is a borrower under that certain Credit Agreement dated April 1, 2008 among ACCC, as borrower, ACI and certain other members of the Abitibi/D-Corp Companies, as guarantors, the lenders from time to time party thereto (the “ACCC Term Loan Lenders”) and the ACCC Term Loan Agent (as amended from time to time and together with all collateral, security and other ancillary documents, the “ACCC Term Loan”). The total principal amount outstanding under the ACCC Term Loan was approximately $346.9 million as of the Petition Date.

The Class 4 Claims shall be Allowed Claims pursuant to the Plan in the principal amount of $346,898,769.39, together with all accrued and unpaid interest (including default rate interest), costs, fees and expenses to the extent provided under the ACCC Term Loan Documents, calculated through and including the date on which the distributions are actually made to the holders of the Class 4 Claims. The Debtors, after consultation with the ACCC Term Loan Agent, estimate that the Allowed amount of the ACCC Term Loan Secured Guaranty Claims as of September 30, 2010 was $363,507,431.77 in the aggregate, comprised of (a) principal in the amount of $346,898,769.39, (b) accrued and unpaid interest (including default rate interest) of $13,839,652.58, and (c) accrued and unpaid costs, fees and expenses (including professional fees and expenses accrued through June 30, 2010) of $2,769,009.80 (all such amounts being net of adequate protection payments made and applied under the Securitization Order through June 30, 2010). The Debtors will also be responsible for payment of any other Obligations (as defined under the ACCC Term Loan Documents), including those arising during the period from July 1, 2010 through the date on which distributions are actually made to the holders of Class 4 Claims. Obligations (as defined under the ACCC Term Loan Documents) and the Allowed amount of the Class 4 Claims are amounts for principal, interest (including default interest), obligations owing in connection with cash management arrangements, professional fees and expenses incurred and payable, other costs, fees and expenses incurred by or payable to the ACCC Term Loan Agent, and indemnification claims, in each case, to the extent provided under the ACCC Term Loan Documents, provided however, that the Obligations (and the Allowed amount of the Class 4 Claims) shall not include any make-whole payment or prepayment penalty or premium. To the extent there is any dispute regarding the calculation of the Allowed amount of Class 4 Claims, the Allowed amount will be determined by the Bankruptcy Court.

Collateral securing the ACCC Term Loan includes, among other things: (a) certain inventory, accounts, and other current assets of ACCC, ACI and the other guarantors; (b) substantially all of the personal property of Donohue and certain other Donohue Group subsidiaries; (c) the pledge of stock or other equity interests of certain of Donohue’s subsidiaries; and (d) real estate and fixtures relating to the Alabama River, Alabama newsprint mill.

(b)	Canadian Secured and Unsecured Notes

ACCC issued the 13.75% Senior Secured Notes pursuant to the 13.75% Senior Secured Notes Indenture and such indebtedness is guaranteed by certain members of the Abitibi/D-Corp Companies.11 The total principal amount outstanding under the

[11]

The collateral securing the 13.75% Senior Secured Notes includes, but is not limited to: (a) real property and fixtures associated with eleven pulp and paper mills located in Canada and the United Kingdom (including the Grand Falls, Newfoundland mill, which has been expropriated by the government of Newfoundland and Labrador); (b) ACCC’s 75% equity interests in each of ACH Limited Partnership and its general partner, Abitibi-Consolidated Hydro Inc.; and (C) equipment and intellectual property of ACCC and the non-U.S. guarantors.

13.75% Senior Secured Notes was approximately $448 million as of the Petition Date. The Debtors did not pledge any collateral to secure the 13.75% Secured Note Guaranty Claims though the 13.75% Senior Secured Notes are secured by collateral pledged by certain of the CCAA Debtors, among others. ACI and ACCC are borrowers or obligors on twelve issuances of unsecured notes (the “ACI and ACCC Notes”). The Debtors are not obligors on any of the ACI and ACCC Notes except the 15.50% Senior Notes, which were guaranteed by, among others, certain entities in the Donohue Group. The total amount outstanding as of the Petition Date under the 15.50% Senior Notes was approximately $305.6 million.

(c)	U.S. Unsecured Notes

In 1999, Abitibi-Consolidated Finance LP issued the 7.875% Notes. The total amount outstanding as of the Petition Date under the 7.875% Notes was approximately $7.9 million. The 7.875% Notes are guaranteed by ACI, and ACCC is a co-obligor.

(d)	Securitization Facility

The Company has historically monetized substantially all of its accounts receivable generated by the Abitibi/D-Corp Companies pursuant to the Securitization Facility. The Securitization Facility enabled the Company to immediately convert the receivables generated by ACI and its United States affiliate, ACSC, to cash. Doing so provided up-front liquidity to the Company and funded the Abitibi/D-Corp Companies’ day-to-day operations.

The Securitization Facility (which, as discussed below, was amended after the Petition Date) operated prepetition substantially as follows: ACI and ACSC originated accounts receivable. As “originators”, ACI and ACSC sold and/or contributed those receivables to a special purpose vehicle, a non-debtor, Abitibi-Consolidated U.S. Funding Corp. (“ACI Funding”) at a discount based upon the outstanding balance on the accounts receivable. ACI Funding paid ACI and ACSC for the receivables using money from (a) collections on the accounts receivable it already owned, and (b) pooling acquired receivables and selling an undivided percentage ownership interest in the pool to Citibank, N.A., the agent under the Securitization Facility (the “Securitization Agent”). Financing available under the Securitization Facility at any time was limited by the outstanding balance of the eligible receivables, the size of the total reserves under the programs, and other factors.

As explained in greater detail below, the Securitization Facility matured within 45 days after the Petition Date (with subsequent short term extensions agreed by the Securitization Agent). On July 1, 2009, the Bankruptcy Court entered a final order approving the amended and restated Securitization Facility, and the grant of adequate protection related thereto. See Article V.C below.

E.	Intercompany Debt

In the normal operations of the Company’s businesses, the Debtors and certain of their non-debtor affiliates engage in various intercompany transactions. Certain receivables and payables among the Debtors and/or the Debtors and non-debtor subsidiaries of ABH are evidenced by intercompany notes. In addition, the Debtors and/or the Debtors and non-debtor subsidiaries of ABH engaged in the ordinary course of business in intercompany trading transactions which give rise to Claims between Debtors and/or Debtors and non-Debtor subsidiaries (together with any obligations arising under any intercompany notes, the “Intercompany Claims”). As a result, on any given date, there are numerous Intercompany Claims that reflect intercompany receivables and payables made and/or accrued in the ordinary course between and among the Debtors and between and among the Debtors and certain of their non-debtor affiliates.

F.	Management of the Debtors

1.	Board of Directors

The Board of Directors of ABH currently consists of twelve members. Ten of the twelve members are independent directors, as defined in the corporate governance standards of the New York Stock Exchange. Set forth below are the directors of ABH as of the date of this Disclosure Statement.

Name

Richard B. Evans	Mr. Evans served on Bowater’s board from 2003 through the Merger. He has been the Company’s chairman since February 2009. He was president and chief executive officer of Alcan Inc. from 2006 until its merger with Rio Tinto Aluminum in October 2007. He then served as executive director of Rio Tinto PLC and Rio Tinto Ltd. from 2007 through 2009. From October 2005 to March 2006, he was chief operating officer of Alcan Inc. and from 1997 to October 2005, he held several executive positions with that company, including executive vice president for aluminum fabrication, Europe; executive vice president for fabricated products, North America; and president of Alcan Aluminum Corporation. Mr. Evans is chairman of the International Aluminum Institute. He also serves on the board of CGI Inc.

Name

John Q. Anderson	Mr. Anderson served on ACI’s board from 2006 through the Merger. He has been a managing director with Fenway Partners Resources, Inc. and its predecessors since 1999 and is chairman and chief executive officer of BigWheel Partners, Inc. Mr. Anderson is chairman of the North American Electric Reliability Corporation.

Jacques Bougie	Mr. Bougie served on ACI’s board from 2004 through the Merger. He was president and chief executive officer of Alcan Inc. from 1993 to 2001. Mr. Bougie serves on the board of Rona Inc.

William E. Davis	Mr. Davis served on ACI’s board of directors from 2003 through the Merger. He was chairman and chief executive officer of Niagara Mohawk Power Corporation from 1993 to 2002 and chairman of National Grid USA and executive director of National Grid (UK) from 2002 to 2003. He serves on the board of CONSOL Energy Inc.

Richard Garneau	Mr. Garneau served as president and chief executive officer of Catalyst Paper Corporation from March 2007 to May 2010. Prior to his tenure at Catalyst, Mr. Garneau was senior vice president for the forest products group of Domtar before assuming the role of executive vice president, operations for the overall company. He also held a variety of roles at Norampac, Copernic.com, Future Electronics, St. Laurent Paperboard, Finlay Forest Industries and Donohue Inc. Upon graduating with a degree in administration from Laval University in Quebec in 1971, Mr. Garneau joined Ernst and Young and remains a member today of the Canadian Institute of Chartered Accountants.

Ruth R. Harkin	Ms. Harkin served on Bowater’s board from 2005 through the Merger. She was senior vice president for international affairs and government relations of United Technologies Corporation from 1997 to 2005. From 1993 to 1997, she was president and chief executive officer of the Overseas Private Investment Corporation. She serves on the board of ConocoPhillips and is a member of the Iowa Board of Regents.

Name

Lise Lachapelle	Ms. Lachapelle served on ACI’s board from 2002 through the Merger. After a 20-year career in the Canadian public service, she served as president of Strategico Inc. from 1993 to 1994 and as president and chief executive officer of the Canadian Pulp and Paper Association from 1994 to 2002. She serves on the boards of Industrial Alliance, Insurance and Financial Services Inc., Russel Metals Inc. and Innergex Power Trust.

Gary J. Lukassen	Mr. Lukassen served on ACI’s board from 2003 through the Merger. He was executive vice president, chief financial officer and a director of Hudson’s Bay Company from 1989 to 2001.

David J. Paterson	Mr. Paterson served on Bowater’s board from 2006, and as chairman from January 2007, through the Merger. He has been the Company’s president and chief executive officer since the Merger and had been president and chief executive officer of Bowater since 2006. He was executive vice president of Georgia-Pacific Corporation in charge of its building products division from 2003 to 2006. At various times from 2000 to 2006, he had been responsible for Georgia-Pacific’s pulp and paperboard division, paper and bleached board division and communication papers division.

Paul C. Rivett	Mr. Rivett was appointed to the board as of April 15, 2008. He has been vice president and chief legal officer of Fairfax Financial Holdings Limited since 2004 and also serves as vice president and chief operating officer of Hamblin Watsa Investment Counsel Ltd. Mr. Rivett was an attorney at Shearman & Sterling LLP in Toronto, Canada, before joining Fairfax in 2004. Mr. Rivett serves on the boards of Mega Brands Inc. and The Brick Group Income Fund.

John A. Rolls	Mr. Rolls served on Bowater’s board from 1990 through the Merger. Mr. Rolls was president and chief executive officer of Thermion Systems International from 1996 to 2007. He was president and chief executive officer of Deutsche Bank North America from 1992 to 1996. Mr. Rolls serves on the board of FuelCell Energy, Inc.

Name

Hon. Togo D. West, Jr.	Secretary West served on Bowater’s board from 2002 through the Merger. He was president and chief executive officer of the Joint Center for Political and Economic Studies from 2004 to 2006 and Of Counsel to Covington & Burling LLP, a law firm, from 2000 to 2004. Secretary West served as U.S. secretary of veterans affairs from 1998 to 2000 and as secretary of the army from 1993 to 1998, during which time he also served as chairman of the Panama Canal Commission. Secretary West is chairman of TLI Leadership Group and serves on the boards of Bristol-Myers Squibb Company, Krispy Kreme Doughnuts, Inc. and FuelCell Energy, Inc.

2.	Executive Officers

Set forth below are the senior executive officers of ABH as of the date of this Disclosure Statement and each officer’s position within ABH.

Name	Position

David J. Paterson	President and Chief Executive Officer

Alain Grandmont	Executive Vice President, Human Resources and Supply Chain

William G. Harvey	Executive Vice President and Chief Financial Officer

Yves Laflamme	Senior Vice President, Wood Products

Pierre Rougeau	Executive Vice President, Operations and Sales

Jacques P. Vachon	Senior Vice President, Corporate Affairs and Chief Legal Officer

3.	Executive Compensation

Compensation for ABH’s current named executive officers (the “NEOs”), as defined in Item 402(a) of Regulation S-K promulgated under the Securities Act, for the fiscal year 2009 is reflected in the summary compensation table set forth below.

Name and Principal Position	Salary	Bonus	Stock Awards[12]	Option Awards[13]	Non-Equity Incentive Plan Compensation[14]	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
David J. Paterson, President & CEO	$900,000	$—	$—	$—	$—	$—	$195,455	$1,095,455
William G. Harvey, Executive Vice President and CFO	425,000	—	—	—	—	67,172	101,393	593,565
Pierre Rougeau, Executive Vice President, Operations and Sales	450,000	—	—	—	—	356,548	118,858	925,406
Alain Grandmont, Executive Vice President, Human Resources and Supply Chain	425,000	—	—	—	—	727,343	18,610	1,170,953
Jacques P. Vachon, Senior Vice President Corporate Affairs & Chief Legal Officer	340,000	—	—	—	—	477,799	13,779	831,578

G.	Compensation and Benefits Programs

1.	Historical Incentive Programs Prior to the Chapter 11 Cases

(a)	Annual Incentive Plans

The Debtors historically have provided market-based, annual incentive bonus opportunities to their management employees pursuant to annual management incentive bonus plans. The annual bonus programs were designed to provide an incentive to management to meet pre-established short-term financial and operational performance objectives. Under the 2008 annual incentive plan, bonus amounts were based on performance metrics, which included operational excellence, cash return on capital employed, operating profit, individual performance, synergy attainment and a financial reduction factor over a 14-month period (from November 1, 2007 to December 31, 2008). In early 2009, on management’s recommendation and in light of the Company’s financial situation and in order to preserve cash usage while the Company attempted to refinance its significant indebtedness, the Board of Directors’ Human Resources and Compensation Committee (the “HRCC”) exercised its discretion under the plan to apply an additional condition on payment of the bonus amounts to executives of the Company and also on payment of bonus amounts to all participants that related to synergy attainment – the achievement of two consecutive quarters of net positive operating cash flow in 2009 (defined as cash from operations minus capital expenditures). The Company did not

[12]	Amounts in this column reflect the aggregate grant date fair value of RSUs granted in 2007 and 2008. No RSUs were granted in 2009.
[13]	Amounts in this column reflect the aggregate grant date fair value of nonqualified stock option awards. No stock options were awarded in 2009.
[14]	No annual bonus was paid in 2009 for 2008 performance and an annual bonus program was not established for 2009 performance due to the Company’s restructuring.

make these payments because the additional payment condition was not achieved. In addition, no annual bonus program was adopted in 2009 for cash preservation reasons. Despite HRCC’s decisions in 2008 and 2009, the annual bonus component of management compensation remains an important element of the Debtors’ continued efforts to further align management interests with the Debtors’ stakeholders, provide its management-level employees with market-based, competitive incentive bonus compensation opportunities and, ultimately, to reward superior performance.

(b)	Long-Term Incentive Plans

The Company also in 2008 granted long-term incentive awards in the form of stock options and restricted stock units, which were designed to align the long-term interests of executive officers with those of the stockholders of the Company to increase long-term Company value. The long-term incentives typically included multi-year service and/or performance vesting requirements to encourage executive officers to remain employed with the Company.

2.	Management Incentive Compensation Prior to the Chapter 11 Cases

Cash preservation has been chief among the Debtors’ goals during the period leading up to and during the Chapter 11 Cases. As set forth in greater detail below, this has caused the Debtors to take several measures impacting compensation of employees, including salary freezes and reductions and suspension of the annual bonus and equity grant components of their compensation program. All of these factors have led to a significant decrease in total compensation for 2008, 2009 and 2010 and, as a result, will likely lead to significant costs savings to the Reorganized Debtors.

(a)	Salary Freezes and Reductions

The salaries of senior executives have been frozen since 2008. Before the Effective Date, the base salaries of the Company’s six top senior executives and approximately 25 other executives will be reduced by 15%.

(b)	Annual Incentives

As described above, in order to preserve cash, 2008 bonuses were not paid to the Company’s executives and the portion of the 2008 bonus program that related to synergy goals was not paid to plan participants. In addition, no bonus program was adopted for 2009. Moreover, even though management incentive plans rewarding performance during the pendency of chapter 11 cases are often adopted by companies restructuring pursuant to chapter 11 of the Bankruptcy Code, the Debtors did not seek to implement any such plan for 2009 and the first half of 2010.

(c)	Long-Term Incentives

As a consequence of the Debtors’ financial situation, and later the commencement of the Chapter 11 Cases, the Debtors have not made any equity-based awards that provide long-term incentives to its senior managers since 2008.

3.	Executive Employment Agreements

ABH’s Board of Directors has approved customary employment agreements or offer letters for certain senior executives of the Company, whose retention has been critical to the success of the Company. These employment agreements generally set forth the terms and conditions of the executive’s employment with the Company, which might include base salary, bonus targets, perquisites and/or severance. If the Company terminated the executive’s employment “without cause” or if the executive terminated his employment with “good reason”, the Company would generally provide severance benefits to the senior executives either pursuant to their employment agreement or under an executive severance plan. Under their respective employment agreements, if the Company terminated the executive’s employment “without cause” or if the executive terminated his employment with “good reason,” Messrs. Paterson and Harvey would be entitled to a lump sum payment upon termination equal to 24 months of his then current base salary, plus two times his most recently paid bonus, plus a prorated portion of his most recently paid bonus for the calendar year. Under the executive severance policy, if the Company terminated the executive’s employment “without cause,” Messrs. Rougeau, Grandmont and Vachon would receive (i) 6 weeks of eligible pay (base salary, plus the lesser of (x) the average of the last annual bonuses paid or (y) 125% of the current target bonus) per year of service, with a minimum of 52 weeks and a maximum of 104 weeks; (ii) if such executive elects to receive his severance pay in installments, continued group life insurance, medical dental and pension coverage, subject to the usual cost sharing arrangements, for the period over which the severance pay is paid; and (iii) outplacement counseling. Severance benefits to all the senior executives are conditioned on the executive’s compliance with certain restrictive covenants that may include non-disclosure, non-solicitation and/or non-competition restrictions. The Company also has legacy employment agreements that were assumed by ABH prior to the commencement of the Chapter 11 Cases, which, among other things, provided payments under certain circumstances following a “change of control” of the Company. These agreements were beneficial to the Company by providing for the continuity of service by these executive officers in the critical period surrounding a change of control transaction.

4.	Retirement Plans

Retirement benefits are provided to employees through savings and pension plans, which are generally described below.

(a)	Employee Savings Plans

In the ordinary course of business the Company maintains a number of 401(k) savings plans (the “Employee Savings Plans”) for the benefit of substantially all of its United States employees. These Employee Savings Plans generally provide for pre-tax salary deductions of eligible compensation, which amounts are generally deducted automatically from each participating employee’s paycheck and the Company makes matching contributions. However, effective April 1, 2009, the matching contribution was indefinitely suspended for non-union employees. In addition, under the Employee Savings Plans, most non-union employees also receive an automatic company contribution, regardless of the employee’s contribution. The amount of the automatic Company contribution is a percentage of the employee’s pay, determined based on age and years of service. Additionally, the Company maintains savings plans for the benefit of a significant portion of its Canadian employees.

(b)	U.S. and Canadian Defined Benefit Pension Plans

The Plan Sponsors maintain four U.S. Pension Plans for United States employees and former employees. The Reorganized U.S. Plan Sponsors will be required to make cash contributions to these plans under applicable U.S. laws over the next several years following emergence in order to amortize existing underfunding and satisfy current service obligations under the plans. The required amounts and timing of future cash contributions will be highly sensitive to changes in the applicable discount rates and returns on plan assets, and could also be impacted by future changes in the laws and regulations applicable to plan funding.

ACI and Bowater sponsor several registered pension plans for their employees and retirees in Canada. These plans include 15 defined benefit plans registered in Québec or Ontario which have a material aggregate solvency deficit for which funding relief has been sought. Employees will cease to accrue credited service in these defined benefit plans effective December 31, 2010, and will be enrolled in target benefit pension plans (unionized employees) or defined contribution pension plans (non-unionized employees) from January 1, 2011.

It is a condition precedent to the implementation of the CCAA Plan that funding relief regulations be adopted in form and substance satisfactory to the CCAA Debtors: (i) pursuant to the Supplemental Pension Plans Act (Québec); and (ii) pursuant to the Pension Benefits Act (Ontario) for the benefit of ABH and its subsidiaries with respect to the funding of their respective defined benefit pension plans registered in each such province.

Specifically, such regulations shall be required to provide, among other things, that the Company’s aggregate annual contribution in respect of the solvency deficits of such plans for each year from 2011 through 2020 will be limited to the following: (i) a $50 million basic contribution; (ii) beginning in 2013, if the plans’ aggregate solvency ratio falls below a specified target for a year, an additional contribution equal to 15% of free cash flow up to $15 million per year; and (iii) beginning in 2016, if the amount payable for benefits in a year exceeds a specified threshold and the plans’ aggregate solvency ratio is more than 2% below the target for that year, a supplementary contribution equal to such excess (such supplementary contribution being capped at $25 million on the first occurrence only of such an excess). Should a plan move into surplus during the 2011-2020 period, it will cease to be subject to this funding relief. After 2020, the funding rules in place at the time will apply to any remaining deficit.

The Company has reached agreement in principle with pension authorities in Québec on the above mentioned financial parameters for relaxed funding requirements for the defined benefit plan solvency deficits, but this agreement remains subject to completion of certain discussions with the government of Quebec. Discussions are also on-going with the government of Ontario. There can be no guarantee that such discussions will be successful.

The Company is of the view that its ability to obtain the commercial exit financing it requires will also depend on the satisfaction of this condition precedent without which the Company’s viability remains uncertain.

Implementation of the funding relief is subject to reaching agreement on the detailed parameters thereof and to adoption by the Québec and Ontario governments of the requisite funding relief regulations. The Company expects that it will be required to send detailed information packages on the proposed funding relief to plan beneficiaries and unions.

Cash contributions required under U.S. and Canadian law to the Company’s U.S. and Canadian pension plans will impact future cash flows that might otherwise be available for repayment of debt, capital expenditures, and other corporate purposes.

(c)	U.S. and Canadian Benefit Plans (Non-Qualified/Non-Registered)

Historically, the Company has maintained non-qualified/non-registered defined benefit pension plans and defined contribution retirement plans for its United States and Canadian employees and former employees.

5.	Other Post-Retirement Benefit Program

(a)	Health Care and Life Insurance Continuation

The Company sponsors a number of U.S. and Canadian health care and life insurance plans for retirees at certain locations. The amounts and timing of future cash benefit payments under these plans will be highly sensitive to changes in the applicable discount rates and variations in the health care cost trend rate, and could also be impacted by future changes in the laws and regulations.

(b)	Severance Benefits

Prior to the Petition Date and in the ordinary course of business, the Company maintained severance plans in the United States and Canada (the “Severance Programs”) for all active, full-time non-union salaried employees and certain active, full-time hourly employees. Pursuant to the Severance Programs, employees become eligible for severance payments and benefits ( “Severance”) if their employment was terminated without cause. In the U.S., employees entitled to Severance generally receive two weeks of pay and are eligible to receive supplemental Severance if they sign a waiver and release of claims in favor of the Company equal to one week for each year of service for years 1-15 and two weeks pay for each year of service for years of service greater than 15 (with a minimum of one week and a maximum of 52 weeks). In Canada, Severance varies depending on the employee’s location, years of service and job grade.

IV.

EVENTS LEADING TO COMMENCEMENT

OF THE CHAPTER 11 CASES AND CCAA PROCEEDINGS

The Company’s inability to repay or refinance significant indebtedness with impending maturities was a critical factor that necessitated the commencement of the Chapter 11 Cases and CCAA Proceedings. Notably, certain November 2008 amendments to the Bowater Secured Bank Documents restricted the Company’s liquidity by significantly reducing available funds. Coupled with the lack of liquidity in the markets generally, the Company’s indebtedness rendered it vulnerable to adverse economic and industry conditions, impaired its ability to obtain additional financing, required it to dedicate a substantial portion of cash flow from operations to service debt, and otherwise limited its flexibility in planning and responding to business drivers.

As a result of the above factors, by the beginning of 2009, the Company’s liquidity positions were severely constrained. To address the Company’s tightening liquidity, on February 9, 2009, the Company announced the commencement of private offers to exchange certain outstanding series of unsecured notes issued by Bowater and one of its wholly-owned subsidiaries for new secured notes to be issued by an indirect subsidiary of ABH, as well as a concurrent debt offering (the “Bowater Exchange Offer”). Shortly thereafter, on March 13, 2009, the Company commenced a debt recapitalization plan for certain of the Canadian Abitibi/D-Corp Companies pursuant to the Canada Business Corporations Act. At the same time, the Company announced that ACCC and an unaffiliated third party signed a letter of intent in connection with the sale of ACCC’s 60% interest in the Manicouagan Power Company (“MPCo”) for gross proceeds of Cdn$615 million.

The Company was unable to successfully complete the Bowater Exchange Offer. As a result, the Abitibi/D-Corp Companies’ recapitalization, which was contingent on a successful Bowater Exchange Offer, could not be consummated, and the Company had no other option but to seek protection under the Bankruptcy Code and the CCAA.

V.

THE CHAPTER 11 CASES

A.	Significant “First Day” Motions

On the Petition Date, the Debtors filed various “first day” motions seeking authority to, among other things: (i) pay prepetition compensation, benefits and reimbursable employee expenses; (ii) continue certain workers’ compensation programs and insurance policies; (iii) continue certain customer practices and programs; (iv) substantially maintain their existing bank accounts and continue the Company’s integrated cash management system; (v) pay certain prepetition claims of shippers and warehousemen; (vi) pay prepetition claims of certain critical vendors; (vii) prohibit utility companies from discontinuing, altering or refusing service; (viii) retain Epiq to serve as the Debtors’ claims, noticing, soliciting and balloting agent; (ix) continue selling certain accounts receivables as part of the Securitization Facility; and (x) enter into the DIP Facility Documents and provide adequate protection to the Debtors’ prepetition secured lenders. All of the Debtors’ first day motions and retention applications were approved by the Bankruptcy Court in substantially the manner requested by the Debtors.

B.	Retention Applications

Throughout the case, the Debtors have sought to retain various professionals in connection with the prosecution and administration of their Chapter 11 Cases, as well as the operation of their day-to-day businesses. The Bankruptcy Court has approved the Debtors’ retention and/or employment of, among others, (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP and Young Conaway Stargatt & Taylor, LLP, as bankruptcy co-counsel, (ii) Troutman Sanders LLP, as special corporate counsel and conflicts counsel, (iii) Blackstone Advisory Partners, L.P. (“Blackstone”), as financial advisor, (iv) Ernst & Young, LLP, as audit and risk advisory and tax services provider, (v) Deloitte Tax LLP, as tax consultants and tax-related reorganization services provider, (vi) Huron Consulting LLC, as accounting and restructuring consultant, (vii) PricewaterhouseCoopers LLP, U.S. and PricewaterhouseCoopers LLP (Canada), as tax and tax-related services providers and sales tax harmonization services providers, (viii) Bruce Robertson, as Chief Restructuring Officer, (ix) Deloitte Financial Advisory Services LLP, as fresh start accountants, and (x) certain ordinary course professionals.

C.	Debtor-in-Possession Credit Facilities

1.	Bowater DIP Facility

To provide the Debtors with the cash and liquidity necessary to continue their operations and to maintain normal postpetition vendor and customer relations, on the Petition Date the Debtors sought Bankruptcy Court approval of a $206 million Senior Secured Superpriority Debtor in Possession Credit Agreement dated as of April 21, 2009 (as amended to date, the “Bowater DIP Facility Credit Agreement”) among ABH, Bowater and BCFPI as Debtors and Debtors in Possession and Borrowers, Fairfax Financial Holdings Ltd. as Initial Lender, Initial Administrative Agent and Initial Collateral Agent, and the Lenders from time to time party thereto.

The Bowater DIP Facility Credit Agreement initially included a $166 million term loan for borrowings by ABH and Bowater (the “Bowater U.S. DIP”) and a $40 million term loan for borrowings by BCFPI (the “Bowater Canada DIP”). The Bowater U.S. DIP is guaranteed by substantially all of the U.S. entities among the Bowater Companies (together with Bowater and ABH, the “Bowater U.S. DIP Parties”), and is secured by (i) first priority liens on all of the Bowater U.S. DIP Parties’ unencumbered assets as of the Petition Date, (ii) first priority liens on postpetition intercompany debt payable to the Bowater U.S. DIP Parties, and (iii) junior liens on the encumbered assets of the Bowater U.S. DIP Parties as of the Petition Date (collectively, the “Bowater U.S. DIP Collateral”). The Bowater Canada DIP is guaranteed by substantially all of the Canadian entities in the Bowater Group (together with BCFPI, the “Bowater Canada DIP Parties”), and is secured by (i) first priority liens on all of the Bowater Canada DIP Parties’ unencumbered assets as of the Petition Date, (ii) first priority liens on postpetition intercompany debt payable to the Bowater Canada DIP Parties, (iii) junior liens on the encumbered assets of the Bowater Canada DIP Parties as of the Petition Date, and (iv) liens (shared pari passu) on all assets securing the Bowater U.S. DIP (collectively, the “Bowater Canada DIP Collateral”).

On April 17, 2009, the Bankruptcy Court authorized the Debtors to enter into the Bowater DIP Facility Credit Agreement on an interim basis and on June 16, 2009, the Bankruptcy Court entered a final order (as amended, the “DIP Facility Order”) approving the Bowater DIP Facility Credit Agreement.

Pursuant to a DIP Agent Engagement Letter dated May 8, 2009, Law Debenture Trust Company of New York replaced Fairfax Financial Holdings Ltd. as successor Administrative Agent and Collateral Agent under the Bowater DIP Facility Credit Agreement.

The DIP Facility Order grants the Bowater Companies’ Prepetition Secured Lenders certain additional liens as adequate protection to the extent of any diminution in value of their collateral during the pendency of the Chapter 11 Cases. Specifically, the Bowater Prepetition Secured Lenders were granted, as adequate protection: (i) valid, binding and enforceable replacement security interests in and liens on the Bowater U.S. DIP Collateral, (ii) a super-priority claim pursuant to section 507(b) of the Bankruptcy Code against the Bowater U.S. DIP Parties, and (iii) the current payment of non-default rate interest and certain fees and expenses for the Bowater Secured Bank Agent. The BCFPI Prepetition Secured Lenders were granted, as adequate protection: (i) valid, binding and enforceable replacement security interests in and liens upon the Bowater Canada DIP Collateral and the Bowater U.S. DIP Collateral; (ii) a super-priority claim pursuant to section 507(b) of the Bankruptcy Code against the Bowater Canada DIP Parties, and (iii) the current payment of non-default rate interest and certain fees and expenses for the BCFPI Secured Bank Agent.

The Bowater DIP Facility Credit Agreement contains customary covenants for debtor in possession financings of this type, including, among other things: (i) requirements to deliver financial statements, other reports and notices; (ii) restrictions on the incurrence and repayment of indebtedness; (iii) restrictions on the incurrence of liens; (iv) restrictions on making certain payments; (v) restrictions on investments; (vi) restrictions on asset dispositions and (vii) restrictions on modifications to material indebtedness. Additionally, the Bowater DIP Facility Credit Agreement contains certain financial covenants, including, among other things: (i) a minimum consolidated EBITDA; (ii) a minimum fixed charge coverage ratio and (iii) a maximum amount of capital expenditures.

As a result of the Bowater DIP Tenth Amendment, the aggregate principal amount outstanding under the Bowater DIP Facility Credit Agreement was reduced to $40 million. The Bowater DIP Facility Credit Agreement matures on the earlier of (i) December 31, 2010, (ii) the effective date of the Debtors’ plan of reorganization and (iii) the acceleration of the loans and termination of the commitments. Should either the Chapter 11 Cases or the CCAA Proceedings be dismissed, or any order entered granting relief from the stays provided thereunder, an event of default under the Bowater DIP Facility Credit Agreement would occur and the outstanding debt would become due and payable immediately.

In light of improving market conditions and market performance, on June 30, 2010, the Debtors moved for entry of an order authorizing an amendment to the Bowater DIP Facility Credit Agreement to reduce the aggregate principal amount outstanding thereunder from $206 million to $40 million (the “Bowater DIP Tenth Amendment”). The Debtors will realize approximately $4 million in savings by consummating this significant paydown of amounts outstanding under the Bowater DIP Facility Credit Agreement. Additionally, the Bowater DIP Tenth Amendment provides for an extension of the maturity date to December 31, 2010. The Debtors will pay an amendment fee in connection with the Bowater DIP Tenth Amendment equal to .5% of the aggregate principal amount outstanding on the date of such amendment, or $1.03 million. On July 14, 2010 and July 21, 2010, the Bankruptcy Court and Canadian Court, respectively, entered orders approving the Bowater DIP Tenth Amendment.

2.	Canadian Debtors’ Postpetition Secured Credit Facilities

(a)	Abitibi DIP Facility

In the CCAA Proceeding, the Canadian Debtors sought and obtained approval by the Canadian Court to enter into a debtor-in-possession financing facility for the benefit of ACI and Donohue. On May 6, 2009, the Canadian Debtors entered into a letter loan agreement (the “Abitibi DIP Agreement”), among ACI and Donohue, as borrowers (the “Abitibi DIP Facility Borrowers”), certain subsidiaries of ACI, as guarantors, and Bank of Montreal, as lender, which was acknowledged by Investissement Québec, as sponsor (the “Sponsor”). Although Donohue was a signatory thereto, the Abitibi DIP Agreement was not enforceable against Donohue, and Donohue could not borrow thereunder, until such time as the Canadian Court had entered an order authorizing and approving the Abitibi DIP Facility (as defined below) and the charge in connection therewith with respect to Donohue (the “U.S. DIP Order”). Donohue had no obligation to seek, nor did it seek, a U.S. DIP Order.

The Abitibi DIP Agreement provided for borrowings in an aggregate principal amount of up to $100 million for ACI and, following any U.S. DIP Order, Donohue (the “Abitibi DIP Facility”), provided that Donohue would not borrow more than $10 million in the aggregate and that a minimum availability of $12.5 million would be maintained at all times.

ACI repaid in full and terminated the Abitibi DIP Facility on December 9, 2009 with a portion of the closing proceeds from the sale of its 60% interest in MPCo to a wholly-owned subsidiary of Hydro-Québec for gross proceeds of Cdn$615 million.

(b)	ULC DIP Facility

On November 16, 2009, ACI obtained the Canadian Court’s approval to enter into a loan agreement among ACI, as borrower, and 3239432 Nova Scotia Company, a wholly-owned unlimited liability company and a subsidiary of ABH (the “ULC”), as lender (the “ULC DIP Agreement”), for an aggregate principal amount outstanding at any time not exceeding Cdn$230 million. The credit facility pursuant to the ULC DIP Agreement (the “ULC DIP Facility”) is subject to the following draw conditions: (i) a first draw of Cdn$130 million which was advanced at closing of the ULC DIP Facility, (ii) subsequent draws for a maximum total amount of Cdn$50 million in increments of up to Cdn$25 million to be advanced upon a five business day notice, and (iii) the balance of Cdn$50 million is to become available upon further Order of the Canadian Court. The security granted pursuant to the ULC DIP Facility is similar to the one granted pursuant to the Abitibi DIP Facility. No interest and no fees are payable under the ULC DIP Facility.

The ULC DIP Facility can be used for general corporate purposes in material compliance with the 13-week cash flow forecasts to be provided no less frequently than on a monthly basis (the “ULC Budget”). Events of default pursuant to the

ULC DIP Facility are as follows: (i) substantial non-compliance with the ULC Budget; (ii) termination of the stay of proceedings in the CCAA Proceedings; (iii) failure to file a plan or restructuring and compromise with the Canadian Court by September 30, 2010; and (iv) withdrawal of the existing Securitization Facility unless replaced with a reasonably similar facility.

3.	Securitization Facility

As discussed above, the Securitization Facility matured within 45 days after the Petition Date (with subsequent short-term extensions agreed by the Securitization Agent). Following the commencement of the Chapter 11 Cases, the Company negotiated terms of an amended and restated securitization program, with Citibank, N.A. as the administrative agent and Barclays Capital as the syndication agent. On May 18, the Debtors moved for entry of an order authorizing certain of the Debtors to enter into the amended and restated securitization program and on July 1, 2009 the Bankruptcy Court entered a final order approving the amended Securitization Facility, and the grant of adequate protection related thereto (as amended or supplemented, the “Securitization Order”). The Securitization Order authorized, inter alia, the Debtors to obtain up to $270 million of financing (the “Purchase Limit”) and to use the ACCC Term Lenders’ collateral, subject to the grant of adequate protection.

Pursuant to the Securitization Facility, ACI and ACSC (together, the “Participants” ) sell most of their receivables to ACI Funding, which is a bankruptcy-remote, special-purpose, indirect consolidated subsidiary of Donohue. On a revolving basis, ACI Funding transfers to the agent (the “Agent”) for the financial institutions party to the Securitization Facility (the “Banks”) undivided percentage ownership interests (“Receivable Interests”) in the pool of receivables that ACI Funding acquired from the Participants. The outstanding balance of Receivable Interests increases as new Receivable Interests are transferred to the Agent and decreases as collections reduce previously transferred Receivable Interests. The amount of Receivable Interests that can be transferred to the Agent depends on the amount and nature of the receivables available to be transferred and cannot result in the outstanding balance of Receivable Interests exceeding the Purchase Limit. The pool of receivables is collateral for the Receivable Interests transferred to the Agent. The Banks can pledge or sell their Receivable Interests, but cannot pledge or sell any receivable within the pool of receivables.

Certain of the Debtors among the Abitibi/D-Corp Companies have guaranteed the obligations arising under the Securitization Facility. The Securitization Order grants lenders under the ACCC Term Loan Documents certain additional liens as adequate protection to the extent of any diminution in value of their collateral during the pendency of the Chapter 11 Cases. Specifically, the lenders under the ACCC Term Loan Documents were granted, as adequate protection: (i) valid, binding and enforceable replacement security interests in and liens upon certain of the assets of the Donohue Group; (ii) a super-priority claim pursuant to section 507(b) of the Bankruptcy Code against the Donohue Group, and (iii) certain fees and expenses for the ACCC Term Loan Agent.

On May 21, 2010, the Debtors moved for entry of an order authorizing certain amendments to the Securitization Facility (the “Securitization Amendment Motion”). The amendments provide for, among other things, (i) a 364-day extension of the maturity date under the Securitization Facility to June 10, 2011, (ii) a reduction of the Purchase Limit from $270 million to $180 million, and (iii) a reduction in the Securitization Facility’s Applicable Margin, LIBOR floor and unused commitment fee rate (as defined therein). As explained in the Securitization Amendment Motion, the Debtors believe that the amendments will result in approximately $4 million in net savings for the Debtors’ estates. On June 9, 2010, the Bankruptcy Court entered an Order approving the Securitization Amendment Motion.

D.	Appointment of the Official Committee of Unsecured Creditors

On April 28, 2009, the United States Trustee for the District of Delaware appointed, pursuant to section 1102 of the Bankruptcy Code, an official committee of unsecured creditors in these Chapter 11 Cases (the “Creditors Committee”). The Creditors Committee is currently comprised of HSBC Bank USA, N.A., Wilmington Trust Company, Computershare Trust Company of Canada, Pension Benefit Guaranty Corporation, United Steelworkers, Imerys and Andritz Inc.

The Creditors Committee has, with Bankruptcy Court approval, employed and retained (i) Paul, Hastings, Janofsky & Walker, LLP, Bayard, P.A., and Bennett Jones LLP as co-counsel, (ii) FTI Consulting, Inc. and Lazard Frères & Co. LLC, as financial advisors, and (iii) the Garden City Group, Inc., as communications agent.

E.	Ad Hoc Unsecured Noteholders Committee

The Ad Hoc Unsecured Noteholders Committee, comprised of certain large holders of unsecured notes issued by ACI and ACCC, formed and has acted in connection with the Chapter 11 Cases and CCAA Proceedings. The Ad Hoc Unsecured Noteholders Committee has employed and retained (i) Simpson Thatcher & Bartlett LLP, as U.S. counsel, (ii) Goodmans LLP, as Canadian counsel, and (ii) Genuity Capital Markets and Gleacher and Company, as financial advisors.

F.	Cross-Border Protocol

To facilitate cross-border coordination between the Chapter 11 Cases and CCAA Proceedings, the Debtors filed a motion seeking approval of a Cross-Border Insolvency Protocol (the “Cross-Border Protocol”). The Bankruptcy Court entered an order approving the Cross-Border Protocol on July 27, 2009. The Canadian Debtors also submitted the Cross-Border Protocol for approval to the Canadian Court, and the Canadian Court entered an order approving the Cross-Border Protocol on July 28, 2009. The Cross-Border Protocol provides that its purpose is to effectuate an orderly and efficient administration of the Chapter 11 Cases and CCAA Proceedings, and to maintain the respective independent jurisdiction of the Canadian Court and the Bankruptcy Court. The Canadian Court shall have sole and exclusive jurisdiction over the CCAA

Proceedings, and the Bankruptcy Court shall have sole and exclusive jurisdiction over the Chapter 11 Cases. The Bankruptcy Court and the Canadian Court may coordinate activities, communicate with one another and conduct joint hearings.

G.	Bankruptcy Rule 2015.3 Reports

Pursuant to Bankruptcy Rule 2015.3 (“Rule 2015.3”), the Debtors are required to file certain reports with the Bankruptcy Court, which provide additional financial reporting for non-Debtor entities in which the Debtors hold a “controlling or substantial” interest (the “2015.3 Reports”). In light of the significant amount of publicly available information concerning many of the entities in which the Debtors hold a controlling or substantial interest and the sensitive and confidential nature of certain of this information, on May 8, 2009 the Debtors filed a motion (the “2015.3 Motion”) seeking Bankruptcy Court approval to modify the reporting requirements under Rule 2015.3 to permit the Debtors to not file 2015.3 Reports for the Non-Filing Entities (as defined in the 2015.3 Motion). On June 4, 2009, the Bankruptcy Court entered an order granting the relief sought in the 2015.3 Motion on an interim basis. A final order has not been entered as of the date hereof.

H.	Proofs of Claim

1.	General Bar Date Order

On September 3, 2009, the Bankruptcy Court entered an order (the “Bar Date Order”) requiring any person or entity holding or asserting a Claim (with certain exceptions, as more fully set forth in the Bar Date Order) against the Debtors to file a written proof of claim with the Solicitation Agent on or before November 13, 2009 (the “Claims Bar Date”). The Bar Date Order further provides that, pursuant to Bankruptcy Rule 3003(c)(2), any entity that is required to file a proof of claim in these Chapter 11 Cases pursuant to the Bankruptcy Code, the Bankruptcy Rules or the Bar Date Order with respect to a particular claim against the Debtors, but that fails to do so by the applicable Bar Date, shall not be treated as a creditor with respect to such Claim for the purposes of voting upon, or receiving distributions under, any plan or plans of reorganization filed in these Chapter 11 Cases unless otherwise permitted by the Bankruptcy Court or agreed by the Debtors. Proofs of claim filed against Cross-Border Debtors were accepted and considered timely in the Chapter 11 Cases if received by the Monitor on or before the Claims Bar Date and pursuant to the claims procedures established in the CCAA Proceedings.

On August 26, 2009, the Canadian Court issued an order approving certain notice procedures and procedures for filing proofs of claim against the Canadian Debtors (the “Canadian Bar Date Order”). The Canadian Bar Date Order similarly requires any person or entity holding or asserting a claim (with certain exceptions, as more fully set forth in the Canadian Bar Date Order) to file a written proof of claim on or before the Claims Bar Date. Holders of claims against the Canadian Debtors must have filed their proofs of claim with the Monitor so that they are actually received by the Monitor by the

Canadian Bar Date. Proofs of claim filed against the Cross-Border Debtors were accepted and deemed timely filed in the CCAA Proceedings if received by the Solicitation Agent on or before the Claims Bar Date and pursuant to the claims procedures established in the Chapter 11 Cases.

As of the date hereof, there have been approximately 7,300 and 7,500 claims filed against the Debtors and the Canadian Debtors, respectively, that total, together with the Debtors’ scheduled liabilities, approximately $85 billion (which, for the claims filed against the Canadian Debtors in Canadian dollars, reflects the exchange rate to U.S. dollars on the date of the commencement of the CCAA Proceedings). However, the Debtors believe that many of the Claims filed in the Chapter 11 Cases and CCAA Proceedings are invalid, untimely, duplicative or overstated.

Since the Claims Bar Date, the Debtors have engaged in an ongoing process of assessing the proofs of claim filed against them and where appropriate, objecting to Claims that the Debtors believe should not be Allowed at all or, at most, not in the amount(s) or classification as filed. As of the date hereof, the Debtors have filed eight omnibus objections to proofs of claim, and anticipate that they will file several more over the coming months.

The Debtors have substantially completed their Claims reconciliation process and believe, based on the results of such process, that the Claims amount will be further reduced significantly.

2.	Employee Bar Date Order

On February 18, 2010 the Bankruptcy Court entered an order (the “Employee Bar Date Order”) requiring any person (with certain exceptions) who was an employee of any Debtor as of the Petition Date or thereafter to file a proof or proofs of claim or expenses (an “Employee Proof of Claim”) against the Debtors on account of: (a) any claim against the Debtors owing as of the Petition Date, and (b) any claim or expenses asserted against the Debtors for the period from April 16, 2009 through and including February 28, 2010 (but excluding amounts owed for ordinary course payroll obligations that are scheduled to be paid on the next pay date occurring after February 28, 2010 or for reimbursement of employee expenses scheduled to be paid in the ordinary course of business). The Employee Proofs of Claim had to be filed with the Solicitation Agent on or before April 7, 2010 (the “Employee Claims Bar Date”). The Employee Bar Date Order further provides that, pursuant to Bankruptcy Rules 3002 and 3003, any employee that is required to file an Employee Proof of Claim in these Chapter 11 Cases pursuant to the Bankruptcy Code, the Bankruptcy Rules or the Employee Bar Date Order with respect to a particular claim against the Debtors, but that fails to do so by the Employee Claims Bar Date, shall not be treated as a creditor with respect to such claim for the purposes of voting on and distributions under any chapter 11 plan proposed and/or confirmed in these Chapter 11 Cases. Employee Proofs of Claim filed against the Cross-Border Debtors were accepted and considered timely in the Chapter 11 Cases if received by the Monitor on or before the Employees Claims Bar Date, and pursuant to the claims procedures established in the CCAA Proceedings.

On February 23, 2010, the Canadian Court issued an order approving certain notice procedures and procedures for filing employee proofs of claim against the Canadian Debtors (the “Canadian Employees Bar Date Order”). The Canadian Employees Bar Date Order similarly requires any former or current employee holding or asserting certain claims to file a written proof of claim on or before the Employee Claims Bar Date. Holders of claims against the Canadian Debtors must have filed their proofs of claim with the Monitor so that they are actually received by the Monitor by the Employee Claims Bar Date. Employee Proofs of Claim filed against the Cross-Border Debtors in the Chapter 11 Cases were deemed timely filed in the CCAA Proceedings if received by the Solicitation Agent on or before the Employees Claims Bar Date, and pursuant to the claims procedures established in the Chapter 11 Cases.

3.	Cross-Border Claims Reconciliation Protocol

On January 4, 2010, the Debtors moved for entry of an order authorizing the implementation of certain supplementary procedures governing the review and reconciliation of proofs of claim filed against the Cross-Border Debtors in the Chapter 11 and CCAA Proceedings. The Cross-Border Claims Reconciliation Protocol provides that, in the absence of any objection and subject to the Creditors Committee’s right to review, the Monitor and the Canadian Debtors shall review all proofs of claim filed against the Cross-Border Debtors (the “Cross-Border Claims”) and amend, allow or object to such claims in accordance with the Canadian Bar Date Order. If a creditor objects to the determination of its claim under the Canadian Bar Date Order, and if the creditor, the Debtors and the Monitor cannot agree on which court should hear the objection, then the Canadian Court shall determine which court shall determine the objection. Prior to such determination, the creditor, the Debtors or the Monitor may request a joint hearing, in accordance with the Cross-Border Protocol, to consider the matter. The Cross Border Claims Reconciliation Protocol also reserves certain review rights for the Creditors Committee and the Ad Hoc Unsecured Noteholders Committee with respect to Cross-Border Claims above certain value thresholds. On January 19, 2010, the Bankruptcy Court entered an order approving the Cross-Border Claims Reconciliation Protocol. The Canadian Debtors also submitted the Cross-Border Claims Reconciliation Protocol for approval to the Canadian Court, and the Canadian Court entered an order approving the Cross-Border Claims Reconciliation Protocol on January 18, 2010.

I.	Schedules and Statements of Financial Affairs

On July 15, 2009, each of the Debtors filed their respective Schedules of Assets and Liabilities and Statements of Financial Affairs (as amended, the “Schedules and Statements”) with the Bankruptcy Court. Among other things, the Schedules and Statements set forth the Claims of known creditors against the Debtors as of the Petition Date based upon the Debtors’ books and records. Certain of the Debtors filed amended

Schedules and Statements on August 5, 2009, March 17, 2010, May 6, 2010, May 10, 2010, May 13, 2010 and July 2, 2010. A copy of the Schedules and Statements can be obtained at no cost from the Solicitation Agent’s website at http://dm.epiq11.com/abitibi or for a fee from the Bankruptcy Court’s website at http://ecf.deb.uscourts.gov.

J.	Exclusivity

On July 15, 2009, the Debtors filed a motion (the “First Exclusivity Motion”) requesting an extension of the Debtors’ exclusive period within which to file a chapter 11 plan and solicit acceptances thereto. In the First Exclusivity Motion, the Debtors requested an extension of the exclusive period to file a plan of reorganization through and including December 14, 2009, and the extension of the exclusive right to solicit acceptance of such plan through and including February 10, 2010. By order entered August 3, 2009, the Bankruptcy Court granted the relief requested in the First Exclusivity Motion.

On December 11, 2009, the Debtors filed a motion requesting a further extension of the Debtors’ exclusive period within which to file a chapter 11 plan and solicit acceptances thereto (the “Second Exclusivity Motion”). By order dated January 15, 2010, the Bankruptcy Court approved an extension of the exclusive period to file a plan of reorganization through and including April 15, 2010, and the exclusive right to solicit acceptances of such place through and including June 11, 2010.

On April 14, 2010, the Debtors filed a motion requesting a further extension of the Debtors’ (including ABH LLC 1 and ABH Holding Company LLC) exclusive period within which to file a chapter 11 plan and solicit acceptances thereto (the “Third Exclusivity Motion”). By the third Exclusivity Motion, the Debtors sought an extension of the exclusive period to file a plan(s) of reorganization through and including July 21, 2010, and the exclusive right to solicit acceptances of such plan(s) through and including September 9, 2010. By order dated May 12, 2010, the Bankruptcy Court granted the relief requested in the Third Exclusivity Motion.

K.	Assumption and Rejection of Executory Contracts and Unexpired Leases of Nonresidential Real Property

The Debtors have hundreds, if not thousands, of executory contracts and unexpired leases. The Debtors’ nonresidential real property leases include a variety of plant, office, warehouse, industrial and timberland leases. Many of these leases are of critical importance to the Debtors’ ongoing business. Accordingly, on July 15, 2009, the Debtors filed a motion requesting an additional 90-day extension of the Debtors’ deadline to assume or reject their remaining leases. On August 3, 2009, the Bankruptcy Court entered an order extending the Debtors’ time to assume or reject their nonresidential real property leases through November 12, 2009.

During the pendency of the Chapter 11 Cases, the Debtors identified those leases that either constitute valuable assets of the Debtors’ estates, or contain economically unfavorable terms and/or are no longer necessary for the Debtors’ operations. As part of this analysis, the Debtors identified approximately nineteen (19) leases which, in the Debtors’ business judgment, should be assumed. Accordingly, on October 12, 2009, the Debtors requested authority to assume certain unexpired leases of nonresidential real property and sought an order setting cure amounts with respect thereto. The Bankruptcy Court granted the requested relief on October 28, 2009.

In addition to their nonresidential real property leases, the Debtors are parties to hundreds of other contracts of various sorts. Since the Petition Date, the Debtors, in coordination with the Monitor, have been conducting a comprehensive review of all the Company’s contracts. The rejection and repudiation of unnecessary and burdensome contracts using the provisions of the Bankruptcy Code and CCAA, as applicable, constitutes a key component of the rationalization of the Company’s business operations. To maximize the efficiency of the chapter 11 process, the Debtors implemented expedited rejection and assumption procedures which the Bankruptcy Court approved by order dated June 29, 2009. Pursuant to subsequent Bankruptcy Court orders, the Debtors have rejected many burdensome and disadvantageous contracts and unexpired leases. The Debtors continue to analyze their remaining contracts and leases to determine which should be rejected or assumed pursuant to the Plan.

L.	Asset Sales

1.	De Minimis Asset Sales

In order to establish a framework to effect sales and other dispositions of relatively modest value, the Debtors filed a motion on May 29, 2009 to set procedures for the sale of assets of de minimis value (the “De Minimis Sales Motion”). The Bankruptcy Court entered an order on June 15, 2009 approving the De Minimis Sales Motion (the “De Minimis Sales Order”). The De Minimis Sales Order provides that, for transactions with a selling price equal to or less than $75,000, the Debtors are authorized to consummate the sale without notice to any party other than filing a report with the Bankruptcy Court upon completion of the sale. If the sale consideration is greater than $75,000 but less than $1 million, the Debtors are authorized to consummate the sale without further authorization after the Debtors provide at least ten business days written notice of such sale to certain notice parties. If there are no written objections filed within the ten-business-day notice period, the Debtors are authorized to immediately consummate such sale after entry of an order approving the same under certification of counsel. If written objections are filed, the sale will only proceed upon either a consensual resolution of the objection or further order of the Bankruptcy Court after notice and a hearing.

2.	Lufkin, Texas

On September 23, 2009, the Debtors sought approval for the sale of certain assets (the “Lufkin Assets”) associated with a permanently closed paper mill in Lufkin, Texas (the “Lufkin Assets Transaction”). The Lufkin Assets Transaction

involved the sale of land and infrastructure that were acquired as part of the acquisition of Donohue in 2000, but which were temporarily and then permanently closed for strategic business reasons. On October 28, 2009, the Bankruptcy Court entered an order authorizing the Lufkin Assets Transaction for a purchase price of $20.5 million. The buyer of the Lufkin Assets was unable to consummate the sale, and the Lufkin Assets Transaction failed to close. On July 6, 2010, the Debtors obtained an order from the Bankruptcy Court authorizing bid procedures for a public auction of the Lufkin Assets. Pursuant to the bid procedures, qualified bids are due on July 28, 2010, an auction will be held on August 2, 2010 and a hearing seeking approval of the sale of the Lufkin Assets to the highest and best bidder has been scheduled for August 4, 2010.

3.	Recycling Processing Facilities

As discussed above, prior to their bankruptcy filings, the Debtors were one of the largest fiber recyclers in North America. After commencement of the Chapter 11 Cases, and in connection with the Debtors’ rationalization and streamlining of their business operations, the Debtors decided to exit the recycling processing business and focus on the collection and sale of recyclables and recycled fiber. As a result, and after an extensive marketing period, the Debtors entered into an asset purchase agreement and related processing agreement with WM Recycle America, L.L.C. (“Waste Management”) for the sale of the Debtors’ three Texas recycling processing facilities in San Antonio, Arlington and Houston (the “RPF Transaction”). The Bankruptcy Court approved the proposed bid procedures on November 24, 2009, and on December 16, 2009 the Bankruptcy Court entered an order approving the RPF Transaction.

In addition to generating approximately $12 million in proceeds, the RPF Transaction permits the Debtors to divest facilities that no longer serve their long-term business objectives for their recycling division. Moreover, a critical component of the RPF Transaction is the execution of a processing agreement by and between Waste Management and ACC, pursuant to which Waste Management will process the Debtors’ recyclable materials in the existing geographic region on competitive terms. The Debtors believe this component of the RPF Transaction has significant value, and that the divestiture will position the Debtors’ recycling division to be a more streamlined, efficient, and productive branch of the Debtors’ business. The RPF Transaction closed on January 5, 2010.

4.	West Tacoma Mill

As part of their ongoing operational restructuring, the Debtors sought authorization to enter into a contract for the sale of certain real and personal property assets associated with the Debtors’ West Tacoma paper mill (“West Tacoma Mill Transaction”). In addition to generating sale proceeds of approximately $4.5 million, the sale saves the Debtors approximately $30,000 per month in security, payroll, power and similar costs of maintenance. The Debtors permanently closed the West Tacoma mill approximately ten years ago; the assets subject to the West Tacoma Mill Transaction include approximately eighty acres of real property, as well as certain improvements and personal property located thereon. The Bankruptcy Court authorized the Debtors to consummate the West Tacoma Mill Transaction on January 19, 2010. The West Tacoma Mill Transaction closed on February 11, 2010.

5.	Closed Mill Sale

On April 6, 2010, the Debtors moved for entry of an order authorizing, inter alia, the sale of four closed Canadian mills (the “Closed Mill Sale”). Constituting part of the Debtors’ continuing efforts to divest non-core assets, the Closed Mill Sale represents the culmination of an extensive marketing process designed to maximize the cash value of the mills to the Debtors, while simultaneously eliminating potentially significant environmental and remediation costs associated with these industrial sites. Each of the mills, two of which are owned by Cross-Border Debtors and the remaining two of which are owned by CCAA Debtors, are permanently closed and are not part of the Company’s on-going operations. Under the sale, the Company will realize at least Cdn$13.8 million, with potential additional proceeds from the sale of paper machines located on the mill sites upon their future sale by the purchaser. The Bankruptcy Court and Canadian Court entered orders authorizing the Closed Mill Sale on May 17, 2010 and May 3, 2010, respectively. The Closed Mill Sale closed in June 2010.

M.	Augusta Newsprint Company Litigation

On June 15, 2009, the Debtors moved to reject a certain call agreement (the “Call Agreement”) impacting Augusta Newsprint Company, a joint venture with Augusta Newsprint Inc., an affiliate of Woodbridge, in which ACSC holds a 52.5% ownership interest. The Call Agreement obligated ACSC to either buy-out its joint venture partner at a price well above market, or risk losing all of its equity in the joint venture pursuant to forced sale provisions in the Call Agreement.

The Bankruptcy Court conducted a hearing on the motion on September 11, 2009, and on October 27, 2009, the Bankruptcy Court issued a decision authorizing the Debtors’ rejection of the Call Agreement. On November 3, 2009, Woodbridge filed its notice of appeal of the Bankruptcy Court’s order. The appeal is currently pending in the District Court for Delaware.

On March 9, 2010, Woodbridge filed a motion in the Bankruptcy Court to force ACSC to reject the partnership agreement governing Augusta Newsprint Company (the “Augusta Partnership Motion”). The Debtors filed an objection to the Augusta Partnership Motion on April 9, 2010. The Augusta Partnership Motion is now pending before the Bankruptcy Court.

N.	AbitibiBowater U.S. Holding LLC Note Repayment Transactions

On November 4, 2009, the Debtors filed a motion seeking authority to undertake certain transactions (the “Repayment Steps”) to repay an intercompany note outstanding between AbitibiBowater U.S. Holding LLC and Abitibi-Consolidated

Company of Canada (“ACCC”, and the note, the “ABH LLC Note”). The Repayment Steps addressed a potential $55.25 million Canadian withholding tax liability that may have arisen if the ABH LLC Note was not repaid prior to January 1, 2010. As part of the Repayment Steps, a new intercompany note, identical in all material respects to the ABH LLC Note, was issued by AbitibiBowater US Holding LLC to ABH LLC 1, a newly-formed indirect subsidiary of ABH, thereby preserving the Debtors’ prepetition capital structure and the rights and remedies of all of the Debtors’ creditor constituents. The Bankruptcy Court and Canadian Court entered Orders approving the Repayment Steps on November 24, 2009 and December 1, 2009, respectively. As part of the Repayment Steps, three newly-formed limited liability companies filed petitions for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court on December 21, 2009. The Bankruptcy Court entered an order authorizing the joint administration of the cases of ABH Holding Company LLC and ABH LLC 1 with the Debtors’ pending Chapter 11 Cases on January 15, 2010, and an order authorizing the dismissal of ABH LLC 2’s bankruptcy case on February 18, 2010.

O.	Amended Collective Bargaining Agreements

As of March 31, 2010, the Company employed approximately 11,900 people, of whom approximately 8,800 were represented by bargaining units. The Company’s unionized employees are represented predominantly by the Communications, Energy and Paperworkers Union (the “CEP”) in Canada and predominantly by the United Steelworkers International in the United States.

A significant number of the Company’s collective bargaining agreements with respect to its paper operations in Eastern Canada expired at the end of April 2009. At the beginning of March 2010, the Company reached an agreement in principle with the CEP and the Confederation des syndicats nationaux (the “CSN”), subject to the resolution of ongoing multi-party pension deficit discussions, as described in greater detail above. Ratification of these agreements has been completed in all locations.

On April 29, 2010, a coalition of U.S. labor unions led by the United Steelworkers International ratified a new master bargaining agreement covering mills in Calhoun, Catawba, Coosa Pines and Augusta. The individual mill collective bargaining agreements adopted in connection therewith will extend through April 27, 2014 in the case of Calhoun and Catawba and April 27, 2015 in the case of Coosa Pines and Augusta. The master agreement will become effective upon consummation of the Plan. As a result, subject to certain reservations of rights, the proofs of claim filed by the United Steelworkers International will be deemed withdrawn.

In May and June 2010, the Company reached agreements with sawmills and woodland workers in the Mauricie region represented by CSN and most of the unions representing trades and office employees in its four Ontario paper mills. The Company is still negotiating the renewal of collective bargaining agreements with other unions also representing trades and office employees in these four Ontario mills.

In June 2010, the Company reached an agreement for the renewal of the collective bargaining agreements of four sawmills affiliated to the CEP. The CEP Union Agreement has since been serving as a model agreement for three other sawmills located in St-Felicien (CSD), Normandin (CSN) and Lake St-Jean and Comtois (CEP). Two agreements are in the process of being ratified.

Finally, the Company started discussions at the end of June 2010 with the CEP for the reopening and/or renewal of 8 woodland unions representing 800 employees working in the Lake St-Jean region.

P.	NAFTA Proceedings

On December 16, 2008, following the Company’s December 4, 2008 announcement of the permanent closure of its Grand Falls newsprint mill, the government of Newfoundland and Labrador passed legislation under Bill 75 to expropriate, among other things, all of the Company’s timber rights, water rights, leases and hydroelectric assets in Newfoundland and Labrador, whether partially or wholly owned through its subsidiaries and affiliated entities. Newfoundland and Labrador also announced that it does not plan to compensate the Company for the loss of the water and timber rights, but has indicated that it may compensate the Company for certain of its hydroelectric assets. However, it has made no commitment to ensure that such compensation would represent the fair market value of such assets.

On February 25, 2010, the Company filed a Notice of Arbitration against the Government of Canada under the North American Free Trade Agreement (“NAFTA”), which asserts that the expropriation was arbitrary, discriminatory and illegal. The Company’s claim seeks direct compensation for damages of approximately Cdn$500 million, plus additional costs and relief. Although the Company believes that the Government of Canada will be required to compensate it for the fair market value of the expropriated assets, there can be no assurance that it will and the Company has not recognized an asset for such claim in its consolidated financial statements. The Company continues to reach out to the Government of Canada in an effort to come to a negotiated settlement and avoid protracted NAFTA proceedings.

Q.	8.00% Convertible Notes Guaranty Claims

ABH is the issuer of the 8.00% Convertible Notes in the original principal amount of $350 million. Bowater guaranteed the 8.00% Convertible Notes (the “8.00% Convertible Notes Guaranty”). Section 2.13 of the Plan allows Claims arising from the 8.00% Convertible Notes and the 8.00% Convertible Notes Guaranty as Class 6 unsecured claims against ABH and Bowater, respectively. The Claims are Allowed in the Face Amount of the 8.00% Convertible Notes, or $387.3 million (including accrued and unpaid interest and payment in kind notes issued in lieu of cash interest), against each of ABH and Bowater. Fairfax holds all or substantially all of the issued and outstanding 8.00% Convertible Notes.

As described in Article I.F above, the BCFC Noteholder Parties contend that the 8.00% Convertible Notes Guaranty Claims should be disallowed in full because they allege that the 8.00% Convertible Notes Guaranty constitutes a fraudulent transfer avoidable under Section 548(a)(1)(B) of the Bankruptcy Code and/or other applicable law. A fraudulent transfer can be proven if both of the following elements are established: (i) that an entity made a transfer or incurred a debt without receiving reasonably equivalent value; and (ii) such entity was insolvent or undercapitalized, or rendered insolvent or undercapitalized by the transaction in question.

Based on the Plan distribution projections in this Disclosure Statement, the BCFC Noteholder Parties contend that if the $387.3 million 8.00% Convertible Notes Guaranty Claims were not Allowed against Bowater, then the estimated recoveries under the Plan for Bowater’s unsecured creditors would improve from 48.4% to 56.8%.15 The Debtors note that if the 8.00% Convertible Notes Guaranty Claim is not Allowed under the Plan, the Plan could be withdrawn or confirmation of the Plan could be denied, and the current recovery allocations to the various Debtors under the Plan could require renegotiation, resulting in materially different (including diminished) recovery allocations among the Debtors, including to Bowater.

The Debtors believe they have thoroughly investigated the facts and law regarding any potential avoidance action with respect to the 8.00% Convertible Notes Guaranty, including analyzing the alleged benefits Bowater received in exchange for providing the Guaranty, the costs to Bowater at the time of issuing the Guaranty (including the likelihood the Guaranty would not be collected upon), and Bowater’s alleged solvency and capitalization when it granted the Guaranty. Based on their investigation, the Debtors (including Bowater) concluded that a fraudulent transfer action with respect to the Guaranty would be very costly and protracted, and would have little or no chance of success.

[15]	Holders of New ABH Common Stock may be subject to dilution as a result of, among other things, the issuance of New ABH Common Stock pursuant to the Company’s 2010 Long-Term Equity Incentive Plan and the conversion by Eligible Holders of Rights Offering Notes into shares of New ABH Common Stock. The issuance of additional shares of New ABH Common Stock, whether as a result of the above or otherwise, may cause recoveries for unsecured creditors to be meaningfully different from the percentage recoveries set forth in this Disclosure Statement. This dilution, if any, may also affect the recovery for an Eligible Holder that chooses to not participate in the Rights Offering and may cause such Eligible Holder’s recovery on account of its Eligible Claim to diverge from the recovery percentages listed herein.

In addition, as a result of their investigation, the Debtors have concluded that Bowater received reasonably equivalent value in exchange for issuing the 8.00% Convertible Notes Guaranty in view of the alleged nominal cost and substantial benefit to Bowater of the Guaranty, based, inter alia, on the following contentions:

•	The October 2007 merger of Abitibi and Bowater was predicated upon the significant synergies that were expected to be derived at that time, and in the future, by the combination of the two companies.

•

The Debtors’ publicly filed financial reports from 2007, 2008 and 2009 reflect the significant synergies (totaling in the hundreds of millions of dollars) that both Abitibi and Bowater were expected to, did, and are continuing to receive as a result of the merger.

•

As a result of the merger, Bowater received, and continues to receive, enormous financial benefits from the synergies — including hundreds of millions of dollars of benefits from cost savings and earnings increases.

•	The benefits that Abitibi and Bowater received from the synergies increased dramatically following, and as a result of the 8.00% Convertible Notes financing by Fairfax in March 2008.

•	Due to the ongoing operational consolidation, third parties were beginning to view Abitibi and Bowater as one company.

•

The Debtors (including Bowater) believed that an Abitibi bankruptcy filing likely would have severe adverse effects on Bowater, including, among other things, contraction of trade and difficulty in dealing with its lenders and vendors.

•

To avoid the adverse consequences of an Abitibi bankruptcy filing, to preserve and continue the benefits of the October 2007 merger, and to capture the upsides from market improvements that were materializing, Bowater issued the 8.00% Convertible Notes Guaranty.

The Debtors contend that in contrast to the foregoing alleged benefits, the cost of issuing the 8.00% Convertible Notes Guaranty was nominal to Bowater, which believed at the time that the probability that the guaranty would be called upon was low. In addition, the Debtors believe that Bowater was solvent and adequately capitalized at the time it entered into the 8.00% Convertible Notes Guaranty, based, inter alia, on the following contentions:

•

Within 45 days of issuing the 8.00% Convertible Notes Guaranty, Bowater received a written solvency opinion from Houlihan Lokey Howard & Zukin in connection with a separate transaction involving a spinout by Bowater of certain of its direct and indirect subsidiaries to AbitibiBowater in exchange for a $650 million intercompany note. The Houlihan opinion concludes, among other things, that even following such transaction — which contemplated the spinout of Bowater assets having substantial value — Bowater would be solvent and would not be undercapitalized.

•	Both AbitibiBowater and Bowater received unqualified audit opinions in their 10-K filed on March 17, 2008.

•	At the time of the issuance of the 8.00% Convertible Notes Guaranty, Bowater was paying its debts as they came due.

•

The Debtors successfully refinanced approximately $1 billion of indebtedness at its affiliated companies from traditional capital markets and financing sources. This financing included unsecured notes issued by Abitibi entities, and the $350 million convertible notes issued to Fairfax, a sophisticated, highly regarded long-term value investor. The Debtors believe that their ability to raise this financing is strong evidence that there was equity value at AbitibiBowater and that Bowater was solvent at the time.

•

As a result of the April 2008 refinancings, including the issuance of the 8.00% Notes, the Debtors believe that they had adequately recapitalized their balance sheets and had sufficient liquidity to capitalize on the synergies provided by the 2007 merger, realize anticipated improved performance and profitability, and allow the Company to access capital markets as needed in the future.

•

Following the April 2008 refinancings, the Debtors (including Bowater) continued to realize hundreds of millions of dollars of synergies (including cost savings and earnings increases) as a result of the October 2007 merger of Bowater and Abitibi.

Although the Company filed bankruptcy approximately one year after the April 2008 refinancings, the Debtors assert that the severity and duration of the economic crisis that occurred in the fall of 2008 was unpredictable and unprecedented and does not reflect on the Debtors’ solvency at the time the 8.00% Convertible Notes Guaranty was entered into.

The BCFC Noteholder Parties disagree that a thorough investigation has occurred and contest the Debtors’ conclusion. In particular, the BCFC Noteholder Parties assert that their interests and those of Bowater were not separately represented in any such investigation. Also, the BCFC Noteholder Parties assert that the Debtors greatly exaggerate the cost of any litigation regarding the 8.00% Convertible Notes Guaranty, particularly because allegedly much of the investigation has already been done.

As to whether Bowater received reasonably equivalent value in exchange for incurring the $387.3 guaranty liability to Fairfax, the BCFC Noteholder Parties contend that:

•	Bowater received no proceeds or other direct benefits from the issuance of the 8.00% Convertible Notes.

•

Bowater did not receive reasonably equivalent value from any indirect benefits Bowater allegedly received, and allegedly is continuing to receive, as a result of the Company’s use of the proceeds of the 8.00% Convertible Notes to refinance debt of certain of Bowater’s affiliates among the Abitibi/D-Corp Companies. Among other things, the BCFC Noteholder Parties note that: (a) the proceeds of the 8.00% Convertible Notes did not go to any subsidiary of Bowater; (b) there is a significant question as to what impact, if any, defaults by those Abitibi side entities, which only recently had become affiliates of Bowater through the AbitibiBowater merger, would have had on Bowater; (c) the refinancings deferred the Abitibi entities’ defaults by only several months; (d) Bowater’s 8.00% Convertible Notes Guaranty was likely to be called because ABH had no ability to satisfy the underlying 8.00% Convertible Notes and such Notes were not likely to have been converted into ABH stock as over the prior five months, ABH’s stock price had declined over 72%; and (e) regardless, any alleged indirect benefits to Bowater could not have justified its incurring a $387.3 million guaranty liability to Fairfax.

As to the second element of the fraudulent transfer, the BCFC Noteholder Parties contend that Bowater was insolvent and/or undercapitalized at the time of, or as a consequence of, issuing the 8.00% Convertible Notes Guaranty. In support of that contention, the BCFC Noteholder Parties rely on the following contentions:

•	Bowater experienced significant recurring losses and negative operating cash flows in 2007 and 2008;

•	Bowater failed to meet its financial projections during 2007 and 2008;

•

When Bowater executed the 8.00% Convertible Notes Guaranty, unsecured bonds issued by Bowater were trading substantially below par, at prices ranging from 55 cents to 86 cents on the dollar, and averaging in the low 60s. The BCFC Noteholder

Parties assert that the interest rate on Bowater’s bonds could not alone have caused that discount as unsecured bonds issued by Bowater that were to mature within just a few months were trading at nearly a 20% discount;

•

Bowater was a highly leveraged company, with almost $3 billion of undisputed, noncontingent secured and unsecured liabilities to unaffiliated parties and another over $1.6 billion of intercompany liabilities to affiliates. Also, Bowater had substantial additional contingent liabilities, including: (a) over $350 million under the 8.00% Convertible Notes Guaranty; (b) over $600 million under Bowater’s Guaranty of the 7.95% Notes and BCFC’s disputed Contribution Claim; (c) over $124 million of pension underfunding liabilities; and (d) substantial SERP liabilities. The BCFC Noteholder Parties further assert such Bowater contingent guaranty liabilities were particularly relevant because the primary obligors (ABH on the 8.00% Convertible Notes and BCFC on the 7.95% Notes) then had no meaningful assets with which to satisfy their obligations, the Debtors project that recoveries under the Plans on both ABH and BCFC unsecured claims would be less than 1%, and in each case, Bowater was the only guarantor;

•	Bowater’s substantial indebtedness increased its vulnerability to general adverse economic and industry conditions;

•

Essentially every economic trend for the businesses in which Bowater was involved was strongly negative when Bowater issued the 8.00% Convertible Notes Guaranty, and had been so for a number of years, including: (a) weakened demand for its products, such as North American newsprint (which suffered an 11.2% decline in demand in 2008) and wood products; (b) consolidation of Bowater’s customers, which gave those customers enhanced bargaining power on pricing; (c) increased global production capacity of Bowater’s products; (d) significantly increased energy prices that exceeded long-term historical averages every year since 2005; and (e) increased competition in Bowater’s industry;

•	In early 2008, various Abitibi entities were making preparations for potential bankruptcy filings;

•

On August 7, 2008, Bowater amended its U.S. and Canadian credit facilities to, among other things, reduce the required interest coverage ratio for the second quarter of 2008. Absent these amendments, Bowater would have been in violation of the interest coverage ratio covenants in its credit agreements for that period;

•	Bowater filed for chapter 11 bankruptcy protection on April 16, 2009, just over one year after the 8.00% Convertible Notes Guaranty was issued;

•	Under the proposed Plan, the Debtors project Bowater’s unsecured creditors would receive distributions of less than 50% on the dollar; and

•

The Houlihan solvency opinion for Bowater relied upon by the Debtors is irrelevant to a fraudulent transfer challenge to Bowater’s issuance of the 8.00% Convertible Notes Guaranty because, inter alia, the opinion was for a different transaction, is based on numerous unrealistic or inapplicable assumptions, and contains qualifications and conditions that make the opinion meaningless.

The BCFC Noteholder Parties assert that the foregoing signify that on April 1, 2008, Bowater was undercapitalized (due to Bowater’s alleged inability to address upcoming financial challenges) and insolvent.

The Debtors contend that these arguments are without merit, and that the foregoing arguments do not establish that Bowater received less than reasonably equivalent value for the entry into the 8.00% Convertible Notes Guaranty nor do they establish that Bowater was insolvent and/or undercapitalized at the time of, or as a consequence of, issuing the 8.00% Convertible Notes Guaranty.

The BCFC Noteholder Parties also contend that even if allowance of the 8.00% Convertible Notes Guaranty Claims could be justified, Fairfax is not making any concession that would benefit Bowater and its unsecured creditors uniquely, and there is no justification for the fact that the Plan and CCAA Plan provide for Bowater’s unsecured creditors to bear the entire burden of allowing such claims. However, the Debtors believe that this contention is irrelevant to the issue of whether a meritorious fraudulent conveyance claim exists against Fairfax and whether the Debtors’ estates (including the Bowater estate) would be best served by litigating such a claim. The Debtors contend that the issue of the enforceability of the 8.00% Convertible Notes Guaranty was one of many issues that was considered in allocating value among the Debtors’ (including Bowater’s) unsecured creditors under the Plan and the CCAA Plan, and that all such issues were known and considered as part of the global settlement that was reached among the Debtors, the Creditors Committee and the Ad Hoc Unsecured Noteholders Committee in agreeing to support the Plan and the CCAA Plan, including the allowance in full of the 8.00% Convertible Notes Guaranty Claims.

Finally, the Debtors assert that the estimated recoveries of Bowater creditors (and the determination of the value of pursuing avoidance of the 8.00% Convertible Notes Guaranty Claim) is a result of extended, arms-length negotiations among various creditor constituencies that is predicated on certain assumptions held by stakeholders, including Fairfax, concerning the Allowance of the 8.00% Convertible Notes Guaranty Claims. The Debtors assert there is no guarantee or likelihood that the allocation of recoveries set forth in the Plan would be realizable if the Plan was withdrawn or denied confirmation as a result of the disallowance of the 8.00% Convertible Notes Guaranty Claims.

R.	Bowater Canada Finance Corporation

1.	Claims Arising from the 7.95% Notes

BCFC issued the 7.95% unsecured notes in the aggregate principal amount of $600 million due on October 31, 2011 (the “7.95% Notes” and holders thereof, the “BCFC Noteholders”). In addition, Bowater guaranteed the 7.95% Notes (the “7.95% Notes Guaranty”). The Debtors believe the 7.95% Notes comprise BCFC’s sole material liability.

BCFC is a financing vehicle and does not carry on business. BCFC now owns preferred shares (the “Preferred Shares”) in Bowater Canadian Holdings Inc. (“BCHI”), a direct subsidiary of Bowater. BCHI indirectly owns BCFPI, one of the Company’s primary Canadian operating subsidiaries. In connection with the issuance of the 7.95% Notes, BCFC used the proceeds of the 7.95% Notes to acquire 99% of Bowater Canada Finance Limited Partnership (“BCFLP”) from Bowater and to capitalize BCFC’s wholly owned subsidiary, Bowater Canada Treasury Corporation, which then acquired the remaining 1% of BCFLP from Bowater Ventures, Inc., a wholly owned subsidiary of Bowater. Bowater and Bowater Ventures Inc. used the proceeds from those sales to repay certain amounts outstanding under a bridge loan agreement that was entered into in connection with Bowater’s acquisition of Alliance Forest Products, Inc.

On July 7, 2010, the Monitor in the CCAA Proceedings filed its Forty-Ninth Report which summarizes on an interim basis BCFC’s inter-company transactions for several years prior to the Petition Date and the financial impact of these transactions on BCFC. The Monitor intends to update its report and will post such report on its website. The BCFC Noteholder Parties contend that the transactions described in the Monitor’s Forty Ninth Report reflect, among other things, that over time (and without appropriate or any consideration of the best interests of BCFC or its creditors), BCFC’s legal and economic interests in its assets were substantially diminished.

The BCFC Noteholders contend they have a direct claim against Bowater under the 7.95% Notes Guaranty (the “7.95% Notes Guaranty Claim”). Second, the BCFC Noteholders have a direct claim against BCFC as issuer of the 7.95% Notes (the “7.95% Note Claim”). Third, the BCFC Noteholder Parties contend that Section 135 of the Companies Act (Nova Scotia) obligates Bowater to contribute funds to BCFC to fully satisfy BCFC’s obligations, including those under the 7.95% Notes (the “BCFC Contribution Claim”). Section 135 of the Companies Act (Nova Scotia) provides, in relevant part, that “[i]n the event of a company being wound up, every present and past member shall . . . be liable to contribute to the assets of the company to an amount sufficient for payment of its debts and liabilities and the costs, charges, and expenses of the winding up . . .. .” And fourth, the BCFC Noteholder Parties contend that BCFC may have claims against third parties arising from the use of the 7.95% Note proceeds and BCFC’s corporate management since the note issuance (the “BCFC Third Party Claims”).

2.	Treatment of Claims Arising from 7.95% Notes Under the Plan

Section 2.13 of the Plan allows the 7.95% Note Claim as a Class 6M Unsecured Claim against BCFC in the amount set forth on Exhibit B6 to the Plan. Class 6M creditors of BCFC are expected to receive a recovery of approximately 0.9% on account of their claims, and are eligible to participate pro rata in the Rights Offering in the Face Amount of the 7.95% Note Claim (subject to the Section 1145 Cutback and any adjustments to Subscription Rights required by the Backstop Commitment Agreement).

Section 2.13 of the Plan also includes an acknowledgment whereby Bowater acknowledges that at least one of the BCFC Contribution Claim or the 7.95% Notes Guaranty Claim will be an Allowed Claim in Class 6S against Bowater. Subject to Bowater’s rights to settle such Claims, the Court shall determine whether such Allowed Claim is on account of (i) the BCFC Contribution Claim and/or (ii) the 7.95% Notes Guaranty. This acknowledgment shall not be interpreted to prejudice the rights, if any, of any party in interest to seek to have Allowed the 7.95% Notes Guaranty Claim or the BCFC Contribution Claim or both, or the rights of any party in interest to object to one or both of such Claims on any basis. If either the BCFC Contribution Claim or the 7.95% Notes Guaranty Claim is not allowed, then the Debtors expect Class 6S creditors of Bowater to receive a recovery of approximately 48.4% on account of their Claims, and are eligible to participate pro rata in the Rights Offering in the Allowed amount of their Claim (subject to the Section 1145 Cutback and any adjustments to Subscription Rights required by the Backstop Commitment Agreement). If the BCFC Contribution Claim is Allowed, any portion of the Rights Offering allocated on account of such Claim will be allocated for the benefit of creditors of BCFC to be exercised by such creditors as if such creditors were the holders of the BCFC Contribution Claim (subject to the Section 1145 Cutback and any adjustments to Subscription Rights required by the Backstop Commitment Agreement).

The BCFC Noteholder Parties allege that the BCFC Third Party Claims and the BCFC Contribution Claim are meritorious. If such Claims are Allowed in full or in part, and if the 7.95% Notes Guaranty Claim is also Allowed in full or in part, estimated recoveries for creditors of Bowater and BCFC may change materially. For example, if both the 7.95% Notes Guaranty Claim and BCFC Contribution Claim are Allowed Claims against Bowater in the Face Amount of the 7.95% Notes (which is not the amount of the BCFC Contribution Claim asserted by the BCFC Noteholder Parties), then creditors of Bowater will share pro rata with such Claims and recoveries will be diluted accordingly. The Debtors also contend that the BCFC Contribution Claim can be

Allowed, if at all, as a deficiency claim against Bowater only to the extent that all Claims against BCFC, including the 7.95% Note Claim, are not otherwise recoverable. The table below illustrates the effect on recoveries to unsecured creditors of Bowater and BCFC if the 7.95% Notes Guaranty Claim is Allowed in full, and the BCFC Contribution Claim is Allowed under the Plan in the Face Amount of the Claim, as a deficiency judgment, or not at all:

	Contribution Claim Allowed in Full % Estimated Recovery	Contribution Claim Allowed as Deficiency Claim % Estimated Recovery	Contribution Claim Disallowed in Full % Estimated Recovery
Bowater	39.1%	43.1%	48.4%
BCFC	40.1%	23.2%	0.9%

The resolution of the BCFC Third Party Claims, the BCFC Contribution Claim and the 7.95% Notes Guaranty Claim will impact distributions to unsecured creditors of Bowater and BCFC, as well as such creditors’ ability to participate in the Rights Offering. The Debtors and the BCFC Noteholder Parties believe that it is in the best interests of all parties to resolve the treatment of these Claims on or before Plan confirmation. The BCFC Noteholder Parties contend, however, that the Debtors’ incentive to settle the BCFC Contribution Claim might be constrained by section 9(c) of the Plan Support Agreement, which provides that a Termination Event under that agreement shall occur if there is a “material change to the percentage of New ABH Common Stock to be distributed” to parties to the Plan Support Agreement. See Plan Support Agreement, § 9(c)(i). A “material change” to such distributions would occur if, inter alia, the amount of New ABH Common Stock ultimately received by a Backstop Investor is lower than the amount such party was predicted to receive (according to the claims recovery model annexed to the Plan Support Agreement as Exhibit 4) by more than 5%, and such reduced recovery is the result of additional Allowed Claims. See Plan Support Agreement, §9(c)(ii) and (iii). Thus, a settlement of the BCFC Contribution Claim may cause a Termination Event under section 9(c) of the Plan Support Agreement because, as noted above, resolution of the BCFC Contribution Claim could impact distributions to unsecured creditors of BCFC and Bowater.

In contrast, section 9(c) of the Plan Support Agreement provides that no Termination Event shall occur if the “material change” in the recovery of a Plan Support Agreement party is the result of additional Allowed Claims that are mandated by an order of the Bankruptcy Court over the objection or motion for disallowance by the Debtors or a Plan Support Agreement party. Consequently, the BCFC Noteholder Parties assert the Debtors have an incentive to litigate, rather than settle, the BCFC Contribution Claim, regardless of its validity.

If the BCFC Contribution Claim, the 7.95% Notes Guaranty Claim and the BCFC Third Party Claims are not resolved prior to the Effective Date of the Plan, then the Debtors will set aside adequate reserves of New ABH Common Stock with respect to such Claims in the Disputed Claims Reserve in accordance with Article IV of the Plan. Such reserves may be material, and distributions to unsecured creditors of Bowater and BCFC on the Initial Distribution Date may be significantly less than distributions would be in the absence of such reserves. In addition, as described in Article I.F above, the Debtors are implementing an escrow of Rights Offering Notes for, among other things, the possibility that both the BCFC Contribution Claim and the 7.95% Notes Guaranty Claim will be Allowed Claims which may enable the BCFC creditors to receive Rights Offering Notes on account of such Claims, to the extent subscription rights to purchase Rights Offering Notes were exercised by such creditors.

3.	BCFC Retention Applications

Resolving the BCFC Contribution Claim and Third Party Claims presents potential conflicts of interest between BCFC on the one hand and Bowater and potentially certain other Debtors on the other hand. Accordingly, while the Debtors believe that BCFC’s officers, directors and retained professionals are fully capable and legally authorized to discharge their fiduciary duties to BCFC in connection with resolving these potential intercompany disputes, in order to avoid even the appearance of impropriety, as well as unnecessary delay and litigation in the resolution of such claims, the Debtors determined to retain conflicts counsel for both BCFC and Bowater and to designate an independent officer at BCFC to investigate, among other things, the BCFC Contribution Claim and the BCFC Third Party Claims, and to make recommendations to BCFC’s Board of Directors (the “BCFC Board”) on the appropriate course of action to be taken with respect to such claims.

Specifically, on May 7, 2010 the Debtors filed an application to employ and retain Togut, Segal & Segal LLP as conflicts counsel to BCFC (the “Togut Application”) [Docket No. 2097]. On June 7, 2010, the Debtors filed applications to (i) employ and retain Jones Day, as conflicts counsel to Bowater (the “Jones Day Application”) and (ii) employ and retain AP Services, LLC as special advisor to BCFC and designate Lisa Donahue as the Vice President-Restructuring (the “BCFC Independent Officer”) for BCFC (the “Donahue Application”, and together with the Togut Application, the “BCFC Retention Applications”) [Docket Nos. 2301 and 2302, respectively].

The BCFC Noteholder Parties filed objections to the BCFC Retention Applications, arguing, inter alia, that the applications failed to adequately address the BCFC Board’s alleged conflicts of interest and that the scope of the applications should be expanded to allow the BCFC Independent Officer to exercise sole authority to prosecute the above-described intercompany Claims, to file objections to the Plan on behalf of BCFC, and certain other matters [Docket Nos. 2425 and 2427]. Among other things, the BCFC Noteholder Parties argued that the conflicts of the Debtors and the BCFC Board were illustrated by: (a) the fact the Debtors filed the BCFC Retention

Applications only after substantial prompting by the BCFC Noteholder Parties; (b) the Debtors consistently assumed the BCFC Contribution Claim is invalid; and (c) in the CCAA Proceedings, the CCAA Debtors (including BCFC) have stated that the BCFC Contribution Claim and BCFC Third Party Claims are meritless. At a hearing on July 7, 2010, the Bankruptcy Court sustained in part and overruled in part the BCFC Noteholder Parties’ objections, and approved the BCFC Retention Applications, subject to certain clarifications and conditions [Docket No. 2614].

4.	Conversion Proceedings in Canada

On April 16, 2010, the Minority Noteholders filed a Motion for the Issuance of an Order Directing Bowater Canada Finance Corporation to File an Assignment in Bankruptcy or Alternatively, an Order Seeking the Appointment of an Independent and Disinterested Third Party to Investigate, Assert, Protect and Pursue the Claims and Remedies of Bowater Canada Finance Corporation with the Canadian Court.

The Minority Noteholders argued that the Monitor, the BCFC Board, and counsel for the CCAA Debtors are in a position of irreconcilable conflict of interest, the result of which is that no one is in a position to advance the interests of BCFC in the CCAA Proceedings or in the Chapter 11 Cases.

In addition to requesting that the Monitor be discharged as Monitor of BCFC and seeking declaratory orders in respect of the above-described allegations of conflict of interest, the Minority Noteholders requested that the Canadian Court order the officers and directors of BCFC to file a voluntary assignment in bankruptcy under the BIA appointing a trustee to the estate of BCFC, to be nominated by the Minority Noteholders, or alternatively, to authorize the Minority Noteholders to appoint an independent and disinterested third-party in respect of BCFC, at the CCAA Debtors’ cost, to investigate and report on the assets and liabilities of BCFC, as well as certain intercompany transactions having taken place in the years preceding the date of filing under the CCAA.

The CCAA Debtors contested the motion brought by the Minority Noteholders. Shortly before the hearing, the Minority Noteholders announced that they wished to discontinue their motion, without costs.

On the day of the hearing, the CCAA Debtors opposed the Minority Noteholders’ position on the issue of costs and the Canadian Court thereafter issued an order permitting the Minority Noteholders’ discontinuance without costs, but also stipulating that the Minority Noteholders would need to seek leave of the CCAA Court in order to lift the stay of proceedings if they sought to bring the same or a similar motion between the date of such order and the sanction hearing on the CCAA Plan

5.	Minority Noteholders’ Bankruptcy Rule 3018 Motion

On July 7, 2010, the Minority Noteholders moved, pursuant to Bankruptcy Rules 3013 and 3018, to temporarily allow, for purposes of participating in the Rights Offering and voting on the Plan, (i) the BCFC Contribution Claim, in the amount of $620,100,000 plus postpetition interest, as a general unsecured claim against Bowater, and (ii) the BCHI Preferred Shares, for not less than $600,000,000 or as otherwise determined by the Bankruptcy Court, as a general unsecured claim or preferred interest (as appropriate) against BCHI or such other Debtor as the Bankruptcy Court determines [Docket No. 2613] (the “3018 Motion”). By the 3018 Motion, the Minority Noteholders also contend that the BCFC Contribution Claim and BCHI Preferred Shares should be deemed to vote in the cases of Bowater and BCHI, respectively, in the same manner as holders of the 7.95% Notes vote such Claims against BCFC. On July 30, 2010, the Debtors filed an objection to the 3018 Motion, and a hearing to consider approval of the 3018 Motion is scheduled for August 4, 2010.

If the 3018 Motion is granted and the BCHI Preferred Shares are temporarily allowed to participate in the Rights Offering as unsecured claims against BCHI, the Debtors may have to reallocate Subscription Rights among Eligible Holders and the Debtors may also be required to seek an amendment to the Backstop Commitment Agreement to address any necessary reallocation of Subscription Rights.

S.	Objections to the Disclosure Statement

On May 24, 2010, the Debtors filed their First Amended Joint Plan of Reorganization and related Disclosure Statement. The Notice of Hearing to Consider Approval of Disclosure Statement for the Plan [Docket No. 2236] (the “Disclosure Statement Hearing Notice”) set July 7, 2010 for a hearing on the Disclosure Statement (the “Disclosure Statement Hearing”), and established June 29, 2010 as the deadline to object to the Disclosure Statement. On July 2, 2010, the Debtors adjourned the hearing on the Disclosure Statement to July 15, 2010, which was subsequently adjourned to July 30, 2010 and then again to August 2, 2010.

On June 22, 2010, the Debtors filed their motion For an Order (I) Approving the Disclosure Statement; (II) Approving the Form and Contents of the Solicitation Package and Ballots; (III) Approving the Form and Manner of Notice of the Confirmation Hearing; (IV) Approving Procedures for Distribution of Solicitation Packages; (V) Approving Procedures for Participating In a Rights Offering; (VI) Approving Procedures For Vote Tabulations; (VII) Approving The Form and Contents of Subscription Packages for the Rights Offering; (VIII) Approving the Cross-Border Voting Protocol; (IX) Establishing a Record Date, a Voting Deadline for Receipt of Ballots and Expiration Dates for the Rights Offering; (X) Establishing the Deadline and Procedures For Filing Objections to Confirmation Of The Plan And Asserted Cure Amounts for Executory Contracts and Unexpired Leases that May be Assumed as Part of the Plan; and (XI) Granting Related Relief (the “Solicitation Motion”). The Solicitation Motion seeks to establish, among other things, September 24, 2010 as the date of the Confirmation Hearing. The Solicitation Motion will be heard at the Disclosure Statement Hearing.

The Debtors received eight (8) formal objections to the Disclosure Statement (the “DS Objections”), and filed their Omnibus Response to Objections to Approval of the Disclosure Statement for the Amended Joint Plan of Reorganization (the “DS Response”) on July 27, 2010. The Debtors have added additional disclosure throughout this Disclosure Statement to address certain of the concerns raised in the DS Objections. The added disclosure, along with the corresponding DS Objections, are described in the summary chart of the DS Objections attached as Exhibit A to the DS Response. As noted in the DS Response, the Debtors have reached agreement with almost all of the objecting parties on such additional language other than with the BCFC Noteholder Parties. The Debtors also received some informal replies to the Disclosure Statement which the Debtors have resolved on a consensual basis.

The BCFC Noteholder Parties object to the adequacy of the Disclosure Statement and the Minority Noteholders have also alleged that the Plan is patently unconfirmable. Specifically, the Minority Noteholders assert that: (1) the treatment of the Contribution Claim under the Plan unfairly discriminates against creditors of BCFC; (2) the treatment of the BCHI Interests under the Plan violates the absolute priority rule; (3) the Plan is unconfirmable with respect to BCFC because there will not be an impaired consenting class; (4) the releases and exculpations in the Plan are impermissibly broad with respect to BCFC; (5) the Plan was proposed in bad faith; and (6) the Plan fails to satisfy the best interests test. The Debtors believe that the Minority Noteholders’ arguments lack merit, and intend to proceed with Plan confirmation at the Confirmation Hearing.

U.S. Bank, National Association (“U.S. Bank”), as Indenture Trustee for the 13.75% Senior Secured Notes, also filed a reservation of rights (the “U.S. Bank Reservation of Rights”) with respect to the Disclosure Statement. As noted in the U.S. Bank Reservation of Rights, the 13.75% Senior Secured Note Claims are Unaffected Claims (as defined in the CCAA Plan) in the CCAA Proceedings, and the CCAA Plan currently provides that such Claims will be paid in full, in cash, on the Implementation Date. The Debtors and U.S. Bank have discussed the treatment of the 13.75% Senior Secured Note Claims under both the Plan and CCAA Plan and have agreed to amendments to the Plan and this Disclosure Statement that clarify that neither the Plan nor any Confirmation Order will affect, limit or impair the Obligations of any CCAA Debtors relating to the 13.75% Senior Secured Notes or 13.75% Senior Secured Notes Indenture, or affect, limit or impair any rights of the 13.75% Senior Secured Notes Indenture Trustee or the holders of the 13.75% Senior Secured Notes with respect to any liens, interests or other rights they may have with respect to any property of any CCAA Debtor. See Article VI.K below.

The Debtors believe these amendments have addressed the concerns raised in the U.S. Bank Reservation of Rights.

VI.

SUMMARY OF THE PLAN

THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN.

A.	Classification and Treatment of Administrative Claims, Claims and Interests Under the Plan

1.	General

Only administrative expenses, claims and equity interests that are “allowed” may receive distributions under a chapter 11 plan. An “allowed” administrative expense, claim or equity interest simply means that the debtors agree, or in the event of a dispute, that the Bankruptcy Court determines, that the administrative expense, claim or equity interest, including the amount thereof, is in fact a valid obligation of, or equity interest in, the Debtors. Section 502(a) of the Bankruptcy Code provides that a timely filed administrative expense, claim or equity interest is automatically “allowed” unless the debtor or another party in interest objects. However, section 502(b) of the Bankruptcy Code specifies certain claims that may not be “allowed” in a bankruptcy case even if a proof of claim is filed. These include, without limitation, claims that are unenforceable under the governing agreement or applicable non-bankruptcy law, claims for unmatured interest on unsecured and/or undersecured obligations, property tax claims in excess of the debtor’s equity in the property, claims for certain services that exceed their reasonable value, nonresidential real property lease and employment contract rejection damage claims in excess of specified amounts, and late-filed claims. In addition, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim or equity interest that either is not listed on the debtor’s schedules or is listed as disputed, contingent, or unliquidated if the holder has not filed a proof of claim or equity interest before the deadline to file proofs of claim and equity interests.

The Bankruptcy Code also requires that, for purposes of treatment and voting, a chapter 11 plan divide the different claims against, and equity interests in, the Debtors into separate classes based upon their legal nature. Claims of a substantially similar legal nature are usually classified together, as are equity interests of a substantially similar legal nature. Because an entity may hold multiple claims and/or equity interests which give rise to different legal rights, the holders of such claims and/or equity interests may find themselves as members of multiple classes of claims and/or equity interests.

Under a chapter 11 plan, the separate classes of claims and equity interests must be designated either as “impaired” (altered by the plan in any way) or “unimpaired” (unaltered by the plan). If a class of claims or interests is “impaired,” the Bankruptcy

Code affords certain rights to the holders of such claims or interests, such as the right to vote on the plan (unless the plan provides for no distribution to the holder, in which case, the holder is deemed to reject the plan), and the right to receive an amount under the chapter 11 plan that is not less than the value that the holder would receive if the debtor were liquidated under chapter 7. Under section 1124 of the Bankruptcy Code, a class of claims or interests is “impaired” unless, with respect to each claim or interest of such class, the plan (i) does not alter the legal, equitable or contractual rights of the holders of such claims or interests or (ii) irrespective of the holders’ right to receive accelerated payment of such claims or interests after the occurrence of a default, cures all defaults (other than those arising from, among other things, the debtor’s insolvency or the commencement of a bankruptcy case), reinstates the maturity of the claims or interests in the class, compensates the holders of such claims or interests for any damages incurred as a result of their reasonable reliance upon any acceleration rights and does not otherwise alter their legal, equitable or contractual rights. Typically, this means that the holder of an unimpaired claim will receive on the later of the effective date of the plan of reorganization or the date on which amounts owing are due and payable, payment in full, in cash, with post-petition interest to the extent permitted and provided under the governing agreement between the parties (or, if there is no agreement, under applicable non-bankruptcy law), and the remainder of the debtor’s obligations, if any, will be performed as they come due in accordance with their terms. Thus, other than its right to accelerate the debtor’s obligations, the holder of an unimpaired claim will be placed in the same position it would have been in had the debtor’s case not been commenced.

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, the following designates the Classes of Claims and Interests under the Plan. A Claim or Interest is in a particular Class for purposes of voting on, and of receiving distributions pursuant to, the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified, although the treatment for such Claims is set forth below.

The Plan does not provide for substantive consolidation of the Estates. Subject to Section 9.1 of the Plan, Claims that are asserted against multiple Debtors shall be treated as separate Claims against each applicable Debtor. The Plan also provides for rights of subrogation and contribution among each Debtor, as applicable, with respect to recoveries on Secured Funded Debt Claims. The aggregate recovery on an Allowed Claim from all sources, including distributions under the Plan, the CCAA Plan or a combination of both, regardless of whether on account of a theory of primary or secondary liability, by reason of guarantee, indemnity agreement, joint and several obligations or otherwise, shall not exceed 100% of the face amount of the underlying Allowed Claim.

2.	Unclassified Claims

Pursuant to section 1123(a)(1) of the Code, the Plan does not classify certain priority Claims. These unclassified Claims will be treated as follows:

(a)	Administrative Claims.

Subject to the provisions of Article IV of the Plan and unless otherwise agreed to by the holder of an Allowed Administrative Claim (in which event such other agreement shall govern), each holder of an Allowed Administrative Claim shall be paid in full in Cash (i) at the sole option of the Debtors (before the Effective Date) or the Reorganized Debtors (on or after the Effective Date), (a) in the ordinary course of business as the Claim becomes due and owing or (b) on the Initial Distribution Date, or (ii) on such other date as the Bankruptcy Court may order; provided, however, any payment proposed to be made pursuant to subsection (i) above in the aggregate amount of $500,000 or greater, that does not relate to an Allowed Administrative Claim incurred in the ordinary course of business, shall not be paid without the prior consent of the Creditors Committee, such consent not to be unreasonably withheld.

To the extent that an Administrative Claim is Allowed against the Estate of more than one Debtor, there shall be only a single recovery on account of such Allowed Administrative Claim. In addition, to the extent that any obligation that would otherwise constitute an Administrative Claim is paid as a CCAA Charge in the CCAA Proceedings, the payment of such CCAA Charge in the CCAA Proceedings shall be the only payment to be made on account of such Administrative Claim in the Chapter 11 Cases and the CCAA Proceedings.

(b)	Priority Tax Claims.

Unless otherwise agreed to by the holder of an Allowed Priority Tax Claim (in which event such other agreement shall govern), each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, but no later than thirty (30) days after the Effective Date, or (b) through equal annual installment payments in Cash (i) of a total value, as of the Effective Date of the Plan, equal to the allowed amount of such Claim; (ii) over a period ending not later than 5 years after the Petition Date; and (iii) in a manner not less favorable than the most favored nonpriority unsecured claim provided for by the Plan. All Allowed Priority Tax Claims against any of the Debtors that are not due and payable on the Effective Date shall be paid in the ordinary course of business by the Reorganized Debtors in accordance with the applicable non-bankruptcy law governing such Claims.

(c)	DIP Facility Claims.

On the Effective Date, if not previously repaid in full, all DIP Facility Claims shall be paid in full in Cash, or otherwise satisfied in a manner acceptable to the DIP Agent and each DIP Lender.

(d)	Securitization Claims

On the Effective Date, all outstanding receivables interests purchased under the Securitization Facility will be repurchased in Cash for a price equal to the par amount thereof plus accrued yield and fees and servicing fees payable under the Securitization Facility, and any unpaid fees and expenses or other amounts payable under the Securitization Facility, whether by a Debtor or an affiliate of the Debtors, if any, and any Securitization Claims shall be paid in full in Cash. On the Effective Date, after all such receivables interests are repurchased and all such payments are made, the Securitization Facility shall be terminated, and all Securitization Claims and any claims against, or obligations of, ACI Funding arising under the Securitization Facility or under the Securitization Order shall be deemed fully satisfied and released.

(e)	Adequate Protection Claims

On the Effective Date, Adequate Protection Claims shall be deemed satisfied in full by all interest payments and professional fee payments made by the applicable Debtors pursuant to, and in accordance with, the DIP Facility Order and the Securitization Order (as applicable).

3.	Classified Claims and Interests

(a)	Class 1 – Priority Non-Tax Claims

Classes 1A through 1HH (collectively, the “Class 1 Claims”), as set forth on Exhibit B1 to the Plan, consist of all Priority Non-Tax Claims. Class 1 Claims shall be allowed or disallowed in accordance with Article IV of the Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules. Unless otherwise agreed to by the holder of an Allowed Priority Non-Tax Claim (in which event such agreement shall govern), each holder of an Allowed Class 1 Claim, in full satisfaction of such Claim, shall be paid in full in Cash on the later of the Initial Distribution Date and a date that is as soon as practicable after the date upon which such Claim becomes an Allowed Priority Non-Tax Claim. Class 1 Claims are unimpaired and the holders thereof are not entitled to vote on the Plan.

(b)	Class 2 – Bowater Secured Bank Claims

Class 2A through 2G (collectively, the “Class 2 Claims”), as set forth on Exhibit B2 to the Plan, consist of all Bowater Secured Bank Claims. Class 2 Claims shall be Allowed Claims pursuant to the Plan in the principal amount as set forth on Exhibit B2 to the Plan plus any amounts, all to the extent not otherwise included in the amount set forth on Exhibit B2 to the Plan, for interest, fees and other amounts outstanding (including (i) reimbursement obligations for Bowater Secured Bank Letters of Credit; (ii) accrued interest at the default rate plus reasonable professional fees; and (iii) Obligations as such term is defined in the Bowater Secured Bank Documents) under the Bowater Secured Bank Documents. Holders of Class 2 Claims, in full satisfaction of such Claims (other than Claims in respect of Bowater Secured Bank Letters of Credit), shall (i) be paid in full in Cash on, or as soon as practicable after but in any event, not later than five (5) business days after, the Effective Date, or (ii) receive such treatment as otherwise agreed to by the Debtors and the holders of such Claims. In addition, in full satisfaction of Claims in respect of Bowater Secured Bank Letters of Credit, holders of Class 2 Claims shall receive on, or as soon as practicable after, the Effective Date, the return of the original letters of credit marked “cancelled”, or “back up” letters of credit or cash collateral provided to or held by the Issuing Lender (as defined in the Bowater Secured Bank Documents), in each case in the amount of 105% of the face amount of the Bowater Secured Bank Letters of Credit, or treatment on such other terms as the Debtors and holders of such Claims may agree; provided, however, that any “back up” letters of credit provided under the Plan must be issued by financial institutions that are reasonably satisfactory to the Debtor or Reorganized Debtors and the Bowater Secured Bank Agent and the Issuing Lender; provided further, however, that the Bowater Secured Bank Documents shall govern the amount of any fees or other costs and expenses (if any) payable on account of the Bowater Secured Bank Letters of Credit. In no event shall holders of Class 2 Claims receive aggregate distributions on account of Class 2 Claims under the Plan or the CCAA Plan in excess of the Allowed amount of the Bowater Secured Bank Claims.

(c)	Class 3 – BCFPI Secured Bank Claims

Class 3A through 3G (collectively, the “Class 3 Claims”), as set forth on Exhibit B3 to the Plan, consist of all BCFPI Secured Bank Claims. Class 3 Claims shall be Allowed Claims pursuant to the Plan in the principal amount as set forth on Exhibit B3 to the Plan plus any amounts, all to the extent not otherwise included in the amount set forth on Exhibit B3 to the Plan, for interest, fees and other amounts outstanding (including (i) reimbursement obligations for BCFPI Secured Bank Letters of Credit; (ii) accrued interest at the default rate plus reasonable professional fees; and (iii) Obligations as such term is defined in the BCFPI Secured Bank Documents) under the BCFPI Secured Bank Documents. Holders of Class 3 Claims, in full satisfaction of such Claims (other than Claims in respect of BCFPI Secured Bank Letters of Credit), shall (i) be paid in full in Cash on, or as soon as practicable after, but in any event not later than five (5) business days after, the Effective Date and in the currency as set forth in paragraph L(vii) of the Final DIP Order, or (ii) receive such treatment as otherwise agreed to by the Debtors and the holders of such Claims. In addition, in full satisfaction of Claims in respect of BCFPI Secured Bank Letters of Credit, either (i) holders of Class 3 Claims shall receive on, or as soon as practicable after, but in any event not later than five (5) business days after, the Effective Date, cash collateral in the aggregate face amount of the BCFPI Secured Bank Letters of Credit plus an amount sufficient to cover all fees for the term of each BCFPI Secured Bank Letter of Credit and in the currency of such BCFPI

Secured Bank Letter of Credit, (ii) the BCFPI Secured Bank Agent shall have received undrawn the original BCFPI Secured Bank Letters of Credit marked “cancelled” and such BCFPI Secured Bank Letters of Credit shall be extinguished, or (iii) the holders of Class 3 Claims shall receive such other treatment with respect to the BCFPI Secured Bank Letters of Credit on such other terms as to which the Debtors and holders of such Claims may agree. In no event shall holders of Class 3 Claims receive aggregate distributions on account of such Class 3 Claims under the Plan or the CCAA Plan in excess of the Allowed amount of the BCFPI Secured Bank Claims. Class 3 Claims are unimpaired and the holders thereof are not entitled to vote on the Plan.

(d)	Class 4 – ACCC Term Loan Secured Guaranty Claims

Classes 4A through 4G (collectively, the “Class 4 Claims”), as set forth on Exhibit B4 to the Plan, consist of all ACCC Term Loan Secured Guaranty Claims. Subject to Section 9 of the Plan, Class 4 Claims shall be Allowed Claims pursuant to the Plan in the principal amount of $346,898,769.39, together with all accrued and unpaid interest (including default rate interest), costs, fees, expenses and other amounts outstanding to the extent provided under the ACCC Term Loan Documents, calculated through and including the date on which the distributions are actually made to the holders of the Class 4 Claims. The holders of ACCC Term Loan Secured Guaranty Claims have asserted that the ACCC Term Loan Documents provide for the payment of their investment banker’s success fee, an argument that the Debtors dispute. Holders of Class 4 Claims, in full satisfaction of such Claims, shall (i) be paid in full in Cash (including through the release of Cash held in escrow by the ACCC Term Loan Agent in the amount of $3,285,902.23 pursuant to the terms of the Securitization Order) on, or as soon as practicable after, the Effective Date, or (ii) receive such treatment as otherwise agreed by the Debtors and the holders of such Claims. Class 4 Claims are unimpaired and the holders thereof are not entitled to vote on the Plan.

(e)	Class 5 – Other Secured Claims

Classes 5A through 5HH (collectively, the “Class 5 Claims”), as set forth on Exhibit B5 to the Plan, consist of all Other Secured Claims. Class 5 Claims shall be allowed or disallowed to the extent permitted by section 506 of the Bankruptcy Code and other applicable provisions of the Bankruptcy Code and Bankruptcy Rules in accordance with Article IV of the Plan. Each holder of an Allowed Class 5 Claim shall, in full satisfaction of such Claim, at the sole option of the Debtors, be (i) paid in full in Cash on the Initial Distribution Date, (ii) reinstated according to the terms of the relevant instrument, (iii) paid on such other terms as the Debtors and the holder of such Claim may agree, or (iv) satisfied through the surrender by the applicable Debtors of the collateral securing the Claim to the holder thereof. Class 5 Claims are unimpaired and the holders thereof are not entitled to vote on the Plan.

(f)	Class 6 – Unsecured Claims

Classes 6A through 6HH (collectively, the “Class 6 Claims”), as set forth on Exhibit B6 to the Plan, consist of all Unsecured Claims. Subject to Section 9 of the Plan, Class 6 Claims shall be allowed or disallowed in accordance with Article IV of the Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules; provided, however, that, notwithstanding anything in the Debtors’ Schedules to the contrary, and unless otherwise agreed to by the Debtors or ordered by the Bankruptcy Court, the Unsecured Note Claims set forth on Exhibit B6 to the Plan shall be Allowed Class 6 Claims solely in the amount set forth, and against the applicable Debtor(s) identified, in Exhibit B6. Section 2.13(b)(ii) of the Plan further provides that Bowater acknowledges that at least one of the BCFC Contribution Claim or the 7.95% Notes Guaranty Claim will be an Allowed Claim in Class 6S against Bowater. Subject to Bowater’s rights to settle such Claims, the Court shall determine whether such Allowed Claim is on account of (i) the BCFC Contribution Claim and/or (ii) the 7.95% Notes Guaranty. This acknowledgment shall not be interpreted to prejudice the rights, if any, of any party in interest to seek to have Allowed the 7.95% Notes Guaranty Claim or the BCFC Contribution Claim or both, or the rights of any party in interest to object to one or both of such Claims on any basis. Subject to Section 9 of the Plan, each holder of an Allowed Class 6 Claim shall, in full satisfaction of such Claim, (i) receive its Pro Rata Share of the number of shares of New ABH Common Stock allocated to the Debtor against which such Claim is Allowed as set forth in Exhibit B6 to the Plan, subject to Dilution; and (ii) to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to the Debtor against which such Claim is Allowed based on the allocations of New ABH Common Stock allocated to such Debtor as set forth in Exhibit B6 to the Plan.

The provisions of the Plan relating to distributions on account of the 13.75% Senior Secured Note Guaranty Claims shall not apply to the extent that the 13.75% Senior Secured Notes Claims are paid in full in the CCAA Proceedings on or before the Effective Date of the Plan. In the CCAA Proceedings, it is currently contemplated that the 13.75% Senior Secured Notes Claims are unaffected claims that will be paid in full in Cash on the implementation date of the CCAA Plan, and accordingly, assuming such payment occurs, the Debtors do not intend that any distributions will be made on account of the 13.75% Senior Secured Notes Guaranty Claims under this Plan. Nothing in the Plan affects, limits or impairs the rights of the 13.75% Senior Secured Notes Indenture Trustee against the CCAA Debtors or their property in the CCAA Proceedings. It is intended that all disputed issues regarding the indebtedness of any CCAA Debtor evidenced by the 13.75% Senior Secured Notes and/or the 13.75% Senior Secured Notes Indenture shall be resolved in the CCAA Proceedings. The Allowed amount of the 13.75% Senior Secured Notes Guaranty Claims set forth on Exhibit B6 to the Plan represents the Debtors’ position with respect to the amount of such Claims, without intending to limit the rights of the holders of 13.75% Senior Secured Notes or the 13.75% Senior Secured Notes Indenture Trustee to seek the full claim set forth in the applicable Proofs of Claim in these cases.

To the extent Allowed, the BCFC Contribution Claim shall be classified and treated as a Class 6 Claim against Bowater for purposes of the Plan, and any portion of the Rights Offering allocated on account of such Claim shall be allocated for the benefit of creditors of BCFC to be exercised by such creditors as if such creditors were the holders of the BCFC Contribution Claim. Class 6 Claims are impaired and the holders thereof are entitled to vote on the Plan.

(g)	Class 7 – Convenience Claims

Classes 7A through 7HH (collectively, the “Class 7 Claims”), as set forth on Exhibit B7 to the Plan, consist of all Convenience Claims. Class 7 Claims shall be allowed or disallowed in accordance with Article IV of the Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules. Each holder of an Allowed Class 7 Claim shall, in full satisfaction of such Claim, be paid in Cash in an amount equal to the lesser of 50% of (i) $5,000 or (ii) the amount of its Allowed Class 7 Claim; provided, however, that if the holders of Class 7 Claims against any Debtor do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code, then the holders of Allowed Convenience Claims for such Debtor shall be treated as holders of Class 6 Claims against such Debtor, and shall be treated in accordance with Section 2.13 of the Plan. Class 7 Claims are impaired and the holders thereof are entitled to vote on the Plan.

(h)	Class 8 – Intercompany Claims and Intercompany Interests

Classes 8A through 8HH (collectively, the “Class 8 Claims”), consist of all Intercompany Claims and Intercompany Interests. Subject to Sections 6.2, 6.3 and 6.17 of the Plan, and except as otherwise ordered by the Bankruptcy Court with respect to a particular Intercompany Claim or Intercompany Interest, on the Effective Date, at the option of the Debtors or the Reorganized Debtors, the Intercompany Claims shall either be (a) Reinstated, in full or in part, and treated in the ordinary course of business, or (b) cancelled and discharged, in full or in part; provided, however, that any election by the Debtors or the Reorganized Debtors thereunder shall not impact any recoveries under the Plan. Unless otherwise ordered by the Bankruptcy Court with respect to a particular Intercompany Claim or Intercompany Interest, and subject to Sections 6.2, 6.3 and 6.17 of the Plan, holders of Intercompany Claims and Intercompany Interests shall not receive or retain any property on account of such Intercompany Claims and Intercompany Interests to the extent such claim is cancelled and discharged as provided in Section 2.15(b) of the Plan. Class 8 Claims and Interests are impaired, shall be deemed to accept the Plan and shall not vote on the Plan.

For the avoidance of doubt, and as set forth in detail in the Legal Entity Creditor Recovery Summaries attached hereto as Exhibit F, value is attributed pursuant to the Plan to all Intercompany Claims and Intercompany Interests in existence as of the Petition Date and this value is allocated to creditors at the Debtor to whom such Intercompany Claim is owed. The Debtors’ or Reorganized Debtors’ option, in connection with the Restructuring Transactions, to Reinstate, in full or in part, or cancel and discharge, in full or in part, any particular Intercompany Claim or Intercompany Interest, will not (i) impact the value attributable to such Intercompany Claim or Intercompany Interest under the Plan, (ii) result in any change in the value of the Reorganized Debtors allocated to unsecured creditors pursuant to the Plan, or (iii) affect the estimated recoveries for Allowed Unsecured Claims set forth in this Disclosure Statement. The value allocated to all Intercompany Claims and Intercompany Interests at each Debtor is set forth in the Legal Entity Creditor Recovery Summaries.

(i)	Class 9 – Common Stock Claims and Interests

Classes 9A through 9HH (collectively, the “Class 9 Claims and Interests”) consist of all Common Stock Claims and Interests. Common Stock Claims and Interests shall be cancelled, and the holders of Common Stock Claims and Interests shall not be entitled to receive or retain any property on account of such Claims and Interests. Class 9 Claims and Interests are impaired and deemed to reject the Plan, and the holders thereof are not entitled to vote to accept or reject the Plan.

4.	Limits on Certain Distributions

Section 2.17 of the Plan provides that no agreements for the treatment of Claims permitted in Section 2.3 through and including Section 2.12 of the Plan (if any) shall provide for distributions of New ABH Common Stock to holders of Claims in such sections. For the avoidance of doubt, no distributions of New ABH Common Stock shall be made on account of Administrative Claims, Priority Tax Claims, DIP Facility Claims, Securitization Claims, Adequate Protection Claims and Claims in Class 1, Class 2, Class 3, Class 4 and Class 5.

5.	Prepetition Indemnification and Reimbursement Obligations

Section 2.18 of the Plan provides that all respective obligations, whether pursuant to certificates of incorporation, codes of regulation, by-laws, limited liability company agreements, limited liability partnership agreements, applicable state or non-bankruptcy law, or specific agreement or any combination of the foregoing, of the Debtors and Reorganized Debtors to indemnify and reimburse persons who are directors, officers, managers, employees or agents of any of the Debtors as of the Petition Date (collectively, the “Indemnity Obligations”), shall be treated as if they are executory contracts that are assumed pursuant to Section 365 of the Bankruptcy Code under the Plan as of the Effective Date, and such obligations shall survive confirmation of the Plan, shall remain unaffected by the Plan, and shall not be discharged or impaired by the Plan, irrespective of whether the indemnification or reimbursement obligation is owed in connection with any event occurring before, on or after the Petition Date, it being understood that all indemnification provisions in place on and prior to the Effective Date for directors, officers, managers or employees and agents of the Debtors shall survive the effectiveness of the Plan for claims related to or in connection with any actions, omissions or transactions prior to the Effective Date (including prior to the Petition Date); provided, however, that the Debtors’ and Reorganized Debtors’ liability for such obligations shall be limited to professional fees and expenses arising from and related to such obligations; and provided further, however, that the Indemnity Obligations shall not apply to any Employee Transferee for any Employee Transferee Action and any professional fees and expenses arising from such action. Additionally, the Debtors or Reorganized Debtors, as the case may be, shall maintain directors’ and officers’ insurance providing coverage for those indemnitees currently covered by such policies (including Employee Transferees) (collectively, the “D&O Insured”) for the remaining term of such policy and shall maintain tail coverage under policies in existence as of the Effective Date for a period of six years after the Effective Date, in scope and amount substantially similar as currently maintained by the Debtors (including any self-insurance, the “Insurance Coverage”), and consistent with historical practice, hereby further additionally indemnify the D&O Insured solely to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

6.	Preservation of Subordination Rights

Section 2.19(a) of the Plan provides that nothing contained in the Plan shall be deemed to modify, impair, terminate or otherwise affect in any way the rights of any entity (as that term is defined in section 101(15) of the Bankruptcy Code) under section 510(a) of the Bankruptcy Code, and all such rights are expressly preserved under the Plan. The treatment set forth in Article II of the Plan and the distributions to the various Classes of Claims thereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such distributions by reason of any claimed subordination rights or otherwise. All such rights and any agreements relating thereto shall remain in full force and effect, except as otherwise expressly compromised and settled pursuant to the Plan.

Section 2.19(b) of the Plan provides that distributions shall be subject to and modified by any Final Order directing distributions other than as provided in the Plan. The right of the Debtors or any other entity to seek subordination of any Claim pursuant to section 510 of the Bankruptcy Code is fully reserved except as set forth in Article VIII of the Plan, and the treatment afforded any Claim that becomes a subordinated Claim at any time shall be modified to reflect such subordination. Unless the Confirmation Order provides otherwise, no distribution shall be made to the holder of a subordinated Claim on account of such claim until the rights or the holders of Claims senior to such Claim have been satisfied.

B.	Voting and Distributions

1.	Voting of Claims

Section 3.1 of the Plan provides that each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article II of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

Pursuant to section 3.1(a) of the Plan, if at least one (1) Class of Claims or Interests that is Impaired under the Plan votes to reject the Plan or is deemed to reject the Plan, the Debtors may seek to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

Pursuant to section 3.1(b) of the Plan, if no holders of Claims or Interests eligible to vote in a particular Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the holders of such Claims or Interests in such Class.

Section 3.1(c) of the Plan provides that any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

Section 3.1(d) of the Plan provides that the Cross-Border Claims Voting Protocol shall govern the voting of Claims to accept or reject the Plan with respect to the Cross-Border Debtors.

2.	Distributions to Secured Funded Debt Claims

Section 3.2 of the Plan provides that distributions under the Plan to holders of Secured Funded Debt Claims in Classes 2 through 4 shall be made to the applicable Secured Funded Debt Administrative Agent and shall be distributed by the Secured Funded Debt Administrative Agents to the applicable Secured Funded Debt Lenders, in accordance with the terms of the applicable Secured Funded Debt Agreements, in satisfaction of all amounts owing by the Debtors and the CCAA Debtors under the Secured Funded Debt Agreements as of the date of distribution to the applicable Secured Funded Debt Administrative Agent. Distributions of Cash to holders of Claims in Classes 2 through 4 shall be made based on the amount of such Claims held by such holders as set forth in the books and records of the Secured Funded Debt Administrative Agents as of the close of business on the Confirmation Date, and in accordance with the Secured Funded Debt Agreements, after giving effect to payments made prior to the Effective Date in satisfaction of Adequate Protection Claims arising under the DIP Facility Order and the Securitization Order, as applicable.

3.	Distributions to Holders of Allowed Convenience Class Claims

Section 3.3 of the Plan provides that subject to Section 4.4 and Section 9 of the Plan, on the Effective Date, or as soon as practicable thereafter, Reorganized ABH shall deliver to the Disbursing Agent for distribution on behalf of the Debtors to holders of Allowed Convenience Claims, Cash in an amount sufficient to make distributions in accordance with Article II of the Plan. Thereafter, the Disbursing Agent shall distribute to the holder of a Disputed Claim that becomes an Allowed Convenience Claim the Cash to which such holder is then entitled under the Plan (i) as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim, in whole or in part, becomes a Final Order, (ii) at the next applicable Interim Distribution Date, or (iii) at such other time as is reasonably practicable under the circumstances, but in any event, no later than the Final Distribution Date.

4.	Distributions to Holders of Unsecured Note Claims

Section 3.4 of the Plan provides that the Indenture Trustees for each series of Unsecured Notes shall be deemed to be the holders of all Unsecured Note Claims, as applicable, for purposes of distributions to be made thereunder, and all distributions on account of such Unsecured Note Claims, shall be made to or on behalf of the applicable Indenture Trustees or in the absence of an Indenture Trustee, to the Debtors or other agent. The Debtors or Reorganized Debtors, or other agent selected by the Debtors or Reorganized Debtors, shall fulfill the role of the indenture trustee for holders of 10.26% Senior Notes (Series D), 10.50% Senior Notes (Series B), 10.60% Senior Notes (Series C), and 10.625% Senior Notes (Series A) (the “Series A-D Notes”). Each Indenture Trustee shall hold or direct such distributions for the benefit of the holders of Allowed Unsecured Note Claims, as applicable, in accordance with the terms of the applicable indenture. As soon as practicable following compliance with the requirements set forth in Section 6.16 of the Plan, the Indenture Trustee shall (a) arrange to deliver such distributions to or on behalf of such holders of Allowed Unsecured Note Claims, (b) retain, and if necessary, exercise their charging liens against any such distributions, and (c) seek compensation and reimbursement for any reasonable fees and expenses incurred in making such distributions, which shall be an obligation of the Reorganized Debtors. All distributions on account of the 13.75% Senior Secured Notes are intended to be made under and in accordance with the CCAA Plan. The distribution provisions of the Plan only apply to the holders of 13.75% Senior Secured Notes to the extent that such holders do not receive all the distributions to which such notes are entitled under the CCAA Plan.

5.	Distributions to Holders of Allowed Unsecured Claims Other than Unsecured Note Claims

Section 3.5(a) of the Plan provides that the Disbursing Agent shall make distributions of New ABH Common Stock to holders of Allowed Claims in Class 6, other than holders of Unsecured Note Claims, as follows:

(a)	On the Initial Distribution Date, the Disbursing Agent shall distribute the New ABH Common Stock allocable to such Allowed Unsecured Claims as of the Distribution Record Date to or at the direction of the Indenture Trustees and to holders of Allowed Unsecured Claims, as applicable.

(b)	On any Interim Distribution Date, the Disbursing Agent shall make interim distributions of New ABH Common Stock to or at the direction of Indenture Trustees and to holders of Allowed Claims in Class 6, as applicable, pursuant to and consistent with Section 4.4 of the Plan.

(c)	On the Final Distribution Date, the Disbursing Agent shall make the balance of all distributions to or at the direction of Indenture Trustees and to holders of Allowed Claims in Class 6 as applicable and as required under the Plan.

Section 3.5(b) of the Plan provides that notwithstanding any other provision of the Plan, all distributions to holders of Unsecured Note Claims shall be made in accordance with the terms of the Plan and the applicable Indenture.

6.	Distributions of Rights Offering Notes

Section 3.6 of the Plan provides that distributions of Rights Offering Notes to Eligible Holders on Allowed Claims and Disputed Claims that timely and validly exercised their Subscription Rights will be made upon consultation with the Creditors Committee and pursuant to procedures implemented by the Debtors or Reorganized Debtors that are not inconsistent with the Backstop Commitment Agreement and related procedures approved by the Bankruptcy Court.

7.	Distribution Record Date

Section 3.7(a) of the Plan provides that all Distributions on account of Allowed Claims shall be made to the Record Holders of such Claims. As of the close of business of the Distribution Record Date, the Claims register maintained by the Claims and Noticing Agent shall be closed, and there shall be no further changes regarding the Record Holder of any Claim. The Reorganized Debtors, the Secured Funded Debt Administrative Agents and any Disbursing Agents shall have no obligation to recognize any transfer of any Claim occurring after the Distribution Record Date. The Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under the Plan with the Record Holders as of the Distribution Record Date. As of the close of business on the Distribution Record Date, the transfer ledgers for the Secured Funded Debt Administrative Agents shall be deemed closed, and the Secured Funded Debt Administrative Agents may take whatever action is necessary to close the transfer ledgers and there shall be no further transfers or changes in the Record Holders of such securities in such transfer ledgers. PLEASE NOTE THAT IF YOU ACQUIRE A CLAIM FOLLOWING THE DISTRIBUTION RECORD DATE, YOU WILL NOT RECEIVE A DISTRIBUTION FROM THE DEBTORS OR THE REORGANIZED DEBTORS ON ACCOUNT OF SUCH CLAIM. IN ADDITION, IF YOU SELL OR TRANSFER YOUR CLAIM BEFORE THE DISTRIBUTION RECORD DATE, YOU WILL NOT RECEIVE A DISTRIBUTION ON ACCOUNT OF SUCH CLAIM.

8.	No Interest

Pursuant to Section 3.7(b) of the Plan, except as specifically provided for in the Plan, and without limiting any right to interest on account of the 13.75% Senior Secured Notes Claims in the CCAA Proceedings if any, no Claims (including Administrative Claims), Allowed or otherwise, shall be entitled, under any circumstances, to receive any interest on such Claim under the Plan.

9.	Foreign Currency Exchange Rate

Section 3.7(c) of the Plan provides that except as specifically provided for in the Plan or an order of the Bankruptcy Court, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the Bank of Canada’s noon spot rate as of the Petition Date (Cdn$1 = US$0.8290) for all purposes under the Plan, including voting, allowance and distribution.

10.	Fractional Plan Securities and De Minimis Distributions

Section 3.7(d) of the Plan provides that, notwithstanding any other provision of the Plan, only whole numbers of shares of New ABH Common Stock shall be issued pursuant to the Plan. When any distribution on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New ABH Common Stock that is not a whole number, the actual distribution of such shares shall be rounded to the next higher or lower whole number of shares as follows: (i) fractions equal to or greater than  1 /2 shall be rounded to the next higher whole number; and (ii) fractions less than  1/2 shall be rounded to the next lower number. No consideration shall be provided in lieu of fractional shares that are rounded down.

The Debtors or the Reorganized Debtors, as the case may be, shall not be required to, but may in their sole and absolute discretion, make Cash distributions to any holder of a Claim in an amount less than $10. In addition, the Debtors and the Reorganized Debtors shall not be required to, but may in their sole and absolute discretion, make any payment on account of any Claim in the event that the costs of making such payment exceeds the amount of such payment.

11.	Fractional Cents

Pursuant to Section 3.7(e) of the Plan, any other provision of the Plan notwithstanding, no payment of fractional cents will be made pursuant to the Plan. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.

12.	Distributions on Non-Business Days

Section 3.7(f) of the Plan provides that any payment or distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

13.	Partial Distributions on Disputed Claims

Section 3.7(g) provides that in consultation with the Post-Effective Date Claims Agent and the Debtors or the Reorganized Debtors as applicable, the Disbursing Agent may make partial distributions of New ABH Common Stock to holders of Disputed Claims for the amount of the undisputed portion of such holder’s Disputed Claim unless such Claim is a Disputed Claim because of Section 502(d) of the Bankruptcy Code, in which case no distributions shall be made until such Disputed Claim becomes an Allowed Claim.

14.	Disputed Payments

Pursuant to Section 3.7(h) of the Plan, if any dispute arises as to the identity of the holder of an Allowed Claim entitled to receive any distribution under the Plan, the Reorganized Debtors may retain such distribution until its disposition is determined by a Final Order or written agreement among the interested parties to such dispute.

15.	Unclaimed Property

Pursuant to Section 3.7(i) of the Plan, holders of Allowed Claims to Unclaimed Property shall cease to be entitled thereto, and such Unclaimed Property shall revert to the Reorganized Debtors.

16.	Voting of New ABH Common Stock

Pursuant to Section 3.7(j) of the Plan, New ABH Common Stock that is Unclaimed Property or reserved for Disputed Claims shall be voted by the Disbursing Agent at any meeting of the stockholders of Reorganized ABH in an equal proportion to the votes of other stockholders.

17.	Post-Consummation Effect of Evidence of Claims or Interests

Section 3.7(k) of the Plan provides that Notes, stock certificates and other evidence of Claims against or Interests in the Debtors shall, effective on the Effective Date, represent only the right to participate in the distributions contemplated by the Plan and shall not be valid or effective for any other purpose.

18.	Setoffs and Recoupment

Pursuant to Section 3.7(l) of the Plan, the Reorganized Debtors may, but shall not be required to, setoff or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, claims of any nature that the Debtors or Reorganized Debtors may have against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim against the Debtors or the Reorganized Debtors shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any setoff or recoupment claim that the Debtors or the Reorganized Debtors may possess against such holder.

19.	Compliance with Tax Requirements

Section 3.7(m) of the Plan provides that in connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, each Person that has received any distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.

C.	Procedures for Determination of Claims and Interests

1.	Bar Date for Certain Administrative Claims

Section 4.1 of the Plan provides that all applications for final allowance of Fee Claims, and all other requests for the payment of Administrative Claims (other than Ordinary Course Administrative Claims), must be filed with the Bankruptcy Court and served on the Reorganized Debtors and their counsel at the addresses set forth in Section 10.14 of the Plan not later than thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Any request for the payment of an Administrative Claim that is not timely filed and served shall be discharged and forever barred and the holder of such Administrative Claim shall be enjoined from commencing or continuing any action, process, or act to collect, offset or recover such Claim. The Debtors and the Reorganized Debtors shall have sole responsibility for filing objections to and resolving all requests for the allowance of Administrative Claims; provided, however, the Creditors Committee (or the Post-Effective Date Claims Agent, as applicable) shall have the right to file an objection to any Fee Claims asserted by Professionals retained on behalf of the Debtors.

2.	Objections To Claims

Section 4.2 of the Plan provides that objections to any Claim filed by any party other than the Debtors (other than Administrative Claims governed by Section 4.1 of the Plan) or the Post-Effective Date Claims Agent must be filed no later than twenty (20) days before the Effective Date. To the extent any property is distributed to a Person on account of a Claim that is not an Allowed Claim, such property shall be held in trust for and shall promptly be returned to the Reorganized Debtors. Subject to Section 4.3 of the Plan, the Debtors, Reorganized Debtors or the Post-Effective Date Claims Agent shall file objections on or before the Claims Objection Deadline to any Claim that is not an Allowed Claim as of the Effective Date.

3.	Post-Effective Date Claims Agent and Authority to Prosecute Objections

Section 4.3(a) of the Plan provides that on and as of the Effective Date, an agent, as selected by the Creditors Committee and subject to the Debtors’ reasonable consent, shall act as the agent for the Estates (the “Post-Effective Date Claims Agent”) in evaluating and prosecuting (i) objections to Disputed Claims in Classes 1, 5 and 6 of the Plan that (A) are Filed in an amount of $75,000 or more and are not listed on the Schedules or (B) as to which the variance between (1) the amount of such Claim as Filed and (2) the liquidated, non-contingent and undisputed amount for which such Claim is listed on the Schedules is $75,000 or more (subparts (1) and (2) together, the “Disputed Claims Pool”), (ii) Avoidance Actions to recover any alleged transfers made to any entity that received payments or transfers during the applicable “look back” period (the “Post-Effective Date Claims Agent Avoidance Actions”); provided however, that the Post-Effective Date Claims Agent Avoidance Actions shall not include potential preference claims under section 547 of the Bankruptcy Code (x) with respect to vendors that are sole source suppliers or that offer the Debtors favorable trade terms, as set forth on a list to be compiled by the Debtors and approved by the Creditors Committee in the Creditors Committee’s sole discretion, on or prior to the Effective Date, or (y) that involve payments or transfers made during the applicable “lookback” period that in the aggregate are less than $350,000 per transferee, or (z) against any persons who are directors, officers, managers, employees or agents of any of the Debtors as of and including the Effective Date; and further provided, however, that the Post-Effective Date Claims Agent Avoidance Actions shall not include any avoidance claims covered by the 8.00% Convertible Notes Stipulation, and (iii) actions brought pursuant to section 510(b) or (c) of the Bankruptcy Code (the “Section 510 Actions”). For the avoidance of doubt, the Post-Effective Date Claims Agent may use a Post-Effective Date Claims Agent Avoidance Action to object under section 502(d) of the Bankruptcy Code to any Claim of an entity or transferee subject to Section 502(d) of the Bankruptcy Code on account of such Post-Effective Date Claims Agent Avoidance Action.

Section 4.3(b) of the Plan provides that the Post-Effective Date Claims Agent’s compensation shall be approved by the Debtors and the Creditors Committee prior to the Effective Date. Any adjustment in the Post-Effective Date Claims Agent’s compensation shall be subject to the approval of the Reorganized Debtors but may not be adjusted downward prior to the second anniversary of the Effective Date; provided, however, that the Post-Effective Date Claims Agent shall be entitled to such compensation only up to and through the earlier to occur of (x) the date on which all

Disputed Claims in the Disputed Claims Pool and all Post-Effective Date Claims Agent Avoidance Actions have been resolved or adjudicated pursuant to a Final Order and (y) the date on which such Post-Effective Date Claims Agent resigns, terminates his or her engagement as Post-Effective Date Claims Agent or is removed pursuant to Section 4.3(e) of the Plan.

Section 4.3(c) of the Plan provides that subject to the terms and provisions of Section 4.3 of the Plan and except as otherwise set forth in Sections 4.3(c) or 4.3(d) of the Plan, the Post-Effective Date Claims Agent shall be authorized and empowered to evaluate, make, file, prosecute, settle and abandon objections to (i) any Disputed Claims in the Disputed Claims Pool, (ii) any Post-Effective Date Claims Agent Avoidance Actions and (iii) any Section 510 Actions; provided, however, that the resolution of all Claims against the Cross-Border Debtors remain subject to the Cross-Border Claims Reconciliation Protocol and the Post-Effective Date Claims Agent shall have the rights and duties of the Creditors Committee under the Cross-Border Claims Reconciliation Protocol. The Post-Effective Date Claims Agent shall be entitled to retain counsel and other advisors to exercise the foregoing rights and duties (the “Claims Agent Professionals”). The Claims Agent Professionals, as well as the terms of their employment, shall be reasonably satisfactory to the Post-Effective Date Claims Agent and the Reorganized Debtors. The Reorganized Debtors shall pay all reasonable and documented fees and expenses of the Claims Agent Professionals (the “Claims Agent Professionals’ Fee and Expense Claims”) on a monthly basis, provided, however, that the Reorganized Debtors may dispute any portion of a Claims Agent Professionals’ Fee and Expense Claim (a “Disputed Claims Agent Professionals’ Fee and Expense Claim”), in which case (x) the Reorganized Debtors shall pay the portion of the Claims Agent Professionals’ Fee and Expense Claim that is not specifically disputed, and (y) in the absence of a consensual resolution of the Disputed Claims Agent Professionals’ Fee and Expense Claim, the Reorganized Debtors or the applicable Claims Agent Professionals shall submit the Disputed Claims Agent Professionals’ Fee and Expense Claim to the Bankruptcy Court for adjudication.

Section 4.3(d) of the Plan provides that on or before the Effective Date, the Debtors shall deposit $750,000, or such other amount as reasonably agreed to by the Debtors and the Creditors Committee, into an account designated by and held in the name of the Post-Effective Date Claims Agent (the “Post-Effective Date Claims Agent Fund”), which amounts shall be used by the Post-Effective Date Claims Agent from and after (but not for services rendered or costs or expenses incurred before) the Effective Date to perform its duties and responsibilities set forth above (other than for the payment of the Claims Agent Professionals, who shall be paid by the Reorganized Debtors as provided in Section 4.3(c) of the Plan). If, subsequent to the initial funding of the Post-Effective Date Claims Agent Fund, the Post-Effective Date Claims Agent determines that the amount then held in the Post-Effective Date Claims Agent Fund is insufficient for it to conclude the performance of its duties under Section 4.3 of the Plan, it shall notify the Reorganized Debtors, and they shall meet together in good faith to determine what, if any, additional amounts should be deposited by the Reorganized Debtors into the Post-Effective Date Claims Agent Fund. The Reorganized Debtors shall determine the amount of subsequent funding of the Post-Effective Date Claims Agent Fund.

Section 4.3(e) of the Plan provides that in the event that the Post-Effective Date Claims Agent resigns or otherwise terminates its service in such capacity prior to the resolution or adjudication of all Disputed Claims in the Disputed Claims Pool, the Reorganized Debtors shall designate a successor Post-Effective Date Claims Agent (which shall be vested with all of the rights and powers set forth in Section 4.3 of the Plan). The Reorganized Debtors shall provide the Post-Effective Date Claims Agent (or any successor Post-Effective Date Claims Agent) with reasonable access to the Debtors’ books and records and personnel during normal business hours upon reasonable prior notice, and the Reorganized Debtors shall take commercially reasonable steps to cooperate with the Post-Effective Date Claims Agent in the performance of its duties under Section 4.3 of the Plan. In the event of any dispute regarding the conduct of, or exercise of the duties of, the Post-Effective Date Claims Agent or the Claims Agent Professionals, the Reorganized Debtors may submit such dispute to the Bankruptcy Court, provided, however, that the Post-Effective Date Claims Agent may only be removed for gross negligence, willful misconduct or fraud.

Section 4.3(f) of the Plan provides that after the Effective Date, except as provided in Sections 4.3(a) and 4.3(c) or otherwise in the Plan, only the Post-Effective Date Claims Agent shall have the authority to file, prosecute, settle, compromise, withdraw or litigate to judgment objections to Disputed Claims in the Disputed Claims Pool, Post-Effective Date Claims Agent Avoidance Actions and Section 510 Actions. Before bringing any (i) objections to Disputed Claims in the Disputed Claims Pool; (ii) Post-Effective Date Claims Agent Avoidance Actions other than Post-Effective Date Claims Agent Avoidance Actions brought solely for purposes of section 502(d) of the Bankruptcy Code; or (iii) Section 510 Actions, in each case with respect to a party with a current contractual or supplier relationship with the Debtors, a then current employee of the Reorganized Debtors, or then current officer or director of the Company, the Post-Effective Date Claims Agent shall consult with the Reorganized Debtors (or the Reorganized Debtors’ designee). Subject to Section 4.3(g) of the Plan, the Debtors’ authority to file, prosecute, settle, compromise, withdraw or litigate to judgment objections to Disputed Class in the Disputed Claims Pool, Post-Effective Date Claims Agent Avoidance Actions or Section 510 Actions shall terminate on the Effective Date as provided therein; provided, however, that notwithstanding any other provision of Section 4.3 of the Plan to the contrary, the Debtors and Reorganized Debtors shall retain the authority to prosecute, settle, compromise and otherwise resolve all labor grievances arising under Collective Bargaining Agreements pursuant to the terms and conditions of the governing Collective Bargaining Agreement. The Post-Effective Date Claims Agent shall provide periodic updates on Claims resolutions to the Reorganized Debtors (or the Reorganized Debtors’ designee). Notwithstanding the foregoing, and subject to section 4.3(j) of the Plan, the Post-Effective Date Claims Agent shall have full authority to bring and settle (x) any Claims in the Disputed Claims Pool, (y) any Post-Effective Date Claims Agent Avoidance Action that would result in a recovery of less than $500,000, and (z) any Section 510 Action. Any settlements of a Post-Effective Date Claims Agent Avoidance Action that results in a recovery in excess of $500,000 shall require approval by the Reorganized Debtors.

Section 4.3(g) of the Plan provides that any previously prosecuted objections to any Disputed Claims in the Disputed Claims Pool, any Post-Effective Date Claims Agent Avoidance Actions and any Section 510 Actions that are pending as of the Effective Date shall be deemed to have been assigned to the Post-Effective Date Claims Agent, and the Post-Effective Date Claims Agent shall have the sole and exclusive right, subject to the limitations set forth above, to continue the prosecution of such Disputed Claims in the Disputed Claims Pool, Post-Effective Date Claims Agent Avoidance Action or Section 510(c) Action, abandon such Claim objections or action, or settle or compromise such Disputed Claims or action, subject to the terms of Section 4.3 of the Plan; provided, however, that notwithstanding the foregoing, the Debtors and Reorganized Debtors shall retain the Causes of Action, and right to resolve, evaluate and prosecute the objections to Disputed Claims, which the Debtors shall identify on a schedule to be provided to the Creditors Committee prior to the Effective Date, and which shall be reasonably acceptable to the Creditors Committee. Subject to further order of the Bankruptcy Court and notwithstanding anything in the Plan to the contrary, the Debtors or Reorganized Debtors, as applicable, shall retain the right to resolve, evaluate and prosecute the BCFC Contribution Claim and any objections thereto, and resolution of, or any claims and defenses of the Debtors or Reorganized Debtors relating to or arising from the BCFC Contribution Claim or the 7.95% Notes Guaranty Claims, shall not be assigned to the Post-Effective Date Claims Agent.

Section 4.3(h) of the Plan provides that within thirty (30) days following the end of each February, May, August and November until all Disputed Claims in the Disputed Claims Pool have been Allowed or Disallowed and all Post-Effective Date Claims Agent Avoidance Actions and Section 510 Actions have been settled, abandoned or prosecuted to judgment and recoveries of judgments received, the Post-Effective Date Claims Agent shall provide to the Reorganized Debtors a report with such information and detail as the Reorganized Debtors shall reasonably request in order for them to make the distributions described in Article III of the Plan.

Section 4.3(i) of the Plan provides that all amounts recovered by the Post-Effective Date Claims Agent as a result of its prosecution or settlement of any Post-Effective Date Claims Agent Avoidance Action or Section 510 Action shall be promptly paid to the Reorganized Debtors.

Section 4.3(j) of the Plan provides that except as set forth in the Plan, notwithstanding that the Post-Effective Date Claims Agent shall have the right to file objections to Disputed Claims in the Disputed Claims Pool, litigate and/or settle objections to Disputed Claims in the Disputed Claims Pool on behalf of the Debtors and their Estates, and commence, prosecute, litigate and settle any Post-Effective Date Claims Agent Avoidance Actions or Section 510 Actions, nothing contained in Section 4.3(j) of the Plan shall be deemed to obligate the Post-Effective Date Claims Agent to take any such actions, all of which shall be determined by the Post-Effective Date Claims Agent in its sole and absolute discretion.

Section 4.3(k) of the Plan provides that the Debtors or Reorganized Debtors, as applicable, shall have the sole and exclusive right to evaluate, make, file, prosecute, settle or abandon objections to Disputed Claims in Class 6 that are not within the Disputed Claims Pool and to Disputed Claims in Classes 7 and 8. The Reorganized Debtors shall quarterly provide a report to the Post-Effective Date Claims Agent summarizing the status of such disputed claims resolution in reasonable detail.

4.	Disputed Claims Reserve

Pursuant to Section 4.4(a) of the Plan, unless otherwise ordered by the Bankruptcy Court, from and after the Effective Date, and until such time as all Disputed Claims have become Allowed Claims, compromised or settled, the Disbursing Agent shall reserve and hold in escrow (the “Disputed Claims Reserve”) for the benefit of each holder of a Disputed Claim, New ABH Common Stock (and any dividends thereon) in an amount equal to the Pro Rata Share of distributions which would have been made to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to, as applicable: (i) the Disputed Claim amount, unless the Claim is a Disputed Claim solely because of section 502(d) of the Bankruptcy Code, in which case the disputed and undisputed amount (if any) of the Claim shall be reserved or (ii) if the amount of the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, such amount determined by the Bankruptcy Court (which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum amount in which such Claim may ultimately become an Allowed Claim), or (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Debtors or the Reorganized Debtors. The Disputed Claims Reserve is intended to be treated for U.S. income tax purposes as a grantor trust of the Debtors.

5.	Distributions on Disputed Claims Upon Allowance

Pursuant to Section 4.4(b) of the Plan, the Disbursing Agent shall distribute to the holder of a Disputed Claim that becomes an Allowed Claim (other than a Disputed Claim that becomes an Allowed Convenience Claim, the distribution for which is provided for in Section 3.3 of the Plan), in whole or in part, the distribution to which such holder is then entitled under the Plan for such Allowed Claim, in the Disbursing Agent’s sole discretion, (a) as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim becomes a Final Order, (b) at the next applicable Interim Distribution Date, or (c) at such other time the Disbursing Agent reasonably determines is appropriate under the circumstances, but in any event, no later than the Final Distribution Date. The balance, if any, of New ABH Common Stock previously reserved pursuant to Section 4.4(a) of the Plan shall be included in future calculations of New ABH Common Stock reserved pursuant to Section 4.4(a) of the Plan as Disputed Claims become Allowed as provided in Section 4.4(b) of the Plan. The existence of a Disputed Claim in Class 6 shall not impair or impede the making of a distribution to Allowed Claims in such Class or any other Class. If the Allowed amount of any particular Disputed Claim is reconsidered under section 502(j) of the Bankruptcy Code and Bankruptcy Rule 3008 and/or is Allowed in an amount that is greater than the estimated amount of such Claim, or the ultimately Allowed amount of all Disputed Claims in Class 6 is greater than the estimated aggregate amount of such Claims, no claimant shall have recourse against the Reorganized Debtors (or any property thereof), any distributions made to a creditor in any other Class under the Plan, or any distribution previously made on account of any Allowed Claim (however, nothing in section 4.4(b) of the Plan shall modify any right of a holder of a reconsidered Claim under the penultimate sentence of section 502(j) of the Bankruptcy Code).

6.	Claims Against Cross-Border Debtors

Section 4.5 of the Plan provides that subject to Sections 4.3 and 6.14 of the Plan, the procedures set forth in the Cross-Border Claims Reconciliation Protocol shall govern the allowance of Claims against the Cross-Border Debtors.

7.	Indenture Trustees as Claim Holders

Section 4.6 of the Plan provides that consistent with Bankruptcy Rule 3003(c), the Debtors and the Reorganized Debtors shall recognize the Proofs of Claim filed by an Indenture Trustee with respect to the Claims of the holders represented by such Indenture Trustee in the amount Allowed pursuant to the Plan. Any Proof of Claim filed by a registered or beneficial holder of Claims for which the applicable Indenture Trustee has filed a Proof of Claim shall be Disallowed by the Confirmation Order as duplicative of the Proof of Claim filed by the Indenture Trustee without need for any further action or Bankruptcy Court Order, except to the extent that any Claim, or a portion of a Proof of Claim, filed by a holder is not included within the Proof(s) of Claim filed by the applicable Indenture Trustee.

D.	Treatment Of Executory Contracts and Unexpired Leases

1.	Assumed Executory Contracts and Unexpired Leases

(a)	Assumption and Assignment Generally

Pursuant to Section 5.1(a) of the Plan, on the Effective Date, except as otherwise provided in the Plan, in any contract, instrument, release or other agreement or document entered into in connection with the Plan, in a Final Order of the Bankruptcy Court, or as requested in any motion filed on or prior to the Effective Date, pursuant to section 365 of the Bankruptcy Code the applicable Debtor or Debtors will assume, or assume and assign, each executory contract or unexpired lease listed on Plan Supplement 11A. Each contract and lease listed on Plan Supplement 11A will be assumed only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Plan Supplement 11A will not constitute an admission by a

Debtor or a Reorganized Debtor that such contract or lease (including any modifications, amendments, supplements, restatements, or other related agreements) is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability thereunder. To the extent applicable, all executory contracts or unexpired leases of the Reorganized Debtors assumed during the Chapter 11 Cases, including those assumed pursuant to Section 5.1 of the Plan, shall be deemed modified such that the transactions contemplated by the Plan and the CCAA Plan shall not constitute a “change of control” (or terms with similar effect) under the applicable executory contract or unexpired lease, regardless of how such term may be defined therein, and any consent or advance notice required under such executory contract or unexpired lease shall be deemed satisfied by Confirmation of the Plan.

(b)	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Section 5.1(b) of the Plan provides that unless otherwise provided in the Plan, each executory contract or unexpired lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such executory contract or unexpired lease, and all executory contracts and unexpired leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, supplements, and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

(c)	Customer Agreements

Section 5.1(c) of the Plan provides that to the extent that (i) the Debtors are party to any contract, purchase order or similar agreement providing for the sale of the Debtors’ products or services, (ii) such agreement constitutes an executory contract, and (iii) such agreement (A) has not been previously rejected or assumed by order of the Bankruptcy Court, (B) is not subject to a motion to reject such executory contract or unexpired lease filed on or prior to the Effective Date, (C) is not listed on Plan Supplement 11A or Plan Supplement 11B, (D) has not been designated for rejection in accordance with Section 5.2(a) of the Plan, such contract (including any modifications, amendments, supplements, restatements or other related agreements), purchase order or similar agreement will be deemed assumed by the applicable Debtor(s) in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The Cure amount to be paid in connection with the assumption of a customer contract that is not specifically identified in Plan Supplement 11A shall be $0.00.

(d)	Paper Retriever® and EcoRewards® Program Contracts

Section 5.1(d) of the Plan provides that any contract (including any modifications, amendments, supplements, restatements or other related agreements) of the Debtors under the Company’s Paper Retriever® and EcoRewards® programs for the collection, pick-up, payment for, or other services relating to, the collection of recyclables under the Paper Retriever® and EcoRewards® programs, including the leasing or provision of bins, shall be deemed assumed by the applicable Debtor(s) in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date unless such contract (i) has been previously rejected or assumed by order of the Bankruptcy Court, (ii) is subject to a motion to reject filed on or prior to the Effective Date, (iii) is listed on Plan Supplement 11B, or (iv) has been designated for rejection in accordance with Section 5.2(a) of the Plan. The Cure amount to be paid in connection with the assumption of any and all such Paper Retriever® and EcoRewards® contracts that are not specifically identified in Plan Supplement 11A shall be $0.00.

(e)	Utility Agreements

Section 5.1(e) of the Plan provides that to the extent that (i) the Debtors are party to any utility service contract or similar agreement with a utility, (ii) such agreement constitutes an executory contract, and (iii) such agreement (A) has not been previously rejected or assumed by order of the Bankruptcy Court, (B) is not subject to a motion to reject such executory contract or unexpired lease filed on or prior to the Effective Date, (C) is not listed on Plan Supplement 11A or Plan Supplement 11B, (D) has not been designated for rejection in accordance with Section 5.2(a) of the Plan, then such utility service contract or similar agreement with a utility (including any modifications, amendments, supplements, restatements or other related agreements) shall be deemed assumed by the applicable Debtor(s) in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The Cure amount to be paid in connection with the assumption of a utility service contract or similar agreement with a utility that is not specifically identified in Plan Supplement 11A shall be $0.00.

(f)	Certain Governmental Agreements

Section 5.1(f) of the Plan provides that to the extent that (i) the Debtors are party to any agreement, permit, certificate, license, approval, memorandum or contract, including any easements or agreements to cross land (collectively, including any product from such agreements, permits, certificates, licenses, approvals, memoranda or contracts, the “Government Agreements”) issued by, signed with, or granted by a governmental unit, including a federal government, provincial or state government, or agent or agency of a federal, provincial or state government (ii) such Government Agreement constitutes an executory contract, and (iii) such Government Agreement (A) has not been previously rejected or assumed by order of the Bankruptcy Court, (B) is not subject to a motion to reject such executory contract or unexpired lease filed on or prior to the Effective Date, (C) is not listed on Plan Supplement 11A or Plan Supplement 11B, (D) has not been designated for rejection in accordance with Section 5.2(a) of the Plan, then such Government Agreement will be deemed assumed by the applicable Debtor(s) in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The Cure amount to be paid in connection with the assumption of a Government Agreement if not specifically identified in Plan Supplement 11A shall be $0.00.

(g)	Cutting Rights Agreements

Section 5.1(g) of the Plan provides that any contract (including any modifications, amendments, supplements, restatements or other related agreements) of the Debtors for or related to cutting rights shall be deemed assumed by the applicable Debtor(s) in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date unless such contract (i) has been previously rejected or assumed by order of the Bankruptcy Court, (ii) is subject to a motion to reject filed on or prior to the Effective Date, (iii) is listed on Plan Supplement 11B, or (iv) has been designated for rejection in accordance with Section 5.2(a) of the Plan. The Cure amount to be paid in connection with the assumption of any and all such contracts that are not specifically identified in Plan Supplement 11A shall be $0.00.

(h)	Collective Bargaining Agreements

Section 5.1(h) of the Plan provides that unless otherwise requested in any motion or stipulation filed on or prior to the Effective Date, all Collective Bargaining Agreements set forth on Plan Supplement 1 shall be deemed to have been assumed by the Debtors party thereto upon the occurrence of the Effective Date, as such Collective Bargaining Agreements may have been amended from time to time, including as such Collective Bargaining Agreements have been amended by that certain Memorandum of Agreement (the “Master Agreement”) by and between AbitibiBowater Inc. and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, the International Brotherhood of Electrical Workers, the International Association of Machinists, and the United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry of the United States and Canada (collectively, the “Unions”) dated April 14, 2010. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the pertinent Debtor’s assumption of each Collective Bargaining Agreement, as so amended, and the Master Agreement. The Cure amount to be paid in connection with the assumption of such Collective Bargaining Agreements shall be $0.00. In addition, unless previously withdrawn, upon the Effective Date, the Unions’ proofs of claim shall be deemed withdrawn as of the Effective Date without prejudice to: (1) the Debtors’ and Reorganized Debtors’ obligations under the Master Agreement; (2) the Unions’ pursuit of grievances and arbitrations in the ordinary course; (3) the right of the Unions or the Debtors or the Reorganized Debtors to apply to the Bankruptcy Court for the resolution of any dispute over the priority, or the treatment under any plan of reorganization, to be accorded to any grievance settlement entered by the parties or remedy ordered by an arbitrator acting pursuant to the Collective Bargaining Agreement; and (4) the Unions’ right to reinstate and file proofs of claim if a plan of reorganization incorporating the Master Agreement is not consummated.

(i)	Payments Related to Assumption of Executory Contracts and Unexpired Leases.

Section 5.1(i) of the Plan provides that except as otherwise provided in the Plan, any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied by Cure in the amount, if any, set forth in Section 5.1 of the Plan or in Plan Supplement 11A, or, in the event of an objection to such Cure amount or if no such Cure amount is listed, in the amount agreed between the parties or as ordered by the Bankruptcy Court or another court of competent jurisdiction. If the non-Debtor party to the unexpired lease or executory contract does not object to the amount of Cures set forth in Plan Supplement 11A on or before the Voting Deadline, such non-Debtor party shall be deemed to accept such Cure amount. In the event of a dispute regarding (a) the nature or amount of any Cure, (b) the ability of the applicable Reorganized Debtor or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, such dispute shall be determined by the Bankruptcy Court, or as the parties may otherwise agree. To the extent that the Debtor who is a party to the unexpired lease or executory contract is to be merged pursuant to Sections 6.2 and 6.3 of the Plan, upon assumption as contemplated in the Plan, the Reorganized Debtor that is the surviving entity after such merger shall be the party to the unexpired lease or executory contract.

2.	Rejection of Executory Contracts and Unexpired Leases

(a)	Rejection Generally

Section 5.2(a) of the Plan provides that on the Effective Date, except for an executory contract or unexpired lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section 5.1 of the Plan, each executory contract or unexpired lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms shall be deemed rejected pursuant to section 365 of the Bankruptcy Code. The executory contracts or unexpired leases to be rejected pursuant to the Plan will include the executory contracts or unexpired leases listed on Plan Supplement 11B. Each executory contract and unexpired lease listed on Plan Supplement 11B shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract on Plan Supplement 11B will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability thereunder. Regardless of whether an executory contract or unexpired lease is listed on Plan Supplement 11B, it will be deemed rejected unless such contract (a) is listed on Plan Supplement 11A, (b) was previously assumed, assumed and assigned, or rejected by order of the Bankruptcy Court, or (c) is deemed assumed pursuant to Sections 5.1(c) through 5.1(g), Section 5.4 or Section 6.10 of the Plan.

(b)	Rejection Damages Bar Date

Section 5.3(b) of the Plan provides that unless an earlier Claims Bar Date applies, if the rejection by a Debtor of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor unless a Proof of Claim with respect to such Claim is filed with the Claims and Noticing Agent and served upon counsel to the Debtors or the Reorganized Debtors (as the case may be) within thirty (30) days after (a) filing of a notice of the occurrence of the Effective Date or (b) entry of an order authorizing the rejection of such executory contract or unexpired lease.

3.	Limited Extension of Time to Assume or Reject

Pursuant to Section 5.3 of the Plan, in the event of a dispute as to whether a contract or lease is executory or unexpired, the right of the Debtors or Reorganized Debtors to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after the entry of a Final Order by the Bankruptcy Court determining that the contract or lease is executory or unexpired. The deemed assumptions and rejections provided for in Article V of the Plan shall not apply to such contract or lease.

4.	Insurance Policies and Agreements

Section 5.4 of the Plan provides that the insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date set forth on Plan Supplement 2 shall continue in effect after the Effective Date. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything to the contrary in the Plan, the Plan shall constitute a motion to assume or ratify such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor and its Estate. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments shall be required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement. If the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek the rejection of such insurance policy or agreement or other available relief.

To the extent that the Debtors’ insurance policies and related agreements with Ace American Insurance Company, ACE INA Insurance, ACE European Group, Ltd., Ace American Fire & Marine Company and/or other affiliated members of the ACE group of companies, and/or their predecessors in interest (collectively referred to as

“ACE”) or Liberty Mutual Insurance Company (together with its affiliates, “Liberty”, and together with ACE, the “Insurers”) are executory, they will be assumed by the Debtors. Regardless of whether any insurance policies issued by the Insurers, to or on behalf of the Debtors or their predecessors in interest, or any related agreements are executory, all such insurance policies and related agreements shall vest in the Reorganized Debtors and the Reorganized Debtors will perform the insureds’ obligations thereunder, and the Insurers will perform the insurers’ obligations thereunder, including any obligations pertaining to insurance coverage for claims arising pre-petition or during the pendency of these Chapter 11 Cases. The Plan and the Confirmation Order (including any exhibits and supplements thereto, and any provision that purports to be peremptory or supervening contained therein), shall not operate to, or have the effect of, impairing in any respect the legal, equitable or contractual rights and defenses of the insureds or insurers with respect to any insurance policies issued by the Insurers, to or on behalf of the Debtors or their predecessors in interest, and any related agreements; provided, however, that the Debtors and the Reorganized Debtors, as applicable, shall not cease to be the insured parties with respect to any such insurance policies solely as a result of the consummation of the restructurings and assumption of executory contracts pursuant to the Plan and the CCAA Plan. The rights and obligations of the insureds and insurers under the Insurers’ insurance policies and related agreements shall be determined under such policies and related agreements, including the terms, conditions, limitations, exclusions and endorsements thereof, which shall remain in full force and effect, and under any applicable non-bankruptcy law. The Insurers have reserved all of their rights and defenses under their policies and any related agreements and applicable non-bankruptcy law.

5.	Miscellaneous

Section 5.5(a) of the Plan provides that the Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any executory contract or unexpired lease.

Section 5.5(b) of the Plan provides that subject to Section 5.5(d) of the Plan, but notwithstanding any other provision of the Plan, each of the Debtors shall retain the right to, at any time prior to the Confirmation Hearing, modify, amend or supplement Plan Supplement 11A and Plan Supplement 11B, including the right to (i) delete any executory contract or unexpired lease listed therein, (ii) add any executory contract or unexpired lease thereto, thus providing for its assumption or assumption and assignment pursuant to Section 5.1 of the Plan, or its rejection pursuant to Section 5.2 of the Plan, as the case may be, or (iii) modify the Cure Amount.

Section 5.5(c) of the Plan provides that the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumption, assumption and assignment, or rejection of the executory contracts and unexpired leases as contemplated in Article V of the Plan pursuant to section 365 of the Bankruptcy Code, as of the later of: (a) the Effective Date; or (b) the resolution of any objection to the proposed assumption, assumption and assignment, or rejection of an such executory contract or unexpired lease.

Section 5.5(d) of the Plan provides that the Debtors or Reorganized Debtors shall not assume any executory contract or unexpired lease that would result in Cure costs greater than $1 million without the consent of the Creditors Committee, such consent not to be unreasonably withheld.

E.	Implementation of Plan

1.	Pre-Effective Date Injunction or Stays

Pursuant to Section 6.1 of the Plan, all injunctions or stays, whether by operation of law or by order of the Bankruptcy Court, provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise that are in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

2.	Restructuring Transactions

Section 6.2 of the Plan provides that effective as of the Effective Date, or thereafter as necessary, the applicable Debtors and Reorganized ABH shall enter into one or more corporate reorganization and related transactions (the “Restructuring Transactions”) and take any actions as may be necessary or appropriate to simplify their corporate structure and to effect a tax efficient corporate restructuring of their respective businesses, in each case upon consultation with the Creditors Committee. The Restructuring Transactions are intended to streamline the Company’s operations and organizational structure. The Restructuring Transactions will include, among other things, the consolidation of duplicative entities and businesses. The Company anticipates that a significant number of its affiliated legal entities organized in the United States and Canada will be eliminated as a result of the Restructuring Transactions, which is expected to result in a simplification of accounting records and a reduction of administrative expenses, and may also result in state tax savings. Additionally, certain of the Restructuring Transactions will confer a benefit under the attribute reduction rules of Treas. Reg. § 1.1502-28, effectively resulting in the reduction of older net operating losses of certain Debtors, as opposed to the more recent net operating losses of ABH.

The Restructuring Transactions may include one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers (including transfers involving the issuance of New ABH Common Stock to subsidiaries of the Debtors or the Reorganized Debtors), liquidations or other transactions as may be determined by the Debtors or Reorganized ABH to be necessary or appropriate. The Plan reserves the right to issue New ABH Common Stock to Donohue Corp. to effectuate a Restructuring Transaction of Donohue Corp. and its subsidiaries. However, any issuance of New ABH Common Stock to Donohue Corp. will not result in any change in value of the Reorganized Debtors allocated to unsecured creditors pursuant to the Plan and will not affect the estimated recoveries for Allowed Unsecured Claims set forth in this Disclosure Statement.

The Debtors shall file Plan Supplement 12 setting forth the restructuring transactions that will occur. The Debtors shall be permitted to implement certain of the Restructuring Transactions after the Effective Date, as contemplated by Plan Supplement 12. Subject to the Restructuring Transactions, each of the Debtors shall continue to exist after the Effective Date as a separate entity, with all the powers of a corporation, limited liability company, or partnership, as the case may be, under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other organizational documents are amended and restated or reorganized by the Plan or the CCAA Plan, as applicable, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. Certain affiliates of the Debtors are not Debtors in these Chapter 11 Cases. The continued existence, operation, and ownership of such non-Debtor affiliates is a component of the Debtors’ businesses, and, as set forth in Article 8.1 of the Plan, but subject to the Restructuring Transactions, all of the Debtors’ equity interests and other property interests in such non-Debtor affiliates shall revest in the applicable Reorganized Debtor or its successor on the Effective Date.

3.	Dissolution of Certain Debtors

Section 6.3 of the Plan provides that on or as of the Effective Date, within the sole and exclusive discretion of the Debtors, but upon consultation with the Creditors Committee, the Debtors may (a) cause any or all of the Debtors to be merged into one or more of the Debtors, dissolved, or otherwise consolidated, (b) cause the transfer of assets between or among the Debtors, or (c) engage in any other transaction in furtherance of the Plan. Any such transaction shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors or the Reorganized Debtors. The Debtors shall file Plan Supplement 3 with the Bankruptcy Court setting forth the Debtors that will be merged or dissolved.

4.	Amended Certificates of Incorporation and By-laws

Section 6.4 of the Plan provides that as of the Effective Date, the current certificates of incorporation and bylaws of the Debtors and other similar formation documents as applicable, shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code, including, without limitation, the prohibition against the issuance of non-voting equity securities set forth in section 1123(a)(6) of the Bankruptcy Code (collectively, the “Amended Certificates of Incorporation and Bylaws”). The forms of Amended Certificates of Incorporation and Bylaws in Plan Supplements 4A and 4B shall become effective on the Effective Date. After the Effective Date, the Amended Certificates of Incorporation and Bylaws shall be subject to such further amendments or modifications as may be made by law, or pursuant to such Amended Certificates of Incorporation and Bylaws.

5.	No Further Approvals

Section 6.5 of the Plan provides that the mergers, transfers of assets, dissolutions, consolidations and other transactions contemplated in the Plan shall be approved and effective as of the Effective Date without the need for any further state or local regulatory approvals or approvals by any non-Debtor parties, and without any requirement for further action by the Debtors, Reorganized Debtors, or any entity created to effectuate the provisions of the Plan.

6.	Pre-Effective Date Management

Section 6.6 of the Plan provides that after the Confirmation Date and until the Effective Date, the current directors and officers of each Debtor shall continue to serve in such capacities, subject to such changes as may be determined by the Board of Directors of a Debtor in accordance with the current bylaws and certificates of incorporation or other formation document of such Debtor.

7.	Post-Effective Date Management of Reorganized Debtors

Section 6.7(a) of the Plan provides that as of the Effective Date, the directors and officers of each Debtor that is not a Reorganized Debtor will be terminated. A search committee (the “Search Committee”), consisting of three (3) members of the Creditors Committee, three (3) members of the Ad Hoc Unsecured Noteholders Committee, and one (1) representative of the Company shall be formed to select the Board. Among other things, the Search Committee shall be responsible for selecting the board of directors for Reorganized ABH (the “Board”), determining the number of directors (including the number of independent directors) comprising the Board, and defining the terms and other qualifications for such directors.

Section 6.7(b) of the Plan provides that as of the Effective Date, the initial officers of Reorganized ABH shall be the persons identified in Plan Supplement 5A. The term of any current officer of AbitibiBowater not identified as an officer of Reorganized ABH shall expire on the Effective Date.

Section 6.7(c) of the Plan provides that unless otherwise provided in Plan Supplement 5B, the directors and officers of each of the Debtors other than AbitibiBowater shall continue to serve in such capacities with respect to the Reorganized Debtors after the Effective Date.

Section 6.7(d) of the Plan provides that the Debtors shall file Plan Supplement 5B with the Bankruptcy Court on or before the Supplement Filing Date setting forth the names, affiliations and offices of, and the compensation proposed to be paid to, the individuals intended to serve as directors and officers of each Reorganized Debtor on and after the Effective Date. On and after the Effective Date, each Reorganized Debtor shall be governed in accordance with the Amended Certificates of Incorporation and Bylaws or similar formation document.

8.	Management and Director Compensation and Incentive Plans and Programs

Section 6.8 of the Plan provides that on or as soon as practicable after the Effective Date, Reorganized ABH shall adopt and implement (as applicable) the management incentive plans substantially in the form set forth in Plan Supplement 6A to be filed on or before the Supplement Filing Date and described in the Plan, and the management and director plans, programs and agreements set forth in Plan Supplement 6B, to be filed on or before the Supplement Filing Date, shall be terminated, and to the extent applicable, deemed rejected pursuant to Section 365 of the Bankruptcy Code.

(a)	Long-Term Equity Incentive Plan

On or as soon as practicable after the Effective Date, the Reorganized Debtors will adopt and implement the 2010 Long-Term Equity Incentive Plan (the “LTIP”). The Debtors and Reorganized Debtors shall reserve 8.5% on a fully diluted basis of the New ABH Common Stock for issuance under the LTIP. Up to 4% of the New ABH Common Stock may be granted on the Effective Date of which 75% will be granted as options the strike price of which will be the fair market value of the New ABH Common Stock, and 25% will be granted as restricted stock units. For purposes of section 6.8(a) of the Plan, the fair market value of the New ABH Common Stock means the average of the closing trading price of the New ABH Common Stock during the thirty (30) day period commencing with the first day on which the New ABH Common Stock is listed on the New York Stock Exchange. Pursuant to the LTIP, the Reorganized Debtors shall deliver certain stock options and restricted stock unit grants to certain directors, members of management and other executive employees on and after the Effective Date, in such amounts and pursuant to such terms as set forth in the LTIP. The form and substance of the LTIP will be set forth in Plan Supplement 6A, to be filed on or before the Supplement Filing Date, and shall be reasonably acceptable to the Creditors Committee.

(b)	Short-Term Incentive Plans

On or as soon as practicable after the Effective Date, the Reorganized Debtors will adopt and implement the 2010 Short-Term Incentive Plan (the “2010 STIP”) and the 2011 Short-Term Incentive Plan (the “2011 STIP” and together with the 2010 STIP, the “STIPs”) pursuant to which participants shall be eligible for a target incentive award expressed as a percentage of the individual’s base salary as such salary shall be reduced prior to the Effective Date (the “Reduced Base Salary”). Approximately 550 management employees will be eligible for participation in the STIPs, including the Company’s top six senior executives. Senior executives will be eligible for a target incentive award of 50% base salary under the 2010 STIP and 100% of base salary under the 2011 STIP. The target incentive payments for remaining participants under the STIPs will be at a lower percentage level of payment. The STIPs shall be entirely performance-based, and actual earned incentive awards will vary depending on the Company’s and Reorganized Debtors’ ability to achieve the established targets. Under the 2010 STIP, the Company will base performance targets on the Company’s actual EBITDA (net of any STIP payment) against its forecast for the third and fourth quarters of 2010, and targets will be determined in consultation with the Creditors Committee. The Board will determine the Company’s performance targets under the 2011 STIP. The material terms of the STIPs will be set forth in Plan Supplement 6A, to be filed on or before the Supplement Filing Date, and shall be reasonably acceptable to the Creditors Committee.

(c)	Restructuring Recognition Award

On and effective as of the Effective Date, the Company will adopt and implement a performance driven restructuring recognition plan designed to reward actions and initiatives contributing to a successful and timely reorganization of the Company, by providing selected members of management with one-time cash emergence awards (a “Restructuring Recognition Award”) in an aggregate value of approximately $6 million. Approximately 50 executives, senior managers and managers, who are critical to the Company’s performance and successful reorganization efforts, will be selected to receive a Restructuring Recognition Award equal from 30% to 100% of the recipient’s Reduced Base Salary to be paid in cash at emergence upon approval by the Board. Restructuring Recognition Award recipients will be required to repay  1/12th of their award for each month during the one-year period following the Effective Date they were not employed by Reorganized ABH or a Reorganized Debtor, if they either voluntarily resign their employment or are discharged by their employer for “cause.”

(d)	Executive Severance Policies

On and after the Effective Date, Reorganized ABH will assume, as amended, executive severance policies for U.S. and Canadian executives, respectively. Severance benefits may be conditioned upon the executive’s compliance with certain restrictive covenants, including non-compete restrictions. The material terms of the executive severance policies shall be set forth in Plan Supplement 6A to be filed on or before the Supplement Filing Date, and shall be reasonably acceptable to the Creditors Committee.

9.	Employee Compensation and Benefit Programs

Section 6.9 of the Plan provides that as of the Effective Date, all of the Debtors’ existing pension plans, welfare benefit plans, severance policies and other employee-related plans and programs, including the Debtors’ existing U.S. qualified defined contribution plans and Canadian registered defined benefit and defined contribution plans, set forth in Plan Supplement 7A, shall remain in effect, as amended, and the plans and programs set forth in Plan Supplement 7B, including all of the Debtors’ existing non-qualified and non-registered plans (such terminated non-qualified and non-registered plans and programs referred to herein as the “Terminated Retirement Plans”

and all such terminated or rejected plans and programs collectively referred to herein as the “Terminated Employee Plans”) shall be terminated and, to the extent applicable, deemed rejected pursuant to section 365 of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors shall have the sole authority to terminate, amend or implement U.S. qualified defined contribution plans and Canadian registered plans, welfare benefit plans and other plans and programs for employees in accordance with the terms of such plans and applicable law. The form and substance of the employee compensation and benefit programs assumed by the Debtors set forth in Plan Supplement 7A shall be reasonably acceptable to the Creditors Committee.

Effective as of the Effective Date, the Debtors and Reorganized Debtors shall establish non-qualified and non-registered plans, agreements or arrangements (the “New Plans”) pursuant to which, among other things, (a) all employees and beneficiaries in active status as of the Effective Date who were entitled to benefits under any Terminated Retirement Plans as of the Effective Date (the “Eligible Employees”) will be eligible to receive benefits under the New Plans substantially similar to those benefits available to such employee under the Terminated Retirement Plans, to the extent thereof, provided, however, that: (i) all defined benefits available under the New Plans will be frozen as of the Effective Date; and (ii) the Eligible Employee must waive and forfeit any and all Claims the Eligible Employee has or may have in the CCAA Proceedings and the Chapter 11 Cases in respect of the Terminated Retirement Plans; and (b) all retirees, beneficiaries and deferred vested participants, as of the Effective Date, under the Terminated Retirement Plans (the “Eligible Retirees”) will be eligible to receive benefits after the Effective Date substantially similar to those benefits available to such Eligible Retiree under the Terminated Retirement Plans to the extent thereof, without retroactive adjustments; provided, however, (i) that the benefits available to each such Eligible Retiree under the New Plans shall be 10% to 35% lower, depending on the applicable Terminated Retirement Plan, than the benefits available to the Eligible Retiree under the Terminated Retirement Plans at the time of termination thereof, (ii) the benefits available to each such Eligible Retiree under the New Plans shall be subject to an annual per participant cap on benefits in the amounts ranging from $40,000 to $50,000 (in the aggregate) in the case of defined benefit Terminated Retirement Plans and corresponding caps in the case of defined contribution Terminated Retirement Plans, depending on the applicable Terminated Retirement Plans, this annual cap being further reduced by any secured pension benefits received or to be received in respect of the Terminated Retirement Plans; and (iii) that the Eligible Retiree must waive and forfeit any and all claim such Eligible Retiree has or may have in the CCAA Proceedings and the Chapter 11 Cases in respect of the Terminated Retirement Plans. The material terms of the New Plans shall be set forth in Plan Supplement 7A and shall be reasonably acceptable to the Creditors Committee.

The Company sponsors a number of separate non-qualified and non-registered plans. Section 6.9 of the Plan allows Eligible Employees and Eligible Retirees to either (a) reinstate their benefits under the New Plans as modified and waive any Claim on account of the Terminated Retirement Plans (such Claim, a “SERP Claim”), or (b) retain any SERP Claim and to the extent such SERP Claim is Allowed, receive any distribution to which it is entitled under the Plan. Eligible Employees who retain their SERP Claims may be eligible for benefits under the New Plans, but without receiving any credit under the New Plans for any benefits accrued under the Terminated Retirement Plans.

The Debtors believe that providing Eligible Employees and Eligible Retirees with the option to reinstate benefits under the New Plans in exchange for a waiver of their SERP Claims is in the best interests of their respective estates. Reinstating benefits allows the Reorganized Debtors to make payments over time as they come due post-emergence and reduces cash payments at emergence to the extent any SERP Claims are waived but would otherwise have been entitled to administrative or priority treatment. The Debtors estimate that approximately at least $100 million of SERP Claims (U.S. Dollar Equivalent) may exist against the Debtors, of which approximately $70 million are attributable to Eligible Retirees and approximately $30 million are attributable to Eligible Employees. The Plan provides that unsecured recoveries for Claims against individual Debtors liable under the Terminated Retirement Plans range from approximately 3% to 48%. However, recoveries on SERP Claims may be higher depending on the applicable Terminated Retirement Plan under which the SERP Claims arise and the number of Debtors liable for such claims. In addition, the Debtors estimate that approximately $5 million may be entitled to administrative or priority treatment under sections 503 or 507 of the Bankruptcy Code if the reinstatement option is not chosen. The Debtors estimate that the cost of the New Plans to the Reorganized Debtors, assuming a present value discount rate of 6.75% and further assuming that all Eligible Employees and Eligible Retirees elect reinstatement, totals approximately $75 million. Notably, such cost is incurred over time as benefits come due.

The Debtors’ or Reorganized Debtors’ performance of any employment agreement, plan or policy that is not a Terminated Employee Plan will not entitle any person to any benefit or alleged entitlement under any policy, program, or plan that has expired or been terminated before the Effective Date, or restore, reinstate, or revive any such benefit or alleged entitlement under any such policy, program or plan. Nothing in the Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, claims, Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans. Notwithstanding anything to the contrary contained herein, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

10.	U.S. Pension Plans

Bowater Inc. and Abitibi Consolidated Sales Corporation (collectively, the “U.S. Plan Sponsors” and as reorganized under the Plan, the “Reorganized U.S. Plan Sponsors”) sponsor and maintain four defined benefit pension plans known as the AbitibiBowater Inc. Pension Plan (the “AbitibiBowater Pension Plan”), the AbitibiBowater Inc. Retirement Plan (the “AbitibiBowater Retirement Plan”), the Abitibi Consolidated US Pension Plan for Certain Hourly-Paid Employees (the “Abitibi Pension

Plan”), and the Abitibi Consolidated U.S. Retirement Plan (the “Abitibi Retirement Plan,” and collectively the “U.S. Pension Plans”). The U.S. Pension Plans are covered by Title IV of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) (29 U.S.C. § 1310 et seq.). The Pension Benefit Guaranty Corporation (“PBGC”), a wholly-owned United States government corporation, guarantees the payment of certain pension benefits upon termination of a pension plan covered by Title IV of ERISA.

The U.S. Pension Plans will not be modified or affected by the Plan and will be continued after the Effective Date in accordance with their terms. Subject to any and all applicable rights and defenses of the Debtors and the Reorganized Debtors, the U.S. Plan Sponsors and the Reorganized U.S. Plan Sponsors will: (a) satisfy the minimum funding standards under 26 U.S.C. §§ 412, 430 and 29 U.S.C. § 1082; (b) be liable for the payment of PBGC premiums in accordance with 29 U.S.C. §§ 1306 and 1307; and (c) administer the U.S. Pension Plans in accordance with the provisions of ERISA. After the Effective Date, the Reorganized U.S. Plan Sponsors will have the authority to terminate, amend or freeze the U.S. Pension Plans in accordance with the terms of the U.S. Pension Plans, ERISA and the Internal Revenue Code. In general, subject to any and all applicable rights and defenses of the Debtors and the Reorganized Debtors, if the U.S. Pension Plans terminate after the Effective Date, the Reorganized U.S. Plan Sponsors, and all members of its controlled group, will be jointly and severally liable for any unpaid minimum funding contributions, statutory premiums, and unfunded benefit liabilities of the U.S. Pension Plans. Nothing in the Plan will be deemed to discharge, release, or relieve the Debtors, the Reorganized Debtors, any member of the Debtors’ controlled groups (as defined in 29 U.S.C. §§ 1301(a)(14)), or any other party, in any capacity, from any current or future liability with respect to the U.S. Pension Plans, and PBGC and the U.S. Pension Plans will not be enjoined or precluded from enforcing such liability as a result of the Plan’s provisions or confirmation

PBGC has filed contingent claims in the Chapter 11 Cases against each Debtor (collectively, the “PBGC Claims”), including estimated claims for unfunded benefit liabilities on a termination basis owed to the AbitibiBowater Pension Plan in the amount of $165,000,000, the AbitibiBowater Retirement Plan in the amount of $189,300,000, the Abitibi Pension Plan in the amount of $11,700,000, and the Abitibi Retirement Plan in the amount of $15,800,000. Upon the Effective Date, PBGC will be deemed to have withdrawn the PBGC Claims with prejudice.

11.	Exit Financing Facilities

Section 6.11 of the Plan provides that on the Effective Date, the Reorganized Debtors will enter into definitive documentation, in a form and in substance satisfactory to the Debtors and reasonably acceptable to the Creditors Committee, with respect to the Exit Financing Facilities in an aggregate amount up to $2.3 billion, less cash on hand and proceeds from the Rights Offering. On or about the Effective Date, the Debtors shall borrow funds under the Exit Financing Facilities in amounts which, together with such other cash as is then available to the Debtors, will be sufficient to make all Cash distributions to be made under the Plan and the CCAA Plan.

The Company, together with its financial advisors, have commenced a process to solicit indications of interest from potential financing sources to fund the Exit Financing Facilities. As part of that process, on June 23, 2010, the Debtors entered into a work fee letter with J.P. Morgan Securities Inc., Barclays Capital, and Citigroup Global Markets, Inc. (collectively, the “Arrangers”) pursuant to which the Arrangers agreed to provide capital structuring services to the Debtors in connection with obtaining Exit Financing Facilities. In exchange, the Debtors agreed to pay certain fees and reimburse certain expenses incurred by the Arrangers. The work fee letter was approved by order of the Bankruptcy Court dated July 14, 2010.

The allocation and terms and provisions of the Exit Financing Facilities (including interest rates, maturity dates, amortization schedules and other significant terms) have not been negotiated with any prospective lenders and will be subject to such negotiations, which will be influenced materially by conditions in the capital markets and other factors that may affect the availability of such financing. Such allocation, terms and provisions are likely not to have been determined definitively prior to the expiration of the Rights Offering or the Voting Deadline. As a result, the allocation and terms and provisions of the Exit Financing Facilities may be significantly different from those described in or contemplated by this Disclosure Statement and the Financial Projections, and the Company’s capital structure may differ significantly from that described in or contemplated by this Disclosure Statement and the Financial Projections. Furthermore, the other terms and provisions of the Exit Financing Facilities may cause the timing and magnitude of the Company’s interest expense and other debt service obligations to be different from those described in or contemplated by this Disclosure Statement and the Financial Projections, and the Company may be subject to significant additional covenants or restrictions as a result of negotiations with its prospective lenders or because of market conditions. For a further discussion on certain of the risks associated with the Exit Financing Facilities, see Article VIII of this Disclosure Statement.

12.	Rights Offering

Pursuant to Section 6.12 of the Plan in accordance with the terms of the Backstop Commitment Agreement, the Debtors may implement a rights offering for the issuance of convertible unsecured subordinated notes of the Reorganized Debtors, on the terms set forth in the Backstop Commitment Agreement. As of the Effective Date, the Rights Offering Notes (excluding Escrowed Notes) will be in an aggregate principal amount not to exceed $500 million, provided that the amount of the Rights Offering Notes may be increased or decreased by the Debtors in accordance with the terms of the Backstop Commitment Agreement. In accordance with the Backstop Commitment Agreement, certain Rights Offering Notes may be held in escrow pending Allowance of certain Claims. As of the date hereof, the Debtors do not anticipate any Escrowed Notes to be issued on account of Eligible Claims against Cross-Border Debtors or CCAA Debtors. In accordance with the Backstop Commitment Agreement, and because Rights

Offering Notes may only be distributed on account of Claims that are Allowed as of the Effective Date, certain Rights Offering Notes may be held in escrow after the Effective Date and will only become distributable upon the Allowance of the underlying Claims on account of which the exercised Subscription Rights were allocated. The Rights Offering Notes will be issued pursuant to an indenture (as may be amended, supplemented or modified consistent with the terms of the Backstop Commitment Agreement, the “Rights Offering Notes Indenture”), which shall be in form and substance reasonably satisfactory to the Creditors Committee, along with a registration rights agreement (as may be amended, supplemented or modified consistent with the terms of the Backstop Commitment Agreement, the “Rights Offering Notes Registration Rights Agreement”) both of which will be filed, in substantially final form, on or before the Effective Date. The number of Rights Offering Notes for which any Eligible Holder may subscribe in the Rights Offering may be decreased by the Debtors and the Reorganized Debtors to the extent required, after consultation with the Creditors Committee or as required by the Bankruptcy Court, to allow the Rights Offering to be exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code (the “Section 1145 Cutback”).

The Debtors shall be authorized, upon consultation with the Creditors Committee, to implement procedures, and amend, supplement, modify or enter into agreements and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Rights Offering, and effectuate the distribution of the Rights Offering Notes (or other securities), without any further order of the Bankruptcy Court.

The Eligible Holders whose Eligible Claims are being held through DTC or CDS will receive the Rights Offering Notes in the form of beneficial interests in one or more global notes, and Eligible Holders whose Eligible Claims are not being held through DTC or CDS will receive the Rights Offering Notes in the form of one or more certificated notes.

Any Rights Offering Notes excluded from the Rights Offering due to a Section 1145 Cutback will be purchased by the Backstop Parties on or before the Effective Date as Unsubscribed Notes.

The issuance of Unsubscribed Notes to the Backstop Parties is intended to be exempt from Securities Act registration under Section 4(2) of the Securities Act and exempt from any prospectus requirement under Canadian securities laws. The Unsubscribed Notes are intended to be eligible for resale under Rule 144A under the Securities Act. After consummation of the Rights Offering, the Unsubscribed Notes may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act or any applicable state laws or pursuant to a registration statement. Unsubscribed Notes issued to Eligible Holders on account of Oversubscription Amounts are intended to be exempt from the registration requirements of the Securities Act pursuant to section 1145 of the Bankruptcy Code.

13.	Issuance of New ABH Common Stock

Pursuant to Section 6.13 of the Plan, on the Effective Date, Reorganized ABH shall authorize and issue New ABH Common Stock for distribution in accordance with the Plan and the CCAA Plan, subject to Dilution; provided, however, that as set forth in Section 6.8 of the Plan, Reorganized ABH shall reserve shares representing 8.5% on a fully diluted basis of the New ABH Common Stock for issuance pursuant to management and director incentive programs. In addition, pursuant to section 6.12 of the Plan, in accordance with the terms of the Backstop Commitment Agreement , the Debtors may implement the Rights Offering for the issuance of the Rights Offering Notes.

The New ABH Common Stock distributed in accordance with section 6.13(a) of the Plan and the Rights Offering Notes and the issuance of the New ABH Common Stock upon the conversion of such Rights Offering Notes and the distribution, transfer or exchange thereof in accordance with the Plan and the CCAA Plan shall be exempt from registration under applicable securities laws (including without limitation, Section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer of a security) pursuant to section 1145(a) of the Bankruptcy Code, and exempt from any prospectus requirement under Canadian securities laws, and may be sold without registration to the extent permitted under section 1145 of the Bankruptcy Code.

The Reorganized Debtors shall use their reasonable best efforts to cause the New ABH Common Stock to be listed on the New York Stock Exchange, the NASDAQ Global Market or NASDAQ Global Select Market and the Toronto Stock Exchange.

The New ABH Common Stock to be issued pursuant to the Plan and the CCAA Plan will be duly authorized, validly issued, fully paid and nonassessable. Each holder of New ABH Common Stock will be entitled to one vote per outstanding share with respect to the election of directors and on all other matters submitted to the vote of the stockholders. The holders of New ABH Common Stock will be entitled to receive dividends as may be declared from time to time by the Board out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any preferred stock. In the event of a liquidation, dissolution or winding up, after full payment of all liabilities and liquidation preferences of any preferred stock, the holders of New ABH Common Stock will be entitled to share ratably in any distributions of any remaining assets or the proceeds thereof. The New ABH Common Stock will have no preemptive or conversion rights or other subscription rights.

14.	Dissolution of Committee

Section 6.14 of the Plan provides that subject to Section 4.3 of the Plan, on and as of the Effective Date, the Creditors Committee shall be dissolved, and its members shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases.

15.	Effectuating Documents; Further Transactions

Section 6.15 of the Plan provides that the Chief Executive Officer, President, Chief Financial Officer or Chief Legal Officer of Reorganized ABH or any Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, without any further order of the Bankruptcy Court and without the requirement of any further action by any stockholder or director of any of the Debtors or Reorganized Debtors. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.

16.	Surrender of Existing Securities

Section 6.16 of the Plan provides that as soon as practicable after the Effective Date, each holder of an Unsecured Note Claim (other than holders of 13.75% Senior Secured Note Guaranty Claims) shall surrender its note(s) to the relevant Indenture Trustee or agent, or in the event such note(s) are held in the name of, or by a nominee of, the DTC or CDS, the Reorganized Debtors shall seek the cooperation of the DTC or CDS to provide appropriate instructions to the Indenture Trustees or agent. No distributions under the Plan shall be made for or on behalf of such holder unless and until such note(s) is received by the Indenture Trustees or agent, or the loss, theft or destruction of such note(s) is established to the reasonable satisfaction of the applicable Indenture Trustee or agent, which satisfaction may require such holder to submit (a) a lost instrument affidavit and (b) an indemnity bond holding the Debtors, the Reorganized Debtors, and the Indenture Trustees, harmless in respect of such note and distributions made thereof. Upon compliance with Section 6.16 of the Plan by a holder of any Unsecured Note Claim, such holder shall, for all purposes under the Plan, be deemed to have surrendered such Unsecured Note Claim. Any holder that fails to surrender such Unsecured Note or satisfactorily explain its non-availability to the applicable Indenture Trustee or agent within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors (or their property), or the Indenture Trustees in respect of such Claim and shall not participate in any distribution under the Plan. All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the Reorganized Debtors by the applicable Indenture Trustee or agent, and any such security shall be cancelled. Notwithstanding the foregoing, if the record holder of an Unsecured Note Claim is DTC, CDS or a nominee of DTC or CDS, or such other securities depository or custodian thereof, or if an Unsecured Note Claim is held in book-entry or electronic form pursuant to a global security held by DTC, CDS or such other securities depository or custodian thereof, then the beneficial holder of such an Allowed Unsecured Note Claim shall be deemed to have surrendered such holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by DTC, CDS or such other securities depository or custodian thereof. Section 6.16 of the Plan shall not apply to the 13.75% Senior Secured Note Guaranty Claims.

17.	Allowed Intercompany Claims and Allowed Intercompany Interests

Pursuant to Section 6.17 of the Plan, each Debtor that holds an Allowed Intercompany Claim shall be entitled to account for such Allowed Intercompany Claim in its books and records as an asset of such Debtor and shall be deemed to have received distributions on account of such Allowed Intercompany Claim. Prior to effectiveness of the discharge of Allowed Intercompany Claims and Allowed Intercompany Interests pursuant to Section 2.15 of the Plan, the Debtors and Reorganized ABH, as the case may be, shall have the right to retain for the benefit of Reorganized ABH such Allowed Intercompany Claims and Allowed Intercompany Interests, or effect such transfers and setoffs with respect to, Allowed Intercompany Claims and Allowed Intercompany Interests as they may deem appropriate for accounting, tax and commercial business purposes, to the fullest extent permitted by applicable law.

F.	Conditions Precedent

1.	Conditions to Confirmation

The following are conditions precedent to Confirmation of the Plan that may be satisfied or waived in accordance with Section 7.3 of the Plan:

(a)	The Bankruptcy Court shall have approved by Final Order a Disclosure Statement with respect to the Plan in form and substance reasonably acceptable to the Debtors, the Creditors Committee, and the Monitor; and

(b)	The Debtors shall have entered into a Backstop Commitment Agreement and Rights Offering, if necessary, and commitment agreements for the Exit Financing Facilities, in form and substance reasonably acceptable to the Debtors, the Creditors Committee and the Monitor, and all fees and expenses related thereto shall have been approved by the Bankruptcy Court.

2.	Conditions to the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 7.3 of the Plan.

(a)	The Confirmation Order in form and substance reasonably acceptable to the Debtors, the Creditors Committee and the Monitor shall have been entered by the Bankruptcy Court;

(b)	The Confirmation Order shall be a Final Order, the Confirmation Date shall have occurred, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending;

(c)	The Sanction Order in form and substance reasonably acceptable to the Debtors and the Creditors Committee shall have been entered by the Canadian Court;

(d)	The operation and effect of the Sanction Order shall not have been stayed, reversed or amended;

(e)	The Reorganized Debtors shall have entered into the Exit Financing Facilities, all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof and, simultaneous with the Effective Date, the Exit Financing Facilities shall be in full force and effect;

(f)	The Reorganized Debtors shall have entered into a Backstop Commitment Agreement and the Rights Offering documents, if necessary, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof and, simultaneous with the Effective Date, the Backstop Commitment Agreement and the Rights Offering documents shall be in full force and effect;

(g)	The Exhibits, Supplements, schedules, documents, or agreements to be executed in connection with the Plan shall be in form and substance reasonably acceptable to the Debtors, and such documents (other than ministerial documents executed in connection with the Plan) are reasonably acceptable to the Creditors Committee and the Monitor;

(h)	All statutory fees then due and payable to the United States Trustee shall have been paid in full; and

(i)	all conditions precedent to the implementation of the CCAA Plan but for the implementation of the Plan shall have been satisfied or waived.

3.	Waiver of Conditions

Section 7.3 of the Plan provides that the Debtors may waive any or all of the conditions set forth in Sections 7.1 and 7.2 of the Plan (except for the conditions set forth in Section 7.1(a), 7.2(a) or 7.2(c)) at any time; provided, however, that other than for the waiver of technical or immaterial conditions, the Debtors may not waive any condition without the prior consent of the Creditors Committee, such consent not to be unreasonably withheld. Any such waiver may be effected at any time by filing a notice thereof with the Bankruptcy Court. No waiver or non-waiver of any conditions to Confirmation or to the occurrence of the Effective Date shall diminish the application of the mootness doctrine with respect to the Confirmation of the Plan or any order entered in connection therewith, which doctrine shall apply to the fullest extent of applicable law.

4.	Notice of Effective Date

Section 7.4 of the Plan provides that the Debtors shall file with the Bankruptcy Court a notice of the occurrence of the Effective Date within a reasonable period of time after the conditions in Section 7.2 of the Plan have been satisfied or waived pursuant to Section 7.3 of the Plan.

5.	Order Denying Confirmation

Section 7.5 of the Plan provides that if an Order denying confirmation of the Plan is entered by the Bankruptcy Court and such Plan is not consummated, then nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Interests in the Debtors, (b) prejudice in any manner the rights of the Holder of any Claim against, or Interest in, the Debtors, (c) prejudice in any manner any right, remedy or Claim of the Debtors, (d) be deemed an admission against interest by the Debtors, or (e) constitute a settlement, implicit or otherwise, of any kind whatsoever.

G.	Effect of the Plan on Assets, Claims and Interests

1.	Revesting of Assets

Except as provided in the Plan, on the Effective Date, all property of the Estates, to the fullest extent provided by section 541 of the Bankruptcy Code, and any and all other rights and assets of the Debtors of every kind and nature shall revest in the Reorganized Debtors free and clear of all Liens, Claims and Interests other than (a) those Liens, Claims and Interests retained or created pursuant to the Plan or any document entered into in connection with the transactions described in the Plan and (b) Liens that have arisen subsequent to the Petition Date on account of taxes that arose subsequent to the Petition Date.

2.	Discharge of Claims and Termination of Interests

Section 8.2 of the Plan provides that as of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, and with respect to the Secured Funded Debt Claims, only upon payment of the Secured Funded Debt Claims in full as provided in the Plan, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and satisfaction or termination of all Interests, including any Claims arising under the Secured Funded Debt Agreements, the DIP

Facility Documents, the DIP Facility Order, the Securitization Facility and the Securitization Order; provided, however, that Claims for indemnification under the Secured Funded Debt Agreements shall survive consummation of the Plan and shall not be discharged or released. Except as otherwise provided in the Plan or the Confirmation Order, Confirmation shall, as of the Effective Date: (i) discharge the Debtors from all Claims or other debts that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (w) a Proof of Claim is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (x) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, (y) the holder of a Claim based on such debt has accepted the Plan or (z) such Claim is listed in the Schedules; and (ii) satisfy, terminate or cancel all Interests and other rights of equity security holders in the Debtors.

As of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order and with respect to the Secured Funded Debt Claims, only upon payment of the Secured Funded Debt Claims in full as provided in the Plan, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, or their respective successors or property, any other or further Claims, demands, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date; provided, however, that Claims for indemnification under the Secured Funded Debt Agreements shall not be precluded, discharged or released. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date, of discharge of all such Claims and other debts and liabilities against the Debtors and satisfaction, termination or cancellation of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

3.	Cancellation of Liens

Section 8.3 of the Plan provides that except as otherwise provided in the Plan, on the Effective Date, and with respect to the Secured Funded Debt Claims, only upon payment of the Secured Funded Debt Claims in full as provided in the Plan, (a) all Liens, Administrative Claims and rights related to any Claim or Interest, including, without limitation, those existing under the Secured Funded Debt Agreements, the DIP Facility Documents, the DIP Facility Order, the Securitization Facility and the Securitization Order shall be deemed released, terminated, null and void and of no effect, and (b) any Lien securing any Other Secured Claim (other than a Lien securing an Other Secured Claim that is Reinstated pursuant to the Plan) shall be deemed released, terminated, null and void and of no effect; provided, however, that Claims for indemnification under the Secured Funded Debt Agreements shall survive consummation of the Plan, shall remain in full force and effect as unsecured Claims and shall not be released or terminated. The holder of Claims (other than a holder of any Other Secured Claim that is Reinstated pursuant to the Plan) shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral) held by such holder and to take such actions as may be requested by the Debtors (or the Reorganized Debtors, as the case may be) to evidence the release of such Lien, including the execution, delivery, and filing or recording of such release documents as may be reasonably requested by the Debtors (or the Reorganized Debtors, as the case may be) and the Debtors (or the Reorganized Debtors, as the case may be) are hereby authorized to take any actions on or after the Effective Date as required to effectuate the release of collateral or other property of any Debtor or any subsidiary of a Debtor (including, without limitation, filing of appropriate termination statements and directing third parties holding collateral or other property of any Debtor to promptly remit such collateral or property without further consent of any other party).

4.	Injunctions

Section 8.4 of the Plan provides that except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors or the Reorganized Debtors or their respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors or the Reorganized Debtors or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors or the Reorganized Debtors or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors or their respective property; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to the Plan are permanently enjoined from taking any of the following actions on account of such released Claims, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released Person; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

In exchange for the distributions pursuant to the Plan, each holder of an Allowed Claim receiving such distribution pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in Section 8.4 of the Plan.

H.	Releases

1.	Mutual Releases

Section 8.5(a) of the Plan provides that on the Effective Date, (i) the Debtors and the Reorganized Debtors, on behalf of themselves and their Estates, any Person seeking to exercise any rights of the Debtors, the Reorganized Debtors or their Estates, including any successor to the Debtors or the Reorganized Debtors or any estate representative appointed or selected pursuant to section 1123 of the Bankruptcy Code and all of their respective officers, directors and employees, and all of their respective partners, advisors, attorneys, financial advisors, accountants and other professionals (collectively, the “Debtor Releasing Parties”), (ii) the members of, and counsel and financial advisors to, the Creditors Committee, (iii) the members of, and counsel and financial advisors to, the Ad Hoc Unsecured Noteholders Committee, as well as Avenue Capital Management II, L.P. and its managed funds, in their individual capacities, (iv) the DIP Agent and the DIP Lenders, each in their capacities as such, and their respective legal counsel and financial advisors, (v) Citibank, N.A., Barclays Bank PLC and Barclays Capital Inc., in their respective capacities under the Securitization Facility, (vi) the Indenture Trustees, each in their capacities as such, and their respective current officers and directors, and their respective legal counsel and financial advisors (collectively, the “Indenture Trustee Parties”), (vii) the Monitor in its capacity as such, its current officers and directors, and its legal counsel and financial advisors, (viii) the Secured Funded Debt Administrative Agents and Secured Funded Debt Lenders, each in their capacity as such, and their counsel and financial advisors, and (ix) the Backstop Parties, each in their capacities as such, and their respective legal counsel and financial advisors (collectively clauses (i) through (ix) being the “Released Parties,” and each a “Released Party”), shall be deemed to and shall unconditionally and irrevocably release each other from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 15 Debtors, the CCAA Debtors, the Chapter 11 Cases, the Chapter 15 Cases, the CCAA Proceedings, the Rights Offering, the Plan, and the CCAA Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct, (ii) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of setoff or recoupment against any Claims of any such Persons asserted against the Debtors or the Reorganized Debtors, (iii) the foregoing release shall not apply to any express contractual or financial obligations owed to the Debtors or Reorganized Debtors or any obligation arising under the Plan or an agreement entered into pursuant to, or contemplated by, the Plan; (iv) the forgoing release shall not apply to any Claims for indemnification under the Secured Funded Debt Agreements; (v) the foregoing releases shall not apply to any Employee Transferee Actions; and (vi) the Debtor Releasing Parties shall not release any Indenture Trustee (and any related Indenture Trustee Party) that serves as Indenture Trustee for any Unsecured Notes issued by a Debtor for which the Plan is not confirmed in these Chapter 11 Cases, and to the same extent, such Indenture Trustee (and any such related Indenture Trustee Party) shall not release any Debtor Releasing Party.

In accordance with section 10.13 of the Plan, the Debtors intend to object to the fees and expenses of Wilmington Trust Company, solely in its capacity as Indenture Trustee for the 7.95% Notes. Also, if a Plan is not confirmed, then the indenture trustee for any notes issued by the applicable Debtor would not receive a release under the Plan. Certain indenture trustees have asserted that such plan provisions are inappropriate and should not be approved.

2.	Releases By Non-Debtors

Section 8.5(b) of the Plan provides that on and as of the Effective Date, all Persons who (a) directly or indirectly have held, hold, or may hold Claims or Interests, (b) vote to accept the Plan as set forth on the relevant Ballot, and (c) do not mark their Ballot to indicate their refusal to grant the releases described in the Plan, shall be deemed, by virtue of their receipt of distributions and/or other treatment contemplated under the Plan, to have absolutely, unconditionally, irrevocably, and forever released and covenanted with the Reorganized Debtors and the other Released Parties not to (y) sue or otherwise seek recovery from any of the Reorganized Debtors or any other Released Party on account of any Claim or Interest, including but not limited to any Claim based upon tort, breach of contract, violations of federal or state securities laws or otherwise, based upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way relating to the Debtors or their business and affairs or (z) assert against any of the Reorganized Debtors or any other Released Party any claim, obligation, right, Cause of Action or liability that any holder of a Claim or Equity Interest may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or thereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the CCAA Debtors, the Chapter 15 Debtors, the Chapter 11 Cases, the Chapter 15 Cases, the CCAA Proceedings, the Rights Offering, the Plan or the CCAA Plan; provided, however, that (i) none of the Released Parties shall be released from any claim based on any act or omission that constitutes gross negligence or willful misconduct, (ii) such release shall not apply to Ordinary Course Administrative Claims and Fee Claims or obligations arising under the Plan, (iii) such release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan, and (iv) the forgoing release shall not apply to any Claims for indemnification under the Secured Funded Debt Arrangements.

I.	Exculpation and Limitation of Liability

Pursuant to Section 8.6 of the Plan, except for Claims for indemnification under the Secured Funded Debt Agreements, the Debtors, the Reorganized Debtors and the other Released Parties (a) shall have no liability whatsoever to one another or any holder or purported holder of a Claim or Equity Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of, the Plan, the Disclosure Statement, the settlement of Claims or renegotiation of executory contracts and leases, the negotiation of the Plan, the negotiation of the Plan Supplement Documents, the Exit Facility Documents, the Rights Offering, the Rights Offering Documents, the pursuit of approval of the Disclosure Statement or the Plan, or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the Chapter 15 Cases, the consummation of the Plan or the CCAA Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement, or in furtherance thereof, or any obligations that they have under or in connection with the Plan or the transactions contemplated by the Plan (collectively, the “Exculpated Claims”), except for any act or omission that constitutes willful misconduct or gross negligence as determined by a Final Order, and (b) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. No holder of any Claim or Interest, or other party-in-interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Released Parties with respect to the Exculpated Claims. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

J.	Retention and Enforcement and Release of Causes of Action

Section 8.7 of the Plan provides that subject to Section 4.3 of the Plan, except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Causes of Action including, without limitation, the Causes of Action identified on Plan Supplement 10 (the “Retained Causes of Action”). Subject to Section 4.3 of the Plan, the Reorganized Debtors, as the successors in interest to the Debtors and their Estates, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. The Debtors or the Reorganized Debtors expressly reserve all rights to prosecute any and all Litigation Claims against any Person, except as otherwise expressly provided in the Plan, and no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Litigation Claims upon, after, or as a consequence of Confirmation or the occurrence of the Effective Date.

K.	13.75% Senior Secured Note Claims

Section 8.8 of the Plan provides that notwithstanding anything to the contrary in the Plan or in the Confirmation Order, other than with respect to the 13.75% Senior Secured Notes Guaranty Claims which shall be discharged in full as provided in Section 8.2 of the Plan, neither the Plan nor the Confirmation Order shall discharge or otherwise affect, limit or impair the obligations of any CCAA Debtors relating to the

13.75% Senior Secured Notes or 13.75% Senior Secured Notes Indenture, nor shall it affect, limit or impair any rights of the 13.75% Senior Secured Notes Indenture Trustee or the holders of 13.75% Senior Secured Notes with respect to any liens, interests or other rights they may have with respect to any property of any CCAA Debtor.

L.	Certain Cross-Border Provisions of the Plan

1.	No Double Recovery on Allowed Cross-Border Claims

Section 9.1 of the Plan provides that to the extent that the same Claim is an Allowed Claim against a Cross-Border Debtor under the Plan and a Proven Claim against the same Cross-Border Debtor under the CCAA Plan (such claim, a “Cross-Border Claim”), (a) there shall only be a single recovery on account of such Allowed Cross-Border Claim, and (b) the aggregate distribution which such Allowed Cross-Border Claim shall receive, whether under the Plan, the CCAA Plan or a combination of both, shall not exceed the greatest distribution which such Allowed Cross-Border Claim would be entitled to receive as an Allowed Claim under the Plan or a Proven Claim or Proven Secured Claim under the CCAA Plan.

2.	Prohibition Against Double Recoveries

Section 9.2 of the Plan provides that subject to Section 8.8 of the Plan, the aggregate recovery under the Plan and the CCAA Plan on account of a claim for which more than one Debtor or Canadian Debtor is also liable, whether on account of a theory of primary or secondary liability, by reason of a guarantee agreement, indemnity agreement, joint and several liability or otherwise, shall not exceed 100% of the greater of (a) the amount of the Allowed Claim or (b) the total amount in which such claim is recognized in the CCAA Proceedings, whether as a Proven Claim, Proven Secured Claim, unaffected claim or otherwise.

3.	Provisions Relating to Holders of Convenience Claims Against the Cross-Border Debtors

Section 9.3 of the Plan provides that the convenience claim thresholds under the CCAA Plan (Cdn$6,073) and the Plan (US$5,000) account for differences caused by the foreign exchange rate between the U.S. and Canadian dollars on April 17, 2009 using the Bank of Canada noon spot rate of exchange for exchanging currency to Canadian dollars (US$1 = Cdn$1.2146) as provided in the Claims Bar Date Orders. Only with respect to Cross-Border Debtors, for purposes of determining whether a Claim is a Convenience Claim as defined in the Plan or a Cross-Border Convenience Claim as defined in the CCAA Plan, (a) all eligible Claims will be (i) valued in Canadian dollars using the conversion rate set forth in the Claims Orders and (ii) determined in reference to the dollar thresholds established for such treatment under the CCAA Plan (Cdn$6,073); and (b) cash distributions on account of such Claims, once allowed, will be made in Canadian dollars. A classification or valid election to participate as (x) a Convenience Claim as defined in the Plan or (y) a Cross-Border Convenience Claim as defined in the CCAA Plan will be binding for purposes of voting and distributions under both Plans.

4.	Distributions on Section 503(b)(9) Claims Against Cross-Border Debtors.

Section 9.4 of the Plan provides that subject to Section 4.3 of the Plan, no distributions shall be made under the Plan on account of an Allowed Claim (or any part thereof) against a Cross-Border Debtor that is entitled to treatment under section 503(b)(9) of the Bankruptcy Code (such Claim or portion thereof entitled to such treatment, a “Cross-Border 503(b)(9) Claim” and a creditor holding such Claim, a “Cross-Border 503(b)(9) Claimant”) unless the Disbursing Agent provides sixty (60) days advance notice of such intended distribution to the Post-Effective Date Claims Agent, and no distribution shall be made for such longer period as may be ordered by a court of competent jurisdiction with respect to any particular Cross-Border 503(b)(9) Claim; provided, however, that the Post-Effective Date Claims Agent at any time may agree that the Disbursing Agent may make a distribution on a Cross-Border 503(b)(9) Claim prior to the expiration of the sixty-day period; and provided further, however, that the sixty-day notice period shall not apply to the extent a Cross-Border 503(b)(9) Claimant withdraws its Cross-Border 503(b)(9) Claim.

M.	Miscellaneous Provisions of the Plan

1.	Retention of Jurisdiction

Section 10.1 of the Plan provides that following the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising from or relating to the Chapter 11 Cases to the fullest extent of applicable law, including, without limitation:

(a)	To determine the validity under any applicable law, allowability, classification and priority of Claims and Interests upon objection, or to estimate, pursuant to section 502(c) of the Bankruptcy Code, the amount of any Claim that is or is anticipated to be contingent or unliquidated as of the Effective Date;

(b)	To construe and to take any action authorized by the Bankruptcy Code and requested by the Reorganized Debtors or any other party in interest to enforce the Plan and the documents and agreements filed in connection with the Plan, issue such orders as may be necessary for the implementation, execution and consummation of the Plan, without limiting the generality of the foregoing, orders to expedite regulatory decisions for the implementation of the Plan and to ensure conformity with the terms and conditions of the Plan, such documents and agreements and other orders of the Bankruptcy Court, notwithstanding any otherwise applicable non-bankruptcy law;

(c)	To determine any and all applications for allowance of compensation and expense reimbursement of Professionals retained by the Debtors, the Reorganized Debtors or the Creditors Committee, and for members of the Creditors Committee, for periods on or before the Effective Date, and to determine any other request for payment of administrative expenses;

(d)	To determine all matters that may be pending before the Bankruptcy Court on or before the Effective Date;

(e)	To resolve any dispute regarding the implementation or interpretation of the Plan, or any related agreement or document that arises at any time before the Chapter 11 Cases are closed, including the determination, to the extent a dispute arises, of the entities entitled to a distribution within any particular Class of Claims and of the scope and nature of the Reorganized Debtors’ obligations to cure defaults under assumed contracts, leases, franchises and permits;

(f)	To determine any and all matters relating to the rejection, assumption or assignment of executory contracts or unexpired leases entered into prior to the Petition Date, the nature and amount of any Cure required for the assumption of any executory contract or unexpired lease, and the allowance of any Claim resulting therefrom, including the amount, validity and treatment under any applicable law of any Claim for damages arising from or related to the rejection of any such contract (including that certain Call Agreement between Woodbridge International Holdings, Ltd., Woodbridge International Holdings SA, Woodbridge Co. Ltd., Abitibi Consolidated Sales Corp., and ACI, dated September 6, 2001, as amended);

(g)	To determine all applications, adversary proceedings, contested matters and other litigated matters that were brought or that could have been brought in the Bankruptcy Court on or before the Effective Date;

(h)	To determine matters concerning local, state and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, and to determine any tax claims that may arise against the Debtors or the Reorganized Debtors as a result of the transactions contemplated by the Plan; and

(i)	To modify the Plan pursuant to section 1127 of the Bankruptcy Code or to remedy any apparent nonmaterial defect or omission in the Plan, or to reconcile any nonmaterial inconsistency in the Plan so as to carry out its intent and purposes.

From the Confirmation Date through the Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to each of the foregoing items and all other matters that were subject to its jurisdiction prior to the Confirmation Date. Nothing contained in the Plan shall be construed to increase, decrease or otherwise modify the independence, sovereignty or jurisdiction of the Bankruptcy Court, the Canadian Court, or any other court or tribunal in the United States or Canada, including the ability of any such court or tribunal to provide appropriate relief under applicable law on an ex parte or “limited notice” basis.

2.	Terms Binding

Section 10.2 of the Plan provides that upon the occurrence of the Effective Date, all provisions of the Plan, including all agreements, instruments and other documents filed in connection with the Plan and executed by the Debtors or the Reorganized Debtors in connection with the Plan, shall be binding upon the Debtors, the Reorganized Debtors, all Claim and Interest holders and all other Persons that are affected in any manner by the Plan. All agreements, instruments and other documents filed in connection with the Plan shall have full force and effect, and shall bind all parties thereto as of the entry of the Confirmation Order, whether or not such exhibits actually shall be executed by parties other than the Debtors or the Reorganized Debtors, or shall be issued, delivered or recorded on the Effective Date or thereafter. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

3.	Governing Law

Section 10.3 of the Plan provides that except to the extent that the Bankruptcy Code or any other federal law is applicable or to the extent the law of a different jurisdiction is validly elected by the Debtors, the rights, duties and obligations arising under the Plan shall be governed in accordance with the substantive laws of the United States of America and, to the extent federal law is not applicable, the laws of the State of Delaware.

4.	Severability

Pursuant to Section 10.4 of the Plan, if the Bankruptcy Court determines at the Confirmation Hearing that any material provision of the Plan is invalid or unenforceable, such provision, subject to section 1127 of the Bankruptcy Code, shall be severable from the Plan and shall be null and void, and, in such event, such determination shall in no way limit or affect the enforceability or operative effect of any or all other portions of the Plan.

5.	Confirmation Order and Plan Control

Pursuant to Section 10.5 of the Plan, except as otherwise provided in the Plan, in the event of any inconsistency between the Plan and this Disclosure Statement, any exhibit to the Plan or any other instrument or document created or executed pursuant to the Plan, the Plan shall control. In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

6.	Plan Supplements

Section 10.7 of the Plan provides that each of the Plan Supplements shall be in form and substance reasonably satisfactory to the Creditors Committee.

7.	Modifications to the Plan

Pursuant to Section 10.8 of the Plan, the Debtors may amend or modify the Plan, and any Exhibit, schedule or Supplement to the Plan, at any time prior to the Confirmation Date in accordance with the Bankruptcy Code and Bankruptcy Rules; provided, however, that other than for technical or immaterial amendments and modifications, the Debtors may not amend or modify the Plan without the prior consent of the Creditors Committee, such consent not to be unreasonably withheld. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified or supplemented, if the proposed alteration, amendment, modification or supplement does not materially and adversely change the treatment of the Claim or Interest of such holder.

8.	Revocation, Withdrawal or Non-Consummation

Section 10.9 of the Plan provides that the Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date. If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void; provided, however, that all orders of the Bankruptcy Court and all documents executed pursuant thereto, except the Confirmation Order, shall remain in full force and effect. In such event, nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against any of the Debtors or any other Person, to prejudice in any manner the rights of any of the Debtors or any Person in any further proceedings or to constitute an admission of any sort by any of the Debtors or any other Person.

9.	Post-Confirmation Date Retention of Professionals

Section 10.10 of the Plan provides that upon the Effective Date, any requirement that professionals employed by the Reorganized Debtors comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will be authorized to employ and compensate professionals in the ordinary course of business and without the need for Bankruptcy Court approval.

10.	Exemption from Transfer Taxes

Section 10.11 of the Plan provides that pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents under the Plan, (b) the creation of any mortgage, deed of trust, Lien, pledge or other security interest under the Plan, (c) the making or assignment of any lease or sublease pursuant to the Plan, or (d) the making or delivery of any deed or other instrument of transfer under, pursuant to, or in connection with the Plan, including, without limitation, any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, assignments, and transfers of tangible property executed in connection with the Plan, the Confirmation Order or the Sanction Order, shall not be subject to any stamp tax or similar tax or government assessment to the fullest extent provided for under the Bankruptcy Code.

11.	Payment of Statutory Fees

Section 10.12 of the Plan provides that all fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

12.	Payment of Fees and Expenses of Indenture Trustees

Section 10.13 of the Plan provides that on the Effective Date (and thereafter with respect to fees and expenses relating to post-Effective Date service under the Plan or the CCAA Plan) or as soon as reasonably practicable thereafter, the Disbursing Agent shall pay in Cash all reasonable and documented fees and expenses of the Indenture Trustees and their advisors (the “Indenture Trustee Fee Claims”). The Indenture Trustees and their advisors must provide reasonably detailed fee invoices to the Debtors or the Reorganized Debtors as a condition of payment under the Plan (subject to redaction to preserve attorney-client privilege), provided, however, that the Indenture Trustees shall retain and may exercise their respective charging liens or priority payment rights (if any) until paid in full under the Plan. Notwithstanding the foregoing, the

Debtors or Reorganized Debtors may dispute any portion of the Indenture Trustee Fee Claims (a “Disputed Indenture Trustee Fee Claim”), in which case (a) the Debtors or Reorganized Debtors shall pay the portion of the Indenture Trustee Fee Claim that is not specifically disputed, and (b) in the absence of a consensual resolution of the Disputed Indenture Trustee Fee Claim, the Debtors, Reorganized Debtors or the applicable Indenture Trustee shall submit the Disputed Indenture Trustee Fee Claim to the Bankruptcy Court for adjudication. For the avoidance of doubt, unless otherwise determined by court order or mutually agreed to by the Debtors or Reorganized Debtors and any Indenture Trustee, nothing in Section 10.13 or Section 2.13(b) of the Plan affects an Indenture Trustee’s rights (if any) under any applicable Indenture to assert Claims for fees and expenses to the extent not paid thereunder or otherwise satisfied by the Plan, and all of the parties’ rights related to such Claims are fully preserved.

The Debtors intend to object to the fees and expenses of Wilmington Trust Company, solely in its capacity as Indenture Trustee for the 7.95% Notes.

13.	Notice

All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided in the Plan or herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

ABITIBIBOWATER INC.

1155 Metcalfe Street, Suite 800

Montréal (Québec), Canada H3B 5H2

Attention: Jacques P. Vachon

Telephone: (514) 875-2160

with a copy to:

PAUL, WEISS, RIFKIND, WHARTON	YOUNG CONAWAY STARGATT &
& GARRISON LLP	TAYLOR, LLP
Kelley A. Cornish	Pauline K. Morgan
Alice Belisle Eaton	Sean T. Greecher
Claudia R. Tobler	The Brandywine Building
Lauren Shumejda	1000 West Street, 17th Floor
Jacob A. Adlerstein	Wilmington, Delaware 19801
1285 Avenue of the Americas	Telephone: (302) 571-6600
New York, New York 10019-6064	Facsimile: (302) 571-1253
Telephone: (212) 373-3000
Facsimile: (212) 757-3990

14.	Reservation of Rights

Section 10.14 of the Plan provides that the filing of the Plan, the Disclosure Statement, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan, shall not be and shall not be deemed to be an admission or waiver of any rights of the Debtors with respect to any holders of Claims against or Interests in the Debtors.

15.	No Waiver

Section 10.15 of the Plan provides that neither the failure of a Debtor to list a Claim or Interest in the Debtor’s Schedules, the failure of a Debtor to object to any Claim, Administrative Expense Claim or Interest for purposes of voting, the failure of a Debtor to object to a Claim, Administrative Expense Claim or Interest prior to the Confirmation Date or the Effective Date, nor the failure of a Debtor to assert a Retained Cause of Action prior to the Confirmation Date or the Effective Date shall, in the absence of a legally effective express waiver or release executed by the Debtor with the approval of the Bankruptcy Court, if required, and with any other consents or approvals required under the Plan, be deemed a waiver or release of the right of a Debtor, a Reorganized Debtor, the Post-Effective Date Claims Agent or their respective successors, either before or after solicitation of votes on the Plan, the Confirmation Date or the Effective Date, to (a) object to or examine such Claim, Administrative Expense Claim or Interest, in whole or in part, or (b) retain or either assign or exclusively assert, pursue, prosecute, utilize, or otherwise act or enforce any Retained Cause of Action against the holder of such Claim, Administrative Expense Claim or Interest.

VII.

CONFIRMATION OF THE PLAN

A.	Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a plan. The Confirmation Hearing pursuant to section 1128 of the Bankruptcy Code will be held on September 24, 2010 at 10:00 a.m., prevailing Eastern Time, before the Honorable Kevin J. Carey, Chief United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Fifth Floor, Courtroom 5, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of adjournment at the Confirmation Hearing, or at any subsequent adjourned Confirmation Hearing.

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to Confirmation of the Plan must:

(i) be made in writing; (ii) state the name and address of the objecting party and the nature of the claim or interest of such party; (iii) state with particularity the legal and factual basis and nature of any objection to the Plan; and (iv) be filed with the Bankruptcy Court, together with proof of service, and served so that they are received on or before September 13, 2010 at 12:00 p.m., prevailing Eastern Time by the following parties:

Counsel to the Debtors:

Paul, Weiss, Rifkind, Wharton			Young Conaway Stargatt & Taylor, LLP
& Garrison LLP			The Brandywine Building
1285 Avenue of the Americas			1000 West Street, 17th Floor
New York, New York 10019-6064			P.O. Box 391
Facsimile: (212) 757-3990			Wilmington, Delaware 19801-1037
Attn:	Kelley A. Cornish, Esq.		Facsimile: (302) 571-1253
	Alice Belisle Eaton, Esq.	Attn:	Pauline K. Morgan, Esq.
	Claudia R. Tobler, Esq.		Sean T. Greecher, Esq.
Lauren Shumejda, Esq.
Jacob A. Adlerstein, Esq.

The U.S. Trustee:

Office of the United States Trustee

J. Caleb Boggs Federal Building

844 King Street, Suite 2207

Lock Box 35

Wilmington, Delaware 19801

Facsimile: (302) 573-6497

Attn: David M. Klauder, Esq.

Counsel to the Official Committee of Unsecured Creditors:

Paul, Hastings, Janofsky & Walker LLP	Bayard, P.A.
Park Avenue Tower	222 Delaware Avenue, Suite 900
75 E. 55th Street	Wilmington, Delaware, 19801
New York, New York 10022	Facsimile: (302) 658-6395
Facsimile: (212) 319-4090	Attn: Neil B. Glassman, Esq.
Attn: Luc A. Despins, Esq.

Counsel to Wells Fargo Bank, National Association (as successor to Wachovia Bank, N.A.), as the Bowater Secured Bank Agent:

Morgan Lewis & Bockius LLP	Connolly Bove Lodge & Hutz LLP
101 Park Avenue	1007 North Orange Street
New York, New York 10178-0600	8th Floor
Facsimile: (212) 309-6001	Wilmington, DE 19899
Attn: Richard S. Toder, Esq.	Facsimile: (302) 658-5614
Attn: Jeffrey C. Wisler, Esq.

Counsel to Bank of Nova Scotia, as the BCFPI Secured Bank Agent:

Orrick, Herrington & Sutcliffe LLP	Klehr, Harrison, Harvey,
666 Fifth Avenue	Branzburg & Ellers, LLP
New York, New York 10103-0001	919 Market Street, Suite 1000
Facsimile: (212) 506-5151	Wilmington, Delaware 19801
Attn: Raniero D’Aversa, Jr.	Facsimile: (302) 426-9193
Attn: Joanne B. Willis, Esq.

Counsel to the Monitor:

Allen & Overy LLP	Buchanan Ingersoll & Rooney
1221 Ave of the Americas	The Brandywine Building
New York, NY 10020	1000 West Street, Suite 1410
Facsimile: (212) 610-6399	Wilmington, Delaware 19801
Attn: Ken Coleman, Esq.	Facsimile (302) 552-4295
Attn: Mary F. Caloway, Esq.

Objections to confirmation of the Plan are governed by Rule 9014 of the Bankruptcy Rules. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY AND PROPERLY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

B.	Statutory Requirements for Confirmation of the Plan in Chapter 11 Cases

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation are that the Plan (i) is accepted by all Classes of Claims and Interests or, if rejected by an impaired Class, the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class, (ii) is feasible and (iii) is in the “best interests” of holders of Claims and Interests impaired under the Plan.

AS EXPLAINED ABOVE, THE BANKRUPTCY CODE CONTAINS PROVISIONS FOR CONFIRMATION OF A PLAN EVEN IF IT IS NOT ACCEPTED BY ALL CLASSES. THESE SO-CALLED “CRAMDOWN” PROVISIONS ARE SET FORTH IN SECTION 1129(b) OF THE BANKRUPTCY CODE, WHICH PROVIDES THAT A PLAN OF REORGANIZATION CAN BE CONFIRMED EVEN IF IT HAS NOT BEEN ACCEPTED BY ALL IMPAIRED CLASSES OF CLAIMS AND INTERESTS AS LONG AS AT LEAST ONE IMPAIRED CLASS OF NON-INSIDER CLAIMS HAS VOTED TO ACCEPT THE PLAN.

1.	Acceptance

Claims in Classes 6A-6HH and 7A-7HH are impaired under the Plan, and, therefore, must accept the Plan in order for it to be confirmed without application of the “fair and equitable test,” described below, to such Classes. As stated above, impaired Classes of Claims will have accepted the Plan if the Plan is accepted by at least two-thirds in dollar amount and a majority in number of the Claims of each such Class (other than any Claims of creditors designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan.

Classes 1A-1HH, 2A-2G, 3A-3G, 4A-4G and 5A-5HH are unimpaired under the Plan, and the holders of Allowed Claims in each of these Classes are conclusively presumed to have accepted the Plan.

The Debtors, as the holders of Intercompany Claims and Intercompany Interests in Classes 8A-8HH, shall be deemed to have accepted the Plan and votes to accept or reject the Plan shall not be solicited from the Debtors in their capacities as the holders of Intercompany Claims and Intercompany Interests.

Classes 9A-9HH are impaired and the holders of such Common Stock Claims and Interests will not receive or retain any property under the Plan. Accordingly, these classes are deemed not to have accepted the Plan and confirmation of the Plan will require application of the “fair and equitable test,” described below.

2.	Fair and Equitable Test

The Debtors will seek to confirm the Plan notwithstanding the non-acceptance or deemed non-acceptance of the Plan by any impaired Class of Claims or Interests. To obtain such confirmation, it must be demonstrated that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such dissenting impaired Class. A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to on account of its claims or interests. The Debtors believe that the Plan satisfies these requirements.

The Bankruptcy Code establishes different “fair and equitable” tests for secured claims, unsecured claims and equity interests, as follows:

(i) Secured Creditors. Either (i) each holder of an impaired secured claim retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of liens, with such liens attaching to the proceeds of the sale and the treatment of such liens on proceeds is as provided in clauses (i) or (ii) above.

(ii) Unsecured Creditors. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan.

(iii) Interest Holders. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greater of the fixed liquidation preference to which such holder is entitled, or the fixed redemption price to which such holder is entitled or the value of the equity interest, or (ii) the holders of equity interests that are junior to the nonaccepting class will not receive or retain any property under the plan.

THE DEBTORS BELIEVE THAT THE PLAN MAY BE CONFIRMED ON A NONCONSENSUAL BASIS (PROVIDED AT LEAST ONE IMPAIRED CLASS OF CLAIMS VOTES TO ACCEPT THE PLAN). ACCORDINGLY, THE DEBTORS WILL DEMONSTRATE AT THE CONFIRMATION HEARING THAT THE PLAN SATISFIES THE REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AS TO ANY NON-ACCEPTING CLASS.

3.	Feasibility

Pursuant to section 1129(a)(11) of the Bankruptcy Code, among other things, the Bankruptcy Court must determine that confirmation of the Plan is not likely to be followed by the liquidation or need for further financial reorganization of the Debtors or any successors to the Debtors under the Plan. This condition is often referred to as the “feasibility” of the Plan. The Debtors believe that the Plan satisfies this requirement.

For purposes of determining whether the Plan meets this requirement, the financial advisors of the Debtors have analyzed the Debtors’ ability to meet their obligations under the Plan. As part of that analysis, the Debtors have prepared consolidated projected financial results for each of the years ending December 31, 2010 through and including 2014. These financial projections, and the assumptions on which they are based, are annexed hereto as Exhibit B (the “Financial Projections”). Based upon the Financial Projections, the Debtors believe that the Reorganized Debtors will be able to make all payments required pursuant to the Plan, and therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization. The Debtors also believe that they will be able to repay or refinance on commercially reasonable terms any and all of the indebtedness under the Plan at or prior to the maturity of such indebtedness.

The Financial Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement and in the Plan in their entirety, and the historical consolidated financial statements (including the notes and schedules thereto) and other financial information set forth in ABH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, and other reports filed by ABH with the SEC filed prior to the Bankruptcy Court’s approval of this Disclosure Statement. These filings are available by visiting the SEC’s website at http://www.sec.gov.

The Debtors prepared the Financial Projections based upon, among other things, the anticipated future financial condition and results of operations of the Reorganized Debtors. The Debtors do not, as a matter of course, publish their business plans, strategies, projections, or their anticipated results of operations or financial condition. Accordingly, the Debtors and the Reorganized Debtors do not intend to update or otherwise revise the Financial Projections, or to include such information in documents required to be filed with the SEC or otherwise make such information public to reflect events or circumstances existing or arising after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error.

THE FINANCIAL PROJECTIONS WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE FINANCIAL ACCOUNTING STANDARDS BOARD. THE DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING FINANCIAL PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE FINANCIAL PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE FINANCIAL PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE FINANCIAL PROJECTIONS. EXCEPT FOR PURPOSES OF THIS DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH FINANCIAL PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. EXCEPT AS MAY OTHERWISE BE PROVIDED IN THE PLAN OR THIS DISCLOSURE STATEMENT, THE DEBTORS DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THESE FINANCIAL PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE OF THIS DISCLOSURE STATEMENT OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS THAT, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH WILL BE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE OR ARE MADE AS TO THE ACCURACY OF THE FINANCIAL PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE

PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE FINANCIAL PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. SEE ARTICLE VIII, “CERTAIN RISK FACTORS TO BE CONSIDERED.”

IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE FINANCIAL PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

4.	Best Interests Test

(a)	Generally

The “best interests” test under section 1129 of the Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each holder of impaired claims or impaired interests receive property with a value not less than the amount such holder would receive in a chapter 7 liquidation. The Debtors believe that under the Plan, holders of Impaired Claims and Impaired Interests will receive property with a value equal to or in excess of the value such holders would receive in a liquidation of the Debtors under chapter 7 of the Bankruptcy Code. The chapter 7 liquidation analysis set forth below demonstrates that the Plan satisfies the requirements of the “best interests” test.

To estimate potential returns to holders of Claims and Interests in a chapter 7 liquidation, the Debtors determined, as might a Bankruptcy Court conducting such an analysis, the amount of liquidation proceeds that might be available for distribution (net of liquidation related costs) and the allocation of such proceeds among the Classes of Claims and Interests based on their relative priority as set forth in the Bankruptcy Code. The Debtors considered many factors and data and have assumed that the liquidation of all assets would be conducted in an orderly manner. The liquidation proceeds available for distribution to holders of Claims against and Interests in the Debtors would consist of the net proceeds from the disposition of the Debtors’ assets, augmented by any other cash that the Debtors held and generated during the assumed holding period and after deducting the incremental expenses of operating the business pending disposition.

In general, as to each entity, liquidation proceeds would be allocated in the following priority:

•	first, to the Claims of secured creditors to the extent of the value of their collateral;

•	second, to the costs, fees and expenses of the liquidation, as well as other administrative expenses of the Debtors’ chapter 7 cases, including tax liabilities;

•	third, to the unpaid Administrative Claims;

•	fourth, to Priority Tax Claims and other Claims entitled to priority in payment under the Bankruptcy Code;

•	fifth, to Unsecured Claims; and

•	sixth, to Interests.

The Debtors’ liquidation costs in a chapter 7 case would include the compensation of a bankruptcy trustee, as well as compensation of counsel and other professionals retained by such trustee, asset disposition expenses, applicable taxes, litigation costs, Claims arising from the Debtors’ operation during the pendency of the chapter 7 cases and all unpaid Administrative Claims that are allowed in the chapter 7 cases. The liquidation itself might trigger certain Priority Non-Tax Claims, and would likely accelerate Claims or, in the case of taxes, make it likely that the Internal Revenue Service would assert all of its claims as Priority Tax Claims rather than asserting them in due course as is expected to occur under the Chapter 11 Cases. These Priority Tax and Non-Tax Claims would be paid in full out of the net liquidation proceeds, after payment of secured Claims, chapter 7 costs of administration and other Administrative Claims, and before the balance would be made available to pay Unsecured Claims or to make any distribution in respect of Interests.

The Liquidation Analysis (as defined below) provided herein is provided solely to discuss the effects of a hypothetical chapter 7 liquidation of the Debtors and is subject to the assumptions set forth below. The Debtors cannot assure you that these assumptions would be accepted by a Bankruptcy Court. The Liquidation Analysis has not been independently audited or verified.

(b)	Liquidation Analysis

A liquidation analysis (the “Liquidation Analysis”) has been prepared solely for purposes of estimating proceeds available in a liquidation under chapter 7, the CCAA, the BIA or other statutes, as applicable, of the estates and is attached as Exhibit C to this Disclosure Statement. The Liquidation Analysis is based on a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies that are beyond the control of the Debtors, Cross-Border Debtors and CCAA Debtors (together, the “Liquidating Debtors”) under the CCAA, as well as a trustee under chapter 7 of the U.S. Bankruptcy Code (“Chapter 7”) or the Canadian Bankruptcy and Insolvency Act (the “BIA”). Further, the actual amounts of claims against the Liquidating Debtors’ estates could vary materially from the estimates set forth in the Liquidation Analysis, depending on, among other things, the claims asserted during the liquidation proceedings under Chapter 7, the CCAA, or the BIA. Accordingly, while the information contained in the Liquidation Analysis is necessarily presented with numerical specificity, the Debtors cannot assure you that the values assumed would be realized or the claims estimates assumed would not change if the Liquidating Debtors were in fact liquidated, nor can assurances be made that the Bankruptcy Court would accept this analysis or concur with these assumptions in making its determination under section 1129(a) of the Bankruptcy Code.

The Liquidation Analysis assumes the Liquidation commences on October 1, 2010 and will take twelve months to complete (the “Liquidation Period”). The Liquidation Analysis was prepared using the Liquidating Debtors’ books and records, unaudited financial information,16 certain independent appraisals prepared in conjunction with financings and valuation information prepared in conjunction with the Plan.

As set forth in detail on the Liquidation Analysis attached hereto as Exhibit C, the Debtors believe that the Plan will produce a greater recovery for the holders of Claims than would be achieved in a chapter 7 liquidation. Consequently, the Debtors believe that the Plan, which provides for the continuation of the Debtors’ businesses, will provide a substantially greater ultimate return to the holders of Claims than would a chapter 7 liquidation. In addition, nothing contained in the Liquidation Analysis is intended to or may be asserted to constitute a concession or admission of the Liquidating Debtors for any other purpose.

C.	Enterprise Valuation of the Reorganized Debtors

In conjunction with formulating the Plan and the CCAA Plan, the Company determined that it was necessary to estimate its consolidated value on a going-concern basis (the “Enterprise Value”). Accordingly, the Company, with the assistance of Blackstone, its financial advisors, has prepared the foregoing valuation (the “Enterprise Valuation”).

1.	Methodology

In estimating the hypothetical range of the Enterprise Value of the Company, Blackstone:

•	reviewed certain of the Company’s historical financial information;

•

reviewed certain of the Company’s internal and projected financial and operating data, including the Financial Projections and related strategic and business plans, which was prepared and provided to Blackstone by the Company’s management which information was prepared on a mill-by-mill and debtor-by-debtor basis;

[16]	As detailed general ledger information was not available for the projected date of October 1, 2010, the Liquidation Analysis was in part prepared using general ledger information as of March 31, 2010.

•	met with the Company’s senior management team and discussed the Company’s operations and future prospects;

•	conducted on-site diligence of certain assets;

•	considered certain economic and industry information relevant to the Company’s operating business;

•	conducted such other studies, analyses, inquiries and investigations as it deemed appropriate;

•	reviewed certain publicly available financial data for, and considered the market value of, public companies that Blackstone deemed generally comparable to the operating business of the Company; and

•	considered recent precedent transactions in the paper and forest products industry.

Although Blackstone reviewed the Company’s business, operating assets and liabilities and business plan, Blackstone assumed that the Financial Projections prepared by the Company’s management were reasonably prepared in good faith and on a basis reflecting the Company’s most accurate currently available estimates and judgments as to the future operating and financial performance of the Company. In addition, Blackstone did not independently verify the Financial Projections in connection with preparing estimates of Enterprise Value, and no independent valuations or appraisals of the Debtors were sought or obtained in connection herewith. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the CCAA Plan and the analysis of implied relative recoveries to holders of Allowed Claims/Proven Claims (as defined in the CCAA Plan) thereunder.

Blackstone’s estimated Enterprise Value of the Company does not constitute a recommendation to any holder of Allowed Claims / Proven Claims as to how such person should vote or otherwise act with respect to the Plan or the CCAA Plan. Blackstone has not been asked to and does not express any view as to what the trading value of the Company’s securities would be when issued pursuant to the Plan or the CCAA Plan or the prices at which they may trade in the future.

Blackstone’s estimate of Enterprise Value reflects the application of standard valuation techniques and does not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan and delivered under the CCAA Plan, which may be significantly different than the amounts set forth herein. The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimated Enterprise Value range of the Company set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Neither the Company, nor Blackstone, nor any other person assumes responsibility for any differences between the Enterprise Value range and such actual outcomes. Actual market prices of such securities at issuance will depend upon, among other things, the operating performance of the Company, prevailing interest rates, conditions in the financial markets, the anticipated holding period of securities received by prepetition creditors (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), developments in the Company’s industry and economic conditions generally, and other factors which generally influence the prices of securities.

As noted above, the estimate of the hypothetical range of Enterprise Values was calculated on a going-concern basis. As the Plan and CCAA Plan are premised upon a complete deconsolidation of the Company’s legal entities subject to those proceedings, projections were developed for each of the individual Debtors and Applicants (as defined in the CCAA Plan), where applicable. For purposes of preparing the individual Debtor / Applicant projections, certain items such as selling, general and administrative expenses and retiree benefits that were not specific to individual Debtors / Applicants were allocated to each individual Debtor / Applicant as appropriate.

The following is a brief summary of certain financial analyses performed by Blackstone to develop valuations for the Company’s operating assets. Blackstone’s valuation analysis must be considered as a whole. Reliance on only one of the methodologies used or portions of the analysis performed could create a misleading or incomplete conclusion as to Enterprise Value.

(a)	Discounted Cash Flow Analysis

The discounted cash flow (“DCF”) analysis is a forward-looking enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business’ weighted average cost of capital (the “Discount Rate”). The Discount Rate reflects the estimated blended rate of return that would be required by debt and equity investors to invest in the business based upon its capital structure. The Enterprise Value of the firm is determined by calculating the present value of the Company’s unlevered after-tax free cash flows based on the Financial Projections (with certain adjustments noted in the Financial Projections section) plus an estimate for the value of the Company beyond the Projection Period (as defined in the Financial Projections), known as the terminal value. The terminal value is derived by applying a perpetuity growth rate to the average free cash flow generated over the Projection Period, discounted back to the assumed date of emergence by the Discount Rate.

(b)	Comparable Company Analysis

The comparable company valuation analysis estimates the value of a company based on a relative comparison with other publicly traded companies with similar operating and financial characteristics. Under this methodology, the enterprise value for each selected public company was determined by examining the trading prices for the equity securities of such company in the public markets and adding the aggregate amount of outstanding net debt for such company (at book value) and minority interest. Those enterprise values are commonly expressed as multiples of various measures of operating statistics, most commonly EBITDA. Blackstone also examined enterprise values for each selected public company by including the pension underfunding of each company in enterprise value and then expressing those enterprise values as multiples of EBITDAP. In addition, each of the selected public company’s operational performance, operating margins, profitability, leverage and business trends were examined. Based on these analyses, financial multiples and ratios are calculated to apply to the Company’s actual and projected operational performance.

(c)	Precedent Transactions Analysis

The precedent transactions analysis estimates value by examining public merger and acquisition transactions. The valuations paid in such acquisitions or implied in such mergers are analyzed as ratios of various financial results. These transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to the Company. Since precedent transaction analysis reflects aspects of value other than the intrinsic value of a company, there are limitations as to its applicability in determining the Enterprise Value. Nonetheless, Blackstone reviewed recent merger and acquisition transactions involving paper and forest products companies. Many of the transactions analyzed occurred in fundamentally different industry and credit market conditions from those prevailing in the marketplace and therefore may not be the best indication of value.

In addition, certain of the Company’s other, non-operating assets were valued separately as follows:

(a)	Tax attributes at each Debtor / Applicant were valued based upon a DCF of the projected tax savings arising from use of the Company’s available post-emergence attributes;

(b)	The value of certain litigation claims was determined based upon discussions with counsel, and in consultation with the Creditors Committee;

(c)	Miscellaneous timber assets were valued based on precedent transactions; and

(d)	Other non-operating assets marketed to be sold prior to emergence were based upon estimated sale proceeds

*        *        *         *

The valuation analysis assumes an Effective Date / Implementation Date of October 1, 2010 and is based on the Financial Projections provided by the Debtors’ management for 2010 – 2014, which are attached to this Disclosure Statement as Exhibit B. In summary, based on these Financial Projections and solely for purposes of the Plan, Blackstone estimates that the Enterprise Value of the Company falls within a range of approximately $3,500 to $3,850 million with a mid-point estimate of $3,675 million including the value of tax attributes expected to be available to Reorganized ABH.

Based on an assumed pro forma debt balance of approximately $1,250 million at the Effective Date / Implementation Date, including the Rights Offering at face value, the funded portion of the Exit Financing Facilities and the proportionate share of debt and long-term liabilities at the Company’s affiliates, Blackstone’s mid-point estimate of Enterprise Value implies a mid-point value for the New ABH Common Stock (the “Equity Value”) of approximately $2,425 million. The mid-point Equity Value assumes that there are no material differences between the face value and the fair value of the Rights Offering or other pro forma debt.

D.	Distribution Model

Given the complexity of the Debtors’ corporate and capital structure, including the existence of Intercompany Claims and Intercompany Interests, a model (the “Distribution Model”) was developed by Blackstone in order to analyze creditor recoveries, including secured, administrative, priority and unsecured creditors, at each of the Debtors, Cross-Border Debtors and CCAA Debtors, and to calculate distributions to be made pursuant to the Plan and the CCAA Plan. The Distribution Model is a complex and customized Excel program that is greater than 250 megabytes in size. The Distribution Model maps all of the Debtors’, Cross-Border Debtors’ and CCAA Debtors’ assets, liabilities (including intercompany obligations) and interests (including interests in affiliates held by the Debtors, Cross-Border Debtors and CCAA Debtors) and calculates, based upon that mapping, the allocation of asset value to the creditors at each of the Debtors, Cross-Border Debtors and CCAA Debtors.

During the fourth quarter of 2009, the Company shared a preliminary draft of the Distribution Model with advisors to the Creditors Committee, the Ad Hoc Committee, and the Monitor. These parties thereafter performed detailed due diligence of the Distribution Model, including testing the Distribution Model’s inputs and outputs. Based upon the results of the diligence, all of these parties agreed that the Distribution Model accurately reflected the Company’s assets and liabilities and could be relied upon to calculate distributions to be made pursuant to the Plan, as summarized in the Legal Entity Creditor Recovery Summaries set forth in Exhibit F hereto.

A summary of the key inputs into the Distribution Model is as follows:

•

Asset Values - the asset values included in the Distribution Model are consistent with the Enterprise Value described above. In addition, the Distribution Model includes excess cash to be distributed pursuant to the Plan;

•

Estimated Claims to be Satisfied Under the Plan - the estimated claims included in the Distribution Model are consistent with the claims estimates set forth in the summary recovery table included in Article II above; and

•

Estimated Recoveries – recoveries to creditors at each Debtor are calculated based upon the assets and liabilities attributable to such Debtor in the Distribution Model, as set forth in detail in the Legal Entity Creditor Recovery Summaries. For purposes of calculating unsecured creditor recoveries, Intercompany Claims are assumed to be Allowed Claims and value attributable to an Intercompany Claim is allocated to creditors at the Debtor to whom such Intercompany Claim is owed. The Debtors’ or Reorganized Debtors’ option, in connection with the Restructuring Transactions, to Reinstate, in full or in part, or cancel and discharge, in full or in part, any particular Intercompany Claim or Intercompany Interest, will not (i) impact the value attributable to such Intercompany Claim or Intercompany Interest under the Plan, (ii) result in any change in the value of the Reorganized Debtors allocated to unsecured creditors pursuant to the Plan, or (iii) affect the estimated recoveries for Allowed Unsecured Claims set forth in this Disclosure Statement. The value allocated to all Intercompany Claims and Intercompany Interests at each Debtor is set forth in the Legal Entity Creditor Recovery Summaries. See Article VI.A.3.h of this Disclosure Statement.

VIII.

CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST ANY OF THE DEBTORS SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), INCLUDING THE DISCLAIMERS SET FORTH ABOVE, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION, OR ALTERNATIVES TO THE PLAN.

A.	Risks Relating to the Plan

1.	Consummation of the Plan is subject to creditor acceptance and approval by the Bankruptcy Court

The Debtors have operated their business and managed their assets under the supervision of the Bankruptcy Court since the Petition Date. Before it can be consummated, the Plan must be accepted by at least two-thirds in dollar amount and a majority in number of the Claims of Classes (other than any Claims of creditors designated under section 1126(e) of the Bankruptcy Code) entitled to vote to accept or reject the Plan. The Effective Date is also subject to, among other things, the Canadian Court’s sanction of the CCAA Plan, which that court will grant, after notice and a hearing, only if all the statutory requirements for sanction have been met, including the acceptance by the required vote of affected creditors. There can be no assurance that the Plan will be approved by the required majority of impaired creditors, and that even if approved, the Bankruptcy Court will confirm the Plan. Furthermore, the CCAA Plan is subject to a similar process in the CCAA Proceedings and there can no assurance that the affected creditors will approve the CCAA Plan and that, even if so approved, the Canadian Court will sanction the CCAA Plan. The failure of any of these conditions will delay the consummation of the Plan.

The Plan provides that the Debtors reserve the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable. In the event that any Class of Claims entitled to vote fails to accept the Plan in accordance with sections 1126(c) and 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or modify the Plan in accordance with Section 10.8 thereof. While the Debtors believe that the Plan satisfies the requirements for non-consensual confirmation under section 1129(b) of the Bankruptcy Code because it does not “discriminate unfairly” and is “fair and equitable” with respect to the Classes that reject or are deemed to reject the Plan, there can be no assurance that the Bankruptcy Court will reach the same conclusion. In addition, there can be no assurance that any challenge to the requirements for non-consensual confirmation will not delay the Debtors’ emergence from chapter 11 or prevent confirmation of the Plan.

2.	Occurrence of the Effective Date of the Plan is subject to a number of significant conditions

The occurrence of the Effective Date is subject to certain conditions precedent as described in the Plan, including, among others, those relating to consummation of the Exit Financing Facilities and Backstop Commitment Agreement for the Rights Offering, as well as a condition that the CCAA Plan is implemented and all conditions precedent to the CCAA Plan are satisfied or waived. Failure to meet any of these conditions could result in the Plan not being consummated or the Confirmation Order being vacated.

If the Plan is not consummated, any settlement, compromise or release embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void.

3.	If any of the conditions to consummation are not satisfied, or an alternative plan is not approved, the Debtors may be forced to liquidate

If any of the conditions precedent as described in the Plan, including confirmation of the Plan by the Bankruptcy Court, sanction by the Canadian Court, and the satisfaction of conditions to the Effective Date are not satisfied and the Plan is not consummated, or an alternative plan is not approved, there can be no assurance that the Chapter 11 Cases and CCAA Proceedings will continue, or that an alternative plan of reorganization, if any, would be approved on comparable terms for holders of Claims. The most likely alternative to a continuation of the Chapter 11 Cases and the CCAA Proceedings is a liquidation. In the event of the Company’s liquidation, there is a substantial risk that there would be a limited recovery for holders of Unsecured Claims.

4.	The actual amount of Allowed Claims may differ from the estimated Claims and adversely affect the percentage recovery of Claims

The estimated Claims set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement. Such differences may materially and adversely affect, among other things: the percentage recoveries to holders of Allowed Claims under the Plan; the Debtors’ ability to consummate the Plan; the Company’s ability to realize the Financial Projections; and the Company need to raise additional debt or equity financing.

5.	Undue delay may significantly disrupt the Company’s operations

Although the Plan and the CCAA Plan are designed to minimize the length of the Chapter 11 Cases and CCAA Proceedings, it is not possible to predict the amount of time the Company may spend in such proceedings or to provide any assurance as to whether or not the Plan and CCAA Plan will be confirmed or sanctioned, as further described above. The continuation of the Chapter 11 Cases or the CCAA Proceedings, particularly if the Plan or the CCAA Plan are not approved or confirmed in the time frame currently contemplated, could materially and adversely affect the Company’s operations and relationships with its customers, vendors, service providers, employees, regulators and partners. Also, transactions outside the ordinary course of business are subject to the prior approval of the Bankruptcy Court and/or the Canadian Court, which may limit the Company’s ability to respond timely to certain events or take advantage of certain opportunities. In addition, if confirmation and consummation of the Plan do not occur expeditiously, the Chapter 11 Cases and CCAA Proceedings could result in, among other things, increased costs, professional fees, and similar expenses, and may also make it more difficult to retain and attract management and other key personnel, and would require senior management to continue to spend a significant amount of time and effort dealing with the Company’s financial reorganization instead of focusing on the operation of the Company’s businesses.

6.	The Chapter 11 Cases and CCAA Proceedings may adversely affect the Company’s operations going forward

The fact that the Company has been subject to the Chapter 11 Cases and the CCAA Proceedings may adversely affect the Company’s operations going forward, including its ability to negotiate favorable terms from suppliers, hedging counterparties and others and to attract and retain customers. The failure to obtain such favorable terms and retain customers could adversely affect the Company’s profitability and financial condition and performance.

7.	The Company may not achieve the financial performance projected under the Plan

The Financial Projections attached hereto as Exhibit B are the projections of future performance of the Company’s operations on a consolidated basis through fiscal year 2014, after giving effect to the Plan and do not purport to represent what the Company’s actual financial position will be upon emergence from the Chapter 11 Cases and CCAA Proceedings or represent what the fair value of the Company’s assets and liabilities will be at the Effective Date. These Financial Projections are based on numerous estimates of values and assumptions including the timing, confirmation and consummation of the Plan and CCAA Plan in accordance with their terms, the expected terms of the Exit Financing Facilities, the anticipated future performance of the Company, industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and some or all of which may not materialize. These estimates and assumptions are based on management’s judgment based on facts available and determinations made at the time the Financial Projections were prepared, and may turn out to have been incorrect over time, which could have a material effect on the Company’s ability to meet the Financial Projections. It is also not possible to predict with certainty that the actions taken in connection with the Chapter 11 Cases and CCAA Proceedings based on the estimates and assumptions will result in an improved financial and operating condition that ensures the long-term viability of the Company.

In addition, unanticipated events and circumstances occurring subsequent to the date hereto may affect the actual financial results of the Company’s operations. Except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. The Debtors do not intend to update the Financial Projections; thus, the Financial Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Financial Projections.

8.	Certain liabilities will not be fully extinguished as a result of the Confirmation of the Plan by the Bankruptcy Court

While a significant amount of the Debtors’ current liabilities will be discharged upon emergence from the Chapter 11 Cases, a number of obligations may remain in effect following the Effective Date. Various agreements and liabilities will remain in place, such as certain employee benefit and pension obligations, potential environmental liabilities related to sites in operation or formerly operated by the Company and other contracts that, even if modified during the Chapter 11 Cases and CCAA Proceedings, will still subject the Debtors to substantial obligations and liabilities.

B.	Risks Relating to the Company’s Financial Results and Condition

1.	The Company will require significant financing in order to emerge from the Chapter 11 Cases and CCAA Proceedings

At or prior to the Confirmation Date, the Company expects to raise up to $1.2 to $1.3 billion in Exit Financing Facilities, which may consist of a combination of revolving credit facilities, term loan facilities and debt securities. The Company’s entry into the Exit Financing Facilities is a condition to consummation of the Plan. There can be no assurance at this time that this financing will be available, or that it will be available on terms that are favorable to the Company, in which case the Company’s emergence from the Chapter 11 Cases and CCAA Proceedings could be delayed indefinitely or the Company may be forced to accept unfavorable terms that could affect its ability to succeed in the future. As described above, such a delay could have important consequences for creditor recoveries and the Company’s ability to meet the Financial Projections.

The allocation and terms and provisions of the Exit Financing Facilities (including interest rates, maturity dates, amortization schedules and other significant terms) have not been negotiated with any prospective lenders and will be subject to such negotiations, which will be influenced materially by conditions in the capital markets and other factors that may affect the availability of such financing. Such allocation, terms and provisions are likely not to have been determined definitively prior to the expiration of the Rights Offering or the Voting Deadline. As a result, the allocation and terms and provisions of the Exit Financing Facilities may be significantly different from those described in or contemplated by this Disclosure Statement and the Financial Projections, and the Company’s capital structure may differ significantly from that described in or contemplated by this Disclosure Statement and the Financial Projections. Furthermore, the other terms and provisions of the Exit Financing Facilities may cause the timing and magnitude of the Company’s interest expense and other debt service obligations to be different from those described in or contemplated by this Disclosure Statement and the Financial Projections, and the Company may be subject to significant additional covenants or restrictions as a result of negotiations with its prospective lenders or because of market conditions.

The Company cannot provide any assurance that it will be able to obtain financing in the future if and when required, or that it will be able to obtain financing on favorable terms. The Company’s profitability and ability to generate cash flow will likely depend upon its ability to successfully implement its business strategy and meet or exceed the results forecasted in the Financial Projections, but the Company cannot ensure that it will be able to accomplish these results if it does not have the appropriate financing to do so.

The Company expects that its future sources of financing, including the Exit Financing Facilities, will likely include covenants and other provisions that will restrict the Company’s ability to engage in certain financing transactions and operating activities, as discussed below in “Covenant restrictions under Reorganized ABH’s indebtedness may limit its ability to operate its business.”

2.	The Company’s degree of leverage upon emergence may limit its financial and operating activities

The Company’s substantial indebtedness upon emergence from the Chapter 11 Cases and CCAA Proceedings could adversely affect its financial health and limit its operations. The Company’s historical capital requirements have been considerable, and its future capital requirements could vary significantly and may be affected by general economic conditions, currency exchange rates, industry trends, performance, interest rates and many other factors that are not within its control. The Company’s substantial level of indebtedness has, in the past, had important consequences, including: limiting its ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of its growth strategy, or other purposes; limiting its ability to use operating cash flow in other areas of its business because they must dedicate a substantial portion of these funds to service the debt; increasing its vulnerability to general adverse economic and industry conditions; limiting its ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation; limiting its ability or increasing the costs to refinance indebtedness; and limiting its ability to enter into marketing, hedging, optimization, and trading transactions by reducing the number of counterparties with whom it can transact as well as the volume of those transactions. These consequences, and others, could similarly impact the Company’s business and operations after the Effective Date.

3.	Covenant restrictions under Reorganized ABH’s indebtedness may limit its ability to operate its business

The agreements that govern the terms of Reorganized ABH’s debt, including the Exit Financing Facilities, are expected to contain covenants that will restrict its ability and the ability of its subsidiaries to:

•	incur and guarantee indebtedness or issue equity interests of restricted subsidiaries;

•	repay subordinated indebtedness prior to its stated maturity;

•	pay dividends or make other distributions on or redeem or repurchase its stock;

•	issue capital stock;

•	make certain investments or acquisitions;

•	create liens;

•	sell certain assets or merge with or into other companies;

•	enter into certain transactions with stockholders and affiliates;

•	make capital expenditures; and

•	restrict dividends, distributions or other payments from its subsidiaries.

In addition, some or all of the agreements governing the Exit Financing Facilities or other indebtedness of Reorganized ABH may require Reorganized ABH to satisfy and maintain various financial maintenance covenants, such as minimum fixed charge coverage ratios, minimum EBITDA, maximum total leverage ratios and other similar covenants. Reorganized ABH’s ability to meet the required financial ratios may be affected by events beyond its control, and Reorganized ABH may not be able to meet these ratios. A breach of these covenants could result in defaults under the applicable Exit Financing Facilities.

A breach of the covenants under the Exit Financing Facilities or other Reorganized ABH indebtedness could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under a debt agreement would likely permit the lenders under the agreement to terminate all commitments to extend further credit under that the agreement. Furthermore, if Reorganized ABH were unable to repay the amounts due and payable under the Exit Financing Facilities or other indebtedness, those lenders could proceed against any collateral granted to them to secure that indebtedness. In the event the lenders accelerate the repayment of the borrowings, Reorganized ABH cannot assure that it and its subsidiaries would have sufficient assets to repay such indebtedness.

As a result of the restrictions in its indebtedness, Reorganized ABH may be:

•	limited in how it conducts its business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect Reorganized ABH’s ability to grow in accordance with its plans or adapt to changing business or economic conditions.

4.	Despite the expected post-emergence indebtedness levels of Reorganized ABH, it may still be able to incur substantially more debt, and additional indebtedness could exacerbate the risks associated with the substantial leverage of Reorganized ABH

Reorganized ABH and its subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of the Exit Financing Facilities and the other indebtedness of Reorganized ABH will likely restrict, but will not completely prohibit, Reorganized ABH from doing so. Further, the indenture governing the Rights Offering Notes will not prohibit Reorganized ABH or its subsidiaries from incurring additional senior debt or secured debt, nor does it prohibit any of its subsidiaries from incurring additional liabilities. If new debt or other liabilities are added to Reorganized ABH’s post-emergence debt levels, the related risks that it faces could intensify.

5.	The Company’s financial results may be volatile and may not reflect historical trends

Following the Debtors and Canadian Debtors emergence from the Chapter 11 Cases and CCAA Proceedings, the Company expects that its financial results may continue to be volatile, as asset impairments, asset dispositions and restructuring activities (including mill and paper machines closures and idlings), as well as continuing global economic uncertainty, may significantly impact the Financial Projections. As a result, the Company’s historical financial performance is likely not indicative of its financial performance post-emergence. In addition, upon emergence, the amounts reported in the Company’s subsequent financial statements may materially change relative to its historical financial statements, including as a result of revisions to its operating plans and changes in the terms and provisions of the Exit Financing Facilities pursuant to the Plan and the CCAA Plan.

In addition, to the extent actual results or conditions differ from the assumptions made by the Company in preparing its Financial Projections, the actual results and financial condition of the Company may differ materially from those presented in the Financial Projections. Among the factors that may cause actual results or conditions to differ from the assumptions made by the Company in preparing its Financial Projections are those risk factors presented in this Article VIII.

6.	Because the Company’s financial statements will reflect fresh start accounting adjustments upon its emergence from the Chapter 11 Cases and CCAA Proceedings, information reflecting the Company’s results of operations and financial condition will not be comparable to prior periods and may vary significantly from the fresh start accounting adjustments used to calculate the Financial Projections

Upon the Company’s emergence from the Chapter 11 Cases and CCAA Proceedings, it will apply fresh start accounting. As a result, book value of the Company’s long-lived assets and the related depreciation and amortization schedules, among other things, will likely be different from what is reflected in the Company’s historical financial statements and may be different from what is reflected in the Financial Projections. Following the Company’s emergence from the Chapter 11 Cases and CCAA Proceedings, certain information reflecting the Company’s results of operations and financial condition will not be comparable to that for historical periods prior to emergence from the Chapter 11 Cases and CCAA Proceedings.

Under fresh start accounting, the Company’s calculated enterprise value will be allocated to its assets based on their respective fair values. Any portion not attributed to specific tangible or identified intangible assets will be an indefinite-lived intangible asset referred to as “reorganization value in excess of value” and reported as goodwill.

The Company has obtained preliminary valuations of its tangible and intangible assets at its estimated emergence date, and its reorganization value has been allocated to specific assets in accordance with such preliminary valuations, as reflected in the Financial Projections. However, updates to such preliminary valuations will be completed as of the date the Company emerges from the Chapter 11 Cases and CCAA Proceedings and, to the extent such updates reflect a valuation different than estimated, the Company anticipates that there may be adjustments in the carrying values of certain assets as a result. To the extent actual valuations and allocations differ from those used in calculating the Financial Projections, these differences will be reflected on the Company’s balance sheet upon emergence pursuant to fresh start accounting rules and may also affect the amount of depreciation and amortization expense the Company recognizes on its statements of earnings post-emergence.

C.	Risks Relating to the Company’s Business

1.	Developments in alternative media could continue to adversely affect the demand for the Company’s products, especially in North America, and the Company’s responses to these developments may not be successful

Trends in advertising, electronic data transmission and storage and the Internet could have further adverse effects on traditional print media, including the Company’s products and those of its customers, but neither the timing nor the extent of those trends can be predicted with certainty. The Company’s newspaper, magazine and catalog publishing customers may increasingly use, and compete with businesses that use, other forms of media and advertising and electronic data transmission and storage, including television, wireless technologies, and the Internet, instead of newsprint, coated papers, uncoated specialty papers or other products made by the Company. The demand for certain of the Company’s products weakened significantly over the last several years. For example, industry statistics indicate that North American newsprint demand has been in decline for several years and has experienced annual declines of 5.6% in 2005, 6.1% in 2006, 10.3% in 2007, 11.2% in 2008 and 25.3% in 2009. Third-party forecasters indicate that these declines in newsprint demand could continue in 2010 and beyond due to conservation measures taken by publishers, reduced North American newspaper circulation, less space devoted to advertising and substitution to other uncoated mechanical grades.

One of the Company’s responses to the declining demand for its products has been to curtail its production capacity. It may become necessary to curtail production even further or permanently shut down even more machines or facilities. Such further curtailments and shutdowns would become increasingly likely as North American newsprint demand continues to decline or if market conditions otherwise worsen. Curtailments or shutdowns could result in goodwill or asset impairments and additional costs at the affected facilities, including restructuring charges and exit or disposal costs, and could negatively impact the Company’s cash flows and materially affect its results of operations and financial condition.

2.	Bankruptcy of a significant customer could have a material adverse effect on the Company’s liquidity, financial position and results of operations

Trends discussed in the immediately preceding risk factor continue to impact the operations of the Company’s newsprint customers. If a customer is forced into bankruptcy as a result of these trends, any receivables related to that customer prior to the date of filing of such customer may not be realized. In addition, such a customer may choose to reject its contracts with the Company, which could result in a larger claim arising prior to the date of filing of such customer.

3.	Currency fluctuations may adversely affect the Company’s results of operations and financial condition, and changes in foreign currency exchange rates can affect the Company’s competitive position, selling prices and manufacturing costs

The Company competes with North American, European and Asian producers in most of its product lines. The Company’s products are sold and denominated in U.S. dollars, Canadian dollars and selected foreign currencies. A substantial portion of the Company’s manufacturing costs are denominated in Canadian dollars. In addition to the impact of product supply and demand, changes in the relative strength or weakness of such currencies, particularly the U.S. dollar, may also affect international trade flows of these products. A stronger U.S. dollar may attract imports into North America from foreign producers, increase supply and have a downward effect on prices, while a weaker U.S. dollar may encourage U.S. exports and increase manufacturing costs that are in Canadian dollars or other foreign currencies. Variations in the exchange rates between the U.S. dollar and other currencies, particularly the Euro and the currencies of Canada, Sweden and certain Asian countries, will significantly affect the Company’s competitive position compared to many of its competitors.

The Company is particularly sensitive to changes in the value of the Canadian dollar versus the U.S. dollar. The impact of these changes depends primarily on the Company’s production and sales volume, the proportion of its production and sales that occur in Canada, the proportion of its financial assets and liabilities denominated in Canadian dollars, its hedging levels and the magnitude, direction and duration of changes in the exchange rate. The Company expects exchange rate fluctuations to continue to impact costs and revenues; however, it cannot predict the magnitude or direction of this effect for any quarter, and there can be no assurance of any future effects. During the last two years, the relative value of the Canadian dollar ranged from US$1.02 in March 2008 to US$0.77 in October 2008 and back to US$0.95 as of December 31, 2009. Based on exchange rates and operating conditions projected for 2010, and prior to the impact of the Company’s plan or plans of reorganization, the Company projects that a one-cent increase in the Canadian-U.S. dollar exchange rate would decrease its pre-tax income (loss) for 2010 by approximately $22 million.

If the Canadian dollar continues to remain strong versus the U.S. dollar, it could influence the foreign exchange rate assumptions that are used in the Company’s evaluation of long-lived assets for impairment and, consequently, result in asset impairment charges.

4.	The Company may not be successful in its strategy of increasing its share of coated and specialty papers and competing in growth markets with higher returns

One of the components of the Company’s long-term strategy is to improve its portfolio of businesses by focusing on coated and specialty papers and competing more aggressively in growth markets with higher returns. There are risks associated with the implementation of this strategy, which is complicated and involves a substantial number of mills, machines and personnel. To the extent the Company is unsuccessful in achieving this strategy, its results of operations may be adversely affected.

5.	The Company faces intense competition in the forest products industry and the failure to compete effectively would have a material adverse effect on its business, financial condition or results of operations

The Company competes with numerous forest products companies, many of which have greater financial resources than the Company does. There has been a continued trend toward consolidation in the forest products industry, leading to new global producers. These global producers are typically large, well-capitalized companies that may have greater flexibility in pricing and financial resources for marketing, investment and expansion than the Company does. The markets for its products are all highly competitive. Actions by competitors can affect the Company’s ability to sell its products and can affect the volatility of the prices at which its products are sold. While the principal basis for competition is price, the Company also competes on the basis of customer service, quality and product type. There has also been an increasing trend toward consolidation among its customers. With fewer customers in the market for its products, the Company’s negotiation position with these customers could be weakened. In addition, the Chapter 11 Cases and CCAA Proceedings may be used by the Company’s competitors in an attempt to divert the Company’s existing customers or may discourage future customers from purchasing the Company’s products under long-term agreements.

In addition, the Company’s industry is capital intensive, which leads to high fixed costs. Some of its competitors may be lower-cost producers in some of the businesses in which the Company operates. Global newsprint capacity, particularly Chinese and European newsprint capacity, has been increasing, which is expected to result in lower prices, volumes or both for its exported products. The Company believes that new hardwood pulp capacity at South American pulp mills has unit costs that are significantly below those of its hardwood kraft pulp mills. Other actions by competitors, such as reducing costs or adding low-cost capacity, may adversely affect the Company’s competitive position in the products it manufactures and consequently, its sales, operating income and cash flows. The Company may not be able to compete effectively and achieve adequate levels of sales and product margins. Failure to compete effectively would have a material adverse effect on its business, financial condition or results of operations.

6.	The forest products industry is highly cyclical. Fluctuations in the prices of, and the demand for, the Company’s products could result in small or negative profit margins, lower sales volumes and curtailment or closure of operations

The forest products industry is highly cyclical. Historically, economic and market shifts, fluctuations in capacity and changes in foreign currency exchange rates have created cyclical changes in prices, sales volume and margins for the Company’s products. Most of the Company’s paper and wood products are commodities that are widely available from other producers and even its coated and specialty papers are susceptible to these fluctuations. Because the Company’s commodity products have few distinguishing qualities from producer to producer, competition for these products is based primarily on price, which is determined by supply relative to demand. The overall levels of demand for the products the Company manufactures and distributes and consequently, its sales and profitability, reflect fluctuations in levels of end-user demand, which depend in part on general economic conditions in North America and worldwide. In 2008 and 2009, the Company experienced lower demand and decreased pricing for its wood products due to a weaker U.S. housing market. As a result, during 2008, the Company announced the curtailment of annualized capacity of approximately 1.3 billion board feet of lumber in the provinces of Quebec and British Columbia and, during 2009, the Company continued its wood products’ operating rate at extremely low levels. The Company is not expecting any significant improvements in the U.S. housing market in 2010, and there is significant uncertainty with respect to prospects for recovery in the market. Curtailments or shutdowns could result in asset impairments at the affected facilities and could materially and adversely affect the Company’s results of operations or financial condition.

7.	The Company’s manufacturing businesses may have difficulty obtaining wood fiber at favorable prices, or at all

Wood fiber is the principal raw material the Company uses in its business. The Company uses both virgin fiber (wood chips and logs) and recycled fiber (old newspapers and magazines) as fiber sources for its paper mills. The primary source for wood fiber is timber. Environmental litigation and regulatory developments have caused, and may cause in the future, significant reductions in the amount of timber available for commercial harvest in Canada and the United States. In addition, future domestic or foreign legislation, litigation advanced by Aboriginal groups and litigation concerning the use of timberlands, the protection of endangered species, the promotion of forest biodiversity and the response to and prevention of catastrophic wildfires could also affect timber supplies. Availability of harvested timber may further be limited by factors such as fire and fire prevention, insect infestation, disease, ice storms, wind storms, drought, flooding and other natural and man-made causes, thereby reducing supply and increasing prices. As is typical in the industry, the Company does not maintain insurance for any loss to its outstanding timber from natural disasters or other causes.

Wood fiber is a commodity and prices historically have been cyclical, are subject to market influences and may increase in particular regions due to market shifts. Pricing of recycled fiber is also subject to market influences and has experienced significant fluctuations. During the last two years, the prices of old newspapers have ranged from a high of $195 average per ton during the third quarter of 2008 to a low of $76 average per ton during the first quarter of 2009 and averaged $131 per ton during the fourth quarter of 2009. There can be no assurance that prices of recycled fiber will remain at their current level. Any sustained increase in fiber prices would increase its operating costs. Such conditions could have a material, adverse effect on the Company’s profitability, results of operations and financial condition, and the Company may be unable to increase prices for its products in response.

There can be no assurance that access to fiber will continue at the same levels achieved in the past. The cost of softwood fiber and the availability of wood chips may be affected. If its cutting rights pursuant to the forest licenses or forest management agreements are reduced or if any third-party supplier of wood fiber stops selling or is unable to sell wood fiber to the Company, its financial condition or operating results could suffer.

8.	An increase in the cost of its purchased energy, chemicals and other raw materials would lead to higher manufacturing costs, thereby reducing the Company’s margins

The Company’s operations consume substantial amounts of energy, such as electricity, natural gas, fuel oil, coal and wood waste. The Company buys energy and raw materials, including chemicals, wood, recovered paper and other raw materials, primarily on the open market.

The prices for raw materials and energy are volatile and may change rapidly, directly affecting the Company’s results of operations. The availability of raw materials and energy may also be disrupted by many factors outside its control, adversely affecting its operations. Energy prices, particularly for electricity, natural gas and fuel oil, have been volatile in recent years, and prices every year since 2005 have exceeded long-term historical averages. As a result, fluctuations in energy prices will impact the Company’s manufacturing costs and contribute to earnings volatility.

The Company is a major user of renewable natural resources such as water and wood. Accordingly, significant changes in climate and forest diseases or infestation could affect its financial condition or results of operations. The volume and value of timber that it can harvest or purchase may be limited by factors such as fire and fire prevention, insect infestation, disease, ice storms, wind storms, drought, flooding and other natural and man-made causes, thereby reducing supply and increasing prices. As is typical in the industry, the Company does not maintain insurance for any loss to its standing timber from natural disasters or other causes. Also, the Company can provide no assurance that it will be able to maintain its rights to utilize water or to renew them at conditions comparable to those currently in effect.

For its commodity products, the relationship between industry supply and demand for these products, rather than changes in the cost of raw materials, will determine its ability to increase prices. Consequently, the Company may be unable to pass along increases in its operating costs to its customers. Any sustained increase in energy, chemical or raw material prices without any corresponding increase in product pricing would reduce the Company’s operating margins and potentially require the Company to limit or cease operations of one or more of its machines.

9.	The Company could experience disruptions in operations or increased labor costs due to labor disputes

As of March 31, 2010, the Company employed approximately 11,900 people, of whom approximately 8,800 were represented by bargaining units. The Company’s unionized employees are represented predominantly by the CEP in Canada and predominantly by the United Steelworkers International in the United States.

A significant number of the Company’s collective bargaining agreements with respect to its paper operations in Eastern Canada expired at the end of April 2009. At the beginning of March 2010, the Company reached an agreement in principle with the CEP and the CSN, subject to the resolution of ongoing multi-party pension deficit discussions, as described in greater detail above. Ratification of these agreements has been completed in all locations.

On April 29, 2010, a coalition of U.S. labor unions led by the United Steelworkers International ratified a new master bargaining agreement covering mills in Calhoun, Catawba, Coosa Pines and Augusta. The individual mill collective bargaining agreements adopted in connection therewith will extend through April 27, 2014 in the case of Calhoun and Catawba and April 27, 2015 in the case of Coosa Pines and Augusta. The master agreement will become effective upon consummation of the Plan. As a result, subject to certain reservations of rights, the proofs of claim filed by the United Steelworkers International will be deemed withdrawn.

In May and June 2010, the Company reached agreements with sawmills and woodland workers in the Mauricie region represented by CSN and most of the unions representing trades and office employees in its four Ontario paper mills. The Company is still negotiating the renewal of collective bargaining agreements with other unions also representing trades and office employees in those four Ontario mills.

In June 2010, the Company reached an agreement for the renewal of the collective bargaining agreements of four sawmills affiliated to the CEP. The CEP Union Agreement has since been serving as a model agreement for three other sawmills located in St-Felicien (CSD), Normandin (CSN) and Lake St-Jean and Comtois (CEP). Two agreements are in the process of being ratified.

Finally, the Company started discussions at the end of June 2010 with the CEP for the reopening and/or renewal of 8 woodland unions representing 800 employees working in the Lake St-Jean region.

The Company may not be able to reach satisfactory agreements with all of its employees, which could result in strikes or work stoppages by affected employees. Renewals could also result in higher wage or benefit costs. The Company could therefore experience a disruption of its operations or higher ongoing labor costs, which could materially and adversely affect the Company’s business, financial condition or results of operations and its emergence from the Chapter 11 Cases and CCAA Proceedings.

10.	The Company’s operations require substantial capital and the Company may not have adequate capital resources to provide for all of its capital requirements

The Company’s businesses are capital intensive and require regular capital expenditures in order to maintain its equipment, increase its operating efficiency and comply with environmental laws. In addition, significant amounts of capital may be required to modify its equipment to produce alternative grades with better demand characteristics or to make significant improvements in the characteristics of its current products. If its available cash resources and cash generated from operations are not sufficient to fund its operating needs and capital expenditures, the Company would have to obtain additional funds from borrowings or other available sources or reduce or delay its capital expenditures. Current global credit conditions and the downturn in the global economy have resulted in a significant decline in the credit markets and the overall availability of credit. The Company may not be able to obtain additional funds on favorable terms or at all. If the Company cannot maintain or upgrade its equipment as the Company requires, the Company may become unable to manufacture products that compete effectively. At this time, the Company cannot predict the impact of the Chapter 11 Cases and CCAA Proceedings on its capital expenditure program.

11.	Changes in laws and regulations could adversely affect the Company’s results of operations

The Company is subject to a variety of foreign, federal, state, provincial and local laws and regulations dealing with trade, employees, transportation, taxes, timber and water rights and the environment. Changes in these laws or regulations or their interpretations or enforcement have required in the past, and could require in the future, substantial expenditures by the Company and adversely affect its results of operations. For example, changes in environmental laws and regulations have in the past, and could in the future, require the Company to spend substantial amounts to comply with restrictions on air emissions, wastewater discharge, waste management and landfill sites, including remediation costs. Environmental laws are becoming increasingly stringent. Consequently, its compliance and remediation costs could increase materially, which could have a material, adverse effect on the Company’s profitability, results of operations and financial condition.

12.	Changes in the political or economic conditions in Canada, the United States or other countries in which its products are manufactured or sold could adversely affect the Company’s results of operations

The Company manufactures products in Canada, the United States and South Korea and sells products throughout the world. Paper prices are tied to the health of the economies of North and South America, Asia and Europe, as well as to paper inventory levels in these regions. The economic and political climate of each region has a significant impact on its costs and the prices of, and demand for, the Company’s products. Changes in regional economies or political instability, including acts of war or terrorist activities, can affect the cost of manufacturing and distributing its products, pricing and sales volume, directly affecting its results of operations. Such changes could also affect the availability or cost of insurance.

13.	The Company may be subject to additional environmental liabilities

The Company is subject to a wide range of general and industry-specific laws and regulations relating to the protection of the environment, including those governing air emissions, wastewater discharges, timber harvesting, the storage, management and disposal of hazardous substances and waste, the clean-up of contaminated sites, landfill operation and closure, forestry operations, endangered species habitat, and health and safety. As an owner and operator of real estate and manufacturing and processing facilities, the Company may be liable under environmental laws for cleanup and other costs and damages, including tort liability and damages to natural resources, resulting from past or present spills or releases of hazardous or toxic substances on or from its current or former properties. The Company may incur liability under these laws without regard to whether the Company knew of, was responsible for, or owned the property at the time of, any spill or release of hazardous or toxic substances on or from its property, or at properties where the Company arranged for the disposal of regulated materials. Claims may arise out of currently unknown environmental conditions or aggressive enforcement efforts by governmental or private parties.

14.	The Company is subject to physical and financial risks associated with climate change

The Company’s operations are subject to climate variations, which impact the productivity of forests, the distribution and abundance of species and the spread of disease or insect epidemics, which may adversely or positively affect timber production. Over the past several years, changing weather patterns and climatic conditions have added to the unpredictability and frequency of natural disasters such as hurricanes, earthquakes, hailstorms, wildfires, snow and ice storms, which could also affect the

Company’s woodlands or cause variations in the cost for raw materials such as fiber. Changes in precipitation resulting in droughts could adversely affect its hydroelectric facilities’ production, increasing its energy costs, while increased precipitation may generally have positive effects.

To the extent climate change impacts raw material availability or the Company’s electricity production, it may also impact its costs and revenues. Furthermore, should financial markets view climate change as a financial risk, its ability to access capital markets or to receive acceptable terms and conditions could be affected.

15.	The Company may be required to record additional long-lived asset impairment charges

Losses related to impairment of long-lived assets are recognized when circumstances indicate the carrying values of the assets may not be recoverable, such as continuing losses in certain locations. When certain indicators that the carrying value of a long-lived asset may not be recoverable are triggered, the Company evaluates the carrying value of the asset group in relation to its expected undiscounted future cash flows. If the carrying value of the asset group is greater than the expected undiscounted future cash flows, an impairment charge is recorded based on the excess of the long-lived asset group’s carrying value over its fair value.

It is possible that the Company could record additional non-cash long-lived asset impairment charges in future periods when there is a triggering event.

16.	The Company has net liabilities with respect to its pension plans and the actual cost of its pension plan obligations could exceed current provisions

As of December 31, 2009, the Company’s defined benefit pension plans were under-funded by an aggregate of approximately $424 million on a financial accounting basis. The Company’s future funding obligations for the defined benefit pension plans depend upon changes to the level of benefits provided by the plans, the future performance of assets set aside in trust for these plans, the level of interest rates used to determine minimum funding levels, actuarial data and demographic experience (e.g., mortality and retirement rates) and any changes in government laws and regulations. Any adverse change to any of these factors may require the Company to increase its cash contributions to its pension plans and those additional contributions could have a material adverse effect on its cash flows and results of operations. Additional disclosure regarding the Company’s defined benefit pension plans is available in ABH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, which is available for inspection online at the SEC’s website at http://www.sec.gov.

The determination of projected benefit obligations and the recognition of expenses related to the Company’s pension plan obligations are dependent on assumptions used in calculating these amounts. These assumptions include, among other things, expected rates of return on plan assets, which are developed using the Company’s historical experience applied to its target allocation of investments in conjunction with market-related data for each individual country in which such plans exist. All assumptions are reviewed periodically with third-party actuarial consultants and adjusted as necessary. Any deterioration in the global securities markets could impact the value of the assets included in its defined benefit pension plans, which could materially impact future minimum cash contributions.

The Company continues to evaluate its pension and other post-retirement benefit obligations in the context of the Chapter 11 Cases and CCAA Proceedings and, as a result, its current expectations regarding such obligations in 2010 and beyond are uncertain at this time and are subject to change.

ACI and Bowater sponsor several registered pension plans for their employees and retirees in Canada. These plans include 15 defined benefit plans registered in Québec or Ontario which have a material aggregate solvency deficit for which funding relief has been sought. Employees will cease to accrue credited service in these defined benefit plans effective December 31, 2010, and will be enrolled in target benefit pension plans (unionized employees) or defined contribution pension plans (non-unionized employees) from January 1, 2011.

It is a condition precedent to the implementation of the CCAA Plan that funding relief regulations be adopted in form and substance satisfactory to the CCAA Debtors: (i) pursuant to the Supplemental Pension Plans Act (Québec); and (ii) pursuant to the Pension Benefits Act (Ontario) for the benefit of ABH and its subsidiaries with respect to the funding of their respective defined benefit pension plans registered in each such province.

Specifically, such regulations shall be required to provide, among other things, that the Company’s aggregate annual contribution in respect of the solvency deficits of such plans for each year from 2011 through 2020 will be limited to the following: (i) a $50 million basic contribution; (ii) beginning in 2013, if the plans’ aggregate solvency ratio falls below a specified target for a year, an additional contribution equal to 15% of free cash flow up to $15 million per year; and (iii) beginning in 2016, if the amount payable for benefits in a year exceeds a specified threshold and the plans’ aggregate solvency ratio is more than 2% below the target for that year, a supplementary contribution equal to such excess (such supplementary contribution being capped at $25 million on the first occurrence only of such an excess). Should a plan move into surplus during the 2011-2020 period, it will cease to be subject to this funding relief. After 2020, the funding rules in place at the time will apply to any remaining deficit.

The Company has reached agreement in principle with pension authorities in Québec on the above mentioned financial parameters for relaxed funding requirements for the defined benefit plan solvency deficits, but this agreement remains subject to completion of certain discussions with the government of Quebec. Discussions are also on-going with the government of Ontario. There can be no guarantee that such discussions will be successful.

The Company is of the view that its ability to obtain the commercial exit financing it requires will also depend on the satisfaction of this condition precedent without which the Company’s viability remains uncertain.

Implementation of the funding relief is subject to reaching agreement on the detailed parameters thereof and to adoption by the Québec and Ontario governments of the requisite funding relief regulations. The Company expects that it will be required to send detailed information packages on the proposed funding relief to plan beneficiaries and unions.

If funding relief regulations are adopted in form and substance satisfactory to the Company, the Company may lose the benefit of such regulations if it fails to satisfy the conditions of any such regulations or related agreement with Canadian authorities, which could have a material adverse effect on the Company’s profitability, results of operations and financial condition.

17.	The Company may not be compensated for the expropriation of certain assets by the Government of Newfoundland and Labrador

On December 16, 2008, following the Company’s December 4, 2008 announcement of the permanent closure of its Grand Falls newsprint mill, the province of Newfoundland and Labrador passed legislation under Bill 75 to expropriate, among other things, all of the Company’s timber rights, water rights, leases and hydroelectric assets in the province of Newfoundland and Labrador, whether partially or wholly owned through its subsidiaries and affiliated entities. Newfoundland and Labrador also announced that it does not plan to compensate the Company for the loss of the water and timber rights, but has indicated that it may compensate the Company for certain of its hydroelectric assets. However, it has made no commitment to ensure that such compensation would represent the fair market value of such assets.

On February 25, 2010, the Company filed a Notice of Arbitration against the Government of Canada under NAFTA, which asserts that the expropriation was arbitrary, discriminatory and illegal. The Company’s claim seeks direct compensation for damages of approximately Cdn$500 million, plus additional costs and relief. Although the Company believes that the Government of Canada will be required to compensate the Company for the fair market value of the expropriated assets, there can be no assurance that it will. The Company continues to reach out to the Government of Canada in an effort to come to a negotiated settlement and avoid protracted NAFTA proceedings.

18.	The Company could be compelled to remediate certain sites the Company formerly owned and/or operated in Newfoundland

On March 31, 2010, the Canadian Court dismissed a motion for declaratory judgment brought by the province of Newfoundland and Labrador, awarding costs in favor of the Company, and thus confirmed its position that the five orders the province issued under section 99 of its Environmental Protection Act on November 12, 2009 are subject to the stay of proceedings pursuant to the CCAA Proceedings. The province of Newfoundland and Labrador’s orders could have required the Company to proceed immediately with the environmental remediation of various sites it formerly owned or operated, some of which the province expropriated in December 2008 with Bill 75. If the province requests an extension to the applicable Canadian Court-imposed deadline by which its claim had to be filed in order to receive any distribution in the CCAA Proceedings, a request the Company can contest, and if the Canadian Court grants the request, the province’s claim based on the environmental orders would be subject to the existing claims process and would be subject to compromise. The province sought leave to appeal the Canadian Court’s judgment to the Quebec Court of Appeal, which was denied on May 18, 2010.

19.	The continued decline in the global economy and the Chapter 11 Cases and CCAA Proceedings may significantly inhibit the Company’s ability to sell assets

Non-core asset sales have been and may continue to be a source of additional liquidity, subject to the approval of the Bankruptcy Court, Canadian Court, and the Monitor, as applicable, until such time as the Company emerges from the Chapter 11 Cases and CCAA Proceedings. The Company periodically reviews timberlands and other assets and sell such assets as a source of additional liquidity. However, as a result of the current global economy and credit conditions, it may be difficult for potential purchasers to obtain the financing necessary to buy such assets. As a result, the Company may be forced to sell the assets for significantly lower amounts than planned or may not be able to sell them at all. No assurances can be provided that the Bankruptcy Court, Canadian Court, and the Monitor, as applicable, will approve such sales or as to the timing of any such approvals.

20.	The Company could lose any or all of its equity interest in Augusta Newsprint Company
On June 15, 2009, the Debtors filed a motion with the Bankruptcy Court to reject the Call Agreement in respect of Augusta Newsprint Inc., an indirect subsidiary of Woodbridge. Augusta Newsprint Company is the partnership that owns and operates the Augusta newsprint mill. The Call Agreement obligated ACSC to either buy out Augusta Newsprint Company at a price well above market, or risk losing all of its equity in the joint venture pursuant to forced sale provisions. The Bankruptcy Court granted the Debtors’ motion on October 27, 2009 and approved their rejection of the Call Agreement.

The Debtors’ counterparties to the Call Agreement filed a Notice of Appeal on November 3, 2009. If the Bankruptcy Court’s judgment is not upheld and a forced sale is consummated, there can be no assurance that the Debtors would be able to recover any or all of their 52.5% equity interest in Augusta Newsprint Company, which as of December 31, 2009, was approximately $42 million.

Also, on March 9, 2010, Woodbridge filed the Augusta Partnership Motion in the Bankruptcy Court to force ACSC to reject the partnership agreement governing Augusta Newsprint Company. If ACSC were forced to reject the partnership agreement, the future of the Augusta mill would be uncertain. The Debtors filed an objection to the Augusta Partnership Motion on April 9, 2010. The Augusta Partnership Motion is now pending before the Bankruptcy Court.

D.	Risks Relating to the New ABH Common Stock

1.	The Plan exchanges senior securities for equity

If the Plan is confirmed, holders of certain Claims will receive New ABH Common Stock. Thus, in agreeing to the Plan, certain of such holders will be consenting to the exchange of their interests in senior debt, which has, among other things, a stated interest rate, a maturity date, and a liquidation preference over equity securities, for New ABH Common Stock, which will be subordinated to all future creditor and non-equity based Claims.

2.	There is no existing trading market for the New ABH Common Stock

There is no existing trading market for the New ABH Common Stock nor is it known with certainty whether or when a trading market will develop. Although the Debtors anticipate that the shares of New ABH Common Stock will be listed or quoted on the NYSE or NASDAQ and/or the Toronto Stock Exchange, there can be no assurance that such shares will be accepted for listing by the relevant governing body. The lack of liquidity for the New ABH Common Stock may make it more difficult for Reorganized ABH to raise additional capital, if necessary, and it may affect the price volatility of the New ABH Common Stock. There can also be no assurance that a holder will be able to sell its shares of New ABH Common Stock at a particular time or that the prices such holder receives when it sells will be favorable. Future trading prices of the New ABH Common Stock will depend on many factors, including the operating performance and financial condition of Reorganized ABH.

3.	Reorganized ABH does not intend to pay dividends with respect to the New ABH Common Stock in the foreseeable future

For the foreseeable future, Reorganized ABH does not anticipate paying any dividends with respect to the New ABH Common Stock. Any future determination to pay dividends will be at the discretion of the board of directors of Reorganized ABH and will be dependent on then-existing conditions, including the financial condition, results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors of Reorganized ABH considers relevant. As a result, the trading price of the New ABH Common Stock could be materially and adversely affected.

4.	Upon consummation of the Plan, there may be significant holders of the New ABH Common Stock

Upon consummation of the Plan, certain holders of Claims may receive distributions of the shares of New ABH Common Stock representing a substantial percentage of the outstanding shares of the New ABH Common Stock. If certain holders of Claims obtain a sufficiently sizeable position of New ABH Common Stock, such holders could be in a position to influence the outcome of actions requiring shareholder approval, including, among other things, the election of Reorganized ABH board members. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized ABH and, consequently, impact the value of the New ABH Common Stock. Furthermore, the possibility that one or more holders of a significant number of shares of the New ABH Common Stock may sell all or a large portion of its shares of the New ABH Common Stock in a short period of time may adversely affect the trading prices of the New ABH Common Stock.

5.	The trading price for the New ABH Common Stock may be depressed following the Implementation Date

Following the Effective Date, recipients of New ABH Common Stock under the Plan may seek to dispose of such securities to obtain liquidity, which could cause the initial trading prices for these securities to be depressed, particularly in light of the lack of established trading markets for these securities. Further, the possibility that recipients of New ABH Common Stock may determine to sell all or a large portion of their shares in a short period of time may adversely affect the market price of the New ABH Common Stock.

6.	The discussion of Enterprise Valuation and the estimated recoveries to holders of Claims are not intended to represent the trading value of the New ABH Common Stock

The discussion of the Company’s Enterprise Valuation upon emergence is based on the Financial Projections developed by the Company with the assistance of its financial advisors and on certain generally accepted valuation principles. It is not intended to represent the trading values of the Company’s securities in public or private markets. The discussion of the Company’s Enterprise Valuation upon emergence is based on numerous assumptions (the realization of many of which are beyond the Company’s control), including the Company’s successful reorganization, an assumed Effective Date on or about October 1, 2010, the Company’s ability to achieve the operating and financial results included in the Financial Projections, the definitive allocation, sizing and terms and provisions of the Exit Financing Facilities and the Company’s ability to maintain adequate liquidity to fund operations. Even if the Company realizes the Financial Projections, the trading market values for the New ABH Common Stock could be adversely impacted by the lack of trading liquidity for these securities, lack of institutional research coverage, and concentrated selling by recipients of these securities.

7.	The New ABH Common Stock may be issued in odd lots

Holders of certain Allowed Claims may receive odd lot distributions (i.e., less than 100 shares or units) of New ABH Common Stock under the Plan. Holders may find it more difficult to dispose of odd lots in the marketplace and may face increased brokerage charges in connection with any such disposition.

8.	Upon consummation of the Plan, there may be restrictions on the transfer of New ABH Common Stock by certain holders

Holders of New ABH Common Stock issued pursuant to the Plan who are deemed to be “underwriters” as defined in section 1145(b) of the Bankruptcy Code, and those holders who are deemed to be “affiliates” or “control persons” within the meaning of the Securities Act and the rules promulgated thereunder, will be unable freely to transfer or to sell their New ABH Common Stock except pursuant to (a) “ordinary trading transactions” by a holder that is not an “issuer” within the meaning of section 1145(b), (b) an effective registration of such securities under the Securities Act and under equivalent state securities or “blue sky” laws, or (c) pursuant to the provisions of Rule 144 or Regulation S under the Securities Act or another available exemption from the registration requirements of the Securities Act. Similarly, under Canadian securities laws, New ABH Common Stock held by “control persons” will generally not be freely tradable in Canada and will be subject to resale restrictions.

E.	Risks Relating to the Rights Offering

1.	Features of the Subscription Rights are distinct from a conventional rights offering

The Subscription Rights offered to Eligible Holders pursuant to the Rights Offering have a number of features that are different from those characteristic of more conventional rights offerings. The Subscription Rights are non-transferable and non-assignable (either directly or indirectly) by Eligible Holders. Only the Eligible Holder of record as of June 30, 2010 may complete and submit a Subscription Form in order to exercise a Subscription Right and any Oversubscription Amount and during the period which begins on the first date Subscription Forms are mailed to Eligible Holders and which ends on the Subscription Deadline. There will be no market through which the Subscription Rights may be sold, and the Eligible Holders will be unable to resell the Subscription Rights received under the Rights Offering. However, the benefit of an exercised Subscription Right may be transferred only with the underlying claim. The Subscription Rights and the related Claims will not be listed on any stock exchange.

Holders of Class 6 Claims and Affected Unsecured Creditors (as defined in the CCAA Plan) that are not Eligible Holders will not be entitled to participate in the Rights Offering. The Debtors do not anticipate that such creditors will receive any alternative consideration or compensation for such inability to participate.

Any creditor that elects to participate in a convenience class or to receive a distribution in cash relinquishes its right to exercise Subscription Rights.

The Debtors also reserve the right to supplement, revise or otherwise modify the Rights Offering procedures as determined in the Debtors’ sole discretion to be necessary to effectuate and administer the Rights Offering.

2.	The precise amount of Subscription Rights an Eligible Holder will receive cannot be determined finally at this time

Eligible Holders will be offered Subscription Rights to purchase Rights Offering Notes allocated in the amount of each Eligible Holder’s proportionate share of the estimated shares of New ABH Common Stock to be distributed by the Debtor against which such Eligible Holder holds a Claim, calculated based on the amount of each Eligible Holder’s Eligible Claim, in the amount allowed for voting purposes. In the event an Eligible Holder’s Eligible Claim is modified pursuant to an order of the Bankruptcy Court or the Monitor or Claim’s Officer as a result of a successful motion pursuant to Bankruptcy Rule 3018(a) by an Eligible Holder to have its Eligible Claim allowed for subscription purposes in a manner that is inconsistent with the Subscription Form it receives, the claims reconciliation process or otherwise, or pursuant to a claims modification accepted or revised by the Monitor or a decision of a claims officer appointed by the Canadian Court, an Eligible Holder’s Subscription Rights may be adjusted if such claims modification occurs during the period after the Rights Offering Record Date but on or before August 17, 2010. Unless such claim amount is resolved on or before August 17, 2010, the Eligible Holder with a Disputed Claim shall not be entitled to an adjustment to receive additional Subscription Rights to purchase Rights Offering Notes in addition to its entitlement as determined on the Rights Offering Record Date.

Furthermore, the Company may, in its sole discretion, reduce the size of the Rights Offering or cancel it entirely at any time. The Subscription Rights provided on account of an Eligible Claim may also be reduced by the Company to the extent required to ensure that the Rights Offering will be exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code.

Holders of Unresolved Claims will not receive a distribution of Rights Offering Notes on the Effective Date, even if such Eligible Holders timely and validly exercise Subscription Rights. Instead, the Company will deposit into an escrow account an appropriate amount of Escrowed Notes. Until an Unresolved Claim is Allowed, the applicable Escrowed Notes will remain in escrow and the Subscription Price paid by the Unresolved Claimholder (together with any interest due and payable, or rights relating to, such Escrowed Notes) will remain in escrow with the Escrow Agent.

Any portion of the Oversubscription Amount that is allocated to Unresolved Claimholders is subject to cancellation, and such Rights Offering Notes, if any, will instead be Unsubscribed Notes that will be sold to the Backstop Investors at the Subscription Price in accordance with the terms of the Backstop Commitment Agreement.

As a result of the foregoing, it is not possible for Eligible Holders to calculate with certainty the extent of their full entitlement to Subscription Rights as of the Subscription Rights Record Date or the amount of Rights Offering Notes that it will receive.

3.	Amounts held in escrow will not generate significant interest

All monies paid into escrow on account of the exercise price for the Subscription Rights will be deposited by the Escrow Agent in an escrow account. The Subscription Price in respect of Escrowed Notes will be similarly deposited. The funds held in each escrow account will be invested by the relevant escrow agent in savings accounts, short-term certificates of deposit or money market accounts of a bank, bank and trust company or national banking association or in short-term securities issued or fully guaranteed by the United States government. It is unlikely that such investments will yield more than nominal interest.

4.	Holders of New ABH Common Stock will be subject to dilution resulting from the conversion of the Rights Offering Notes, which dilution may be significant

The issuance of shares of New ABH Common Stock upon conversion of some or all of the Rights Offering Notes will dilute the ownership interests of holders of New ABH Common Stock, including holders who have previously received shares of New ABH Common Stock upon conversion of the Rights Offering Notes. Because the Conversion Price (as defined in the Rights Offering Notes Term Sheet attached hereto as Exhibit E) of the Rights Offering Notes will be fixed as of the Effective Date (subject to customary anti-dilution adjustments), any Eligible Holder that fails to exercise the full extent of its Subscription Rights, may suffer dilution with respect to its shares of New ABH Common Stock as a result of the exercise of Subscription Rights by other Eligible Holders or the purchase of Rights Offering Notes by the Backstop Investors and the conversion of the Rights Offering Notes by them.

5.	The closing of the Rights Offering is subject to a number of significant conditions

The closing of the Rights Offering is subject to the satisfaction or waiver conditions precedent to the Backstop Commitment Agreement, which includes a condition that the Effective Date occur on or before October 15, 2010 (or such later date set forth in the Backstop Commitment Agreement). There can be no assurance that each of those conditions will be satisfied or waived before such date, if at all, or that the Plans will receive sanctions from the Bankruptcy Court and the Canadian Court, respectively.

In the event that the Rights Offering is not successfully completed as contemplated herein, the Subscription Rights and any Oversubscription Amount will be cancelled and the exercise price paid to subscribe for Rights Offering Notes will be returned to the respective Eligible Holders without accrual or any payment of interest thereon.

6.	Eligible Holders must act promptly and follow instructions carefully if they want to exercise their Subscription Rights, including with respect to the Oversubscription Amount, if any

Eligible Holders of record as of June 30, 2010 are permitted to exercise Subscription Rights and any Oversubscription Amount, if applicable, but are not obligated to exercise their Subscription Rights or any Oversubscription Amount. However, the failure to validly exercise such rights prior to the Subscription Deadline will result in the permanent loss of the Subscription Rights and any Oversubscription Amount. Eligible Holders and, if applicable, brokers, banks or other nominees acting on their behalf, who desire to purchase Rights Offering Notes in the Rights Offering must act promptly to ensure that all required certificates and payments are actually received by the Subscription Agent before the Subscription Deadline. The time period to exercise Subscription Rights and any Oversubscription Amount is limited. If an Eligible Holder or its broker, bank or other nominee, as applicable, fails to complete and sign the required Subscription Forms, sends an incorrect payment amount or otherwise fails to follow the procedures that apply to the exercise of the Subscription Rights and any Oversubscription Amount, the Company may, depending on the circumstances, reject the exercise of Subscription Rights and any Oversubscription Amount or accept such exercise only to the extent of the payment received.

7.	Eligible Holders are responsible for the accuracy and completeness of Subscription Forms before the Subscription Deadline

Eligible Holders who wish to exercise their Subscription Rights to purchase Rights Offering Notes must ensure that the Subscription Form, and the payment of the applicable exercise price, are received by the Subscription Agent before the Subscription Deadline. The Subscription Agent will reject any Subscription Forms received after the Subscription Deadline. The Subscription Agent will not contact any

Eligible Holder to seek clarification, correct or complete an incomplete or incorrect Subscription Form or to obtain complete payment of an incomplete payment exercise price. The Subscription Agent and the Company have the sole discretion to determine whether an exercise of Subscription Rights properly follows the exercise procedures.

In order to ensure that at the time of the distribution of the Rights Offering Notes such Notes are distributed to the holders of the Eligible Claims, each Eligible Holder by returning the Subscription Form will be deemed to represent and warrant that such Eligible Holder will not transfer its Eligible Claim prior to the Effective Date without transferring the benefits of any rights related to such Eligible Claim, including the right to receive a distribution of the Rights Offering Notes.

8.	Significant holders may be able to exercise control over reorganized ABH, and their interests may not align with those of certain other holders

Votes in respect of New ABH Common Stock may be controlled by a small number of holders. Assuming the conversion of all Rights Offering Notes (particularly upon the purchase of unsubscribed Rights Offering Notes under the Backstop Commitment Agreement of the Backstop Investors in full), the Backstop Investors may be in a position to materially impact control of Reorganized ABH after the Effective Date, including the power to elect directors, approve significant mergers or other material corporate transactions or the sale of all or substantially all of the assets of Reorganized ABH, and to otherwise pass or block votes of holders of New ABH Common Stock. The interests of purchasers of Rights Offering Notes pursuant to this Rights Offering may not align with the interests of certain other holders, including the Backstop Investors, participating in this Rights Offering.

9.	Material terms of the Backstop Commitment Agreement and the Rights Offering are subject to change

The terms of the Backstop Commitment Agreement and the Rights Offering, including the terms of the Rights Offering Notes themselves, are subject to amendment, from time to time, in accordance with the terms of the Backstop Commitment Agreement. The Debtors reserve the right to make amendments, including material amendments, to the Backstop Commitment Agreement and the Rights Offering, from and after the date hereof, without supplementing this Disclosure Statement, and by only filing notices of such amendments with the Bankruptcy Court. Accordingly, the creditors of the Company will have to make a decision as to whether to participate in the Rights Offering based only on the information disclosed at the time of making such decision.

F.	Risks Relating to the Rights Offering Notes

1.	The substantial indebtedness of Reorganized ABH could prevent it from fulfilling its obligations under the Rights Offering Notes and may otherwise restrict its activities

Reorganized ABH will have a significant amount of indebtedness. At the Effective Date, assuming all of the Rights Offering Notes are issued, it is expected that Reorganized ABH would have a total of approximately $1.5 billion of consolidated indebtedness outstanding, excluding any undrawn amounts under the ABL Exit Financing Facility, and consisting of $500 million of the Rights Offering Notes (excluding the Escrowed Notes, which amount may be up to $110 million), approximately $700 million under a Term Loan Exit Financing Facility and approximately $250 million of existing indebtedness at certain of the Company’s subsidiaries.

The outstanding indebtedness of Reorganized ABH, including under the Rights Offering Notes, could have important consequences. For example, it could:

•	make it more difficult for Reorganized ABH to satisfy its obligations with respect to the Rights Offering Notes;

•

limit Reorganized ABH’s ability to obtain additional financing for funding its business strategy, capital expenditures, acquisitions, working capital or other purposes, or require it to agree to additional restrictions and limitations on its business operations and capital structure to obtain additional financing;

•	limit Reorganized ABH’s ability to refinance its debt;

•

require Reorganized ABH to dedicate a substantial portion of its operating cash flow to service its debt, thereby reducing funds available for its business strategy, capital expenditures, acquisitions, working capital and other purposes;

•	increase Reorganized ABH’s vulnerability to adverse economic, regulatory and industry conditions and to interest rate fluctuations;

•	limit Reorganized ABH’s flexibility in planning for, or responding to, changing business and economic conditions, including reacting to the current global economic recession;

•	place Reorganized ABH at a competitive disadvantage relative to its competitors with less indebtedness; and

•

subject Reorganized ABH to financial and other restrictive covenants, which may cause an event of default and an acceleration of its indebtedness if Reorganized ABH fails to comply with those covenants and fails to cure the resulting event of default.

Also, a portion of the debt of Reorganized ABH is expected to be at variable interest rates, and if interest rates rise, its debt obligations could increase. If variable interest rates were to increase significantly, they could have a material adverse impact on the earnings and financial condition of Reorganized ABH.

Reorganized ABH also expects that it will be required to refinance its indebtedness. The ability of Reorganized ABH to refinance its indebtedness will depend on, among other things, its financial condition at the time, its financial performance, credit market conditions and the availability of financing. The ability of Reorganized ABH to refinance its indebtedness could be impaired if debt holders develop a negative perception of its long-term or short-term financial prospects. Such negative perceptions could result if Reorganized ABH suffers a decline in the level of its business activity, among other reasons. In addition, because of disruptions in the worldwide credit markets, the economic downturn and its impact on the business of Reorganized ABH or for other reasons, Reorganized ABH may not be able to obtain refinancing on commercially reasonable terms or at all. Failure to refinance its indebtedness could have a material adverse effect on Reorganized ABH and could require it to dispose of assets if it cannot refinance its indebtedness. In such a case, Reorganized ABH may be unable to sell some of its assets, or it may have to sell assets at a substantial discount from market value, either of which could materially adversely affect the results of operations and business of Reorganized ABH.

2.	Reorganized ABH will depend on its subsidiaries to distribute available cash to it, which it will need to service the Rights Offering Notes

Since Reorganized ABH will conduct a significant portion of its operations through its subsidiaries, its cash flow and its consequent ability to meet its debt service obligations, including its obligations under the Rights Offering Notes and its other indebtedness, depend in part upon the earnings of its subsidiaries and the distribution of those earnings, or upon intercompany credits, loans or other payments of funds by the subsidiaries to Reorganized ABH. None of the subsidiaries of Reorganized ABH that is not a guarantor of the Rights Offering Notes is obligated to make funds available to Reorganized ABH for payment of the Rights Offering Notes. Furthermore, agreements governing the indebtedness of the subsidiaries of Reorganized ABH may prohibit the payment of dividends or other transfers of cash or other assets from those subsidiaries to Reorganized ABH, so the ability of Reorganized ABH to access funds and assets in its subsidiaries to satisfy its debt service requirements may be limited. As a result, this structure may significantly limit the ability of Reorganized ABH to repay any interest and principal it owes on the Rights Offering Notes and the ability of Reorganized ABH and its subsidiaries to respond to changing business and economic conditions.

3.	The Rights Offering Notes and the Guarantees will be subordinated in right of payment to the Exit Financing Facilities and up to $200 million of additional indebtedness of Reorganized ABH and the Guarantors

The Rights Offering Notes and the guarantees provided by the wholly-owned U.S. subsidiaries of Reorganized ABH (the “Guarantors”) will be subordinated in right of payment to Reorganized ABH’s and the Guarantors’ obligations under the Exit Financing Facilities, which may include unsecured financings (and any replacement or refinancing thereof), and any other unsecured or secured senior debt issued thereafter in an amount not to exceed $200 million in the aggregate. Accordingly, if Reorganized ABH or a Guarantor is involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding or upon a default in payment on, or the acceleration of, any indebtedness under the Exit Financing Facilities, the assets of Reorganized ABH and the Guarantors will not be available to pay obligations on the Rights Offering Notes until all indebtedness under the Exit Financing Facilities and up to $200 million of additional senior debt that may be issued has been paid in full. Reorganized ABH and the Guarantors may not have sufficient assets remaining to pay amounts due on any or all of the Rights Offering Notes then outstanding. In addition, the subordination provisions of the Rights Offering Notes will limit the exercise of remedies by holders of the Rights Offering Notes during the existence of a default or event of default under the Exit Financing Facilities.

4.	The Rights Offering Notes and the Guarantees will be effectively subordinated to any secured indebtedness of Reorganized ABH and the Guarantors to the extent of the assets securing such indebtedness

Holders of Reorganized ABH’s and the Guarantors’ existing and future secured indebtedness, including any secured indebtedness under the Exit Financing Facilities, will have claims that are prior to claims of the holders of the Rights Offering Notes to the extent of the value of the assets securing that other indebtedness. Certain indebtedness under the Exit Financing Facilities is expected to be secured by substantially all of Reorganized ABH’s and the Guarantors’ assets and is expected to be further collateralized by a pledge of all or a portion of the equity of various subsidiaries of Reorganized ABH that are not Guarantors. In the event of any distribution or payment of the assets of Reorganized ABH or the Guarantors in any foreclosure, dissolution, winding up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have claims to those of assets of Reorganized ABH and the Guarantors that constitute their collateral that are prior to those of holders of the Rights Offering Notes. Holders of the Rights Offering Notes will participate ratably with all holders of Reorganized ABH’s and the Guarantors’ other unsecured and senior indebtedness, and potentially with all of Reorganized ABH’s other general creditors, based upon the respective amounts owed to each holder or creditor, in Reorganized ABH’s remaining assets. In any of the circumstances described in the preceding sentences, Reorganized ABH may not have sufficient assets to pay amounts due on the Rights Offering Notes. As a result, holders of Rights Offering Notes may receive less, ratably, than holders of secured indebtedness.

It is expected that upon emergence Reorganized ABH will have approximately $1.2 billion to $1.3 billion of secured indebtedness, consisting of borrowings outstanding under the Exit Financing Facilities, including any undrawn amounts under the ABL Exit Financing Facility. Reorganized ABH and the Guarantors will be permitted to borrow additional indebtedness, including senior debt and secured debt, under the terms of the indenture governing the Rights Offering Notes, and the Exit Financing Facilities and other indebtedness of Reorganized ABH will likely restrict, but will not completely prohibit, Reorganized ABH and the Guarantors from incurring additional indebtedness. Any additional secured debt may have a further negative effect on the ability of the holders of Rights Offering Notes to receive principal and interest on such Rights Offering Notes.

5.	The Rights Offering Notes are structurally subordinated to the liabilities and preferred stock of the subsidiaries of Reorganized ABH that do not Guarantee the Rights Offering Notes

Not all of Reorganized ABH’s subsidiaries will guarantee the Rights Offering Notes. The Canadian subsidiaries and other non-U.S. subsidiaries of Reorganized ABH will not guarantee the Rights Offering Notes. As a result, the Rights Offering Notes will be structurally subordinated to all existing and future obligations, including indebtedness, and any preferred stock of the subsidiaries that do not guarantee the Rights Offering Notes, and the claims of such creditors of these subsidiaries, including trade creditors, and holders of preferred stock will have effective priority as to the assets of these subsidiaries over the holders of the Rights Offering Notes. In the event of a bankruptcy, liquidation or reorganization of any non-Guarantor subsidiaries, holders of such effectively prior claims will generally be entitled to payment of such claims from the assets of those subsidiaries before any assets are made available for distribution to Reorganized ABH as an equity holder in those subsidiaries and in turn to Reorganized ABH’s creditors.

6.	The Conversion Price does not necessarily reflect Reorganized ABH’s value

The Conversion Price is not necessarily an indication of the value of Reorganized ABH or the value of the New ABH Common Stock at the time of conversion. The Conversion Price is a function of an equity value of Reorganized ABH on a pro forma basis after giving effect to the consummation of the Plans (excluding New ABH Common Stock issuable upon conversion of Rights Offering Notes or issued as part of the Backstop Payment (as defined in the Backstop Commitment Agreement)) and does not necessarily bear any relationship to the book value of Reorganized ABH’s assets, past operations, cash flows, losses, financial condition or any other established criteria for value. After the Effective Date, the New ABH Common Stock will trade at prices above or below the Conversion Price depending on various factors, including those described above.

7.	The Terms of the Rights Offering Notes May Change

The Company reserves the right to seek amendments to the terms of the Rights Offering Notes, without any additional disclosure. Such amendments may include changes to the material terms of the Rights Offering Notes, including increasing the principal amount of Rights Offering Notes outstanding, changing the maturity date and redemption terms. The Debtors reserve the right to make such amendments without supplementing this Disclosure Statement. Accordingly, the creditors of the Company will have to make a decision as to whether to participate in the Rights Offering based only on the information disclosed at the time of making such decision.

8.	The Rights Offering Notes will not be protected by restrictive covenants

The indenture governing the Rights Offering Notes will not contain any financial or operating covenants or restrictions on the payment of dividends (other than anti-dilution adjustments), the incurrence of indebtedness, the disposition of assets, the incurrence of liens, affiliate transactions, the incurrence of limitations on the ability of subsidiaries to transfer property or make payments to Reorganized ABH or other subsidiaries or the issuance or repurchase of securities by Reorganized ABH or any of its subsidiaries. The indenture governing the Rights Offering Notes will contain no covenants or other provisions to afford protection to holders of the Rights Offering Notes in the event of a Fundamental Change (as defined in the Rights Offering Notes Term Sheet attached hereto as Exhibit E) involving Reorganized ABH, except to the extent the holders may require Reorganized ABH to repurchase the Rights Offering Notes. As a result, Reorganized ABH may take actions that are permitted under the indenture governing the Rights Offering Notes that may be materially disadvantageous to holders of the Rights Offering Notes.

9.	The Rights Offering Notes will be subject to mandatory redemption during the first six months after the Effective Date

In the event of either an asset sale resulting in more than $100 million of net cash proceeds to Reorganized ABH or the receipt by the Company of $20 million or more of Subscription Price in respect of Escrowed Notes, in each case during the six months after the Issue Date (as defined in the Rights Offering Notes Term Sheet attached hereto as Exhibit E), on the six month anniversary of such Issue Date, Reorganized ABH will be required to apply such amounts to redeem Rights Offering Notes at a price equal to 105% of the par value of the Rights Offering Notes, plus accrued and unpaid interest to the redemption date, provided that (i) in the case of each such asset sale or payment of such Subscription Price, Reorganized ABH has minimum liquidity, after giving effect to such sale, receipt of proceeds and application of the net cash proceeds thereof, of at least $600 million, and (ii) Reorganized ABH is permitted to make such redemption by the agreements governing its outstanding indebtedness. Any such redemption will be made on a pro rata basis. Therefore, it is possible that holders of Rights Offering Notes will have a portion of their Rights Offering Notes mandatorily redeemed, and such holders will not have the ability to convert any such Rights Offering Notes in advance of any such redemption.

10.	Reorganized ABH may not have sufficient cash to repurchase the Rights Offering Notes following a Fundamental Change or at maturity or to otherwise redeem the Rights Offering Notes

Upon a Fundamental Change, the holders of Rights Offering Notes will have the right to require Reorganized ABH to repurchase their Rights Offering Notes, in whole or in part, at a price equal to the accreted value of the principal amount of the Rights Offering Notes based on the original issue price (less the Upfront Payment) plus accrued and unpaid interest thereon to such repurchase date.

In the event of either an asset sale resulting in more than $100 million of net cash proceeds to Reorganized ABH or the receipt by the Company of $20 million or more of Subscription Price in respect of Escrowed Notes, in each case during the six months after the Issue Date (as defined in the Rights Offering Notes Term Sheet attached hereto as Exhibit E), on the six month anniversary of such Issue Date, Reorganized ABH will be required to apply such amounts to redeem Rights Offering Notes at a price equal to 105% of the par value of the Rights Offering Notes, plus accrued and unpaid interest to the redemption date, provided that (i) in the case of each such asset sale or payment of such Subscription Price, Reorganized ABH has minimum liquidity, after giving effect to such sale, receipt of proceeds and application of the net cash proceeds thereof, of at least $600 million, and (ii) Reorganized ABH is permitted to make such redemption by the agreements governing its outstanding indebtedness.

Reorganized ABH may not have sufficient funds to pay the cash amounts required to redeem or repurchase the Rights Offering Notes, or pay the Rights Offering Notes at maturity and, in such circumstances, may not be able to arrange the necessary financing on favorable terms.

Even if Reorganized ABH is able to make such payments or repurchases, such action may adversely affect its financial condition and operating results. In addition, Reorganized ABH could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal amount of the Rights Offering Notes as a current rather than long-term liability, which would result in a material reduction of its net working capital. Lastly, Reorganized ABH’s ability to repurchase the Rights Offering Notes may be limited by law, by regulatory authority or by the agreements governing its future indebtedness. Reorganized ABH’s failure to pay any cash amounts to make the required repurchase would constitute an event of default under the indenture governing the Rights Offering Notes, which, in turn, could constitute an event of default under the Exit Financing Facilities and Reorganized ABH’s other debt agreements or securities, thereby resulting in their acceleration and required prepayment, and further restrict Reorganized ABH’s ability to make such payments and repurchases.

11.	The definition of a Fundamental Change is limited and, therefore, the market price of the Rights Offering Notes may decline if Reorganized ABH enters into a transaction that is not a Fundamental Change under the indenture governing the Rights Offering Notes

The term Fundamental Change, as will be used in the indenture governing the Rights Offering Notes, will be limited and may not include every event that might cause the market price of the Rights Offering Notes to decline. As a result, the obligation of Reorganized ABH to repurchase the Rights Offering Notes upon a Fundamental Change may not preserve the value of the Rights Offering Notes in the event of a highly leveraged transaction, merger, acquisition, refinancing, restructuring, reorganization or similar transaction to the extent it does not constitute a Fundamental Change. In the event of any such transaction, the holders would not have the right to require Reorganized ABH to repurchase the Rights Offering Notes even though each of these transactions could increase the amount of its indebtedness, or otherwise adversely affect its capital structure or any credit ratings, and adversely affect the market price of the Rights Offering Notes. Furthermore, the repurchase right in the Rights Offering Notes triggered by a Fundamental Change could discourage a potential acquirer.

12.	The Rights Offering Notes may not be converted until six months after the Issue Date

The Rights Offering Notes are convertible at any time on or after the date that is six months following the Issue Date. As a result, holders of the Rights Offering Notes will not be able to convert their Rights Offering Notes until after this period of time has elapsed, and therefore, may not be able to receive the value of the consideration into which their Rights Offering Notes would otherwise be convertible.

13.	There is currently no trading market for the Rights Offering Notes, and an active liquid trading market for the Rights Offering Notes may not develop or, if it develops, be maintained

Prior to the Rights Offering, there has been no trading market for the Rights Offering Notes. Reorganized ABH does not intend to apply for listing of the Rights Offering Notes on any securities exchange or to arrange for quotation on any interdealer quotation system. Reorganized ABH cannot assure holders that an active trading market will develop for the Rights Offering Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Rights Offering Notes may be adversely affected. In that case a holder may not be able to sell its Rights Offering Notes at a particular time, at a favorable price, or both. Furthermore, Eligible Holders whose claims are not held through DTC or CDS will be issued their

Rights Offering Notes in a certificated form. Until such certificated Notes are exchanged by the relevant holders for the beneficial interests in a global note, such certificated Notes might not trade fungibly or at the same price as the Rights Offering Notes issued in the form of beneficial interests in one or more global notes. In addition, the liquidity of the trading market in the Rights Offering Notes, and the market price quoted for the Rights Offering Notes, may be adversely affected by changes in the overall market for this type of security and by changes in the financial performance or prospects of Reorganized ABH or in the prospects for companies in its industry generally.

14.	Any adverse rating of the Rights Offering Notes may cause their trading price to fall

Reorganized ABH does not intend to seek a rating on the Rights Offering Notes. Nevertheless, if a rating service were to rate the Rights Offering Notes and if such rating service were to lower its rating on the Rights Offering Notes below the rating initially assigned to the Rights Offering Notes or otherwise announces its intention to put the Rights Offering Notes on credit watch, the trading price of the Rights Offering Notes could decline. Any rating so assigned may not remain for any given period of time, and any such rating may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in the business of Reorganized ABH, so warrant. Such changes in ratings in turn could cause the liquidity or market value of the Rights Offering Notes to decline significantly.

15.	Volatility in the market price and trading volume of New ABH Common Stock and sales of New ABH Common Stock and the anticipated conversion of the Rights Offering Notes into shares of New ABH Common Stock could adversely impact the trading price of the Rights Offering Notes and the New ABH Common Stock

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of the New ABH Common Stock could fluctuate significantly for many reasons, including in response to the risks described in this section, or for reasons unrelated to the operations of Reorganized ABH, such as reports by industry analysts, investor perceptions or negative announcements by its customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of the New ABH Common Stock would likely adversely impact the trading price of the Rights Offering Notes. The price of New ABH Common Stock could also be affected by possible sales of New ABH Common Stock by investors who view the Rights Offering Notes as a more attractive means of equity participation in Reorganized ABH and by hedging or arbitrage trading activity that may develop involving the New ABH Common Stock. This trading activity could, in turn, affect the trading price of the Rights Offering Notes.

In addition, any sales in the public market of any of the New ABH Common Stock issuable upon conversion of the Rights Offering Notes could adversely affect prevailing market prices of New ABH Common Stock. Further, the anticipated conversion of the Rights Offering Notes into shares of New ABH Common Stock could depress the price of New ABH Common Stock. The market price of New ABH Common Stock could also decline as a result of sales of shares of New ABH Common Stock made after the Rights Offering or the perception that such sales could occur.

16.	Holders of Rights Offering Notes will not be entitled to any rights with respect to New ABH Common Stock but will be subject to all changes made with respect to New ABH Common Stock

Holders of Rights Offering Notes will not be entitled to any rights with respect to New ABH Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on New ABH Common Stock), but holders of Rights Offering Notes will be subject to all changes affecting New ABH Common Stock. Holders of Rights Offering Notes will be entitled to the rights afforded New ABH Common Stock only if and when shares of New ABH Common Stock are delivered to them upon the conversion of their Rights Offering Notes. For example, in the event that an amendment is proposed to Reorganized ABH’s charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of shares of New ABH Common Stock upon the conversion of the Rights Offering Notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting New ABH Common Stock.

17.	The Conversion Price of the Rights Offering Notes may not be adjusted for all dilutive events

The Conversion Price of the Rights Offering Notes is subject to adjustment for certain events, including, but not limited to, certain dividends on New ABH Common Stock, the issuance of certain rights, options or warrants to holders of New ABH Common Stock, subdivisions or combinations of New ABH Common Stock, certain distributions of assets, indebtedness, capital stock or cash to holders of New ABH Common Stock and certain issuer tender or exchange offers. The Conversion Price will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of shares of New ABH Common Stock for cash, that may adversely affect the trading price of the Rights Offering Notes and the New ABH Common Stock. A future event may occur that is adverse to the interests of the holders of the Rights Offering Notes and their value but does not result in an adjustment to the Conversion Price.

18.	The Rights Offering Notes may contain a number of “embedded derivatives” for purposes of applicable accounting guidance under GAAP, which may result in additional volatility in the reported earnings of Reorganized ABH

The optional redemption and mandatory redemption features of the Rights Offering Notes may give rise to “embedded derivatives” for purposes of applicable accounting guidance under GAAP that will require separate accounting of those embedded derivatives at fair value. The change in fair value of the embedded derivatives will be reported in Reorganized ABH’s consolidated statements of operations each quarter as operating gains or losses. The estimated fair value of the embedded derivatives will be affected by fluctuations in the price of the New ABH Common Stock and other factors that will be beyond the control of Reorganized ABH. As a result, changes in the fair value of the embedded derivatives may significantly affect the reported financial results of Reorganized ABH (without any underlying change in the business performance of Reorganized ABH) and increase the volatility of its reported results of operations.

19.	The Rights Offering Notes and any shares of New ABH Common Stock issuable upon conversion of the Rights Offering Notes may be subject to significant restrictions on transfer if the holder of such securities is deemed to be an “underwriter” with respect to such securities

Section 1145 of the Bankruptcy Code provides certain exemptions from the securities registration requirements of federal and state securities laws with respect to the distribution of securities under a plan. In reliance upon this exemption, the Rights Offering Notes to be issued in respect of Claims and the exercise of the Subscription Rights by Eligible Holders as provided in the Plan (but not securities received by persons deemed to be underwriters) will be exempt from the registration requirements of the Securities Act and of any state securities laws. In general, offers and sales of securities made in reliance on the exemption afforded under section 1145(a) of the Bankruptcy Code are deemed to be made in a public offering. Accordingly, such securities may be resold without registration pursuant to various exemptions provided by the respective laws of the several states and under the Securities Act or other federal securities laws, unless the holder is an “underwriter” with respect to such securities, as that term is defined in the Bankruptcy Code. Reorganized ABH does not intend to file a registration statement for the resale of the Rights Offering Notes or the shares of New ABH Common Stock issuable upon conversion of the Rights Offering Notes (except with respect to the Backstop Investors under the Backstop Commitment Agreement). Accordingly, any Rights Offering Notes or shares of New ABH Common Stock issuable upon conversion of the Rights Offering Notes held by an “underwriter” may only be offered or sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of applicable federal and state securities laws. The restrictions on transfer applicable to the Rights Offering Notes and any shares of New ABH Common Stock issuable upon conversion of the Rights Offering Notes held by underwriters may affect such person’s ability to resell such securities or reduce the price it receives in doing so.

20.	Reorganized ABH may issue additional equity securities, which would lead to dilution of the issued and outstanding New ABH Common Stock

The issuance of additional equity securities or securities convertible into equity securities would result in dilution of stockholders’ equity interests in Reorganized ABH. Reorganized ABH will likely be authorized to issue, without further stockholder approval, a significant number of shares of preferred stock in one or more series, which may give other stockholders dividend, conversion, voting, and liquidation rights, among other rights, which may be superior to the rights of holders of the New ABH Common Stock. In addition, Reorganized ABH will likely be authorized to issue, without further stockholder approval, a significant number of additional shares of New ABH Common Stock. In addition, a substantial number of shares of New ABH Common Stock will be reserved for issuance upon the exercise of stock options and upon conversion of the Rights Offering Notes. Reorganized ABH will also be authorized to issue, without further stockholder approval, securities convertible into either New ABH Common Stock or preferred stock. Reorganized ABH cannot predict the size of future issuances or the effect, if any, that they may have on the market price for the New ABH Common Stock. The issuance and sale of substantial amounts of equity securities or securities convertible into equity securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Rights Offering Notes and the market price of the New ABH Common Stock and impair the ability of Reorganized ABH to raise capital through the sale of additional equity securities.

21.	Holders may be subject to tax upon an adjustment to the Conversion Price of the Rights Offering Notes even though such holder does not receive a corresponding cash distribution

The Conversion Price of the Rights Offering Notes is subject to adjustment in certain circumstances, including upon the payment by Reorganized ABH of certain cash distributions. An increase in the Conversion Price of the Rights Offering Notes may, depending on the circumstances, be deemed to be a distribution to a U.S. Holder. Any such deemed distribution will be taxed in the same manner as an actual distribution and may result in a Holder being deemed to receive a taxable dividend (without the receipt of cash), which would be subject to U.S. federal income tax for a U.S. Holder, and, for a Non-U.S. Holder, would be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified under an applicable income tax treaty), which may be set off against subsequent payments on the Rights Offering Notes.

IX.

CERTAIN TAX CONSEQUENCES OF THE PLAN

A.	Certain U.S. Federal Income Tax Considerations

The following discussion summarizes certain significant United States federal income tax consequences of the Plan to the Debtors and certain holders of Allowed Convenience Claims and Unsecured Claims (such holders, the “Holders”). This description is for informational purposes only and, due to a lack of certain facts and of definitive judicial or administrative authority or interpretation, uncertainties exist with respect to various tax consequences of the Plan, as discussed herein. Only the principal consequences of the Plan for the Company and Holders are described below.

This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury Regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those discussed below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the U.S. Internal Revenue Service (the “IRS”) or any other tax authorities have been sought or obtained with respect to any tax consequences of the Plan and the discussion below is not binding on the IRS or such other authorities. In addition, a significant amount of time may elapse between the date of this Disclosure Statement and the consummation of the Plan. Events occurring after the date of the Disclosure Statement, including changes in law and changes in administrative positions, could affect the U.S. federal income tax consequences of the Plan. No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan to the Company or any Holder. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

Except as otherwise specifically stated herein, this summary does not address any estate, gift, state, local, or foreign law tax consequences of the Plan. Furthermore, this discussion does not address all tax considerations that might be relevant to particular Holders in light of their personal circumstances or to persons that are subject to special tax rules. In addition, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of Holders, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, persons holding Claims as part of a hedging, integrated or conversion transaction, constructive sale or “straddle,” U.S. expatriates, persons subject to the alternative minimum tax, and dealers or traders in securities or currencies.

For purposes of this discussion, a “U.S. Holder” is a Holder that is: (1) an individual citizen or resident of the U.S. for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (A) if a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a Holder that is: (1) a nonresident alien individual; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is not created or organized under the laws of the United States or any state thereof or the District of Columbia; or (3) a trust or estate other than a trust or estate described in the immediately preceding paragraph.

If a partnership or other pass-through entity is a Holder, the tax treatment of a partner or other owner generally will depend upon the status of the partner (or other owner) and the activities of the entity. Partners (or other owners) of pass-through entities that are Holders should consult their own tax advisors regarding the tax consequences of the Plan.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY, DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION, AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY HOLDER. NO OPINION OR REPRESENTATION WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO ANY SUCH HOLDER IS MADE. EACH HOLDER IS URGED TO CONSULT THE HOLDER’S OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES TO IT OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS, AS WELL AS ANY APPLICABLE FOREIGN TAX LAWS, TO A HOLDER’S PARTICULAR SITUATION, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

TREASURY DEPARTMENT CIRCULAR 230. TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH HOLDER IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF TAX ISSUES HEREIN IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY A HOLDER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER UNDER APPLICABLE TAX LAW; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS DESCRIBED HEREIN; AND (C) EACH HOLDER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT ADVISOR.

*        *        *         *

1.	U.S. Federal Income Tax Consequences to the Company

The U.S. federal income tax consequences of the Plan to the Company are complex and somewhat uncertain. The first part of this subsection describes certain U.S. federal income tax rules that govern the Company’s analysis of the U.S. federal income tax consequences to the Company of the Plan and certain related matters. The second part of this subsection discusses the Company’s analysis and current views on the tax consequences of the Plan.

(a)	General U.S. Federal Income Tax Rules Applicable to the Plan

(i)	Cancellation of Indebtedness Income and Reduction of Tax Attributes

(A)	Definition and Calculation of Cancellation of Indebtedness Income

In general, absent an exception, a U.S. taxpayer must include in gross income the amount of any discharge of indebtedness (cancellation of debt, or “COD”) income realized during the taxable year. The amount of COD income generally equals the difference between (a) the “adjusted issue price” of the indebtedness discharged and (b) the sum of (i) the amount of money and (ii) the fair market value of any other property transferred in satisfaction of such discharged indebtedness. For this purpose, a debtor that transfers its stock to a creditor in satisfaction of its indebtedness is treated as having satisfied such indebtedness with an amount of money equal to the fair market value of such stock, and a debtor that issues a debt instrument in satisfaction of its outstanding indebtedness is treated as having satisfied such indebtedness with an amount of money equal to the issue price of such newly-issued debt instrument.

(B)	Bankruptcy Exception

A debtor is not required to include any amount of COD income in gross income if such debtor is under the jurisdiction of a court in a title 11 bankruptcy proceeding and the discharge of debt occurs pursuant to that proceeding. Instead, as the price for the exclusion of COD income under the foregoing rule, the Tax Code requires the debtor to reduce its tax attributes – as discussed further below in “Attribute Reduction” – by the amount of COD income which is excluded from gross income.

(C)	Attribute Reduction

Where a debtor relies on the bankruptcy exception to exclude its COD income from gross income, the debtor is required to reduce its tax attributes to the extent of the excluded COD income. The reduction in tax attributes occurs as of the first day of the taxable year following the taxable year in which the discharge of indebtedness occurs.

As a general rule, tax attributes will be reduced in the following order: (a) net operating losses (“NOLs”), (b) most tax credits, (c) capital loss carryovers, (d) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject), (e) passive activity losses and credit carryovers, and (f) foreign tax credits. For the purpose of attribute reduction, any limitations on the use of NOLs, as discussed below in “Limitations on NOLs and Other Tax Benefits,” are disregarded. In the context of a consolidated group of corporations, the Tax Code provides for a complex ordering mechanism to determine how the tax attributes of one member can be reduced in respect of the COD income of another member.

(D)	Deferral Election

With respect to transactions giving rise to COD income occurring in 2010, a debtor may elect to waive the bankruptcy exception and defer the recognition of the COD income, and thus the requirement to pay tax currently, until 2014. If the debtor defers such COD income until 2014, the COD income is then included in income ratably over the five taxable-year period beginning in 2014. If the Company were to make such an election, it would not be required to currently reduce its tax attributes on account of the COD income, as would be the case if the COD income were instead excluded under the bankruptcy exception described above. The Company’s NOLs would, however, be subject to a limitation, as described below.

(E)	Limitation on NOLs and Other Tax Benefits

(1)	General Limitation

If a corporation undergoes an “ownership change,” Section 382 of the Tax Code generally imposes an annual limitation (the “Section 382 Limitation”) on a corporation’s use of its NOL carryforwards, and may limit a corporation’s use of certain built-in losses if such built-in losses are recognized within a five-year period following an ownership change (such NOL carryforwards and built-in losses collectively, “Pre-Change Losses”).

The annual Section 382 Limitation on the use of Pre-Change Losses to offset income in any “post change year” is generally equal to the product of (a) the fair market value of the loss corporation’s outstanding stock immediately before the ownership change, and (b) the long-term tax-exempt rate in effect for the month in which the ownership change occurs. The long-term tax-exempt rate (4.01% for ownership changes in June 2010) is published monthly by the IRS and is intended to reflect current interest rates on long-term tax-exempt debt obligations. Section 383 of the Tax Code applies a similar limitation to capital loss carryforwards and tax credits.

If, in any year, the amount of Pre-Change Losses used by a corporation to offset income is less than the Section 382 Limitation, any unused limitation may be carried forward for use in future years until their expiration date, thereby increasing the Section 382 Limitation (the amount of Pre-Change Losses which may offset income) in the subsequent taxable year of the corporation. In addition, a corporation’s Section 382 Limitation may be increased to the extent that the corporation recognizes or is deemed to recognize certain built-in gains in its assets during the five-year period following the ownership change. As discussed below, however, special rules may apply in the case of a corporation which experiences an ownership change as the result of a bankruptcy proceeding. See “Special Rules Applicable in Bankruptcy” below.

In general, an ownership change occurs for Section 382 purposes when the percentage of the corporation’s stock owned by certain “5 percent shareholders” increases by more than 50 percentage points in the aggregate over the lowest percentage owned by those shareholders at any time during the applicable “testing period” (generally, the shorter of (a) the 36-month period ending on the testing date and (b) the period of time since the most recent ownership change of the corporation). A “5 percent shareholder” for this purpose includes, generally, an individual or entity that directly or indirectly owns 5% or more of a corporation’s stock at any time during the testing period and one or more groups of shareholders that individually own less than 5% of the corporation’s stock. Under applicable Treasury Regulations, an ownership change with respect to an affiliated group of corporations filing a consolidated return that has consolidated NOLs is generally measured by changes in stock ownership of the parent corporation of the group.

(2)	Special Rules Applicable in Bankruptcy

In bankruptcy, the Section 382 Limitation may be calculated under a special rule (the “Section 382(l)(5) Rule”) if the corporation’s pre-bankruptcy shareholders and certain holders of debt receive, in respect of their claims, at least 50% of the stock of the reorganized corporation (or of a controlling corporation, if such corporation also is in bankruptcy) pursuant to a confirmed plan of reorganization. If a corporation qualifies for the Section 382(l)(5) Rule, the corporation will be treated as having undergone an ownership change, but the annual Section 382 Limitation will not apply to the corporation’s Pre-Change Losses as a result of such ownership change. Instead, the corporation’s Pre-Change Losses are required to be reduced by the amount of any interest deductions claimed during the three-year period preceding the taxable year of the ownership change, and the portion of the current taxable year ending on the date of the ownership change, in respect of all debt converted into stock pursuant to the bankruptcy reorganization. Additionally, if the Section 382(l)(5) Rule applies and the reorganized corporation undergoes another ownership change within two years after consummation of the plan of reorganization, then the reorganized corporation’s use of any Pre-Change Losses after the subsequent ownership change would be eliminated. A corporation may elect not to apply the Section 382(l)(5) Rule.

If the Company does not qualify for, or elects not to apply, the Section 382(l)(5) Rule described above, the provisions of Section 382(l)(6) applicable to corporations under the jurisdiction of a bankruptcy court would apply in calculating the annual Section 382 limitation (the “Section 382(l)(6) Rule”). Under the Section 382(l)(6) Rule, a corporation in bankruptcy that undergoes an ownership change pursuant to a plan of reorganization values its stock to be used in computing the Section 382 Limitation by taking into account any increase in value resulting from the discharge of creditors’ claims in the reorganization (rather than the value without taking into account such increases, as is the case under the general rule for non-bankruptcy ownership changes).

(b)	U.S. Federal Income Tax Consequences of the Plan to the Company

(i)	COD Income of the Company

Pursuant to the Plan, each Holder of Unsecured Claims (and Allowed Convenience Claims if holders of such Claims are treated as holders of Class 6 Claims and accordingly treated in accordance with Section 2.14 of the Plan) will surrender its Unsecured Claims and will receive its Pro Rata Share of New ABH Common Stock and Subscription Rights, as applicable.

As a result of consummation of the Plan, the Company’s aggregate outstanding indebtedness will be substantially reduced. The Company expects to realize substantial COD income in connection with the Plan. The amount of such COD income realized by the Company will depend on the fair market value of the New ABH Common Stock and Subscription Rights.

The Company expects to realize COD in an amount equal to the difference between (x) the aggregate adjusted issue price of the Unsecured Claims and (y) the fair market value of the New ABH Common Stock and Subscription Rights. Because the value of the New ABH Common Stock and Subscription Rights cannot be known with certainty until after the Effective Date of the Plan, the Company cannot determine the amount of COD income it will realize until that time.

Additionally, as described further below, it is expected that there will be a material reduction of the Company’s tax attributes, but the exact amount of such reduction cannot be predicted with certainty because the amount of the reduction depends on the amount of the COD income realized and whether the Company elects to defer the recognition of any COD income realized. The Company, however, does not expect to make such a deferral election.

(ii)	Exclusion of the Company’s COD Income under the Bankruptcy Exception

The Company expects to rely on the bankruptcy exception to exclude any COD income realized as the discharge of indebtedness would occur pursuant to a title 11 bankruptcy proceeding. The Company’s tax attributes would be reduced by the amount of COD income realized, as described further below.

(iii)	Attribute Reduction under the Bankruptcy Exception

If the Company excludes COD income from gross income under the bankruptcy exception, the Company will be required to reduce its tax attributes by the amount of the excluded COD income. Any COD income of the Company excluded under the bankruptcy exception which is in excess of the amount of the Company’s tax attributes available for reduction would not be subject to U.S. federal income tax. While the annual Section 382 Limitation (discussed further below) affects the amount of NOLs that may be used to offset ordinary income in a taxable year, the attribute reduction rules provide that the Company’s NOLs may be reduced without regard to the annual Section 382 Limitation. Although it is expected that the Company will be required to reduce its tax attributes, the exact amount of such reductions and which attributes will be affected will not be known until after the Effective Date of the Plan. In addition to NOLs, the Company may also be required to reduce other tax attributes and its basis in certain assets, which will have an impact on the Company’s tax liability going forward. As described above, the ordering rules for attribute reduction within a consolidated group are complex. Attributes are generally reduced on a company by company basis within a consolidated group, and the tax attributes of one member may be required to be reduced in respect of the COD income of another member. In some circumstances, the Company expects that these ordering rules may produce a favorable result for the Company, by first reducing the capital losses of certain Debtors without NOLs while possibly enabling the Company to preserve the valuable NOLs of other members within the consolidated group.

(iv)	Limitations on NOLs and Other Tax Benefits of the Company Post-Emergence

The issuance under the Plan of New ABH Common Stock, along with the cancellation of existing stock of the Company, is expected to cause an ownership change with respect to the Company. As a result, the Company’s Pre-Change Losses will be subject to the Section 382 Limitation (as described above in “Limitations on NOLs and Other Tax Benefits”). The Company does not expect to qualify for and intends to elect not to apply the Section 382(l)(5) Rule. Accordingly, the Company anticipates that the limitation resulting from the Plan will be calculated according to the Section 382(l)(6) Rule.

The Company’s Section 382 Limitation may be increased to the extent that Reorganized ABH recognizes or is deemed to recognize certain built-in gains in its assets during the five-year period following the ownership change. The Company currently anticipates that at the time of the ownership change it will have significant net unrealized built-in gains that would otherwise increase the Section 382 Limitation when recognized in later years. If, in any year, the amount of Pre-Change Losses used by the reorganized Company to offset income is less than the Section 382 Limitation, any unused limitation may be carried forward, thereby increasing the Section 382 Limitation (the amount of Pre-Change Losses which may offset income) in the subsequent taxable year of Reorganized ABH. This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding section resulting from the exclusion of COD income. The ability of the Company to use any remaining capital loss carryforwards and tax credits will similarly be limited.

(v)	Potential Impact of Backstop Commitment Agreement

Under the terms of the Backstop Commitment Agreement, the Rights Offering will be backstopped pursuant to an agreement with the Backstop Investors to the Backstop Notes. The Backstop Investors should be viewed for U.S. federal income tax purposes as holding options to acquire New ABH Common Stock on the date the Backstop Commitment Agreement is executed. Under special rules contained in the Treasury Regulations promulgated under Section 382 of the Tax Code, an option will be treated as exercised on the date it is issued if (x) treating such option as exercised would result in an ownership change and (y) both (i) a principal purpose of the issuance, transfer, or structuring of the option (alone or in combination with other arrangements) is to avoid or ameliorate the impact of an ownership change of the loss corporation, and (ii) the holder of the option and any persons related to the option holder have a direct and indirect ownership interest in the loss corporation of more than 50%. According to recent studies of prior changes in the ownership of the Company’s stock, it is possible that the Company would undergo an ownership change prior to emergence if the options were both treated as exercised and viewed as options to acquire the existing stock of the Company rather than New ABH Common Stock. An ownership change prior to emergence would result in a serious limitation of the Company’s NOLs, as described above. However, the Company believes that it is very unlikely that a principal purpose of the structuring of the option would be viewed as avoiding or ameliorating the impact of an ownership change on the Company because New ABH Common Stock will not have been created until the existing stock of the Company is cancelled. Whether the 50% control prong of the test described above would be satisfied in this case is unclear.

(vi)	Applicable High-Yield Discount Obligations

The Rights Offering Notes issued pursuant to the terms to the Rights Offering will be issued with “significant” original issue discount (“OID”). If the yield to maturity of the Rights Offering Notes equals or exceeds the sum of (x) the “applicable federal rate” (as determined under Section 1274(d) of the Code) in effect for the calendar month in which the Rights Offering Notes are issued (the “AFR”) and (y) 5 percentage points, the Rights Offering Notes will be considered “applicable high yield discount obligations” (“AHYDOs”). If the Rights Offering Notes are AHYDOs, the Company will not be allowed a deduction for interest (including OID) accrued on the Rights Offering Notes for U.S. federal income tax purposes until such time as the Company actually pays such interest (including OID) in cash or in other property (other than stock or debt issued by the Company or by a person deemed to be related to the Company under Section 453(f)(1) of the Code, which are considered paid only when the stock or debt is redeemed for cash or property other than such stock or debt). In addition, to the extent the yield to maturity on the Rights Offering Notes exceeds the sum of (x) the AFR in effect for the calendar month in which the Rights Offering Notes are issued, and (y) 6 percentage points (any such excess constituting the “disqualified yield”), the Company will not be entitled to deduct the portion of the OID corresponding to the disqualified yield at any time. The AFR in effect for June 2010 for a 7-year note with interest compounded semi-annually is 2.70%. It is currently anticipated that the yield to maturity on the Rights Offering Notes will exceed 8.70%. Accordingly, based on the current AFR, it is expected that a portion of the OID on the Rights Offering Notes will be disqualified OID for which the Company’s interest deduction will be disallowed rather than deferred. The exact amount of such disqualified OID will depend on the AFR in effect for the month the Rights Offering Notes are issued and the yield to maturity on such notes.

It is expected that the Rights Offering Notes will constitute AHYDOs subject to the foregoing rules and that a portion of the OID on such notes will be disqualified OID, as described above. The deferral and/or disallowance of deductions for payments of interest or OID on the Rights Offering Notes described above may reduce the amount of cash available to the Company to meet its obligations under the Rights Offering Notes.

2.	U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes certain U.S. federal income tax consequences of the transactions contemplated by the Plan to U.S. Holders of Allowed Convenience Claims and Unsecured Claims and to U.S. Holders of New ABH Common Stock, Subscription Rights and Rights Offering Notes issued upon the exercise of any Subscription Rights.

U.S. Holders should consult their own tax advisors for information that may be relevant to their particular situation and circumstances and the particular tax consequences of the transactions contemplated by the Plan.

The U.S. federal income tax consequences to a U.S. Holder (including the character, timing and amount of income, gain or loss recognized) will depend on, among other factors: (a) the manner in which the Holder acquired the Claim; (b) the length of time the Holder has held the Claim; (c) whether the Holder acquired the Claim at a discount; (d) whether the Holder has taken a bad debt deduction with respect to the Claim

(or any portion thereof) in current or prior years; (e) whether the Holder has previously included in taxable income accrued but unpaid interest with respect to the Claim; (f) the treatment of the Rights Offering; and (g) the Holder’s method of accounting.

(a)	Consequences to U.S. Holders of Allowed Convenience Claims

Pursuant to the Plan, if the holders of Class 7 Claims against any Debtor accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code (as provided in Section 2.14 of the Plan), each Holder of Allowed Convenience Claims will receive a Cash payment in full satisfaction and discharge of its Allowed Class 7 Claims in an amount equal to the lesser of 50% of (i) $5,000 or (ii) the amount of its Allowed Class 7 Claim.

In general, each Holder of Allowed Convenience Claims will recognize gain or loss in an amount equal to the difference between (a) the amount of any Cash received by such Holder in satisfaction of such Claim (other than any Claim for accrued but unpaid interest) and (b) the Holder’s adjusted tax basis in such Claim (other than any Claim for accrued but unpaid interest). Where gain or loss is recognized by a Holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, whether the Claim constitutes a capital asset in the hands of the Holder and how long it has been held, whether the Claim was acquired at a market discount and whether and to what extent the Holder had previously claimed a bad debt deduction.

To the extent that any amount received by a Holder is received in satisfaction of accrued interest during its holding period, such amount will be taxable to the Holder as interest income (to the extent not previously included in the Holder’s gross income).

If, however, holders of Class 7 Claims against any Debtor do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code, such Holders shall be treated as Holders of Unsecured Claims and shall receive New ABH Common Stock and Subscription Rights in satisfaction of their Claims. The U.S. federal income tax consequences to Holders of Unsecured Claims is discussed immediately below in Section (b).

(b)	Consequences to U.S. Holders of Unsecured Claims

Holders of Unsecured Claims will receive shares of New ABH Common Stock and Subscription Rights in satisfaction of the Unsecured Claims. In general (with the possible exception of Unsecured Claims of ABH, discussed below), the exchange will be fully taxable to each Holder of Unsecured Claims and each Holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized by such Holder in the exchange and such Holder’s adjusted tax basis in the Claims surrendered in the exchange. The amount that a Holder realizes in the exchange will equal the fair market value of the shares of New ABH Common Stock and Subscription Rights at the time of the exchange. A Holder’s adjusted tax basis in the Claims surrendered in the exchange will be equal to the amount paid therefor, increased by any accrued OID and any market discount and reduced by any amortizable bond premium previously taken into account. A Holder’s adjusted tax basis in the shares of New ABH Common Stock and Subscription Rights will be equal to their relative fair market values. A Holder’s holding period in the New ABH Common Stock and Subscription Rights will begin on the day after the exchange. Any gain or loss realized will generally be capital gain or loss (except, as described below, to the extent of market discount) and will be long-term capital gain or loss if a Holder’s holding period in the Claims at the time of the exchange exceeds one year.

With respect to Unsecured Claims of ABH, if such Claims constitute securities for U.S. federal income tax purposes, the exchange of the Unsecured Claims for New ABH Common Stock and Subscription Rights should qualify as a recapitalization under Section 368(a)(1)(E) of the Tax Code. In general, debt instruments with an initial term of less than five years are not treated as securities, whereas debt instruments with initial terms of greater than ten years are treated as securities. Debt instruments with terms between five years and ten years raise more complex issues. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security.

If the exchange does qualify as a recapitalization with respect to a Holder of Unsecured Claims, such Holder generally should not recognize gain and will not be permitted to recognize loss with respect to the exchange. Holders may, however, recognize gain, but not loss, with respect to the Subscription Rights received, as applicable, in an amount equal to the lesser of (x) the excess of the fair market value of the New ABH Common Stock and Subscription Rights received by the Holder over the Holder’s adjusted tax basis in its Unsecured Claims surrendered, and (y) the fair market value of the Subscription Rights received by the Holder. Holders generally will take a basis in New ABH Common Stock and Subscription Rights equal to the sum of (i) the adjusted basis Holders had in the Unsecured Claims that were exchanged and (ii) any gain recognized with respect to the receipt of the Subscription Rights. The aggregate basis should initially be allocated among the New ABH Common Stock and Subscription Rights based on their relative fair market values. The holding period of the New ABH Common Stock received should generally include the holding period of the Unsecured Claims exchanged therefor. The exchange of Unsecured Claims that do not constitute securities for New ABH Common Stock will be taxable to a Holder in the same manner as described above. Holders of Unsecured Claims of ABH are urged to consult their own tax advisors regarding the particular United States federal income tax consequences to them of the exchange of Unsecured Claims for New ABH Common Stock and Subscription Rights, including whether such exchange would qualify as a recapitalization.

(i)	Accrued Interest

A portion of the consideration (whether stock or other consideration) received by Holders of the Claims may be attributable to accrued but unpaid interest with respect to such Claims. Such amount should be taxable to a Holder as ordinary interest income if the accrued interest has not been previously included in the Holder’s gross income for U.S. federal income tax purposes. Conversely, a Holder generally recognizes a deductible loss to the extent that any accrued interest was previously included in income and is not paid in full. If the fair value of the consideration received by Holders of the Claims is not sufficient to satisfy fully all principal and interest on the Claims, the extent to which such consideration will be attributable to accrued but untaxed interest is unclear.

The Company will allocate for U.S. federal income tax purposes all distributions in respect of any Claim first to the principal amount of such Claim, and thereafter to accrued but unpaid interest, pursuant to the Plan. Certain legislative history indicates that an allocation of consideration between principal and interest provided for in a bankruptcy plan of reorganization is binding for U.S. federal income tax purposes. However, no assurance can be given that the IRS will not challenge such allocation. If a distribution with respect to a Claim is allocated entirely to the principal amount of such Claim, a Holder may be entitled to claim a loss to the extent of any accrued but unpaid interest on the Claim that was previously included in the Holder’s gross income. Holders of Claims should consult their tax advisors regarding the proper allocation of the consideration received by them under the Plan, as well as the character of any loss claimed with respect to accrued but unpaid interest previously included in gross income.

(ii)	Market Discount

The market discount provisions of the Tax Code may apply to certain Holders. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a “market discount bond” as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having OID, its revised issue price) exceeds the holder’s adjusted tax basis in the debt obligation immediately after such holder’s acquisition of the debt obligation by more than a statutory de minimis amount. Gain recognized by a holder upon a disposition of a “market discount bond” generally will be treated as ordinary interest income to the extent of the market discount accrued on such bond during the holder’s period of ownership, unless the holder elected to include accrued market discount in taxable income currently. Absent such an election, a holder of a market discount bond is required under the market discount rules of the Tax Code to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond. In such circumstances, the holder will be allowed to deduct such interest, in whole or in part, on the disposition of such bond.

To the extent the debt instruments of ABH held by a Holder had been acquired with market discount and are exchanged for New ABH Common Stock in a recapitalization, any market discount that accrued on such debt instruments but was not recognized by the Holder may cause any gain recognized on the subsequent sale, exchange, redemption or other disposition of the New ABH Common Stock to be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged debt instruments.

(c)	Ownership and Disposition of New ABH Common Stock

(i)	Distributions of Cash or Property on New ABH Common Stock

Generally, the gross amount of any distribution of cash or property made with respect to New ABH Common Stock will be includible by a Holder in gross income as dividend income to the extent that such distributions are paid out of the current or accumulated “earnings and profits” of ABH as determined under U.S. federal income tax principles. A distribution that is treated as a dividend for U.S. federal income tax purposes may qualify for the seventy percent (70%) dividends-received deduction if such amount is distributed to a Holder that is a corporation and that satisfies certain holding period and taxable income requirements, and may qualify for an eighty percent (80%) dividend-received deduction if such corporate Holder holds twenty percent (20%) or more of the outstanding stock (by voting power and value) of the distributing corporation.

A distribution in excess of ABH’s current and accumulated earnings and profits will first be treated as a return of capital to the extent of a Holder’s adjusted tax basis in New ABH Common Stock and will be applied against and reduce such basis dollar-for-dollar (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent taxable disposition of the New ABH Common Stock). To the extent that such distribution exceeds a Holder’s adjusted tax basis in New ABH Common Stock the distribution generally will be treated as capital gain, subject to the “Market Discount” rules discussed above, and will be treated as long-term capital gain if the Holder’s holding period in such stock exceeds one year as of the date of the distribution. Dividends received by non-corporate holders in taxable years beginning before January 1, 2011 may qualify for a reduced rate of taxation if certain holding period and other requirements are met.

(ii)	Sale, Exchange or Other Taxable Disposition of New ABH Common Stock

Upon the sale, retirement or other taxable disposition of a share of New ABH Common Stock, a Holder generally will recognize gain or loss in an amount equal to the difference between the sum of cash plus the fair market value of any property received and the Holder’s adjusted tax basis in such New ABH Common Stock, subject to the “Market Discount” rules discussed above. Such gain or loss generally will constitute capital gain or loss, and will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other taxable disposition, the Holder held the share of New ABH Common Stock for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations, as discussed below in “Limitations on Use of Capital Losses.”

(iii)	Impact of New Legislation on Ownership and Disposition of New ABH Common Stock

Recently enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of New ABH Common Stock.

(d)	Limitations on Use of Capital Losses

A Holder who recognizes capital losses as a result of consummation of the Plan or upon a subsequent disposition of New ABH Common Stock, will be subject to limitations on the use of such capital losses. For a non-corporate taxpayer, capital losses may be used to offset any capital gains (without regard to holding periods), and also to offset ordinary income to the extent of the lesser of (1) $3,000 ($1,500 for married individuals filing separate returns) or (2) the excess of the capital losses over the capital gains. A non-corporate taxpayer may carry over unused capital losses and apply them against future capital gains and, as set forth in the preceding sentence, a portion of such taxpayer’s ordinary income for an unlimited number of years. For corporate holders, capital losses may only be used to offset capital gains. A corporate holder that has more capital losses than may be used in a tax year may carry back unused capital losses to the three years preceding the capital loss year, and may carry over unused capital losses for the five years following the capital loss year.

(e)	Exercise or Expiration of the Subscription Rights

A U.S. Holder generally will not recognize gain or loss upon the exercise of a Subscription Right. Rights Offering Notes that a U.S. Holder acquires pursuant to the exercise of the Subscription Rights will have a tax basis equal to the Holder’s adjusted basis in the Subscription Rights so exercised, increased by any amount paid to exercise the Subscription Rights. If the Subscription Rights are allowed to lapse unexercised, a U.S. Holder will have a short-term capital loss equal to such holder’s adjusted basis in the Subscription Rights. The deductibility of capital losses is subject to certain limitations, as discussed above in “Limitations on Use of Capital Losses.”

(f)	Treatment of Upfront Payment under the Backstop Commitment Agreement

At the time the Rights Offering Notes are issued, pursuant to the Backstop Commitment Agreement, the Company shall cause an upfront payment to be made to Eligible Holders from the proceeds of the sale of such Rights Offering Notes (the “Upfront Payment”). Although the tax treatment of this Upfront Payment is not entirely clear, the Company intends to treat the Rights Offering Notes as if they were sold to Eligible Holders for a purchase price with a discount equal to the amount of the Upfront Payment. In that case, such purchase price discount would be characterized as original issue discount that such Eligible Holder would include in income under the constant-yield method over the term of the Rights Offering Notes as described below.

(g)	Ownership, Conversion and Disposition of Rights Offering Notes received upon Exercise of the Subscription Rights

(i)	Payments of Interest on Rights Offering Notes

Each payment of qualified stated interest (as defined below) on a Rights Offering Note (including any amount withheld as backup withholding tax) will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

(ii)	Original Issue Discount

(A)	Generally

A note with a term that exceeds one year will be treated for tax purposes as issued with OID if it has a term of more than one year and the “stated redemption price at maturity” of the note exceeds its “issue price” by more than the de minimis amount of  1/4 of 1 percent of the “stated redemption price at maturity” multiplied by the number of complete years from the issue date of the note to its maturity.

The “stated redemption price at maturity” of the Rights Offering Notes (including increases in the principal amount of the notes attributable to the accrual of interest paid in kind) will exceed the “issue price” of the Rights Offering Notes by more than a de minimis amount, and the Rights Offering Notes will therefore constitute discount notes issued with OID for tax purposes. Following is a summary of the OID rules and their application to the Rights Offering Notes.

The “issue price” of a note generally is the first price at which a substantial amount of the issue of which the note is a part is sold to persons other than bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers.

The “stated redemption price at maturity” of a note generally is the total amount of payments provided by the note other than “qualified stated interest” payments. Generally, an interest payment on a note is “qualified stated interest” if it is paid in cash (or property of the issuer other than debt) and is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note. Qualified stated interest does not include interest paid in kind. Qualified stated interest payable on Rights Offering Notes will be taxable to a U.S. Holder when accrued or received in accordance with such holder’s normal method of accounting.

Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of a note, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval between payments.

In addition, as discussed above in “Treatment of Upfront Payment Under the Backstop Agreement,” the Company shall cause an upfront payment to be made to Eligible Holders at the time the Rights Offering Notes are issued. Although the tax treatment of this Upfront Payment is not entirely clear, the Company intends to treat the Rights Offering Notes as if they were sold to Eligible Holders for a purchase price with a discount equal to the amount of the Upfront Payment, which discount would also be treated as OID to such Eligible Holder.

Because the Rights Offering Notes will, for tax purposes, be issued with OID, a U.S. Holder will be required to include OID in gross income for U.S. federal income tax purposes as it accrues (regardless of a holder’s method of accounting), which may be in advance of receipt of the cash attributable to that income. OID accrues under the constant-yield method, based on a compounded yield to maturity, as described below. Accordingly, a U.S. Holder generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

The annual amounts of OID includible in income by a U.S. Holder will equal the sum of the “daily portions” of the OID with respect to the Rights Offering Notes for each day on which a U.S. Holder owns the Rights Offering Notes during the taxable year. Generally, a U.S. Holder determines the daily portions of OID by allocating to each day in an “accrual period” a pro rata portion of the OID that is allocable to that accrual period. The term “accrual period” means an interval of time with respect to which the accrual of OID is measured and which may vary in length over the term of a note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

The amount of OID allocable to an accrual period will be the excess of:

•	the product of the “adjusted issue price” of the Rights Offering Notes at the beginning of the accrual period and its “yield to maturity” over

•	the aggregate amount of any qualified stated interest payments allocable to the accrual period.

The adjusted issue price of a Rights Offering Note at the beginning of the first accrual period is its issue price, and, on any day thereafter, it is the sum of the issue price and the amount of OID previously included in gross income, reduced by the amount of any payment (other than a payment of qualified stated interest) previously made on the Notes. If an interval between payments of qualified stated interest on a Rights Offering Note contains more than one accrual period, then, when a U.S. Holder determines the amount of OID allocable to an accrual period, such U.S. Holder must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, a U.S. Holder must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. If all accrual periods are of equal length except for a shorter initial and/or final accrual period, a U.S. Holder can compute the amount of OID allocable to the initial period using any reasonable method; however, the OID allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

OID will be calculated based on the assumption that interest on the Rights Offering Notes will be paid in cash. It is not entirely clear what adjustments would be required if the Company were to pay interest in kind instead of in cash.

(B)	Election to Treat All Interest as Original Issue Discount (Constant Yield Method)

A U.S. Holder may elect to include in gross income all interest that accrues on a Rights Offering Note using the constant-yield method described above, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest.

If a U.S. Holder makes this election in respect of a Rights Offering Note, when such holder applies the constant-yield method:

•	the issue price of a Rights Offering Note will equal its cost;

•	the issue date of a Rights Offering Note will be the date it is acquired; and

•	no payments on a Rights Offering Note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the Rights Offering Note for which it is made. A U.S. Holder may not revoke an election to apply the constant-yield method to all interest on a Rights Offering Note without the consent of the IRS.

(C)	Applicable High-Yield Discount Obligations

As indicated above, the Company expects that the Rights Offering Notes will constitute AHYDOs for U.S. federal income tax purposes. Consequently, to the extent the Company has current or accumulated earnings and profits, the disqualified portion of OID, as defined above, generally will be treated as a dividend to a U.S. Holder that may be subject to a dividends received deduction for corporate U.S. Holders. The dividends-received deduction is subject to a number of complex limitations. U.S. Holders are urged to consult their own tax advisor regarding the U.S. federal income tax consequences of holding Rights Offering Notes that are considered AHYDOs.

(iii)	Treatment of New Rights Offering Notes issued in respect of Rights Offering Notes

A newly distributed Rights Offering Note received in lieu of cash interest on a Rights Offering Note is aggregated with the original Rights Offering Note and will be treated as part of the Rights Offering Note with respect to which it was issued. Thus, the initial issue price of a newly distributed Rights Offering Note issued in respect of a Rights Offering Note likely will be determined by allocating the adjusted issue price, at the time of distribution, of the underlying Rights Offering Note between the newly distributed Rights Offering Note and the underlying Rights Offering Note in proportion to their respective principal amounts. A portion of the basis of such Rights Offering Note will be allocated to such newly issued Rights Offering Note and OID on such newly issued Rights Offering Note will accrue in the same manner as described above in the case of the original Rights Offering Note. A U.S. Holder’s holding period for any Rights Offering Note issued with respect to an original Rights Offering Note will likely be identical to its holding period for the original Rights Offering Note.

(iv)	Conversion of Notes

In general, a U.S. Holder will not recognize income, gain or loss upon conversion of Rights Offering Notes into shares of New ABH Common Stock, except that the receipt of cash in lieu of a fractional share of New ABH Common Stock will result in capital gain or loss (as described below).

A U.S. Holder’s tax basis in New ABH Common Stock received upon conversion of Rights Offering Notes (other than in respect of accrued interest) will equal its adjusted basis in the Rights Offering Notes so converted, less any portion of such holder’s tax basis allocable to cash received in lieu of a fractional share. The holding period will include the period during which a U.S. Holder held the Rights Offering Notes prior to conversion. Cash received in lieu of a fractional share of New ABH Common Stock should be treated as a payment in exchange for the fractional share, and a U.S. Holder generally will recognize taxable gain or loss on the receipt of cash in lieu of a fractional share in an amount equal to the difference between the amount of cash received and such holder’s tax basis in the fractional share.

(v)	Constructive Dividends

An increase in the conversion rate of the Rights Offering Notes may, depending on the circumstances, be deemed to be a distribution to a U.S. Holder. Any deemed distribution will be taxed in the same manner as an actual distribution. A U.S. Holder may be deemed to receive a taxable dividend if the conversion rate of the Rights Offering Notes is adjusted as described under the terms of the Rights Offering. A U.S. Holder’s tax basis in a Rights Offering Note would be increased by the amount of any such deemed dividend.

(vi)	Sale, Exchange or Retirement of the Rights Offering Notes

Upon the sale, exchange, retirement or other disposition of a Rights Offering Note, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the sum of cash plus the fair market value of any property received (other than any amount received that is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income) and its adjusted tax basis in the Rights Offering Note. A U.S. Holder’s tax basis in a Rights Offering Note generally will be the amount that such holder paid for the Subscription Right, increased by the amount of the price paid to convert the Subscription Right and any OID previously included in income, decreased by the amount of any payments (other than payments of qualified stated interest) on the Rights Offering Note. Any capital gain or loss will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other taxable disposition of the Rights Offering Note, a holder held the Rights Offering Note for more than one year. Long-term capital gains of an individual taxpayer for taxable years beginning on or before December 31, 2010 will be taxed at a maximum rate of 15%. For taxable years beginning after December 31, 2010, subject to the discussion below under “Impact of New Legislation on Ownership and Disposition of Rights Offering Notes” such long-term capital gains will be taxed at a maximum rate of 20%. The deductibility of capital losses is subject to certain limitations, as discussed above in “Limitations on Use of Capital Losses.”

(vii)	Impact of New Legislation on Ownership and Disposition of Rights Offering Notes

Recently enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the Rights Offering Notes.

(h)	Information Reporting and Backup Withholding

Certain payments (“Reportable Payments”) generally are subject to information reporting by the payor to the IRS. Moreover, Reportable Payments are subject to backup withholding (currently at a rate of twenty eight percent (28%)) under certain circumstances. Under the backup withholding rules set forth in the Tax Code, a Holder receiving a payment or distribution of cash or other property pursuant to the Plan, pursuant to distributions on New ABH Common Stock or certain payments of principal of, and interest on, a Rights Offering Note, and the proceeds of disposition of a Rights Offering Note before maturity may be subject to backup withholding with respect to such payment or distribution unless it: (i) is an exempt recipient, such as a corporation, and when required, demonstrates this exemption, or (ii) timely provides a correct U.S. taxpayer identification number and makes certain certifications under penalties of perjury.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against the Holder’s U.S. federal income tax liability, and it may obtain a refund of excess amounts withheld under the backup withholding tax rules by timely filing an appropriate claim for refund with the IRS.

3.	U.S. Federal Income Tax Considerations for Non-U.S. Holders

This subsection applies to a Holder who is a Non-U.S. Holder. The rules governing U.S. federal income taxation of Non-U.S. Holders are complex. Each non-U.S. Holder should consult with its own tax advisor to determine the effect of U.S. federal, state, local and foreign income tax laws, as well as treaties, with regard to its participation in the transactions contemplated by the Plan and its ownership of New ABH Common Stock, Subscription Rights and any Rights Offering Notes issued upon the exercise of the Subscription Rights, including any reporting requirements.

(a)	Consequences to Non-U.S. Holders of Allowed Convenience Claims.

Subject to the discussion below in “Information Reporting and Backup Withholding,” any gain or loss realized by a Non-U.S. Holder in connection with the receipt of the Cash payment that is not effectively connected with the conduct of a U.S.

trade or business should not be subject to U.S. federal income tax, except possibly to the extent the Cash payment is received in respect of any accrued and unpaid interest on the Allowed Convenience Claims. With respect to any portion of the Cash payment received in respect of such accrued and unpaid interest, a Non-U.S. Holder will not be subject to U.S. federal income tax if:

•	The Non-U.S. Holder did not own, actually or constructively, for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of the Company’s voting stock;

•

The Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership under applicable rules of the Tax Code;

•	The Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Tax Code; and

•	the certification requirement, as described below, is fulfilled with respect to the beneficial owner of the Allowed Convenience Claim.

The certification requirement described above will be fulfilled if either (A) a Non-U.S. Holder provides to the Company or its paying agent an IRS Form W-8BEN (or successor form), signed under penalties of perjury, that includes such holder’s name and address and a certification as to such holder’s non-U.S. status, or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the Allowed Convenience Claim on behalf of the beneficial owner and provides a statement to the Company or its paying agent, signed under penalties of perjury, in which the organization, bank or financial institution certifies that it has received an IRS Form W-8BEN (or successor form) from the non-U.S. beneficial owner or from another financial institution acting on behalf of such beneficial owner and furnishes the Company or its paying agent with a copy thereof and otherwise complies with the applicable IRS requirements. Other methods might be available to satisfy the certification requirements described above, depending on a holder’s particular circumstances.

The gross amount of payments of interest that do not qualify for the exception from withholding described above (the “portfolio interest exemption”) will be subject to United States withholding tax at a rate of thirty percent (30%) unless (A) a Non-U.S. Holder provides a properly completed IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty, or (B) such interest is effectively connected with such Non U.S. Holder’s conduct of a United States trade or business and such holder provides a properly completed IRS Form W-8ECI (or successor form).

(b)	Consequences to Non-U.S. Holders of Unsecured Claims.

Subject to the discussion below in “Information Reporting and Backup Withholding,” any gain or loss realized by a Non-U.S. Holder in connection with the assignment of an Unsecured Claim to a Debtor, and receipt of New ABH Common Stock and Subscription Rights, as applicable, pursuant to the Plan should not be subject to U.S. federal income tax unless:

•

the gain or loss is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that such Non-U.S. Holder maintains within the U.S.), in which case the gain or loss will be treated in the manner described below in “Effectively Connected Income and Loss”;

•

the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year that includes the date of the assignment of the Claim to the Debtors, and certain other conditions are met, in which case the gain (reduced by any U.S.-source capital losses) will be subject to thirty percent (30%) tax (subject to possible reduction if provided by treaty); or

•	the Non-U.S. Holder is subject to the Tax Code provisions applicable to certain former citizens or residents.

(c)	Ownership of New ABH Common Stock; Distributions on New ABH Common Stock

Distributions of cash and property that ABH makes in respect of New ABH Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of its current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions of cash and property that constitute dividends for U.S. federal income tax purposes generally will be subject to U.S. federal withholding at a thirty percent (30%) rate unless a reduced rate is prescribed by an applicable income tax treaty. If the amount of a distribution exceeds ABH’s current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of a Non-U.S. Holder’s tax basis in the New ABH Common Stock and thereafter will be treated as gain from the disposition of such share of New ABH Common Stock, subject to tax as described below in “Sale, Exchange or Disposition of New ABH Common Stock.”

Subject to the discussion on recently enacted legislation below, in order to obtain a reduced rate of U.S. withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under the treaty. If a Non-U.S. Holder is eligible for a reduced rate of U.S. withholding tax under a treaty, the Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. Each Non-U.S. Holder should consult its own tax advisor regarding its possible entitlement to benefits under a treaty.

Recently enacted legislation generally imposes a U.S. withholding tax of thirty percent (30%) on payments to certain foreign entities, after December 31, 2012, of U.S.-source dividends and the gross proceeds from dispositions of stock that produces U.S.-source dividends, unless various U.S. information reporting and due diligence requirements that are different from, and in addition to, the beneficial owner certification requirements described above have been satisfied. Non-U.S. Holders should consult their own tax advisors regarding the effect, if any, of this legislation on their ownership and sale or disposition of New ABH Common Stock.

The U.S. federal withholding tax described above will not apply to dividends paid to a Non-U.S. Holder if such dividends represent U.S. trade or business income for the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S., as the dividends will be subject to tax as described below under “Effectively Connected Income and Loss.”

(d)	Tax Consequences for Non-U.S. Holders of Ownership of the Rights Offering Notes Issued upon Exercise of the Subscription Rights

Subject to the discussion below in “Information Reporting and Backup Withholding,” payments of interest on a Rights Offering Note (including OID) to a Non-U.S. Holder that are not effectively connected with the conduct of a U.S. trade or business generally will not be subject to U.S. federal income tax if:

•	The Non-U.S. Holder does not own, actually or constructively, for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of the Company’s voting stock;

•

The Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership under applicable rules of the Tax Code;

•	The Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Tax Code; and

•	the certification requirement, as described below, is fulfilled with respect to the beneficial owner of the Rights Offering Note.

The certification requirement described above will be fulfilled if either (A) a Non-U.S. Holder provides to the Company or its paying agent an IRS Form W-8BEN

(or successor form), signed under penalties of perjury, that includes such holder’s name and address and a certification as to such holder’s non-U.S. status, or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the Rights Offering Note on behalf of the beneficial owner and provides a statement to the Company or its paying agent, signed under penalties of perjury, in which the organization, bank or financial institution certifies that it has received an IRS Form W-8BEN (or successor form) from the non-U.S. beneficial owner or from another financial institution acting on behalf of such beneficial owner and furnishes the Company or its paying agent with a copy thereof and otherwise complies with the applicable IRS requirements. Other methods might be available to satisfy the certification requirements described above, depending on a holder’s particular circumstances.

The gross amount of payments of interest that do not qualify for the exception from withholding described above (the “portfolio interest exemption”) will be subject to United States withholding tax at a rate of thirty percent (30%) unless (A) a Non-U.S. Holder provides a properly completed IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty, or (B) such interest is effectively connected with such Non U.S. Holder’s conduct of a United States trade or business and such holder provides a properly completed IRS Form W-8ECI (or successor form).

Recently enacted legislation generally imposes a U.S. withholding tax of 30% on payments to certain foreign entities, after December 31, 2012, of U.S.-source interest and the gross proceeds from dispositions of debt instruments that produce U.S.-source interest, unless various U.S. information reporting and due diligence requirements that are different from, and in addition to, the beneficial owner certification requirements described above have been satisfied. Although these additional requirements will generally not apply to an obligation that is outstanding on March 18, 2012, there is some uncertainty regarding how these rules might be applied in the event of a subsequent modification of an obligation that is outstanding on such date. Non-U.S. Holders should consult their own tax advisors regarding the effect, if any, of this legislation on their ownership and sale or disposition of Rights Offering Notes.

(e)	Effectively Connected Income and Loss

If a Non-U.S. Holder is engaged in a trade or business in the U.S. and if dividends received in respect of New ABH Common Stock; gain or loss realized on the disposition of a share of New ABH Common Stock, Subscription Rights or Rights Offering Notes; or fee income received for participating in the Rights Offering are “effectively connected” with the conduct of such U.S. trade or business, any such dividends, gain or loss realized by a Non-U.S. Holder will be subject to full net-basis U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, if the Non-U.S. Holder is a foreign corporation, the Non-U.S. Holder may also be subject to a “branch profits tax” on earnings and profits effectively connected with such U.S. trade or business (subject to certain adjustments) at a rate of thirty percent (30%), unless the branch profits tax is reduced or eliminated by an applicable income tax treaty. Even though any such effectively connected income would be subject to income tax, and might also be subject to branch profits tax, it would not be subject to withholding tax if the Non-U.S. Holder satisfied the applicable certification requirements described above. Non-U.S. Holders should discuss the applicability of the “effectively connected” rules with their tax advisors.

(f)	Sale, Exchange or Disposition of New ABH Common Stock, Subscription Rights and Rights Offering Notes

Subject to the discussion above concerning potential thirty percent (30%) withholding on payments to certain foreign entities after December 31, 2012 and to the discussion below concerning backup withholding, if a Non-U.S. Holder owns New ABH Common Stock and Subscription Rights (or Rights Offering Notes issued upon conversion of Subscription Rights), the Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain or loss realized on the sale, exchange or other taxable disposition of such New ABH Common Stock and Subscription Rights (or Rights Offering Notes), unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are met;

•	such gain represents accrued but unpaid interest not previously included in income, in which case the rules regarding interest would apply; or

•	such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (see “Effectively Connected Income and Loss”).

(g)	Information Reporting and Backup Withholding.

Unless certain exceptions apply, the Company must report annually to the IRS and to each Non-U.S. Holder the amount of any dividends and interest paid to the Non-U.S. Holder (whether such dividend income is subject to U.S. withholding tax or is exempt from such tax pursuant to an income tax treaty). Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which a Non-U.S. Holder resides.

Under current U.S. federal income tax law, backup withholding tax will not apply to payments of dividends and interest by the Company or its paying agent if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN (or successor form), or otherwise establishes its eligibility for an exemption, provided that the Company or its paying agent, as the case may be, does not have actual knowledge or reason to know that the payee Non-U.S. Holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS. A Non-U.S. Holder should consult its tax advisor regarding the application of information reporting and backup withholding in such holder’s particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

B.	Certain Canadian Federal Income Tax Considerations

The following is a summary of the principal Canadian federal income tax consequences of the Plan to a holder of Allowed Convenience Claims or Unsecured Claims (for purposes of this discussion, the “Claims”) who, at all relevant times for purposes of the Income Tax Act (Canada) (as now in effect and as it may be amended from time to time, the “Tax Act”), deals at arm’s length with and is not affiliated with the Company and Reorganized ABH, holds its Claims as capital property and will hold its New ABH Common Stock, the Subscription Rights and the Rights Offering Notes as capital property. The Claims, the New ABH Common Stock, the Subscription Rights and the Rights Offering Notes will generally be considered to be capital property to a holder of Claims unless either the holder of Claims holds (or will hold) such securities in the course of carrying on a business, or the holder of Claims has acquired (or will acquire) such securities in a transaction or transactions considered to be an adventure in the nature of trade. This summary does not address the Canadian federal income tax consequences of the receipt of any fees or payments including the Backstop Commitment Payment by the Backstop Investors in connection with the Backstop Commitment Agreement.

This summary does not apply to (i) a holder of Claims an interest in which is a “tax shelter investment” as defined in the Tax Act, (ii) a holder of Claims that is a “financial institution” for purposes of the “mark-to-market” rules as defined in the Tax Act, (iii) a holder of Claims that is a “specified financial institution” as defined in the Tax Act, (iv) a holder of Claims that has made the “functional currency” reporting election, or (v) a Canadian Holder (as defined below) in relation to which ABH or Reorganized ABH is a “foreign affiliate” as defined in the Tax Act. Such holders of Claims should consult with their own tax advisors.

This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”) and the understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. The summary also takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and assumes that all such Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA, whether by way of judicial, governmental or legislative action or decisions, nor does it address any provincial, territorial or foreign tax legislation or considerations.

This summary is of a general nature only, is not exhaustive of all Canadian federal income tax consequences and is not intended to be, nor should it be construed as, legal or tax advice to any particular holder of Claims. Holders of Claims are urged to consult their own tax advisors as to the tax consequences to them of the Plan in their particular circumstances.

For purpose of the Tax Act, all amounts, including cost, proceeds of disposition, interest or dividends received and accrued must be determined in Canadian currency at applicable exchange rates as determined in accordance with the Tax Act. The amount of interest and any capital gain or capital loss of a holder of Claims may be affected by fluctuations in Canadian dollar exchange rates.

1.	Residents of Canada

This portion of the summary applies to a holder of Claims who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is or is deemed to be resident of Canada (“Canadian Holder”). Certain Canadian Holders whose Claims might not otherwise qualify as capital property may, in certain circumstances, treat the Claims issued by a person resident in Canada as capital property by making an irrevocable election pursuant to subsection 39(4) of the Tax Act, to the extent such Claims are “Canadian securities” as defined in the Tax Act. However, the New ABH Common Stock, the Subscription Rights and the Rights Offering Notes are not Canadian securities for the purpose of the irrevocable election under subsection 39(4) of the Tax Act. Therefore, this election will not apply to the Claims that are not Canadian securities and to the New ABH Common Stock, the Subscription Rights and the Rights Offering Notes. Canadian Holders are advised to consult their own tax advisors regarding such election.

(a)	Exchange of the Claims

A Canadian Holder will be considered to have disposed of Claims upon the exchange of such Claims for (i) cash or (ii) for New ABH Common Stock and the Subscription Rights, as the case may be. Under the Plan, (i) cash or (ii) New ABH Common Stock and Subscription Rights, as the case may be, will be allocated first to the principal amount of the Claims, and the balance, if any, to the accrued interest with respect to the Claims.

A Canadian Holder that is a corporation, partnership, unit trust or any trust of which a corporation or partnership is a beneficiary will generally be required to include in income the amount of interest accrued or deemed to accrue on the Claims up to the date on which the Claims are settled under the Plan and the CCAA Plan or that became receivable or was received on or before such date, to the extent that such amounts have not otherwise been included in the Canadian Holder’s income for the taxation year or a preceding taxation year. Any other Canadian Holder, including an individual, will be required to include in income for a taxation year any interest on the Claims received or receivable by such Canadian Holder in the taxation year (depending upon the method regularly followed by the Canadian Holder in computing income) except to the extent that such amount was otherwise included in its income for the taxation year or a preceding taxation year. In addition, if such Canadian Holder has not otherwise included interest on the Claims in computing the Canadian Holder’s income at periodic intervals of not more than one year, such Canadian Holder will be required to include in computing income for a taxation year any interest that accrues to the Canadian Holder on the Claims up to the end of any “anniversary day” (as defined in the Tax Act) in that taxation year to the extent such interest was not otherwise included in computing the Canadian Holder’s income for that taxation year or a preceding taxation year. Generally, a Canadian Holder should be entitled to deduct in computing income for the year of disposition, amounts that were included in computing the Canadian Holder’s income for the year of disposition or a preceding taxation year as interest in respect of the Claims, to the extent that such amounts were not received or receivable by the Canadian Holder and were not deducted by the Canadian Holder in computing income for the year of disposition or a preceding taxation year.

In general, a Canadian Holder will realize a capital gain (or capital loss) on the exchange of the Claims equal to the amount by which, in the case of a distribution in cash, such amount of cash received, or in the case of a distribution of New ABH Common Stock and Subscription Rights, the aggregate fair market value at the time of the exchange of the New ABH Common Stock and the Subscription Rights received, and in both cases, net of any amount included in the Canadian Holder’s income as interest, exceeds (or is exceeded by) the adjusted cost base to the Canadian Holder of such Claims, plus any reasonable costs of disposition. The tax treatment of any capital gain (or capital loss) realized is described below under the heading “Taxation of Capital Gains and Capital Losses.”

The adjusted cost base of the New ABH Common Stock and Subscription Rights to the Canadian Holder will be equal to the fair market value at the time of the exchange of such New ABH Common Stock and Subscription Rights.

(b)	Dividends on New ABH Common Stock

Any dividends received or deemed to be received on the New ABH Common Stock by a Canadian Holder that is an individual (including a trust) will be included in the individual’s income and will not be subject to the gross-up and dividend tax credit rules in the Tax Act. Dividends received or deemed to be received on the New ABH Common Stock by a Canadian Holder that is a corporation will be included in computing the corporation’s income and generally will not be deductible in computing the corporation’s taxable income.

U.S. tax, if any, payable by a Canadian Holder in respect of dividends received on the New ABH Common Stock may be eligible for a foreign tax credit or deduction under the Tax Act to the extent and under the circumstances described in the Tax Act. Canadian Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction, having regard to their own particular circumstances.

(c)	Disposition of New ABH Common Stock

A Canadian Holder will realize a capital gain (or capital loss) on a disposition or deemed disposition of New ABH Common Stock equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the adjusted cost base to the Canadian Holder of such New ABH Common Stock, plus any reasonable costs of disposition. The tax treatment of any such capital gain (or capital loss) is described below under the heading “Taxation of Capital Gains and Capital Losses.”

(d)	Exercise of the Subscription Rights under the Rights Offering

No gain or loss will be realized on the exercise of the Subscription Rights under the Rights Offering. The cost to a Canadian Holder of the Rights Offering Notes acquired on the exercise of Subscription Rights will be equal to the aggregate of the adjusted cost base of the Subscription Rights, if any, and the price paid to acquire the Rights Offering Notes under the Rights Offering.

At the time the Rights Offering Notes are issued, Reorganized ABH shall cause the Upfront Payment to be made to the Eligible Holders. The Canadian federal income tax consequences to a Canadian Holder of the receipt of the Upfront Payment are unclear and, consequently, Canadian Holders should consult their own tax advisors.

(e)	Taxation of Interest on Rights Offering Notes

A Canadian Holder that is a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary will generally be required to include in income for a taxation year the amount of interest (including any interest paid in kind) accrued or deemed to accrue on the Rights Offering Notes to the end of the taxation year or that became receivable or was received by it before the end of that taxation year, to the extent such amounts have not otherwise been included in such Canadian Holder’s income for the year or a preceding taxation year. Any other Canadian Holder, including an individual, will be required to include in income for a taxation year any interest (including any interest paid in kind) on the Rights Offering Notes received or receivable by such Canadian Holder in that taxation year (depending upon the method regularly followed by the Canadian Holder in computing income) except to the extent that such amount was otherwise included in its income for that taxation year or a preceding taxation year. In addition, if such Canadian Holder has not otherwise included interest on the Rights Offering Notes in computing the Canadian Holder’s income at periodic intervals of not more than one year, such Canadian Holder will be required to include in computing income for a taxation year any interest that accrues to the Canadian Holder on the Rights Offering Notes up to the end of any “anniversary day” (as defined in the Tax Act) in that year to the extent such interest was not otherwise included in computing the Canadian Holder’s income for that taxation year or a preceding taxation year.

(f)	Sale, Redemption or Repayment of the Rights Offering Notes

On a disposition or a deemed disposition of the Rights Offering Notes (otherwise than on a conversion described under the heading “Exercise of Conversion Privileges under the Rights Offering Notes”), including repayment or redemption by Reorganized ABH, a Canadian Holder will generally be required to include in income the amount of interest accrued or deemed to accrue to the date of disposition or that became receivable or was received on or before the date of disposition, to the extent that such amounts have not otherwise been included in the Canadian Holder’s income for the taxation year or a preceding taxation year.

Any amount paid to a Canadian Holder as a penalty or bonus because of the redemption or repayment of all or part of the principal amount of the Rights Offering Notes will be deemed to be received by the Canadian Holder as interest on the Rights Offering Notes and will be required to be included in computing the Canadian Holder’s income as described above, to the extent such amount can reasonably be considered to relate to, and does not exceed the value at the time of payment of, interest that would otherwise have been paid or payable by Reorganized ABH on the Rights Offering Notes for periods ending after the payment of such amount.

In general, a disposition or a deemed disposition of the Rights Offering Notes will give rise to a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any amount included in the Canadian Holder’s income as interest, exceed (or are exceeded by) the adjusted cost base to the Canadian Holder of the Rights Offering Notes, plus any reasonable costs of disposition. Any such capital gain (or capital loss) will be subject to the treatment described below under the heading “Taxation of Capital Gains and Capital Losses.”

(g)	Exercise of Conversion Privilege under the Rights Offering Notes

Generally, a Canadian Holder who converts a Rights Offering Note into New ABH Common Stock (or New ABH Common Stock and cash delivered in lieu of a fraction of a New ABH Common Stock) pursuant to the conversion privilege under the Rights Offering Note will be deemed not to have disposed of the Rights Offering Note and, accordingly, will not recognize a capital gain (or capital loss) on such conversion. Under the current administrative practice of the CRA, a Canadian Holder who, upon conversion of a Rights Offering Note, receives cash not in excess of $200 in lieu of a fraction of a New ABH Common Stock may either treat this amount as proceeds of disposition of a portion of the Rights Offering Note, thereby recognizing a capital gain (or capital loss), or reduce the adjusted cost base of the New ABH Common Stock that the Canadian Holder receives on the conversion by the amount of the cash received.

On the conversion of a Rights Offering Note, a Canadian Holder will generally be required to include in computing its income for the taxation year in which the conversion occurs all interest that accrued on the Rights Offering Note to the date of conversion, except to the extent that such interest has otherwise been included in the Canadian Holder’s income for that taxation year or a preceding taxation year.

The adjusted cost base to a Canadian Holder of the New ABH Common Stock acquired on the conversion of a Rights Offering Note will generally be equal to the adjusted cost base to the Canadian Holder of the Rights Offering Note immediately before the conversion. The adjusted cost base of New ABH Common Stock so acquired must be averaged with the adjusted cost base to the Canadian Holder of all New ABH Common Stock then held as capital property by the Canadian Holder for the purpose of calculating the adjusted cost base of such New ABH Common Stock.

(h)	Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Canadian Holder for a taxation year must be included in the Canadian Holder’s income in the year. A Canadian Holder is required to deduct one-half of any capital loss (an “allowable capital loss”) realized in the taxation year from taxable capital gains realized in that year, and allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent year, from net taxable capital gains realized in such years to the extent and under the circumstances described in the Tax Act.

(i)	Alternative Minimum Tax

Individuals (other than certain trusts) may be subject to an alternative minimum tax under the Tax Act upon realizing net capital gains.

(j)	Additional Refundable Tax

A Canadian Holder that is throughout the year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on certain investment income, including amounts in respect of interest, certain dividends and taxable capital gains.

(k)	Offshore Investment Fund Property Rules

Former Bill C-10 contained proposed amendments to the Tax Act that would have introduced new rules regarding the taxation of certain interests in non-resident entities that constitute “foreign investment entities” and repealed certain existing tax rules with respect to “offshore investment fund property” (as defined in the Tax Act).

However, Bill C-10 was not passed into law. As part of the March 4, 2010 Federal Budget (the “2010 Federal Budget”), the Minister of Finance (Canada) announced that, rather than implementing the previously proposed rules regarding foreign investment entities, it would retain existing tax rules with respect to “offshore investment fund property,” with certain limited enhancements.

These rules could apply to a Canadian Holder in respect of New ABH Common Stock, Subscription Rights and Rights Offering Notes, as the case may be, held by the Canadian Holder (“Property”) if: (1) the Property may reasonably be considered to derive its value, directly or indirectly, primarily from portfolio investments in certain specified assets; and (2) it may reasonably be concluded, having regard to all the circumstances, that one of the main reasons for the Canadian Holder acquiring, holding or having an interest in the Property was to derive a benefit from portfolio investments in such specified assets in such a manner that the taxes, if any, on the income, profits and gains from such assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act if the income, profits and gains had been earned directly by such Canadian Holder.

Where these rules apply, a Canadian Holder generally will be required to include in income for each taxation year in which the Canadian Holder holds a Property the amount, if any, by which (i) an imputed return for the taxation year computed on a monthly basis and calculated as the product obtained when the Canadian Holder’s “designated cost” (as defined in the Tax Act) of the Property at the end of the month is multiplied by 1/12th of the applicable prescribed rate for the period that includes such month, exceeds (ii) any income or other amounts included in computing the Canadian Holder’s income for the year (other than a capital gain) in respect of the Property determined without reference to these rules. For these purposes, the designated cost to a Canadian Holder of a Property at any particular time in a taxation year will generally include, among other things, the cost to the Canadian Holder of the Property and the total of all amounts required to be included in computing the Canadian Holder’s income for a preceding taxation year as imputed income in respect of the Property under these rules.

These rules are complex and their application depends, to a large extent, on the reasons for a Canadian Holder acquiring, holding or having an interest in New ABH Common Stock, Subscription Rights and Rights Offering Notes. Canadian Holders are urged to consult their own tax advisors regarding the application and consequences of these rules, including any changes thereto reflecting the 2010 Federal Budget, in their own particular circumstances.

(l)	Foreign Property Reporting

The Tax Act and the Regulations require a “specified Canadian entity” as defined in the Tax Act to file an information return disclosing prescribed information where, at any time in a taxation year, the total cost amount of “specified foreign property” as defined in the Tax Act of the entity exceeds $100,000. For these purposes, a “specified Canadian entity” includes, with some exceptions, a taxpayer resident in

Canada, other than a corporation or trust exempt from tax under Part I of the Tax Act. The New ABH Common Stock, Subscription Rights and the Rights Offering Notes will be “specified foreign property” to a specified Canadian entity. In the 2010 Federal Budget, the Canadian Minister of Finance proposed that the existing reporting requirements with respect to “specified foreign property” be expanded so that more detailed information be available for audit use. Revised legislation reflecting such proposal has not yet been released. The reporting rules in the Tax Act are complex and this summary does not purport to explain all circumstances in which reporting may be required by any Canadian Holder. Accordingly, Canadian Holders should consult their own tax advisors regarding these reporting requirements including any expansion thereof pursuant to the aforementioned 2010 Federal Budget proposal.

(m)	Eligibility for Investments

Provided the New ABH Common Stock are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the NASDAQ, the NYSE, and the Toronto Stock Exchange) at all relevant times, the New ABH Common Stock would be qualified investments under the Tax Act and the Regulations for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds, deferred profit sharing plans, registered disability savings plans and tax-free savings accounts (“TFSAs”) (collectively, the “Investment Plans”). The Rights Offering Notes would be qualified investments under the Tax Act and the Regulations for Investment Plans (other than a deferred profit sharing plan for which an employer is Reorganized ABH, or is an employer with whom Reorganized ABH does not deal at arm’s length within the meaning of the Tax Act) provided that the New ABH Common Stock are, at the relevant time, listed on a designated stock exchange. The Subscription Rights would be qualified investments under the Tax Act and the Regulations for Investment Plans if the Rights Offering Notes are qualified investments and if Reorganized ABH is not an annuitant, a beneficiary, an employer or a subscriber under, or a holder of, the governing Investment Plan and Reorganized ABH deals at arm’s length with each person who is an annuitant, a beneficiary, an employer or a subscriber under, or a holder of, the governing Investment Plan.

Should any particular New ABH Common Stock, Rights Offering Note or Subscription Rights, not meet the conditions hereabove mentioned in order to be considered a qualified investment, Canadian Holders should consult their own tax advisors regarding the application of those rules under the Tax Act and the Regulations in their particular circumstances.

Notwithstanding the foregoing, if the New ABH Common Stock, Subscription Rights and Rights Offering Notes are “prohibited investments” for purposes of a TFSA, or if an “advantage” (as defined in the Tax Act) in relation to a TFSA is extended to the Canadian Holder or to a person who does not deal at arm’s length with the Canadian Holder, the Canadian Holder of such account will be subject to penalty taxes as set out in the Tax Act, and, based on Tax Proposals, other tax consequences may result. Generally, the New ABH Common Stock, Subscription Rights and the Rights

Offering Notes will not be a “prohibited investment” for a trust governed by a TFSA provided that the Canadian Holder of the TFSA deals at arm’s length with Reorganized ABH for purposes of the Tax Act and does not have a “significant interest” (within the meaning of the Tax Act) in Reorganized ABH or in any corporation, partnership or trust that does not deal at arm’s length with Reorganized ABH for purposes of the Tax Act. Canadian Holders of a TFSA are advised to consult their own tax advisors in this regard.

On April 30, 2010, the Minister released Tax Proposals that may impact TFSAs. Canadian Holders should consult their own tax advisors regarding the impact of these Tax Proposals.

2.	Non-Residents of Canada

This portion of the summary applies to a holder of Claims that, for the purposes of the Tax Act and any applicable income tax treaty or convention and at all relevant times, is not and will not be deemed to be resident in Canada and does not use or hold the Claims and will not use or hold the New ABH Common Stock, Subscription Rights and Rights Offering Notes in carrying on a business in Canada (a “Non-Resident Holder”). In addition, this summary does not apply to an insurer who carries on an insurance business in Canada and elsewhere or an authorized foreign bank that carries on a Canadian banking business.

(a)	Exchange of the Claims

Upon the exchange by a Non-Resident Holder of the Claims for (i) cash or (ii) New ABH Common Stock and the Subscription Rights, as the case may be, no taxes will be payable under the Tax Act by such Non-Resident Holder.

(b)	Disposition of New ABH Common Stock

A disposition by a Non-Resident Holder of New ABH Common Stock will not be subject to Canadian tax unless such New ABH Common Stock constitute “taxable Canadian property” to the Non-Resident Holder at the time of the disposition and relief from taxation is not available under an applicable income tax treaty or convention.

The New ABH Common Stock will generally not be considered to be taxable Canadian property to a Non-Resident Holder unless at any time during the sixty-month period immediately preceding the time of disposition, (1) not less than 25% of the issued shares of any class of shares of Reorganized ABH were owned by or belonged to the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length or any combination thereof, and (2) more than 50% of the fair market value of issued shares of Reorganized ABH was derived directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

(c)	Consequences relating to the Subscription Rights and the Rights Offering Notes

No Canadian tax consequences should arise in relation to the Subscription Rights and to the Rights Offering Notes, unless the Subscription Rights and the Rights Offering Notes constitute taxable Canadian property to the Non-Resident Holder and relief from taxation is not available under applicable tax treaty or convention. The Subscription Rights and the Rights Offering Notes will constitute taxable Canadian property to a Non-Resident Holder only if the New ABH Common Stock constitute taxable Canadian property to a Non-Resident Holder. Non-Resident Holders should consult their own tax advisors as to the Canadian tax consequences relating to the Subscription Rights and the Rights Offering Notes.

3.	Consequences to the Company

The exchange of Claims for cash or New ABH Common Stock and Subscription Rights, as the case may be, will result in the settlement or extinguishment of the Claims. The “forgiven amount,” as defined in the Tax Act, arising from the settlement or extinguishment will reduce, in prescribed order, certain tax attributes of the relevant Canadian Debtors, including non-capital losses, net capital losses, cumulative eligible capital, undepreciated capital cost of depreciable property and the adjusted cost base of certain capital property (the “Tax Shield”). Generally, one half of the amount by which the forgiven amount exceeds the Tax Shield (such amount, the “Excess”) will be required to be included in the relevant Canadian Debtors income for the taxation year in which the Claims are settled under the Plan and under the CCAA Plan, unless the Excess was otherwise assigned by such relevant Canadian Debtors to other Canadian Debtors that are “eligible transferees” as defined in the Tax Act for reduction of such other Canadian Debtors’ Tax Shield.

C.	Reservation of Rights

This tax section is subject to change (possibly substantially) based on subsequent changes to other provisions of the Plan. The Debtors and their advisors reserve the right to further modify, revise or supplement Article X of the Plan and the other tax related sections of the Plan up to the Supplement Filing Date.

X.

CERTAIN U.S. AND CANADIAN SECURITIES LAW CONSIDERATIONS

A.	U.S. Securities Law Considerations

Section 1145 of the Bankruptcy Code provides certain exemptions from the securities registration requirements of federal and state securities laws with respect to the distribution of securities under a plan. Specifically, section 1145(a)(1) of the Bankruptcy Code generally exempts from registration under the Securities Act the offer or sale of a debtor’s stock under a chapter 11 plan if such securities are offered or sold in exchange for a claim against, or an equity interest in, such debtor, or if such securities are offered or sold principally in such exchange and partly for cash. In reliance on this exemption, the issuance of the New ABH Common Stock to certain unsecured creditors, the issuance of Subscription Rights to Eligible Holders in connection with the Rights Offering, the issuance of the Rights Offering Notes to holders of Claims in the Rights Offering (subject to the 1145 Cutback) and the issuance of the New ABH Common Stock upon conversion of the Rights Offering Notes issued under the section 1145 exemption to holders of Claims in the Rights Offering will be exempt from the registration requirements of the Securities Act and of any applicable state securities laws (except, in each case, for securities issued to persons deemed to be underwriters). In general, offers and sales of securities made in reliance on the exemption afforded under section 1145(a) of the Bankruptcy Code are deemed to be made in a public offering. Accordingly, such securities may be resold without registration under the Securities Act or other federal securities laws pursuant to an exemption provided by section 4(1) of the Securities Act, unless the holder is an “underwriter” with respect to such securities, as that term is defined in the Bankruptcy Code. In addition, such securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

Section 1145(b) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim other than in ordinary trading transactions, or (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities, or (d) is a control person of the issuer of the securities or other issuer of the securities within the meaning of section 2(11) of the Securities Act. The legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns at least ten percent (10%) of the securities of a reorganized debtor may be presumed to be a “control person.”

Notwithstanding the foregoing, statutory underwriters may be able to sell their securities pursuant to the resale limitations of Rule 144 promulgated under the Securities Act. Rule 144 would, in effect, permit the resale of securities received by statutory underwriters pursuant to a chapter 11 plan, subject to applicable holding periods, volume limitations, notice and manner of sale requirements, and certain other conditions. Statutory underwriters may also be able to sell their securities pursuant to the resale provisions of Regulation S promulgated under the Securities Act. Parties who believe they may be statutory underwriters as defined in section 1145 of the Bankruptcy Code are advised to consult with their own counsel concerning the availability of the exemption provided by Rule 144 or Regulation S.

Whether any particular person would be deemed to be an “underwriter” with respect to any security issued under the Plan would depend upon the facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular person receiving distributions under the Plan would be an “underwriter” with respect to any security issued under the Plan and the Debtors make no representation concerning the ability of any particular person to resell the securities to be distributed under the Plan. The Debtors recommend that potential recipients of securities pursuant to the Plan consult their own counsel concerning whether they may freely trade such securities.

The Rights Offering Notes to be issued to Backstop Investors under the Backstop Commitment Agreement (in respect of Rights Offering Notes not subscribed for in the Rights Offering) will be issued under a “private placement” exemption from Securities Act registration under Section 4(2) thereof or Regulation D promulgated thereunder and will be “restricted securities” for purposes of Rule 144 under the Securities Act; such securities may not be transferred absent Securities Act registration or an exemption from such registration. Similarly, any shares of New ABH Common Stock issued upon conversion of such privately-placed Rights Offering Notes will also be subject to the same transfer restrictions. All such “restricted securities” will bear a legend to the effect that:

THE SECURITIES REPRESENTED HEREBY (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE SECURITIES MAY ONLY BE SOLD (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT. THESE RESTRICTIONS SHALL APPLY UNTIL SUCH SECURITIES MAY BE RESOLD WITHOUT RESTRICTION PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

The issuance of the Rights Offering Notes to the Backstop Investors is also expected to be exempt from registration under the various state “blue sky” laws. The Backstop Commitment Agreement also currently provides that the Company will file, as soon as practicable, a registration rights agreement with the Bankruptcy Court and Canadian Court, in form and substance satisfactory to the Backstop Investors, providing for the filing of a registration rights agreement in respect of the Rights Offering Notes issued under the Backstop Commitment Agreement and the New ABH Common Stock issuable in respect of such Rights Offering Notes at a later date.

B.	Canadian Securities Law Considerations

Canadian securities laws provide for a specific statutory exemption from the prospectus requirements when securities are issued or distributed in connection with either (i) a reorganization or arrangement that is under a statutory procedure or (ii) a reorganization or arrangement that (A) is described in an information circular made pursuant to applicable regulations or in a similar disclosure record and the information circular or similar disclosure record is delivered to each security holder whose approval of the reorganization or arrangement is required before it can proceed and (B) is approved by the security holders referred to in (A). The Company believes that the issuance and distribution of the New ABH Common Stock under the CCAA Plan to any Canadian resident and of Subscription Rights to Eligible Holders and to the Backstop Parties pursuant to the Rights Offering fall within one of the statutory exemptions under Canadian securities laws described in this paragraph and are thus exempt from the prospectus requirements under Canadian securities laws.

The issuance and distribution of Rights Offering Notes upon the exercise of the Subscription Rights by the Eligible Holders and the Backstop Parties and of New ABH Common Stock upon the conversion of such Rights Offering Notes in accordance with their respective terms also fall within statutory exemptions under Canadian securities laws and are thus exempt from the prospectus requirements. For the purposes herein, the New ABH Common Stock (including the New ABH Common Stock issuable upon the conversion of Rights Offering Notes) and the Rights Offering Notes issuable upon the exercise of the Subscription Rights are referred to as the “New Securities.”

Under Canadian securities laws, once issued, the New Securities will, except for “control distributions” described below, be generally freely tradable in Canada without the need for the holder of such New Securities to prepare and file a prospectus or rely on an exemption from the prospectus requirements, provided (i) the issuer is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade; (ii) no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade; (iii) no extraordinary commission or consideration is paid to a person or company in respect of the trade and (iv) if the selling security holder is an insider or officer of the issuer, the selling security holder has no reasonable grounds to believe that the issuer is in default of securities legislation. Reorganized ABH will not have been a reporting issuer for any period prior to the

Implementation Date. However, ABH is currently a reporting issuer in each of the provinces of Canada and it is currently anticipated that, at the Implementation Date (as defined in the CCAA Plan), it will remain a reporting issuer and will have been a reporting issuer for the four months preceding the Implementation Date in each of the provinces of Canada. Under Canadian securities laws, a holder of New Securities may include the period of time that ABH was a reporting issuer in a jurisdiction of Canada immediately prior to the Implementation Date in determining the period of time that Reorganized ABH was a reporting issuer in a jurisdiction of Canada immediately preceding the trade by such holder.

If the resale or trade of the New Securities constitutes a “control distribution,” then any resale or trade of the New Securities would require either (i) the preparation and filing of a prospectus in the relevant Canadian jurisdiction(s) in order to qualify such resale or trade for public distribution in Canada and render the subject New Securities freely tradable in such Canadian jurisdiction(s); (ii) in the absence of a Canadian prospectus, the reliance on a separate statutory or discretionary exemption from the applicable prospectus requirements for the resale or trade of the New Securities; or (iii) the giving of notice and filing of a prescribed form with the CSA at least seven days before the first resale or trade that is part of the control distribution indicating the selling security holder’s intention to distribute securities and particulars of the proposed trade, including the number and class of securities proposed to be sold and whether the sale will occur privately or on an exchange or market.

In general terms, a “control distribution” is a distribution effected by a “control person,” being (i) a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or company holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer; or (ii) each person or company in a combination of persons or companies, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a combination of persons or companies holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer.

Given the complex and subjective nature of the question of whether a particular holder may be a “control person” under Canadian securities laws, the Company makes no representation concerning the right of any Person to trade in the New Securities in Canada. The Company recommends that potential recipients of the New Securities consult their own counsel concerning whether they may freely trade the New Securities in Canada in compliance with applicable Canadian securities laws.

XI.

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN AND CCAA PLAN

If the Plan is not confirmed, the alternatives for the Chapter 11 Cases include (a) continuation of the Chapter 11 Cases and formulation of an alternative plan or plans of reorganization or (b) liquidation of the Debtors under chapter 7 or chapter 11 of the Bankruptcy Code. Each of these possibilities is discussed in turn below.

A.	Continuation of the Chapter 11 Cases

If the Debtors remain in chapter 11, the Debtors could continue to operate their businesses and manage their properties as debtors-in-possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code. It is not clear whether the Debtors could continue as viable going concerns in protracted chapter 11 cases. The Debtors could have difficulty operating with the high costs, limited financing and the eroding confidence of their customers and trade vendors, if the Debtors remained in chapter 11. If the Debtors were able to obtain financing and continue as a viable going concern, the Debtors (or other parties in interest) could ultimately propose another plan or attempt to liquidate the Debtors under chapter 7 or chapter 11. Such plans might involve either a reorganization and continuation of the Debtors’ businesses, or an orderly liquidation of their assets, or a combination of both.

B.	Liquidation Under Chapter 7 or Chapter 11

If the Plan is not confirmed, the Debtors’ Chapter 11 Cases could be converted to liquidation cases under chapter 7 of the Bankruptcy Code. In chapter 7, a trustee would be appointed to promptly liquidate the assets of the Debtors.

The Debtors believe that in a liquidation under chapter 7, before creditors received any distributions, additional administrative expenses involved in the appointment of a trustee and attorneys, accountants, and other professionals to assist such trustee, along with an increase in expenses associated with an increase in the number of unsecured claims that would be expected, would cause a substantial diminution in the value of the estates. The assets available for distribution to creditors and equity holders would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of the Debtors’ operations and the failure to realize the greater going concern value of the Debtors’ assets.

The Debtors could also be liquidated pursuant to the provisions of a chapter 11 plan of reorganization. In a liquidation under chapter 11, the Debtors’ assets could be sold in a more orderly fashion over a longer period of time than in a liquidation under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than in a chapter 7 liquidation, but the delay in distributions could result in lower present values being received and higher administrative costs. Because a trustee is not required in a chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a trustee must be appointed. Any distributions to the holders of Claims or Interests under a chapter 11 liquidation plan probably would be delayed substantially.

XII.

CONCLUSION AND RECOMMENDATION

The Debtors believe that confirmation of the Plan in the Chapter 11 Cases and sanction of CCAA Plan in the CCAA Proceedings is preferable to the alternatives described above because it provides the greatest distributions and opportunity for distributions to holders of Claims against any of the Debtors. In addition, any alternative to confirmation of the Plan in the Chapter 11 Cases and/or sanction of CCAA Plan in the CCAA Proceedings could result in extensive delays and increased administrative expenses, or the ultimate liquidation of certain or all of the Debtors.

Accordingly, the Debtors urge all holders of Claims entitled to vote on the Plan to vote to accept the Plan in the Chapter 11 Cases and/or approve the CCAA Plan in the CCAA Proceedings.

Dated: August 2, 2010

Respectfully submitted,

AbitibiBowater Inc.
AbitibiBowater US Holding 1 Corp.
AbitibiBowater US Holding LLC
AbitibiBowater Canada Inc.
Bowater Alabama LLC
Bowater America Inc.
Bowater Canada Finance Corporation
Bowater Canadian Forest Products Inc.
Bowater Canadian Holdings Incorporated
Bowater Canadian Limited
Bowater Finance Company Inc.
Bowater Finance II LLC
Bowater Incorporated
Bowater LaHave Corporation
Bowater Maritimes Inc.
Bowater Newsprint South LLC
Bowater Newsprint South Operations LLC
Bowater Nuway Inc.
Bowater Nuway Mid-States Inc.
Bowater South American Holdings Incorporated
Bowater Ventures Inc.
Catawba Property Holdings, LLC
Coosa Pines Golf Club Holdings LLC
Donohue Corp.
Lake Superior Forest Products Inc.
Tenex Data Inc
ABH LLC 1
ABH Holding Company LLC

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Authorized Signatory
Chief Financial Officer, AbitibiBowater Inc.

— and —

Abitibi Consolidated Sales Corporation
Abitibi-Consolidated Corp.
Abitibi-Consolidated Finance LP
Abitibi-Consolidated Alabama Corporation
Augusta Woodlands LLC
Alabama River Newsprint Company

By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Authorized Signatory
Senior Vice President, AbitibiBowater Inc.

EXHIBIT A

The Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the

Bankruptcy Code

[Note: The document that constitutes this exhibit is filed as Exhibit 99.1 to this Current Report on Form 8-K dated July 30, 2010]

EXHIBIT B

Projected Financial Information

The Company1 prepared the Reorganized ABH Pro Forma Balance Sheet, Reorganized ABH Projected Balance Sheet, Reorganized ABH Projected Income Statement, Reorganized ABH Projected Cash Flow Statement and ACI, Donohue (for the purposes of this Exhibit, “D-Corp”), Bowater (for the purposes of this Exhibit, “BI”), Bowater Newsprint South Operations LLC (for the purposes of this Exhibit, “BNS”) and BCFPI Projected Financials (collectively, the “Financial Projections”) for the years 2010 through 2014 (the “Projection Period”). The Financial Projections are based on a number of assumptions made by management with respect to the future performance of the Company’s operations. The Financial Projections and related assumptions in this Exhibit B are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although management has prepared the Financial Projections in good faith and believes the assumptions to be reasonable, it is important to note that the Company can provide no assurance that such Financial Projections and assumptions will be realized. As described in detail in the Disclosure Statement, a variety of risk factors could affect the Company’s actual financial results and must be considered. You are encouraged to read these risk factors in their entirety. See Article VIII of the Disclosure Statement. The Financial Projections should be reviewed in conjunction with a review of these assumptions, including the accompanying qualifications and footnotes. Should actual results or conditions differ from such assumptions, the actual results and financial condition of the Company may differ materially from those presented in these Financial Projections. The Company did not prepare the Financial Projections with a view toward compliance with published guidelines of the Securities and Exchange Commission or guidelines established by the FASB, particularly for reorganization accounting.

All dollar amounts in the Financial Projections are U.S. dollars unless otherwise indicated and any reference to “GAAP” refers to the generally accepted accounting principles in the United States of America.

A.	Accounting Policies

The Financial Projections have been prepared using accounting policies that are materially consistent with those applied in the Debtors’ historical financial statements (GAAP consolidated basis). The Financial Projections do not reflect the formal implementation of reorganization accounting pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 852 Reorganizations (“FASB ASC 852”). In addition, for comparative presentation purposes, the operations and cash flows for 2010 combine the predecessor company (January 1, 2010 through the Effective Date / Implementation Date) and successor company (assumed Effective Date / Implementation Date through December 31, 2010) to allow for a full year presentation.

[1]	Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Disclosure Statement or the Plan, as applicable.

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B.	General Assumptions

1.	Methodology

The consolidated Financial Projections have been prepared by management and are based upon the Company’s detailed operating forecast for 2010 – 2014. The Financial Projections reflect various strategic reviews and restructuring initiatives, including mill idling decisions, overhead rationalization and other initiatives implemented prior to the Effective Date and Implementation Date (as defined in the CCAA Plan).

2.	Plan Consummation

The Financial Projections assume the Effective Date / Implementation Date will occur on October 1, 2010.

3.	Macroeconomic and Industry Environment

The Financial Projections are based upon management’s view of supply and demand dynamics in both North American and international markets as well as corresponding assumptions regarding pricing, operating rates and changes in the cost of material inputs for the key pulp and paper grades which the Company produces. Management’s views are in part based upon the forecasts of RISI, a leading information provider for the global forest products industry and Wall Street equity research as appropriate.

4.	Exchange Rate

The CAD / USD exchange rate is assumed to be $.99 for the balance of 2010, falling to $.98 in 2011, $.96 in 2012, $.93 in 2013 and $.91 in 2014. As of July 8, 2010, the CAD / USD exchange rate was $.96. For each $.01 change in the CAD / USD exchange rate, the Company’s projected EBITDA changes by approximately $15-$20 million.

C.	Projected September 30, 2010 Balance Sheet and Reorganized ABH Pro Forma Balance Sheet

The Projected September 30, 2010 Balance Sheet was developed using the Company’s actual December 31, 2009 audited balance sheet adjusted to reflect management’s projected operating results from December 31, 2009 through September 30, 2010. On the Effective Date / Implementation Date, actual results may differ due to a variety of risk factors as discussed in Article 8 of the Disclosure Statement. Pro forma adjustments consistent with consummation of the Plan and the CCAA Plan were then layered in to construct the Reorganized ABH Pro Forma Balance Sheet as of September 30, 2010. The Reorganized ABH Pro Forma Balance Sheet does not reflect, among other things, the formal implementation of reorganization accounting pursuant to FASB ASC 852. The estimated pro forma adjustments regarding the reorganized equity value of the Company, its assets, or its liabilities pursuant to FASB ASC 852 will be based upon the fair value of the assets and liabilities as of the Effective Date / Implementation Date.

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As described more fully below, the Reorganized ABH Balance Sheet reflects Reorganized ABH’s pro forma capital structure resulting from consummation of the Plan and CCAA Plan. Specifically, and consistent with the Company’s emergence funding requirements, the Reorganized ABH Balance Sheet assumes the Company will have pro forma funded indebtedness of approximately $1.5 billion consisting of (a) a Term Loan Exit Financing Facility of approximately $700 million as described more fully in Article VI.E of the Disclosure Statement, (b) $500 million of Rights Offering Notes issued pursuant to the Rights Offering, as described more fully in Article I.F and VI.E of the Disclosure Statement, and (c) other indebtedness of approximately $250 million relating primarily to existing indebtedness at certain of the Company’s subsidiaries. In addition, the Company plans to have undrawn availability under an ABL Exit Financing Facility of approximately $500-$600 million as of the Effective Date / Implementation Date. The Company’s pro forma capital structure may change depending upon market conditions with respect to the Company’s capital raise efforts, operating performance and other sources of cash that may be available to the Company.

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Reorganized ABH - Pro Forma Balance Sheet

In US$ million unless otherwise noted	Projected September 30, 2010	Exit Financing (A)	Cash Settlement (B)	Non-Cash Settlement (C)	Accounting Adjustments (D)	Pro Forma September 30, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$707	($419)	($138)	—	—	$150
Accounts receivable	879	—	—	—	—	879
Inventories, net	588	—	—	—	—	588
Other current assets	121	—	—	—	—	121

Total current assets	$2,296	($419)	($138)	—	—	$1,738

Fixed assets, net	$3,763	—	—	—	($1,119)	$2,644
Goodwill	53	—	—	—	(53)	—
Intangible assets, net	311	—	—	—	(311)	—
Other non-current assets	353	70	—	—	(47)	376
Pension assets	149	—	—	—	—	149

Total assets	$6,925	($349)	($138)	—	($1,530)	$4,907

LIABILITIES

Current liabilities not subject to compromise:
Accounts payable and accrued liabilities	$297	—	—	—	—	$297
Short-term bank debt	496	(496)	—	—	—	—
Debtor-in-possession financing	206	(206)	—	—	—	—
Liabilities associated with assets held for sale	35	—	—	—	—	35
Administrative Claims	138	—	(138)	—	—	—

Total current liabilities not subject to compromise	$1,173	($702)	($138)	—	—	$332

Debt not subject to compromise	1,079	(837)	—	—	—	241
Pension and OPEB	—	—	—	391	—	391
Other long-term liabilities	55	—	—	—	—	55

Exit Financing Facilities	—	1,191	—	—	—	1,191

Liabilities Subject to Compromise (E)
A/P Trade subject to compromise	251	—	—	(251)	—	—
Rejected Exec Contracts subject to comp.	646	—	—	(646)	—	—
Pension and OPEB subject to compromise	391	—	—	(391)	—	—
Employee Claims and other LSTC	663	—	—	(663)	—	—
3rd party debt subject to compromise	5,685	—	—	(5,685)	—	—

Total LSTC	$7,636	—	—	($7,636)	—	—

Total liabilities	$9,942	($349)	($138)	($7,245)	—	$2,210

Shareholders’ equity / (deficit)	($3,133)	—	—	$7,245	($1,684)	$2,428

Non-controlling interests	$116	—	—	—	$154	$269

Total liabilities and shareholders’ equity	$6,925	($349)	($138)	—	($1,530)	$4,907

Notes to Reorganized ABH Pro Forma Balance Sheet

A	Represents proceeds of the exit financing raised in connection with the Company’s emergence from the Chapter 11 Cases and CCAA Proceedings and the associated repayment of secured debt claims, including the Bowater Secured Bank Claims, BCFPI Secured Bank Claims, DIP Facility Claims, ACCC Term Loan Secured Claims, 13.75% Senior Secured Notes, Securitization Claims and Other Secured Claims. Estimated transaction costs for the exit financing have been capitalized in other non-current assets and are amortized over the term of the financing. Any capitalized transaction costs associated with prepetition secured debt are assumed to be written off.
B	Cash payments required pursuant to the Plan and the CCAA Plan, including payment of Administrative Claims which include professional fees and claims pursuant to section 503(b)(9) of the Bankruptcy Code.
C	Reflects the cancellation or reinstatement of remaining liabilities subject to compromise pursuant to the Plan and the CCAA Plan.
D	Represents illustrative adjustments to book value to reflect the pro forma Equity Value of the Company. The book value adjustments in connection with this Reorganized ABH Pro Forma Balance Sheet do not reflect the formal implementation of reorganization accounting pursuant to FASB ASC 852. The final adjustments will be based upon the fair value of the assets and liabilities as of the Effective Date / Implementation Date and could impact different balance sheet accounts or be materially different than the values assumed in the foregoing estimates.
E	Claims levels are as reflected in the Plan and CCAA Plan, as applicable.

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D.	Reorganized ABH Projected Income Statement

Reorganized ABH - Projected Income Statement

	3 Months Ended December 31, 2010E	Projected Year Ending December 31
In US$ million unless otherwise noted		2010E Full-Year	2011E	2012E	2013E	2014E
Sales	$1,222	$4,663	$5,341	$5,480	$5,416	$5,474

Cost of sales, excluding depreciation, amortization and cost of timber harvested	(918)	(3,651)	(3,793)	(3,841)	(3,828)	(3,826)
Depreciation, amortization, and cost of timber harvested	(66)	(465)	(272)	(279)	(285)	(292)
Distribution costs	(140)	(544)	(563)	(568)	(570)	(572)
Selling and administrative expenses	(41)	(168)	(146)	(139)	(135)	(132)
Net gain on disposition of assets	—	55	—	—	—	—

Operating income / (loss)	$58	($110)	$568	$653	$597	$653

Interest expense	(42)	(381)	(166)	(166)	(166)	(162)
Interest income	1	6	9	17	26	37
Partnership earnings (equity investments)	(0)	(2)	7	8	10	10

Income before reorganization items, income taxes and noncontrolling interests	$17	($488)	$418	$511	$467	$538

Reorganization items, net	(4)	(141)	—	—	—	—

Income before income taxes and noncontrolling interests	$13	($629)	$418	$511	$467	$538

Income tax benefit / (expense)	(31)	199	(89)	(91)	(51)	(62)
Net loss / (income) attributable to noncontrolling interests	(2)	3	(34)	(33)	(32)	(31)

Net (loss) income	($20)	($427)	$295	$387	$384	$445

1.	Sales

Consolidated sales include sales from the Debtors’ primary operating segments: coated and specialty papers (“Commercial Printing Papers”, or “CPP”), market pulp, newsprint and wood products. The Financial Projections assume CPP demand is projected to increase over the next several years from its current low base, driving price increases from a cyclical trough in 2009. Pulp markets are assumed to remain volatile, with pricing rebounding to peak levels in 2012, then declining thereafter with global economic activity. Domestic newsprint demand is forecast to continue its secular decline over the projected period, partially mitigated by projected increases in export market demand. Newsprint prices are projected to improve from trough levels in 2009 and level off by 2012. Forecasted improvements in lumber demand assume a material recovery from trough levels in 2009 to peak levels in 2012 driven by a recovery in long-term U.S. housing starts.

2.	Cost of Sales

Cost of Sales, including distribution costs, is projected to be approximately 89% of sales in 2010 and improve to approximately 80% of sales by 2014, driven primarily by the forecasted improvement in market demand and pricing as well as savings from negotiated labor cost reductions.

3.	Selling, General, & Administrative Expenses

Selling, General & Administrative (“SG&A”) expenses are projected to decline to $132 million, or 2.4% of sales in 2014 from $168 million, or 3.5% of sales in 2009. SG&A has declined substantially since the Merger in 2007 ($332 million in 2008 and $198 million in 2009), and further SG&A reductions will result from anticipated reductions in headcount and a simplification of the Company’s organizational structure, amongst other efficiency gains.

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4.	Net income (loss)

The net income (loss) is expected to improve from a loss in 2010 to positive net income beginning in 2011. Improvements will be driven by the capital restructuring, which will result in lower interest expense, as well as cost reductions and improving market demand and pricing. These improvements will be partially offset by increased commodity inflation and expenses.

5.	Reorganization Items

The 2010 Reorganization Items consist of actual and estimated postpetition fees for professional advisors, bank fees directly attributable to the bankruptcy filing and related capital restructuring. This amount excludes any gains or losses associated with the extinguishment of debt and revaluation of assets and liabilities under fresh-start reporting.

6.	Interest Expense

For 4Q10 through 2014, interest expense projections are based on the Company’s estimated post-emergence capital structure assumed to be effective on October 1, 2010. Interest expense in 2010 prior to the Effective Date / Implementation Date is based on interest as disclosed in the Company’s financial statements for the first fiscal quarter of 2010 and as estimated for the Predecessor Company debt in accordance with GAAP for the period from April 1 through the Effective Date.

7.	Income Taxes

Income tax benefit / (expense) was calculated based on the projected applicable statutory tax rates in the countries in which the Company operates. For U.S. operations, the federal tax rate was assumed to be 35%. State taxes were deemed to not be material over the Projection Period. For Canadian operations, the federal tax rate was assumed to be 30% in 2010, stepping down to 28% in 2011 and 26% in each subsequent year of the Projection Period.

U.S. taxable income in each projected year is adjusted downwards for the use of available post-emergence tax attributes preserved by the Company’s tax planning efforts. Post-emergence U.S. tax attributes such as net operating losses (“NOLs”), capital losses, tax credits, stock investments in subsidiaries and fixed assets take into account required attribute reduction due to discharge of indebtedness. Projected taxable income after accounting for available tax shields is estimated to be approximately $50-90 million per year over the projected period.

Canadian taxable income in each projected year is projected to be zero after accounting for usage of available post-emergence tax attributes. Post-emergence

6

Canadian tax attributes take into account required attribute reduction due to discharge of indebtedness under the CCAA Plan. Post-emergence attributes are primarily comprised of undepreciated capital cost (“UCC”), and to a lesser extent, NOLs and Scientific Research and Experimental Development expenses.

All tax-related projections conform to the cash flows used by Blackstone in its Enterprise Valuation of the Company based upon consideration of tax attribute estimates provided by the Debtors and their tax advisors.

E.	Reorganized ABH Projected Balance Sheets

The Reorganized ABH Projected Balance Sheets set forth the projected financial position of the Company, after giving effect to the Projected September 30, 2010 Balance Sheet, the proposed reorganization and related pro forma adjustments in Section 3. The Reorganized ABH Balance Sheets were developed based upon the projected results of operations and cash flows over the Projection Period.

Reorganized ABH - Projected Balance Sheet

In US$ million unless otherwise noted	Pro Forma September 30, 2010	Projected Year Ending December 31,
		2010E	2011E	2012E	2013E	2014E

ASSETS
Current Assets:
Cash and cash equivalents	$150	$300	$618	$1,070	$1,578	$2,104
Accounts receivable	879	872	980	1,014	989	1,017
Inventories, net	588	608	621	620	618	617
Other current assets	121	115	115	115	115	115

Total current assets	$1,738	$1,895	$2,335	$2,820	$3,300	$3,854

Fixed assets, net	$2,644	$2,582	$2,420	$2,266	$2,096	$1,920
Unconsolidated Investments	66	65	65	66	70	75
Other non-current assets	311	306	269	260	250	244
Pension assets	149	159	227	297	377	453

Total assets	$4,907	$5,008	$5,316	$5,709	$6,094	$6,545

LIABILITIES
Current liabilities not subject to compromise:
Accounts payable and other accrued liabilities	$297	$422	$428	$431	$431	$434
Liabilities associated with assets held for sale	35	35	35	35	35	35

Total current liabilities not subject to compromise	$332	$456	$463	$466	$466	$469

Debt	241	241	241	241	241	241
Pension and OPEB	391	391	391	391	391	391
Other long-term liabilities	55	55	55	55	55	55

Exit Financing Facilities	1,191	1,191	1,191	1,191	1,191	1,191

Total liabilities	$2,210	$2,334	$2,341	$2,344	$2,344	$2,347

Shareholders’ equity / (deficit)	$2,428	$2,408	$2,703	$3,090	$3,473	$3,919

Non-controlling interests	$269	$266	$272	$275	$277	$280

Total liabilities and shareholders’ equity	$4,907	$5,008	$5,316	$5,709	$6,094	$6,545

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F.	Reorganized ABH Statement of Cash Flow

The Reorganized ABH Statement of Cash Flow sets forth the Company’s forecasted changes in cash, after giving effect to the proposed reorganization.

Reorganized ABH - Projected Cash Flow Statement

	3 Months Ended December 31,	Projected Year Ending December 31,
In US$ million unless otherwise noted	2010E	2011E	2012E	2013E	2014E

OPERATING ACTIVITIES
Net income / (loss)	($20)	$295	$387	$384	$445
Adjustments to reconcile to net cash provided by / (used in) operating activities:
Depreciation, amortization, and cost of timber harvested	66	272	279	285	292
Deferred income taxes	6	—	—	—	—
Net income / (loss) attributable to noncontrolling interests	2	34	33	32	31
Net pension contributions	8	(49)	(52)	(62)	(58)
Net OPEB contributions	(18)	(19)	(18)	(18)	(17)
Equity investments net income	0	(7)	(8)	(10)	(10)
Amortization of financing costs	4	18	18	18	13
Changes in working capital:
Accounts receivable	6	(108)	(34)	25	(29)
Inventories	(19)	(13)	1	2	1
Accounts payable	124	7	3	(0)	3

Net cash provided by / (used in) operating activities	$160	$429	$608	$656	$671

INVESTING ACTIVITIES
Cash invested in fixed assets	(24)	(110)	(125)	(116)	(115)
Dispositions of assets	20	—	—	—	—
Other investing activities, net	(0)	27	(1)	(2)	(2)

Net cash provided by / (used in) investing activities	($5)	($83)	($126)	($117)	($117)

FINANCING ACTIVITIES
Cash distributions attributable to non-controlling interests	(5)	(28)	(30)	(30)	(28)

Net cash provided by / (used in) financing activities	($5)	($28)	($30)	($30)	($28)

Net increase / (decrease) in cash and cash equivalents	$150	$318	$452	$508	$526

Cash and cash equivalents:
Beginning of period	$150	$300	$618	$1,070	$1,578
End of period	$300	$618	$1,070	$1,578	$2,104

1.	Pension and Other Postretirement Benefit (“OPEB”) Contributions Pension

The Company has multiple contributory and non-contributory defined benefit pension plans covering substantially all of its employees. On an accounting basis, as of December 31, 2009 the qualified defined benefit retirement plans maintained by the Company had a funded status of approximately 93% (90% on a Pension Protection Act, or “PPA”, basis) and were under-funded by approximately $424 million. This includes a deficit under Canadian defined benefit plans of approximately Cdn$ 1.4 billion as calculated on a solvency basis. The Plan and CCAA Plan confirmed by the Bankruptcy Court and Canadian Court, respectively, provide for the assumption of the qualified defined benefit retirement plans. The Financial Projections assume significant cash contributions will be made to these plans over the next several years following emergence from bankruptcy under applicable U.S. and Canadian laws. The Financial Projections also assume approval of special funding relief regulation with respect to the Company’s Canadian defined benefit registered pension plans for prior service costs. All projected contributions referenced below are the amounts in excess of expense embedded in COGS and SG&A and appear in the Debtors’ projected Reorganized Statement of Cash Flow.

8

The projected contributions stated hereafter were provided by the Company’s pension advisors and conform to the cash flows used by Blackstone in its Enterprise Valuation of the Company. These contributions for United States qualified plans are estimated to be approximately $16-27 million per year from 2010-2014 reflecting payments for both current and past service. Projected contributions also appear net of associated tax savings.

In connection with the CCAA Proceedings, the Canadian Court approved certain restrictions on the required cash contributions for the Canadian pension plans such that only current service costs were funded. In the Financial Projections, suspended contributions for past service costs have been resumed at estimated levels currently being negotiated with the relevant government authorities. Projected contributions for Canadian qualified plans are estimated to be approximately $35-44 million per year reflecting payments for both current and past service, net of associated tax savings.

The actual required amounts and timing of all such future cash contributions will be highly sensitive to changes in the applicable discount rates and returns on pension plan assets, and could also be impacted by future changes in the laws and regulations applicable to pension plan funding as well as the ultimate conclusion of the special funding relief regulation with the relevant Canadian Provincial government authorities.

2.	OPEB

The Company also sponsors a number of OPEB plans for retirees. Projected contributions for U.S. OPEB plans are estimated to be $7-8 million per year from 2010-2014 for both current and past service. These contribution levels assume an annual health care cost increase of 7.2% and a rate of compensation increase of 2.9%.

Projected contributions for Canadian OPEB plans are estimated to be approximately $8-9 million per year from 2010-2014 for both current and past service. These contribution levels assume a health care cost trend rate of 6.5% and a rate of compensation increase of 2.9%.

The actual required amounts and timing of all such future cash contributions will be highly sensitive to changes in the applicable discount rates and rates of compensation increase, among other factors.

3.	Working Capital

Accounts receivable days sales outstanding (“DSOs”) vary based upon product line and destination, averaging approximately 55-60 DSOs. Domestic newsprint, which is approximately 45% of total sales have DSOs range from 33-37 days, while export sales are longer at 120-130 days. Specialty and Pulp DSOs range from 40-57 days

9

while Lumber has the shortest sales cycle at 12-15 days. Changes in trade accounts receivable at emergence reflect the assumption that ACI’s accounts receivable securitization program is terminated at emergence and receivables are no longer-sold through the securitization program.

The current implied number of days for which trade accounts payable are outstanding is approximately 13 days. This is expected to rise gradually to approximately 30 days in the months after emergence from Chapter 11 / CCAA, as the Debtors begin to receive normalized trade terms.

4.	Capital Expenditures

Capital expenditures are projected to range from $110 to $125 million per year. The projected capital plan is based on the Company’s expectation for average capital requirements through the cycle. Capital expenditures for all periods include spending to maintain equipment, increase operating efficiency and comply with environmental laws. No spending has been budgeted for capacity increases or opportunistic investments that could be made in response to a change in market dynamics.

10

G.	ACI and D-Corp Summary EBITDA and Unlevered Free Cash Flow

ACI - EBITDA and Unlevered Free Cash Flow

	3 Mos. Ended: Dec. 31, 2010	Projected Year Ending December 31,
($ in millions)		2011E	2012E	2013E	2014E
Revenue	$527	$2,353	$2,369	$2,419	$2,415

EBITDA	$44	$353	$355	$424	$436
% Margin	8.4%	15.0%	15.0%	17.5%	18.1%
Capital Expenditures	(12)	(52)	(59)	(56)	(58)
Pension / OPEB Contributions	(6)	(32)	(34)	(39)	(38)
Change in Working Capital	(219)	(58)	(1)	(1)	(6)
Cash Dividends to Non-Controlling Interests	0	0	0	(4)	(4)
Interest Income	0	2	5	11	17
Taxes	0	0	0	0	0
Other Items	(2)	27	(1)	(1)	(1)

Unlevered Free Cash Flow	$(194)	$239	$265	$335	$347

D-Corp - EBITDA and Unlevered Free Cash Flow

	3 Mos. Ended: Dec. 31, 2010	Projected Year Ending December 31,
($ in millions)		2011E	2012E	2013E	2014E
Revenue	$64	$290	$290	$287	$286

EBITDA	$9	$82	$74	$76	$81
% Margin	14.1%	28.3%	25.4%	26.6%	28.3%
Capital Expenditures	(1)	(4)	(5)	(6)	(7)
Pension / OPEB Contributions	6	(19)	(19)	(26)	(21)
Change in Working Capital	267	(23)	(2)	0	(2)
Cash Dividends to Non-Controlling Interests	(5)	(23)	(22)	(19)	(17)
Interest Income	1	7	7	8	9
Taxes	0	0	0	0	0
Other Items	(0)	0	0	0	0

Unlevered Free Cash Flow	$277	$21	$34	$33	$43

11

H.	BI, BNS and BCFPI Summary EBITDA and Unlevered Free Cash Flow

BI - EBITDA and Unlevered Free Cash Flow

	3 Mos. Ended: Dec. 31, 2010	Projected Year Ending December 31,
($ in millions)		2011E	2012E	2013E	2014E
Revenue	$346	$1,491	$1,514	$1,473	$1,495

EBITDA	$51	$290	$287	$233	$245
% Margin	14.8%	19.4%	19.0%	15.8%	16.4%
Capital Expenditures	(5)	(29)	(32)	(26)	(28)
Pension / OPEB Contributions	(9)	(3)	(2)	0	(1)
Change in Working Capital	56	(31)	(12)	14	(7)
Cash Dividends to Non-Controlling Interests	0	(5)	(9)	(8)	(7)
Interest Income	0	4	7	11	14
Taxes	(21)	(71)	(66)	(42)	(49)
Other Items	(2)	(1)	(1)	(1)	(1)

Unlevered Free Cash Flow	$71	$153	$173	$182	$166

BNS - EBITDA and Unlevered Free Cash Flow

	3 Mos. Ended: Dec. 31, 2010	Projected Year Ending December 31,
($ in millions)		2011E	2012E	2013E	2014E
Revenue	$114	$456	$487	$446	$465

EBITDA	$12	$69	$98	$51	$62
% Margin	10.4%	15.0%	20.1%	11.5%	13.2%
Capital Expenditures	(3)	(14)	(16)	(12)	(8)
Pension / OPEB Contributions	(0)	(3)	(3)	(3)	(3)
Change in Working Capital	15	(2)	(8)	9	(5)
Cash Dividends to Non-Controlling Interests	0	0	0	0	0
Interest Income	0	1	1	2	3
Taxes	(9)	(18)	(26)	(9)	(13)
Other Items	0	0	0	0	0

Unlevered Free Cash Flow	$15	$33	$47	$37	$36

BCFPI - EBITDA and Unlevered Free Cash Flow

	3 Mos. Ended: Dec. 31, 2010	Projected Year Ending December 31,
($ in millions)		2011E	2012E	2013E	2014E
Revenue	$174	$751	$820	$791	$813

EBITDA	$15	$73	$145	$123	$147
% Margin	8.3%	9.7%	17.6%	15.6%	18.0%
Capital Expenditures	(3)	(10)	(13)	(15)	(15)
Pension / OPEB Contributions	(2)	(11)	(12)	(13)	(13)
Change in Working Capital	(5)	0	(8)	5	(5)
Cash Dividends to Non-Controlling Interests	0	0	0	0	0
Interest Income	0	1	1	2	3
Taxes	0	0	0	0	0
Other Items	(1)	0	0	0	0

Unlevered Free Cash Flow	$4	$53	$113	$103	$117

12

EXHIBIT C

Liquidation Analysis

Exhibit C to the Disclosure Statement

LIQUIDATION

ANALYSIS

I.	Introduction

Section 1129(a)(7) of the Bankruptcy Code1 requires that each holder of an impaired Allowed Claim or interest either (i) accepts the Plan or (ii) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. To demonstrate that the Plan satisfies this standard, the Debtors, in consultation with their legal and financial advisors and the Monitor, have prepared the Liquidation Analysis under a hypothetical liquidation under Chapter 7, the CCAA, or the BIA (“Liquidation”) that (a) estimates the realizable value of the Liquidating Debtors, and (b) estimates the distribution to creditors resulting from the Liquidation.

The Liquidation Analysis is based on a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies that are beyond the control of the Liquidating Debtors under the CCAA, as well as a trustee under Chapter 7 or the BIA. Further, the actual amounts of claims against the Liquidating Debtors’ estates could vary materially from the estimates set forth in the Liquidation Analysis, depending on, among other things, the claims asserted during the liquidation proceedings under Chapter 7, the CCAA, or the BIA. Accordingly, while the information contained in the Liquidation Analysis is necessarily presented with numerical specificity, the Liquidating Debtors cannot assure you that the values assumed would be realized or the claims estimates assumed herein would not change if the Liquidating Debtors were in fact liquidated, nor can assurance be made that the Bankruptcy Court would accept this analysis or concur with these assumptions in making its determination under section 1129(a) of the Bankruptcy Code.

The following provides a general summary of the assumptions used in the Liquidation Analysis. In addition, the notes to the Liquidation Analysis discuss more specific assumptions, and the Liquidation Analysis should be read in conjunction with the notes.

II.	General Assumptions

The Liquidation Analysis assumes the Liquidation commences on October 1, 2010 and will take twelve months to complete (the “Liquidation Period”). However, it’s possible that certain assets such as property, plant and Equipment (“PP&E”) may take longer to liquidate and that assets such as inventory and accounts receivable may require less time to liquidate. The Liquidation Analysis was prepared

[1]	Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Disclosure Statement or the Plan, as applicable.

1

Exhibit C to the Disclosure Statement

using the Liquidating Debtors’ books and records, unaudited financial information,2 certain independent appraisals prepared in conjunction with financings and valuation information prepared in conjunction with the Plan. The Liquidation Analysis includes expenses expected to be incurred during the Liquidation Period, including those related to trustee fees, receiver fees, legal fees and other professional fees and operating / wind-down expenses as applicable to each of the Liquidating Debtors.

The Liquidation Analysis has been prepared assuming that market conditions for the Company’s key pulp and paper grades, particularly newsprint, remain challenging. As such, in preparing the Liquidation Analysis, the Liquidating Debtors made an assessment of each of their assets to determine which assets will likely be saleable as a going concern and which assets would likely be shut down.

Subject to the qualifications and assumptions stated herein and in the Disclosure Statement, this Liquidation Analysis estimates gross distributable value less liquidation costs of approximately $3.1 billion (“Net Liquidation Proceeds”). After payment of pre-petition secured and post-petition administrative and priority claims, net value available to unsecured creditors is estimated to be approximately $1.3 billion. A reconciliation of the Equity Value set forth in the Plan to the net value available to unsecured creditors in the Liquidation Analysis is as follows:

Value Reconciliation
($ in millions)

Plan—Equity Value	$2,428

Adjustments:
(-) Reduction in Mill Value(1)	(941)
(-) Reduction in Other Assets, net(2)	(477)
(-) Liquidation Costs(3)	(224)

(+) Impact of Terminating Retiree Benefit Plans (4)	380
(+) Minimum Operating Cash(5)	150

Liquidation Analysis—Net Value Available to Unsecured Creditors	$1,316

(1)	Discounts to Plan reflect lower profitability levels at the time of sale, prevailing market conditions and forced nature of the sales, amongst other factors.
(2)	Net Loss in value of tax and other attributes which are assumed to have minimal value in a liquidation given assets are sold individually without preservation of attributes residing at existing legal entities.
(3)	Includes liquidation costs and incremental administrative claims.
(4)	Present value of contributions in excess of expense included as a deduct to Plan Equity Value.
(5)	Reflects increase in available cash for distribution in a liquidation scenario due to elimination of minimum cash reserve.

[2]	As detailed general ledger information was not available for the projected date of October 1, 2010, the Liquidation Analysis was in part prepared using general ledger information as of March 31, 2010.

2

Exhibit C to the Disclosure Statement

Using the Distribution Model, the Liquidation Analysis further projects a range of recoveries to general unsecured creditors at each Liquidating Debtor. In addition to incorporating the Net Liquidation Proceeds into the Distribution Model, the Distribution Model was also adjusted to reflect an increase of approximately $2.0 billion in unsecured claims that are assumed to arise in a Liquidation. A reconciliation of unsecured claims included in the Plan to the unsecured claims included in the Liquidation Analysis is as follows:

Claims Reconciliation
($ in millions)

Plan—Unsecured Claims	$7,168

Adjustments:
(+) Pension / OPEB Claims(1)	1,783
(+) Employee Claims(2)	307
(-) Rejection Claims(3)	(102)

Liquidation Analysis—Total Unsecured Claims	$9,156

(1)	Estimated claims arising in a liquidation upon termination of the Company's pension and OPEB plans.
(2)	Incremental termination and severance claims and other payables that would arise in the event of a closure of operations.
(3)	Rejection claim value was tied to the value of assets assumed to be impaired in a liquidation.

As detailed below, the Liquidation Analysis projects a range of recoveries to unsecured creditors in a Liquidation that are substantially lower than recoveries to such creditors under the Plan.3 Consequently, the Debtors believe that the Plan, which provides for the continuation of the Debtors’ businesses, will provide a substantially greater return to the holders of Claims than would a Liquidation.

Unsecured Recovery Comparison - Debtors / Cross-Border Debtors

Plan Class	Debtor	Chapter 7 Liquidation Recovery %	Plan Recovery %

6A	AbitibiBowater Inc.	0.0%	0.8%
6B	AbitibiBowater US Holding 1 Corp.	0.0%	0.0%
6C	AbitibiBowater US Holding LLC	0.0%	0.0%
6D	AbitibiBowater Canada Inc.	0.0%	0.0%
6E	Abitibi-Consolidated Alabama Corporation	0.0%	0.0%
6F	Abitibi-Consolidated Corporation	4.6%	12.0%
6G	Abitibi-Consolidated Finance LP	50.5%	100.0%
6H	Abitibi Consolidated Sales Corporation	11.2%	23.4%
6I	Alabama River Newsprint Company	0.1%	0.4%
6J	Augusta Woodlands, LLC	0.1%	100.0%
6K	Bowater Alabama LLC	10.4%	37.4%
6L	Bowater America Inc.	20.0%	34.2%
6M	Bowater Canada Finance Corporation	0.0%	0.9%
6N	Bowater Canadian Forest Products Inc.	15.8%	36.5%
6O	Bowater Canadian Holdings Incorporated	26.7%	33.9%
6P	Bowater Canadian Limited(1)	100.0%	100.0%
6Q	Bowater Finance Company Inc.	0.0%	0.0%
6R	Bowater Finance II LLC	0.0%	0.0%
6S	Bowater Incorporated	21.9%	48.4%
6T	Bowater LaHave Corporation	0.0%	0.0%
6U	Bowater Maritimes Inc.	7.3%	20.8%
6V	Bowater Newsprint South LLC	0.0%	1.1%
6W	Bowater Newsprint South Operations LLC	6.1%	16.7%
6X	Bowater Nuway Inc. (2)	100.0%	100.0%
6Y	Bowater Nuway Mid-States Inc.	9.5%	18.5%
6Z	Bowater South American Holdings Incorporated	0.0%	0.0%
6AA	Bowater Ventures Inc.	0.0%	0.0%
6BB	Catawba Property Holdings, LLC	0.0%	0.0%
6CC	Coosa Pines Golf Club Holdings LLC(1)	100.0%	100.0%
6DD	Donohue Corp.	17.9%	28.4%
6EE	Lake Superior Forest Products Inc.	40.0%	53.1%
6FF	Tenex Data Inc.	0.0%	0.0%
6GG	ABH LLC 1	0.0%	0.0%
6HH	ABH Holding Company LLC	0.0%	0.0%

(1)	Represents Debtors or Cross-Border Debtors with immaterial amounts of unsecured claims.
(2)	Possesses no material assets or liabilities other than intercompany accounts.

[3]	There are three Debtors (Bowater Canadian Limited, Bowater Nuway Inc. and Coosa Pines Golf Club Holdings LLC) with de minimis aggregate claims of less than $250,000 where creditors of such Debtors would receive 100% recovery on account of their Claims in both the Liquidation and under the Plan.

3

Exhibit C to the Disclosure Statement

Liquidation Analysis Summary

Liquidation Analysis Summary
($ in millions)
		Net Book Value	Recovery %		Hypothetical Recovery Values
	Note		Low	High	Low		High		Midpoint
ASSETS
Cash and Equivalents	B	$657	100	100%	$657		$657		$657
Restricted Cash	C	279	76%	100%	212		279		246
Accounts Receivable	D	765	67%	77%	512		590		551
Inventory	E	529	37%	62%	196		329		263
Intercompany Advances to Non-Debtors	F	134	90%	90%	120		120		120
Other Current Assets	G	93	0%	0%	—		—		—

Subtotal		$2,458			$1,698		$1,976		$1,837

Property Plant and Equipment, Net	H	$3,191	21%	49%	$667		$1,576		$1,121
Goodwill		89	0%	0%	—		—		—
Intangible Assets		179	0%	0%	—		—		—
Investment in Non-Debtors	I	572	46%	77%	264		441		352
Other Long Term Assets	J	366	0%	0%	—		—		—

Gross Distributable Value		$6,855			$2,629		$3,992		$3,311

Less: Liquidation / Wind-down Costs	K				(76)		(76)		(76)
Less: Chapter 7 Trustee and Monitor Fees	K				(67)		(67)		(67)
Less: Professional Fees	K				(56)		(56)		(56)

Net Liquidation Proceeds					$2,430		$3,793		$3,111

					Recovery
					Low		High		Midpoint
		Claim Amount			$	%	$	%	$	%
Secured & Superpriority Claims
Accrued / Unpaid Professional Fees	L	$51			$51		$51		$51
DIP Facility Claims(1)	L	206			206		206		206
Bowater Secured Bank Claims	M	280			280		280		280
BCFPI Secured Bank Claims	M	144			144		144		144
13.75% Senior Secured Notes	M	344			344		344		344
ACCC Term Loan	M	357			357		357		357
Securitization	M	136			136		136		136
Other Secured Claims	M	73			53		73		63

Total		$1,591			$1,571	99%	$1,591	100%	$1,581	99%

Value Available after Secured & Superpriority Claims					$859		$2,203		$1,531

Administrative and Priority Claims	N
503(b)(9) Claims		$11			$11		$11		$11
Other(2)		203			203		203		203

Total		$214			$214	100%	$214	100%	$214	100%

Net Value Available to Unsecured Creditors	O				$644		$1,988		$1,316

(1)	On June 8, 2010, the Debtors filed a motion seeking authority to amend their DIP Facility to, among other things, reduce the amount of outstanding DIP loans to $40 million (Docket No. 2309). The Liquidation Analysis does not reflect the future reduction in the DIP Facility Claim or in the projected cash balance.
(2)	Includes arrears of wages, source deductions, vacation pay and property taxes for Cross-Border and CCAA Debtors as well as other priority and administrative payables.

Footnotes to Liquidation Analysis

Note A – Overview

Net Liquidation Proceeds as illustrated in the Liquidation Analysis Summary have been estimated at each of the Liquidating Debtors. The Liquidation Analysis Summary was constructed by aggregating the individual liquidation analyses for each of the Debtors, including the Cross-Border Debtors. The detailed liquidation analyses for each of the Debtors, including the Cross-Border Debtors, are attached hereto as Exhibit C-1. The book value of assets and liabilities in the Liquidation Analysis Summary has been presented on an unconsolidated basis. As a result, the assets and liabilities of non-debtor subsidiaries, affiliates and partnerships (“Non-Debtors”) are reflected in Investments in Non-Debtors and Intercompany Advances to Non-Debtors.

Note B – Cash and Equivalents

The Liquidation Analysis assumes that the Liquidating Debtors’ operations will not generate operating cash flow during the Liquidation Period. Further, interest income earned on cash balances accumulated during the Liquidation Period has not been assumed.

4

Exhibit C to the Disclosure Statement

Note C – Restricted Cash

Restricted cash is primarily comprised of proceeds from prior asset sales escrowed pursuant to an order of the Bankruptcy Court or as required in the applicable purchase and sale agreements. In the low case scenario, certain amounts escrowed pursuant to purchase and sale agreements were assumed to have no value.

Note D – Accounts Receivable

The Liquidation Analysis assumes that a trustee under Chapter 7 or the BIA, or the Liquidating Debtors, as applicable, would retain certain existing staff of the Liquidating Debtors to handle collections of outstanding trade accounts receivable. The liquidation value of accounts receivables was estimated using a number of factors including: (a) the Debtors’ prepetition borrowing base certificates; (b) past due balances; (c) management’s judgment as to the likely proceeds during a Liquidation; and (d) estimates from the Monitor based on its prior experience. Collections of accounts receivables during the Liquidation Period could be further impaired by possible setoff claims arising from the rejection of customer contracts. These rejection damage claims are difficult to estimate and no attempt to estimate their value has been undertaken. Any receivables associated with mills that are assumed to be sold as going-concerns are assumed to be transferred to the prospective purchaser. Based upon the aforementioned assumptions, the liquidation value of the Liquidating Debtors’ accounts receivable is estimated to be 67% to 77% of book value.

Note E – Inventory

Inventories are comprised of certain mill stores, raw materials, work in process and finished goods. The liquidation value of inventory was estimated using a number of factors including: (a) third-party appraisals; (b) the Debtors’ borrowing base certificates; (c) management’s judgment as to the likely proceeds during a Liquidation; and (d) estimates from the Monitor based on its prior experience. Different assumptions were applied to each type of inventory and to different types of mills (pulp and paper or lumber). In addition, any inventory associated with mills assumed to be sold as going-concerns were assumed to be transferred to the prospective purchaser. Based upon the aforementioned assumptions, the liquidation value of the Liquidating Debtors’ inventory is estimated to be 37% to 62% of book value.

Note F – Intercompany Advances to Non-Debtors

Intercompany advances to Non-Debtors are assumed to be fully collectible with the exception of two Non-Debtors given that the liquidation for those Non-Debtors resulted in Net Liquidation Proceeds that were less than their obligations. The recovery on the advances was based upon the net value available to unsecured creditors at those Non-Debtors. See Note I for further discussion regarding Non-Debtors.

5

Exhibit C to the Disclosure Statement

Note G – Other Current Assets

Other current assets consist primarily of various prepaid expenses associated with ordinary course operations. These assets have been estimated to have no value in the Liquidation Analysis.

Note H – Property Plant and Equipment, Net

PP&E includes all land, buildings, machinery and equipment owned by the Liquidating Debtors. In preparing the Liquidation Analysis, each of the Liquidating Debtors’ mills were evaluated with respect to whether they should be sold as a going-concern or whether they should be shut down and liquidated on an asset-by-asset basis. Mills assumed to be sold as going-concerns were valued in the Liquidation Analysis at a discount to their values under the Plan reflecting the forced nature of the sale, geographic location, product mix and competitive factors. The assets of mills that were assumed to be shut down were valued based upon a number of factors including (a) third-party appraisals completed in conjunction with prior financings, (b) comparable asset sales, (c) estimates from management and (d) estimates from the Monitor based on its prior experience.

Timberland assets were valued based upon recently consummated sales by the Company and were not significant. A litigation claim pursuant to certain provisions of NAFTA regarding assets expropriated by the government of Newfoundland was valued based upon assumed realizations and discussion with counsel. The value of other miscellaneous assets was evaluated on an asset-by-asset basis, but in most cases, the liquidation values of other assets were not significant.

Note I – Investments in Non-Debtors

With one exception, the mill values at Non-Debtors were valued consistent with their Plan values. The value of Augusta Newsprint Company was valued based upon a hypothetical liquidation analysis prepared by the Monitor. The value of certain hydro assets at a Non-Debtor were estimated based upon assumed realizations.

Note J – Other Long Term Assets

Other Long Term Assets are comprised primarily of pension assets, capitalized research and development costs, deferred financing costs and other miscellaneous assets. Pension assets are assumed to be netted against related obligations. All Other Long Term Assets are assumed to have no value.

6

Exhibit C to the Disclosure Statement

Note K – Costs Associated with Liquidation

Chapter 7 trustee fees include those fees associated with the appointment of a Chapter 7 trustee in accordance with section 326 of the Bankruptcy Code. Trustee fees are estimated based on the requirements of the Bankruptcy Code and historical experience in other similar cases and are calculated at 3.0% of the Liquidating Debtors’ total liquidation value. Fees for a trustee or receiver under the BIA or a Monitor under the CCAA associated with the Liquidation are estimated at 1.3% of total liquidation value and are similarly allocated to the Cross-Border and CCAA Debtors based upon the liquidation value of their assets.

Other necessary liquidation / wind-down costs for the disposition of assets are estimated to be approximately 2.5% of the total recovery value of such assets. These include occupancy expenses such as rent, utilities, property taxes and building insurance and operating expenses such as telephone, supply, security and maintenance expenses. In addition, wind-down costs include severance and on-site management expenses required to close facilities, disassemble equipment and to prepare assets for sale. These costs assume that certain mill and corporate functions would be retained to operate the facilities during the Liquidation Period.

Fees for professionals (legal, investment banking, appraisal, brokerage, and accounting) to assist the Liquidating Debtors and the trustee under Chapter 7 or the BIA with the liquidating process are assumed to start at approximately $7 million per month, decreasing gradually over the Liquidation Period to $3 million per month.

Note L – Post-Petition Secured and Superpriority Administrative Claims

DIP Facility Claims are assumed to be paid off with cash shortly after commencement of the Liquidation. As a result, no additional interest has been accrued on the DIP Facility Claims. Furthermore, unpaid professional fees accrued prior to the Liquidation are assumed to be paid in full.

Note M – Pre-Petition Secured Claims

Secured claims consist of the Bowater Secured Bank Claims, BCFPI Secured Bank Claims, ACCC Term Loan Secured Claims, 13.75% Senior Secured Notes, Securitization Claims and Other Secured Claims. Additional interest accrued on secured claims has not been reflected in the Liquidation Analysis as it is assumed that interest income would substantially offset such interest expense to the extent payable.

7

Exhibit C to the Disclosure Statement

Note N – Administrative and Priority Claims

Administrative and Priority Claims consist of the Liquidating Debtors’ unpaid postpetition operating expenses, including 503(B)(9) Claims, if applicable, relating to both intercompany and third-party claims, and other expenses incurred in the CCAA Proceedings such as arrears of wages, source deductions, vacation pay, property taxes, and other fees payable to the U.S. Trustee or a trustee in bankruptcy under the BIA or the Monitor under the CCAA, as well as all other claims entitled to priority under the Bankruptcy Code, the BIA, the CCAA or other statutes. Administrative and Priority Claims are assumed to be paid in full.

Note O – Unsecured Claims

Unsecured Claims have been increased by approximately $2.0 billion dollars to reflect, among other things, increases in post-retirement employee benefit programs and termination and severance claims arising from the Liquidation. The Liquidation Analysis assumes that all executory contracts are rejected. The full extent of contract rejection damages, if any, arising as a result thereof has not been estimated for purposes of this Liquidation Analysis.

8

Exhibit C-1

AbitibiBowater Inc.

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

Bowater Canadian Forest Products Inc.	4.1	0.6

All Others	379.8	—

Total	383.8	0.6

Equity / Preferred Equity Interests in Affiliates
Bowater Incorporated		0.0
Abitibi-Consolidated Inc.		0.0

All Others		—

Total	NA	0.0

Total	$383.8	$0.6

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
DIP Facility Claims	$166.0	$0.3	166.0
Other Secured Claims	0.6	0.3	0.3

All Others	—	—	—

Total Secured Claims	166.6	0.6	166.4

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	466.2	0.0

Unsecured Guarantees of Indebtedness	280.1	—

Total General Unsecured Claims	746.3	0.0

Intercompany Pre-Petition Payables

All Others	793.2	—

Total	793.2	—

Equity	NA	—

Total	$1,706.0	$0.6

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

1 of 34

Exhibit C-1

AbitibiBowater US Holding 1 Corp

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others
Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Payables

All Others	—	—

Total	—	—

Equity	—	—

Total	$—	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

2 of 34

Exhibit C-1

AbitibiBowater US Holding LLC

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates Donohue Corp.	—	—

All Others		—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Payables
AbitibiBowater Inc.	379.8	—
Donohue Corp.	158.6	—
ABH LLC 1	251.9	—
Bowater Incorporated	0.1	—
All Others	—	—

Total	790.3	—

Equity	NA	—

Total	$790.3	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

3 of 34

Exhibit C-1

AbitibiBowater Canada Inc.

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	0.0	0.0

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates Bowater Canadian Forest Products Inc.		0.0
		—
		—
		—

All Others		—

Total	—	0.0

Total	$0.0	$0.0

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
DIP Facility Claims	$40.0	$0.0	40.0

All Others	—	—	—

Total Secured Claims	40.0	0.0	40.0

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	6.3	0.0

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	6.3	0.0

Intercompany Pre-Petition Payables
Bowater Canadian Forest Products Inc.	334.3	0.0
Bowater Incorporated	0.1	0.0

All Others	—	—

Total	334.4	0.0

Equity	NA	—

Total	$380.7	$0.0

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

4 of 34

Exhibit C-1

Abitibi-Consolidated Alabama Corporation

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	648.6	—

Total General Unsecured Claims	648.6	—

Intercompany Pre-Petition Claims
Abitibi Consolidated Sales Corporation	238.1
Abitibi-Consolidated Company of Canada	1.4

All Others	—	—

Total	239.5	—

Equity	NA	—

Total	$888.1	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

5 of 34

Exhibit C-1

Abitibi-Consolidated Corporation

Unsecured Recovery %	4.6%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	16.2	10.1
PP&E(2)	63.6	35.0
Other Book Value	—	—

Total Directly Held Assets	79.8	45.1

Intercompany Pre-Petition Receivables
Bowater Alabama LLC	32.2	0.9
Bowater Canadian Forest Products Inc.	8.2	0.1
Bowater-Korea Ltd.	0.7	0.0
Abitibi-Consolidated Company of Canada	0.0	2.2
All Others	0.1	0.0

Total	41.3	3.2

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$121.1	$48.3

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
ACCC Term Loan	$353.4	$2.8	353.4
Other Secured Claims	5.0	5.0	5.0
Liquidation Costs(3)	3.7	3.7	3.7

All Others	—	—	—

Total Secured Claims	362.0	11.4	362.0

Total Administrative Claims	10.4	10.4

Unsecured Claims:
Unsecured Claims	312.1	14.4

Unsecured Guarantees of Indebtedness	344.1	—

Total General Unsecured Claims	656.2	14.4

Intercompany Pre-Petition Payables
Abitibi Consolidated Sales Corporation	200.9	9.3
Augusta Newsprint Company	37.5	1.7
Bowater Incorporated	16.9	0.8
Augusta Woodlands, LLC	4.4	0.2
All Others	0.8	0.0

Total	260.5	12.1

Equity	NA	—

Total	$1,289.0	$48.3

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Includes Lufkin and various recycling assets.
(3)	Liquidation costs are assumed to be paid during the course of the liquidation. For entities at which these costs are incurred, these costs will appear in this section of the claims waterfall for illustrative purposes only.

6 of 34

Exhibit C-1

Abitibi-Consolidated Finance LP

Unsecured Recovery %	50.5%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.1	$0.1
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	0.1	0.1

Intercompany Pre-Petition Receivables
Abitibi-Consolidated Company of Canada	50.6	3.9

All Others	—	—

Total	50.6	3.9

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$50.6	$4.0

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	8.0	4.0

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	8.0	4.0

Intercompany Pre-Petition Payables

All Others	—	—

Total	—	—

Equity	NA	—

Total	$8.0	$4.0

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

7 of 34

Exhibit C-1

Abitibi Consolidated Sales Corporation

Unsecured Recovery %	11.2%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$20.6	$20.6
Working Capital(2)	355.6	303.3
PP&E	3.7	2.0
Other Book Value	—	—

Total Directly Held Assets	379.9	326.0

Intercompany Pre-Petition Receivables
Abitibi-Consolidated Company of Canada	143.4	9.7
Abitibi-Consolidated Corporation	200.9	9.3
Ponderay Newsprint Company	0.4	0.4
Donohue Malbaie	0.4	0.4
All Others	238.8	0.0

Total	583.9	19.8

Equity / Preferred Equity Interests in Affiliates
Augusta Newsprint Company		29.6

All Others		—

Total	—	29.6

Total	$963.8	$375.4

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
ACCC Term Loan	$353.4	$68.1	353.4
Securitization Claim	136.1	136.1	136.1
Liquidation Costs(3)	26.2	26.2	26.2
Other Secured Claims	0.2	0.2	0.2
All Others	—	—	—

Total Secured Claims	515.8	230.6	515.8

Total Administrative Claims	12.5	12.5

Unsecured Claims:
Unsecured Claims	458.1	51.5

Unsecured Guarantees of Indebtedness	344.1	—

Total General Unsecured Claims	802.1	51.5

Intercompany Pre-Petition Payables
Donohue Corp.	360.0	40.4
Abitibi-Consolidated Inc.	332.8	37.4
Bowater Incorporated	23.5	2.6
Bowater America Inc.	2.5	0.3
All Others	0.8	0.1

Total	719.7	80.8

Equity	NA	—

Total	$2,050.1	$375.4

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Includes accounts receivable brought on balance sheet after securitization facility is unwound.
(3)	Liquidation costs are assumed to be paid during the course of the liquidation. For entities at which these costs are incurred, these costs will appear in this section of the claims waterfall for illustrative purposes only.

8 of 34

Exhibit C-1

Alabama River Newsprint Company

Unsecured Recovery %	0.1%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	1.3	0.2
PP&E(2)	5.5	—
Other Book Value	—	—

Total Directly Held Assets	6.8	0.2

Intercompany Pre-Petition Receivables
Ponderay Newsprint Company	0.3	0.3
Augusta Newsprint Company	0.0	0.0
Abitibi-Consolidated Company of Canada	0.0	0.0

All Others	—	—

Total	0.3	0.3

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$7.1	$0.6

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
ACCC Term Loan	$353.4	$0.2	353.4
Liquidation Costs(3)	0.0	0.0	0.0

All Others	—	—	—

Total Secured Claims	353.4	0.2	353.4

Total Administrative Claims	0.0	0.0

Unsecured Claims:
Unsecured Claims	309.6	0.4

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	309.6	0.4

Intercompany Pre-Petition Payables
Abitibi Consolidated Sales Corporation	0.0	0.0

All Others	—	—

Total	0.0	0.0

Equity	NA	—

Total	$663.0	$0.6

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Includes the Alabama newsprint mill.
(3)	Liquidation costs are assumed to be paid during the course of the liquidation. For entities at which these costs are incurred, these costs will appear in this section of the claims waterfall for illustrative purposes only.

9 of 34

Exhibit C-1

Augusta Woodlands, LLC

Unsecured Recovery %	0.1%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables
Abitibi-Consolidated Corporation	4.4	0.2

All Others	—	—

Total	4.4	0.2

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$4.4	$0.2

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
ACCC Term Loan	$353.4	$0.0	353.4

All Others	—	—	—

Total Secured Claims	353.4	0.0	353.4

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	304.6	0.2

Unsecured Guarantees of Indebtedness	344.1	—

Total General Unsecured Claims	648.6	0.2

Intercompany Pre-Petition Payables

All Others	—	—

Total	—	—

Equity	NA	—

Total	$1,002.0	$0.2

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

10 of 34

Exhibit C-1

Bowater Alabama LLC

Unsecured Recovery %	10.4%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.2	$0.2
Working Capital	44.4	27.4
PP&E(2)	249.9	24.8
Other Book Value	—	—

Total Directly Held Assets	294.4	52.4

Intercompany Pre-Petition Receivables
Bowater America Inc.	510.6	101.9
Bowater Canadian Forest Products Inc.	8.8	1.4
Ponderay Newsprint Company	0.1	0.1
Calhoun Newsprint Company	0.1	0.1
All Others	0.6	0.1

Total	520.2	103.6

Equity / Preferred Equity Interests in Affiliates
Coosa Pines Golf Club Holdings LLC		0.1

All Others		—

Total	—	0.1

Total	$814.6	$156.1

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
Bowater Secured Bank Claims(3)	$245.3	$33.6	245.3
Other Secured Claims	1.0	1.0	1.0

All Others	—	—	—

Total Secured Claims	246.3	34.6	246.3

Total Administrative Claims	0.2	0.2

Unsecured Claims:
Unsecured Claims	45.2	4.7

Unsecured Guarantees of Indebtedness	143.8	—

Total General Unsecured Claims	189.0	4.7

Intercompany Pre-Petition Payables
Bowater Incorporated	1,073.2	112.0
Bowater Newsprint South Operations LLC	35.0	3.6
Abitibi-Consolidated Corporation	8.2	0.9
Coosa Pines Golf Club Holdings LLC	0.2	0.0
All Others	0.2	0.0

Total	1,116.8	116.5

Equity	NA	—

Total	$1,552.3	$156.1

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Includes the Coosa Pines mill
(3)	Represents the Bowater Secured Bank Claims of $280.1 million (excluding a $34.8 million tranche secured by collateral at Bowater Inc. alone)

11 of 34

Exhibit C-1

Bowater America Inc.

Unsecured Recovery %	20.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	114.4	103.9
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	114.4	103.9

Intercompany Pre-Petition Receivables
Bowater Incorporated	937.5	205.6
Lake Superior Forest Products Inc.	89.8	35.9
Bowater Nuway Inc.	32.7	32.7
Bowater Nuway Mid-States Inc.	50.4	4.8
All Others	8.1	0.8

Total	1,118.4	279.8

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$1,232.8	$383.8

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
Liquidation Costs(2)	$8.5	$8.5	8.5

All Others	—	—	—
Total Secured Claims	8.5	8.5	8.5

Total Administrative Claims	2.3	2.3

Unsecured Claims:
Unsecured Claims	21.7	4.3

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	21.7	4.3

Intercompany Pre-Petition Payables
Bowater Canadian Forest Products Inc.	1,022.0	203.9
Bowater Alabama LLC	510.6	101.9
Bowater Newsprint South Operations LLC	255.4	51.0
Ponderay Newsprint Company	54.5	10.9
All Others	4.8	1.0

Total	1,847.2	368.6

Equity	NA	—

Total	$1,879.8	$383.8

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Liquidation costs are assumed to be paid during the course of the liquidation. For entities at which these costs are incurred, these costs will appear in this section of the claims waterfall for illustrative purposes only.

12 of 34

Exhibit C-1

Bowater Canada Finance Corporation

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	0.0	0.0

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates
Preferred interest in Bowater Canadian Holdings Incorporated	—	—

All Others	—	—

Total	—	—

Total	$0.0	$0.0

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
Liquidation Costs(2)	$0.0	$0.0	0.0

All Others	—	—	—

Total Secured Claims	0.0	0.0	0.0

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	620.1	0.0

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	620.1	0.0

Intercompany Pre-Petition Payables
Bowater Canadian Forest Products Inc.	0.4	0.0
Bowater Incorporated	0.0	0.0
Bowater Canada Treasury Corporation	0.0	0.0
	—	—
All Others	—	—

Total	0.4	0.0

Equity	NA	—

Total	$620.5	$0.0

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Liquidation costs are assumed to be paid during the course of the liquidation. For entities at which these costs are incurred, these costs will appear in this section of the claims waterfall for illustrative purposes only.

13 of 34

Exhibit C-1

Bowater Canadian Forest Products Inc.

Unsecured Recovery %	15.8%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$37.5 $	37.5
Working Capital	202.6	76.9
PP&E(2)	497.9	184.3
Other Book Value	—	—

Total Directly Held Assets	737.9	298.6

Intercompany Pre-Petition Receivables
Bowater America Inc.	1,022.0	203.9
Bowater Nuway Inc.	30.6	30.6
Bowater Nuway Mid-States Inc.	55.6	5.3
Abitibi-Consolidated Company of Canada	19.8	1.3
All Others	350.8	3.1

Total	1,478.8	244.3

Equity / Preferred Equity Interests in Affiliates
Bowater LaHave Corporation		36.5
Bowater Belledune Sawmill Inc.		1.0
Bowater Mitis Inc.		0.6
Bowater Europe Limited		0.4
All Others		0.3

Total	—	38.8

Total	$2,216.7	$581.8

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
BCFPI Secured Bank Claims	$143.8	$143.8	143.8
Liquidation Costs(3)	18.9	18.9	18.9
DIP Facility Claims	40.0	27.0	40.0
Other Secured Claims	0.0	0.0	0.0
All Others	—	—	—

Total Secured Claims	202.7	189.7	202.7

Total Administrative Claims	58.7	58.7

Unsecured Claims:
Unsecured Claims	928.0	147.1

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	928.0	147.1

Intercompany Pre-Petition Payables
Bowater Incorporated	981.8	155.6
Bowater Maritimes Inc.	98.1	15.5
Bowater Pulp and Paper Canada Holdings Limited Partners	38.3	6.1
Bowater Canadian Holdings Incorporated	28.2	4.5
All Others	28.9	4.6

Total	1,175.4	186.3

Equity	NA	—

Total	$2,364.8	$581.8

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Includes various paper mills (Dolbeau, Gatineau, and Thunder Bay) and sawmills (Girardville, Igance, Maniwaki, Mistassini, Saint-Felicien, and Thunder Bay)
(3)	Liquidation costs are assumed to be paid during the course of the liquidation. For entities at which these costs are incurred, these costs will appear in this section of the claims waterfall for illustrative purposes only.

14 of 34

Exhibit C-1

Bowater Canadian Holdings Incorporated

Unsecured Recovery %	26.7%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.7	$0.7
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	0.7	0.7

Intercompany Pre-Petition Receivables
Bowater-Korea Ltd.	22.2	22.1
Bowater Canadian Forest Products Inc.	28.2	4.5

All Others	—	—

Total	50.5	26.6

Equity / Preferred Equity Interests in Affiliates
AbitibiBowater Canada Inc.		0.0

All Others		—

Total	—	0.0

Total	$51.1	$27.2

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.0	0.0

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.0	0.0

Intercompany Pre-Petition Payables
Bowater Pulp and Paper Canada Holdings Limited Partners	100.9	27.0
Bowater Incorporated	1.0	0.3

All Others	—	—

Total	101.9	27.2

Equity	NA	—

Total	$101.9	$27.2

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

15 of 34

Exhibit C-1

Bowater Canadian Limited

Unsecured Recovery %	100.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.8	$0.8
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	0.8	0.8

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates
Bowater Mersey Paper Company Limited		42.2

All Others		—

Total	—	42.2

Total	$0.8	$43.0

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
DIP Facility Claims	$40.0	$0.2	40.0

All Others	—	—	—

Total Secured Claims	40.0	0.2	40.0

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.2	0.2

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.2	0.2

Intercompany Pre-Petition Payables
Bowater Canadian Forest Products Inc.	0.0	0.0

All Others	—	—

Total	0.0	0.0

Equity	NA	42.5

Total	$40.2	$43.0

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

16 of 34

Exhibit C-1

Bowater Finance Company Inc.

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	0.0	0.0

Intercompany Pre-Petition Receivables
Bowater Incorporated	30.1	6.6

All Others	—	—

Total	30.1	6.6

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$30.1	$6.6

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
DIP Facility Claims	$40.0	$0.1	40.0

All Others	—	—	—
Total Secured Claims	40.0	0.1	40.0

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Payables

All Others	—	—

Total	—	—

Equity	NA	6.5

Total	$40.0	$6.6

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

17 of 34

Exhibit C-1

Bowater Finance II LLC

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Payables

All Others	—	—

Total	—	—

Equity	NA	—

Total	$—	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

18 of 34

Exhibit C-1

Bowater Incorporated

Unsecured Recovery %	21.9%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$460.3	$460.3
Working Capital	177.8	175.7
PP&E(2)	697.4	237.4
Other Book Value	—	—

Total Directly Held Assets	1,335.5	873.4

Intercompany Pre-Petition Receivables
Bowater Canadian Forest Products Inc.	981.8	155.6
Bowater Alabama LLC	1,073.2	112.0
Bowater Newsprint South Operations LLC	1,035.6	62.7
Ponderay Newsprint Company	55.3	55.3
All Others	1,856.7	55.2

Total	5,002.6	440.8

Equity / Preferred Equity Interests in Affiliates
Bowater Nuway Inc.		77.6
Bowater Canadian Limited		42.1
Bowater Pulp and Paper Canada Holdings Limited Partnership		32.9
Bowater Finance Company Inc.		6.5
All Others		0.2

Total	—	159.4

Total	$6,338.1	$1,473.6

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
DIP Facility Claims	166.0	$165.7	166.0
Bowater Secured Bank Claims	280.1	227.4	280.1
Liquidation Costs(3)	71.6	71.6	71.6

All Others	42.7	11.9	42.7

Total Secured Claims	560.4	476.6	560.4

Total Administrative Claims	21.3	21.3

Unsecured Claims:
Unsecured Claims	2,834.4	621.8

Unsecured Guarantees of Indebtedness	143.8	—

Total General Unsecured Claims	2,978.2	621.8

Intercompany Pre-Petition Payables
Bowater America Inc.	937.5	205.6
Bowater Nuway Inc.	537.7	117.9
Bowater Nuway Mid-States Inc.	45.2	9.9
Bowater Finance Company Inc.	30.1	6.6
All Others	63.0	13.8

Total	1,613.4	353.9

Equity	NA	—

Total	$5,173.2	$1,473.6

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Includes the Catawba mill and Calhoun mill.
(3)	Liquidation costs are assumed to be paid during the course of the liquidation. For entities at which these costs are incurred, these costs will appear in this section of the claims waterfall for illustrative purposes only.

19 of 34

Exhibit C-1

Bowater LaHave Corporation

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	0.0	0.0

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates
Bowater-Korea Ltd.		36.5

All Others		—

Total	—	36.5

Total	$0.0	$36.5

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Payables
Bowater Canadian Forest Products Inc.	0.0	0.0

All Others	—	—

Total	0.0	0.0

Equity	NA	36.5

Total	$0.0	$36.5

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

20 of 34

Exhibit C-1

Bowater Maritimes Inc.

Unsecured Recovery %	7.3%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.3	$0.3
Working Capital	0.3	0.2
PP&E	5.1	4.4
Other Book Value	—	—

Total Directly Held Assets	5.7	5.0

Intercompany Pre-Petition Receivables
Bowater Canadian Forest Products Inc.	98.1	15.5
Bowater Mersey Paper Company Limited	1.8	1.8
Bowater America Inc.	4.7	0.9
Abitibi-Consolidated Company of Canada	0.7	0.0
All Others	0.0	0.0

Total	105.4	18.4

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$111.0	$23.3

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
DIP Facility Claims	$40.0	$1.5	40.0
Liquidation Costs(2)	0.3	0.3	0.3

All Others	—	—	—

Total Secured Claims	40.3	1.8	40.3

Total Administrative Claims	0.3	0.3

Unsecured Claims:
Unsecured Claims	5.4	0.4

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	5.4	0.4

Intercompany Pre-Petition Payables
Bowater Incorporated	286.3	20.8
Bowater Mitis Inc.	0.3	0.0
Abitibi-Consolidated Inc.	0.1	0.0

All Others	—	—

Total	286.7	20.8

Equity	NA	—

Total	$332.7	$23.3

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Liquidation costs are assumed to be paid during the course of the liquidation. For entities at which these costs are incurred, these costs will appear in this section of the claims waterfall for illustrative purposes only.

21 of 34

Exhibit C-1

Bowater Newsprint South LLC

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.3	—

Unsecured Guarantees of Indebtedness	143.8	—

Total General Unsecured Claims	144.1	—

Intercompany Pre-Petition Payables
Bowater Incorporated	740.3	—
Bowater Canadian Forest Products Inc.	5.7	—

All Others	—	—

Total	746.0	—

Equity	NA	—

Total	$890.1	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

22 of 34

Exhibit C-1

Bowater Newsprint South Operations LLC

Unsecured Recovery %	6.1%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	23.5	16.5
PP&E(2)	179.4	13.3
Other Book Value	—	—

Total Directly Held Assets	202.9	29.8

Intercompany Pre-Petition Receivables
Bowater America Inc.	255.4	51.0
Bowater Alabama LLC	35.0	3.6
Abitibi Consolidated Sales Corporation	0.6	0.1
Abitibi-Consolidated Company of Canada	0.3	0.0
All Others	0.1	0.0

Total	291.3	54.7

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$494.3	$84.5

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
Bowater Secured Bank Claims(3)	$245.3	$19.1	245.3
Other Secured Claims	1.7	1.7	1.7

All Others	—	—	—

Total Secured Claims	246.9	20.7	246.9

Total Administrative Claims	0.0	0.0

Unsecured Claims:
Unsecured Claims	13.4	0.8

Unsecured Guarantees of Indebtedness	143.8	—

Total General Unsecured Claims	157.2	0.8

Intercompany Pre-Petition Payables
Bowater Incorporated	1,035.6	62.7
Bowater Canadian Forest Products Inc.	3.0	0.2
Ponderay Newsprint Company	0.1	0.0
Abitibi-Consolidated Corporation	0.0	0.0
All Others	0.0	0.0

Total	1,038.8	62.9

Equity	NA	—

Total	$1,442.9	$84.5

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Includes the Grenada mill.
(3)	Represents the Bowater Secured Bank Claims of $280.1 million (excluding a $34.8 million tranche secured by collateral at Bowater Inc. alone)

23 of 34

Exhibit C-1

Bowater Nuway Inc.

Unsecured Recovery %	100.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	0.0	0.0

Intercompany Pre-Petition Receivables
Bowater Incorporated	537.7	117.9
Bowater Nuway Mid-States Inc.	11.4	1.1
Bowater Alabama LLC	0.0	0.0
Bowater Newsprint South Operations LLC	0.0	0.0
All Others	—	—

Total	549.1	119.0

Equity / Preferred Equity Interests in Affiliates
Calhoun Newsprint Company		22.0
		0.0

All Others		—

Total	—	22.0

Total	$549.1	$141.0

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
Other Secured Claims	$0.0	$0.0	0.0
Liquidation Costs(2)	0.0	0.0	0.0

All Others	—	—	—

Total Secured Claims	0.0	0.0	0.0

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.1	0.1

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.1	0.1

Intercompany Pre-Petition Payables
Bowater America Inc.	32.7	32.7
Bowater Canadian Forest Products Inc.	30.6	30.6

All Others	—	—

Total	63.3	63.3

Equity	NA	77.6

Total	$63.4	$141.0

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Liquidation costs are assumed to be paid during the course of the liquidation. For entities at which these costs are incurred, these costs will appear in this section of the claims waterfall for illustrative purposes only.

24 of 34

Exhibit C-1

Bowater Nuway Mid-States Inc.

Unsecured Recovery %	9.5%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	0.1	0.0
PP&E	2.9	1.6
Other Book Value	—	—

Total Directly Held Assets	3.1	1.6

Intercompany Pre-Petition Receivables
Bowater Incorporated	45.2	9.9
Ponderay Newsprint Company	0.0	0.0

All Others	—	—

Total	45.2	9.9

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$48.2	$11.5

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
DIP Facility Claims	$40.0	$0.1	40.0
Liquidation Costs(2)	0.1	0.1	0.1

All Others	—	—	—

Total Secured Claims	40.1	0.2	40.1

Total Administrative Claims	0.0	0.0

Unsecured Claims:
Unsecured Claims	0.5	0.1

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.5	0.1

Intercompany Pre-Petition Payables
Bowater Canadian Forest Products Inc.	55.6	5.3
Bowater America Inc.	50.4	4.8
Bowater Nuway Inc.	11.4	1.1
Bowater Alabama LLC	0.4	0.0
All Others	0.2	0.0

Total	118.0	11.2

Equity	NA	—

Total	$158.7	$11.5

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Liquidation costs are assumed to be paid during the course of the liquidation. For entities at which these costs are incurred, these costs will appear in this section of the claims waterfall for illustrative purposes only.

25 of 34

Exhibit C-1

Bowater South American Holdings Incorporated

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Payables

All Others	4.3	—

Total	4.3	—

Equity	NA	—

Total	$4.3	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

26 of 34

Exhibit C-1

Bowater Ventures Inc.

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	0.0	0.0

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates
Bowater Pulp and Paper Canada Holdings Limited Partnership		0.4

All Others		—

Total	—	0.4

Total	$0.0	$0.4

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
DIP Facility Claims	$40.0	$0.0	40.0

All Others	—	—	—

Total Secured Claims	40.0	0.0	40.0

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Payables
Bowater America Inc.	0.1	0.1
Bowater Incorporated	0.0	0.0
Bowater Pulp and Paper Canada Holdings Limited Partners	0.0	0.0

All Others	—	—

Total	0.1	0.1

Equity	NA	0.2

Total	$40.1	$0.4

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

27 of 34

Exhibit C-1

Catawba Property Holdings, LLC

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Payables

All Others	—	—

Total	—	—

Equity	NA	—

Total	$—	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

28 of 34

Exhibit C-1

Coosa Pines Golf Club Holdings LLC

Unsecured Recovery %	100.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	0.3	0.1
Other Book Value	—	—

Total Directly Held Assets	0.3	0.1

Intercompany Pre-Petition Receivables
Bowater Alabama LLC	0.2	0.0

All Others	—	—

Total	0.2	0.0

Equity / Preferred Equity Interests in Affiliates

All Others		—

Total	—	—

Total	$0.5	$0.2

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
DIP Facility Claims	$40.0	$0.0	40.0

All Others	—	—	—

Total Secured Claims	40.0	0.0	40.0

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.0	0.0

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.0	0.0

Intercompany Pre-Petition Payables

All Others	—	—

Total	—	—

Equity	NA	0.1

Total	$40.0	$0.2

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

29 of 34

Exhibit C-1

Donohue Corp.

Unsecured Recovery %	17.9%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.7	$0.7
Working Capital	—	—
PP&E	34.4	18.9
Other Book Value	—	—

Total Directly Held Assets	35.1	19.6

Intercompany Pre-Petition Receivables
Abitibi Consolidated Sales Corporation	360.0	40.4
Bowater Incorporated	24.0	5.3
Abitibi-Consolidated Inc.	4.7	0.1
Abitibi-Consolidated Corporation	0.8	0.0
All Others	158.6	—

Total	548.1	45.8

Equity / Preferred Equity Interests in Affiliates
Abitibi Consolidated Sales Corporation		0.0
Abitibi-Consolidated Corporation		0.0

All Others		—

Total	—	0.0

Total	$583.1	$65.4

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
ACCC Term Loan	$353.4	$1.6	353.4
Liquidation Costs(2)	1.6	1.6	1.6

All Others	—	—	—

Total Secured Claims	355.0	3.2	355.0

Total Administrative Claims	0.2	0.2

Unsecured Claims:
Unsecured Claims	305.4	54.7

Unsecured Guarantees of Indebtedness	344.1	—

Total General Unsecured Claims	649.5	54.7

Intercompany Pre-Petition Payables
Abitibi-Consolidated Company of Canada	40.7	7.3

All Others	—	—

Total	40.7	7.3

Equity	NA	—

Total	$1,045.4	$65.4

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Liquidation costs are assumed to be paid during the course of the liquidation. For entities at which these costs are incurred, these costs will appear in this section of the claims waterfall for illustrative purposes only.

30 of 34

Exhibit C-1

Lake Superior Forest Products Inc.

Unsecured Recovery %	40.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	0.0	0.0

Intercompany Pre-Petition Receivables
Bowater Incorporated	12.1	2.7
Ponderay Newsprint Company	0.0	0.0

All Others	—	—

Total	12.2	2.7

Equity / Preferred Equity Interests in Affiliates
Ponderay Newsprint Company		35.1

All Others		—

Total	—	35.1

Total	$12.2	$37.8

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims
DIP Facility Claims	$40.0	$1.8	40.0

All Others	—	—	—

Total Secured Claims	40.0	1.8	40.0

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.0	0.0

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.0	0.0

Intercompany Pre-Petition Payables
Bowater America Inc.	89.8	35.9

All Others	—	—

Total	89.8	35.9

Equity	NA	—

Total	$129.8	$37.8

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

31 of 34

Exhibit C-1

Tenex Data Inc.

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Payables

All Others	—	—

Total	—	—

Equity	—	—

Total	$—	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

32 of 34

Exhibit C-1

ABH LLC 1

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables
AbitibiBowater US Holding LLC	251.9

All Others	—	—

Total	251.9	—

Equity / Preferred Equity Interests in Affiliates

All Others

Total	—	—

Total	$251.9	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Payables
Abitibi-Consolidated Company of Canada(2)	251.9

All Others	—	—

Total	251.9	—

Equity	—	—

Total	$251.9	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.
(2)	Obligation arises from support agreement with Abitibi-Consolidated Company of Canada.

33 of 34

Exhibit C-1

ABH Holding Company LLC

Unsecured Recovery %	0.0%

	Book Value(1)	Market Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Book Value	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables
	—	—

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured & Superpriority Claims

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Payables
	—	—

All Others	—	—

Total	—	—

Equity	—	—

Total	$—	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of March 31, 2010.

34 of 34

EXHIBIT D

Backstop Commitment Agreement for the Rights Offering, as amended

[Note: The document that constitutes this exhibit is filed as Exhibit 10.1 to this Current Report on Form 8-K dated July 30, 2010]

EXHIBIT E

Term Sheet for the Rights Offering Notes

EXHIBIT C TO

BACKSTOP COMMITMENT AGREEMENT

ABITIBIBOWATER INC.

TERM SHEET FOR NEW CONVERTIBLE NOTES

All terms used and not defined herein shall have the meanings ascribed to them in the Backstop Commitment Agreement. In the event of any inconsistency between this Exhibit C and the Backstop Commitment Agreement, the Backstop Commitment Agreement shall control.

Terms of New Notes

Issuer:	AbitibiBowater Inc., a holding company incorporated under the laws of the United States or Canada, as formed or reorganized pursuant to the Plans (the “Company”).

Form of Offering:	The Debtors will issue rights to purchase new notes (the “New Notes”) of the Company (the “Rights”) to Eligible Holders of Eligible Claims against the Debtors in connection with the Plans (the “Rights Offering”). The Rights Offering terms are described in the Backstop Commitment Agreement.

Issue Amount:

§1145 Notes and Backstop Notes, collectively, shall be issued in an amount (the “Amount”) not to exceed the lesser of:

A)    US$500 million; and

B)     the sum of:

(i)     US$325 million; and

(ii)    US$1,400 million less the sum of the Available Cash (as defined below) of the Company as of the Effective Date and aggregate principal amount of term indebtedness outstanding under the Exit Financing Facilities (as described in the Plans) and any other available facilities at such time.

The Amount is subject to further reduction by the amount of Liquidity (as defined below) of the Company at the Effective Date in excess of $600 million. Any such reduction will be made as provided by the Backstop Commitment Agreement. Available Cash and Liquidity shall have the meaning set forth in the Backstop Commitment Agreement.

The Company is allowed to issue Escrowed Notes incremental and in addition to the §1145 Notes and Backstop Notes, up to the maximum principal amount as described in the Backstop Commitment Agreement. Therefore, the total aggregate principal amount of the New Notes may exceed the Amount by the aggregate principal amount of the Escrowed

Notes issued. Escrowed Notes subscribed for and issued to Unresolved Claimholders in accordance with the terms of the Backstop Commitment Agreement shall be issued under the same indenture and on the same terms as the §1145 Notes.

References to the “New Notes” shall include the §1145 Notes, the Backstop Notes and the Escrowed Notes, unless the context otherwise requires.

Purchase Price:	100% of the principal amount.

Upfront Payment:	The Company will pay to each Eligible Holder that exercises its Rights to purchase New Notes an amount equal to 4% of the aggregate principal amount of such New Notes on the Effective Date, upon issuance of the New Notes.

Coupon:

10%, payable semi-annually in arrears commencing on the date that is six months after the Closing Date, computed on the basis of a 360-day year composed of twelve 30-day months.

Subject to any required regulatory approval and provided no event of default has occurred and is continuing, with respect to any interest period, the Company shall have the option to pay half (i.e., 5%) of such interest by issuing additional New Notes (“PIK Notes”), provided that if the Company so elects to pay half of the coupon in PIK Notes, the portion of the coupon so payable with respect to such interest period shall be 6% rather than the 5% that would have been payable by the Company had it paid in cash.

Use of Proceeds:	The proceeds from the issuance and sale of the New Notes shall be used to fund the Debtors’ cash needs in connection with consummation of the Plans.

Closing Date:	The date of the consummation of the Plans in form and substance reasonably acceptable to the Investors and consistent with the Backstop Commitment Agreement, and this New Notes Term Sheet (the “Closing”), which date shall be the later to occur of (A) October 15, 2010 and (B) the date that is the earlier to occur of (x) December 31, 2010 and (y) the latest date on which any of the Company’s commitments for Exit Financing Facilities are scheduled to expire so long as the Company’s commitments for the Exit Financing Facilities are acceptable to Majority Investors (as defined in the Backstop Commitment Agreement).

Investors:	The Company shall offer New Notes to the Eligible Holders (such New Notes being collectively referred to as the “§1145 Notes”), with each of the Eligible Holders entitled to purchase the New Notes (such purchasing Eligible Holders, collectively, the “New Notes Investors”) on the terms set forth in the Backstop Commitment Agreement.

2

The Investors shall enter into agreement(s) to subscribe, in accordance with Schedule 1(h) to the Backstop Commitment Agreement, for any portion of the New Notes not subscribed for by the Eligible Holders (the “Backstop Notes”). As consideration for their commitment to subscribe for such Backstop Notes, the Investors shall be entitled to receive the payments as set forth in, and in accordance with the terms of, the Backstop Commitment Agreement.

The Company may issue Escrowed Notes to the Unresolved Claimholders who elect to subscribe for such notes on the terms set forth in the Backstop Commitment Agreement. All references herein to the New Notes Investors shall include the Unresolved Claimholders, unless the context requires otherwise.

Exemptions / Transfer:

The issuance of Rights to the creditors and the exercise of the Rights are intended to be exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code and exempt from any prospectus requirement under corresponding Canadian securities laws exemptions.

The amount of New Rights that each Eligible Holder may subscribe for in the Rights Offering may be decreased by the Issuer to the extent required to allow the Rights Offering to be exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code.

After the consummation of the Rights Offering, subject to applicable securities laws, the New Notes Investors and their respective permitted transferees shall have the right to transfer freely the §1145 Notes or the Common Shares received upon conversion of the §1145 Notes at any time.

The issuance of Backstop Notes to the Investors pursuant to the Backstop Commitment Agreement is intended to be exempt from Securities Act registration under Section 4(2) of the Securities Act and exempt from any prospectus requirement under Canadian securities laws. The Backstop Notes are intended to be eligible for resale under Rule 144A under the Securities Act. After consummation of the Rights Offering, the Backstop Notes may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act or any applicable state laws or pursuant to a registration statement.

Denomination:	New Notes shall be issued in a minimum denomination of US$1.00 per New Note (and integral multiples thereof).

Conversion Price:	The New Notes shall be convertible as described below into the common stock, par value $0.001 per share, of the Company (the “Common Shares”) at the Conversion Price.

3

The “Conversion Price” shall equal (x) $1,800 million (plus any consideration to be received upon issuance of Common Shares pursuant to the terms of any instrument included in the denominator of this conversion price calculation) divided by (y) the number of Common Shares outstanding on a fully diluted basis on the Effective Date after giving effect to the consummation of the Plans, other than Common Shares issuable upon conversion of the New Notes and any Common Shares issued as part of the backstop payment described below and Common Shares, the issuance of which would be anti-dilutive as of the Effective Date.

Maturity Date:	The New Notes will mature seven (7) years from the date of Closing (the “Issue Date”).

Guarantees:	The New Notes will be guaranteed by the wholly-owned U.S. subsidiaries of the Company (the “Guarantees”).

Ranking:	The New Notes and the Guarantees shall be subordinated in right of payment to the Company’s and the Guarantors’ obligations under the Company’s Exit Financing Facilities, which may include unsecured financings (or replacements or refinancings thereof), and any other unsecured or secured senior debt in an amount not to exceed $200 million in the aggregate. Except as provided in the preceding sentence, the New Notes and the Guarantees shall be pari passu in right of payment with all senior unsecured obligations of the Company or the relevant Guarantor.

Conversion Rights:

The New Notes will be convertible at the option of the holder (i) in the event of a redemption at the option of the Company, and otherwise, (ii) after the 6-month period following the Issue Date, and in each case, prior to the close of business on the earlier of the Maturity Date and the last business day immediately preceding any date fixed for redemption, into a number of Common Shares based on the Conversion Price, as adjusted from time to time. Holders of the Backstop Notes will receive restricted Common Shares under U.S. securities laws upon conversion of the Backstop Notes and will not be able to convert unless they are eligible to receive the Common Shares in accordance with applicable law.

Upon conversion, holders of New Notes will receive a separate payment for accrued and unpaid interest to, but excluding, the date of conversion, except as described below.

If New Notes are converted after a regular record date for the payment of interest, holders of record of such New Notes will receive all of the interest payable on such New Notes on the corresponding interest payment date notwithstanding the conversion. New Notes, upon surrender for conversion during the period beginning after any record date to the immediately following interest payment date, must be accompanied by funds equal to the amount of interest that would accrue from the date of conversion to, but excluding, the interest payment date, unless (i) such New Notes have been called for redemption by the Company or (ii) such interest payment date is the maturity date of the New Notes.

4

Conversion Adjustments:

The indenture will provide for the adjustment of the Conversion Price in certain events including, without limitation,

(i) the subdivision or consolidation of the outstanding Common Shares;

(ii) the issue of Common Shares or securities convertible into Common Shares by way of stock dividend or other distribution;

(iii) the issue of rights, options or warrants with an exercise period of less than 60 days to all of the holders of Common Shares entitling them to acquire Common Shares or other securities convertible into Common Shares at less than 95% of the then market price;

(iv) the distribution to all holders of Common Shares of any other securities or assets (including through a spin-off);

(v) the payment to all holders of Common Shares in respect of an issuer tender offer or exchange offer for Common Shares by the Company to the extent that the market value of the payment exceeds the then market price of the Common Shares on the date of expiry of the bid; and

(vi) the payment of cash dividends that exceed ordinary-course periodic dividends on the Common Shares.

Redemption:	Mandatory: On the six month anniversary of the Issue Date (the “Mandatory Redemption Date”), in the event of an Asset Sale (to be defined) with more than $100 million of net cash proceeds from such Asset Sale occurring before the Mandatory Redemption Date or, if no Asset Sale occurs prior to the Mandatory Redemption Date but the Company receives before such date at least $20 million of Subscription Price on account of the Escrowed Notes (as defined in the Backstop Commitment Agreement) issued to holders of Allowed Disputed Claims (as defined in the Backstop Commitment Agreement), the Company shall apply the net cash proceeds from any such Asset Sale and the aggregate Subscription Price (if any) received by the Company after the Issue Date but before the Mandatory Redemption Date to redeem New Notes (for the avoidance of doubt, including Escrowed Notes in the Escrowed Notes Account) at a price equal to 105% of the par value of the New Notes, plus accrued and unpaid interest to the redemption date; provided that (i) the Company has minimum Liquidity, after giving effect to such Asset Sale and application of the net cash proceeds thereof and repayment of Subscription Price (as applicable), of at least $600 million, and (ii) the Company is permitted to make such redemption by the agreements governing its outstanding indebtedness, which the Company will use commercially reasonable efforts to permit such redemption, subject to compliance with the foregoing liquidity requirement. The net cash proceeds received from an Asset Sale and any Subscription Price received by the Company on account of Escrowed Notes prior to the Mandatory Redemption Date will be deposited by the Company into escrow until the Mandatory Redemption Date.

5

Optional: During the period commencing on the 61st day following the Issue Date and ending on the first interest payment date, if US$100 million or less of the New Notes are outstanding, the Company may, from time to time, optionally redeem such New Notes at a price of 105% of the par value of the New Notes, plus accrued and unpaid interest to the redemption date. Otherwise, three-year non-call, callable at the greater of Market and 110% of par in year 4, 112% of par in year 5, 115% of par in year 6 and par thereafter, in each case, plus accrued and unpaid interest to the redemption date.

“Market” means a value to be determined by the Board, which will retain a nationally recognized investment bank to make a reasonable determination of market value, which will assume, among other factors, a 35% volatility and a market price for the Common Share based on the trailing 20-day VWAP on the Primary Trading Market immediately prior to the date of the notice of the call.

Fundamental Change:

Upon a Fundamental Change (as defined below), holders of the New Notes will have the right to require the Company to repurchase their New Notes, in whole or in part, at a price equal to the accreted value of the principal amount of the New Notes based on the original issue price (less the Upfront Payment) plus accrued and unpaid interest thereon to such repurchase date.

A “Fundamental Change” shall mean the occurrence of any of the following: (i) the acquisition of 50% or more of the Common Shares by any person or group, (ii) a merger, sale of all or substantially all of the Company’s assets, share exchange or recapitalization the result of which less than 50% of common equity of the continuing entity is held by holders of the common equity of the Company immediately prior to such transaction, (iii) a majority of directors cease to be “continuing directors” as customarily defined, (iv) stockholders of the Company approve a plan of liquidation or dissolution of the Company, or (v) after the Common Shares are listed, they cease to be listed, provided, however, a Fundamental Change under clause (i) or (ii) shall not be deemed to have occurred if at least 90% of the consideration received or to be received by holders of Common Shares, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of common stock, American Depositary Receipts, American Depositary Shares (or other similar instruments) traded on a national securities exchange in the United States or Canada or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as “Publicly Traded Securities”) and as a result of this transaction or transactions the debentures become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares.

If the holders of the majority of the aggregate principal amount of the New Notes outstanding (for the avoidance of doubt, excluding any Escrowed Notes, if any remain at such time) elect to exercise their right to require the

6

Company to repurchase their New Notes upon a Fundamental Change, as more fully described in the first paragraph above, then all Unresolved Claimholders whose Escrowed Notes are held in the Escrowed Notes Account will be deemed to have exercised the same right as if they were the holders of the New Notes, except that the proceeds resulting from the repurchase by the Company of the Escrowed Notes will be held in the Escrowed Notes Account pending their distribution to the Unresolved Claimholders in accordance with the Backstop Commitment Agreement.

Covenants; Events of Default:

Will contain a customary SEC and Canadian Commission reporting covenant.

Will contain events of default customary for market converts. Will permit the Company to elect that the sole remedy for a default caused by a failure to comply with the reporting covenant be the payment of additional interest on the Notes for up to 180 days, rather than acceleration.

Registration Rights for the Backstop Notes:

With respect to the Backstop Notes and the Common Shares issuable upon conversion thereof, the Company will:

•  file with SEC within 30 days after the earlier of (i) the date the Company becomes S-3 eligible (and has filed the information required by Part III of Form 10-K) and (ii) April 30, 2011, and

•  use commercially reasonable efforts to cause to become effective within 75 days after the earlier of (i) the date the Company becomes S- 3 eligible (and has filed the information required by Part III of Form 10-K) and (ii) April 30, 2011, a shelf registration statement with respect to the resale of the Backstop Notes and the underlying Common Shares upon conversion of the Backstop Notes.

If the Company fails to file such shelf registration statement or register the Backstop Notes and the underlying Common Shares upon conversion of the Backstop Notes by the dates set forth above, the Company will be required to pay additional interest of 0.25% per annum to the holders of the Backstop Notes until such time as the registration statement becomes effective.

The Company will keep the registration statement effective until the date that is two years from the date of effectiveness of the registration statement.

Voting:	For purposes of any vote, waiver or consent under the indenture governing the New Notes, Escrowed Notes held in the Escrowed Notes Account shall not vote and shall not be included in the aggregate principal amount of issued and outstanding Notes permitted to vote.

7

Documentation and Listing:

The terms of the indenture, the form of New Notes, and other applicable documentation related to the New Notes are to be proposed by and in form and substance reasonably satisfactory to the Company and the Investors.

Company will make an application to list the Common Shares to be issued pursuant to the Plans and upon conversion or otherwise on (i) either the NASDAQ or the NYSE and (ii) the TSX.

Choice of Law:	New York.

Backstop Payment:	If as of the Effective Date the Backstop Commitment Agreement has not been terminated, the Backstop Payment shall be paid on the Effective Date in an amount equal to the greater of (x) $15 million (payable in cash) and (y) 6% of the Amount (50% paid in cash and 50% in the form of Common Shares, based on the Conversion Price).

Termination Payment:	For termination after the date on which the Bankruptcy Court approves the Termination Payment but on or before the date on which the Bankruptcy Court or the Canadian Court approves the Backstop Commitment Agreement or an alternative transaction (such date, the “Approval Date”), the Termination Payment shall be an amount (not to be less than $7.5 million) equal to the lesser of (x) $15 million and (y) 5% of the capital raised in the alternative transaction. For termination after the Approval Date but on or before October 15, 2010, the Termination Payment shall be $15 million. For termination after October 15, 2010, the Termination Payment shall be an amount equal to the greater of (x) $15 million and (y) 6% of the Amount as in effect as of October 15, 2010 (payable in cash). In each case, the Termination Payment shall be payable upon consummation of the Plans or, if applicable, consummation of the alternative transaction. Additional conditions to payment of the Termination Payment shall be specified in the Backstop Commitment Agreement.

8

EXHIBIT F

Legal Entity Creditor Recovery Summaries

Exhibit F to the Disclosure Statement

AbitibiBowater Inc.

Unsecured Recovery %
Plan	0.8%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	16.4

Total Directly Held Assets	—	16.4

Intercompany Pre-Petition Receivables
Bowater Canadian Forest Products Inc.	4.1	1.5
AbitibiBowater US Holding LLC	379.8	0.0

All Others	—	—

Total	383.8	1.5

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$383.8	$17.9

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Calim
Liabilities

Secured Claims:
DIP Facility Claims(2)	$191.6	$7.7	191.6
Other Secured Claims	0.6	0.6	0.6

All Others	—	—	—

Total Secured Claims	192.2	8.3	192.2

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	466.2	3.5

Unsecured Guarantees of Indebtedness	280.1	—

Total General Unsecured Claims	746.3	3.5

Intercompany Pre-Petition Claims
Bowater Incorporated	753.4	5.7
Abitibi-Consolidated Company of Canada	38.6	0.3
Abitibi-Consolidated Inc.	0.8	0.0
Abitibi Consolidated Sales Corporation	0.5	0.0
All Others	—	—

Total	793.2	6.0

Equity	NA	—

Total	$1,731.7	$17.9

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.
(2)	Represents the US tranche of the DIP Facility Claim of $166.0 million, including a gross up of post-petition interest paid. For allocation purposes, the distribution model grosses up both the cash balance and secured claims for post-petition interest.

1 of 34

Exhibit F to the Disclosure Statement

AbitibiBowater US Holding 1 Corp.

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Claims

All Others	—	—

Total	—	—

Equity	NA	—

Total	$—	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

2 of 34

Exhibit F to the Disclosure Statement

AbitibiBowater US Holding LLC

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.0	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.0	—

Intercompany Pre-Petition Claims
AbitibiBowater Inc.	379.8	—
Donohue Corp.	158.6	—
ABH LLC 1	251.9	—
Bowater Incorporated	0.1	—
All Others	—	—

Total	790.3	—

Equity	NA	—

Total	$790.3	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

3 of 34

Exhibit F to the Disclosure Statement

AbitibiBowater Canada Inc.

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Assets	0.0	—

Total Directly Held Assets	0.0	0.0

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$0.0	$0.0

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	6.3	0.0

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	6.3	0.0

Intercompany Pre-Petition Claims
Bowater Canadian Forest Products Inc.	334.3	0.0
Bowater Incorporated	0.1	0.0

All Others	—	—

Total	334.4	0.0

Equity	NA	—

Total	$340.7	$0.0

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.

(1) Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

4 of 34

Exhibit F to the Disclosure Statement

Abitibi-Consolidated Alabama Corporation

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	6.1	—
Other Assets	—	—

Total Directly Held Assets	6.1	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$6.1	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	648.6	—

Total General Unsecured Claims	648.6	—

Intercompany Pre-Petition Claims
Abitibi Consolidated Sales Corporation	238.1	—
Abitibi-Consolidated Company of Canada	1.4	—

All Others	—	—

Total	239.5	—

Equity	NA	—

Total	$888.1	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

5 of 34

Exhibit F to the Disclosure Statement

Abitibi-Consolidated Corporation

Unsecured Recovery %
Plan	12.0%
Memo: Liquidation Analysis	4.6%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	19.3	19.3
PP&E(2)	76.8	31.7
Other Assets	—	50.9

Total Directly Held Assets	96.0	101.8

Intercompany Pre-Petition Receivables
Abitibi-Consolidated Company of Canada	32.2	5.5
Bowater Alabama LLC	8.2	3.1
Bowater Canadian Forest Products Inc.	0.7	0.3
Bowater-Korea Ltd.	0.0	0.0
All Others	0.1	0.0

Total	41.3	8.9

Equity / Preferred Equity Interests in Affiliates
Augusta Woodlands, LLC	—	0.0

All Others	—	—

Total	—	0.0

Total	$137.3	$110.7

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:
Other Secured Claims	$5.0	$5.0	5.0

All Others	—	—	—

Total Secured Claims	5.0	5.0	5.0

Total Administrative Claims	37.1	37.1

Unsecured Claims:
Unsecured Claims	312.1	37.3

Unsecured Guarantees of Indebtedness	344.1	—

Total General Unsecured Claims	656.2	37.3

Intercompany Pre-Petition Claims
Abitibi Consolidated Sales Corporation	200.9	24.2
Augusta Newsprint Company	37.5	4.5
Bowater Incorporated	16.9	2.0
Augusta Woodlands, LLC	4.4	0.5
All Others	0.8	0.1

Total	260.5	31.4

Equity	NA	—

Total	$958.6	$110.7

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.
(2)	Includes Lufkin and various recycling assets.

6 of 34

Exhibit F to the Disclosure Statement

Abitibi-Consolidated Finance LP

Unsecured Recovery %
Plan	100.0%
Memo: Liquidation Analysis	50.5%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables
Abitibi-Consolidated Company of Canada	50.6	8.6

All Others	—	—

Total	50.6	8.6

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$50.6	$8.6

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	8.0	6.6

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	8.0	6.6

Intercompany Pre-Petition Claims

All Others	—	—

Total	—	—

Equity	NA	2.0

Total	$8.0	$8.6

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

7 of 34

Exhibit F to the Disclosure Statement

Abitibi Consolidated Sales Corporation

Unsecured Recovery %
Plan	23.4%
Memo: Liquidation Analysis	11.2%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$3.8	$3.8
Working Capital	—	—
PP&E	7.6	—
Other Assets	49.3	—

Total Directly Held Assets	60.7	3.8

Intercompany Pre-Petition Receivables
Abitibi-Consolidated Company of Canada	143.4	24.5
Abitibi-Consolidated Corporation	200.9	24.2
Ponderay Newsprint Company	0.4	0.4
Donohue Malbaie	0.4	0.4
All Others	238.8	0.1

Total	583.9	49.6

Equity / Preferred Equity Interests in Affiliates
Abitibi-Consolidated U.S. Funding Corp.	—	178.2
Augusta Newsprint Company	—	51.5

All Others	—	—

Total	—	229.7

Total	$644.6	$283.0

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:
Other Secured Claims	$0.2	$0.2	0.2

All Others	—	—	—

Total Secured Claims	0.2	0.2	0.2

Total Administrative Claims	10.3	10.3

Unsecured Claims:
Unsecured Claims	447.2	104.4

Unsecured Guarantees of Indebtedness	344.1	—

Total General Unsecured Claims	791.2	104.4

Intercompany Pre-Petition Claims
Donohue Corp.	360.0	84.3
Abitibi-Consolidated Inc.	331.3	77.6
Bowater Incorporated	23.5	5.5
Bowater America Inc.	2.5	0.6
All Others	0.8	0.2

Total	718.1	168.2

Equity	NA	—

Total	$1,519.8	$283.0

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

8 of 34

Exhibit F to the Disclosure Statement

Alabama River Newsprint Company

Unsecured Recovery %
Plan	0.4%
Memo: Liquidation Analysis	0.1%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$1.3	$1.3
Working Capital	(0.0)	(0.0)
PP&E(2)	165.8	0.0
Other Assets	1.3	—

Total Directly Held Assets	168.4	1.3

Intercompany Pre-Petition Receivables
Ponderay Newsprint Company	0.3	0.3
Augusta Newsprint Company	0.0	0.0
Abitibi-Consolidated Company of Canada	0.0	0.0

All Others	—	—

Total	0.3	0.3

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$168.7	$1.6

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	0.4	0.4

Unsecured Claims:
Unsecured Claims	309.6	1.3

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	309.6	1.3

Intercompany Pre-Petition Claims
Abitibi Consolidated Sales Corporation	0.0	0.0

All Others	—	—

Total	0.0	0.0

Equity	NA	—

Total	$310.0	$1.6

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.
(2)	Includes the Alabama newsprint mill.

9 of 34

Exhibit F to the Disclosure Statement

Augusta Woodlands, LLC

Unsecured Recovery %
Plan	100.0%
Memo: Liquidation Analysis	0.1%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables
Abitibi-Consolidated Corporation	4.4	0.5

All Others	—	—

Total	4.4	0.5

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$4.4	$0.5

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	304.6	0.5

Unsecured Guarantees of Indebtedness	344.1	—

Total General Unsecured Claims	648.6	0.5

Intercompany Pre-Petition Claims

All Others	—	—

Total	—	—

Equity	NA	0.0

Total	$648.6	$0.5

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

10 of 34

Exhibit F to the Disclosure Statement

Bowater Alabama LLC

Unsecured Recovery %
Plan	37.4%
Memo: Liquidation Analysis	10.4%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$73.5	$73.5
Working Capital	46.7	46.7
PP&E(2)	274.7	177.7
Other Assets	73.8	—

Total Directly Held Assets	468.8	298.0

Intercompany Pre-Petition Receivables
Bowater America Inc.	510.6	174.7
Bowater Canadian Forest Products Inc.	8.8	3.2
Ponderay Newsprint Company	0.1	0.1
Calhoun Newsprint Company	0.1	0.1
All Others	0.6	0.1

Total	520.2	178.3

Equity / Preferred Equity Interests in Affiliates Coosa Pines Golf Club Holdings LLC	—	0.0

All Others	—	—

Total	—	0.0

Total	$989.0	$476.3

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:
Bowater Secured Bank Claims(3)	$270.0	$45.5	270.0
Other Secured Claims	1.0	1.0	1.0

All Others	—	—	—

Total Secured Claims	271.0	46.4	271.0

Total Administrative Claims	5.2	5.2

Unsecured Claims:
Unsecured Claims	17.4	6.5

Unsecured Guarantees of Indebtedness	143.8	—

Total General Unsecured Claims	161.2	6.5

Intercompany Pre-Petition Claims
Bowater Incorporated	1,073.2	401.8
Bowater Newsprint South Operations LLC	35.0	13.1
Abitibi-Consolidated Corporation	8.2	3.1
Coosa Pines Golf Club Holdings LLC	0.2	0.1
All Others	0.2	0.1

Total	1,116.8	418.1

Equity	NA	—

Total	$1,554.2	$476.3

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at emergence.
(2)	Includes the Coosa Pines mill
(3)	Represents the Bowater Secured Bank Claims of $280.1 million (excluding a $38.7 million tranche secured by collateral at Bowater Inc. alone), including a gross up of post-petition interest paid. For allocation purposes, the distribution model grosses up both the cash balance and secured claims for post-petition interest.

11 of 34

Exhibit F to the Disclosure Statement

Bowater America Inc.

Unsecured Recovery %
Plan	34.2%
Memo: Liquidation Analysis	20.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	102.4	102.4
PP&E	—	—
Other Assets	9.1	—

Total Directly Held Assets	111.5	102.4

Intercompany Pre-Petition Receivables
Bowater Incorporated	937.5	454.0
Lake Superior Forest Products Inc.	89.8	47.6
Bowater Nuway Inc.	32.7	32.7
Bowater Nuway Mid-States Inc.	50.4	9.3
All Others	8.1	1.6

Total	1,118.4	545.2

Equity / Preferred Equity Interests in Affiliates Lake Superior Forest Products Inc.	—	0.0

All Others	—	—

Total	—	0.0

Total	$1,230.0	$647.7

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	8.2	8.2

Unsecured Claims:
Unsecured Claims	21.7	7.4

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	21.7	7.4

Intercompany Pre-Petition Claims
Bowater Canadian Forest Products Inc.	1,022.0	349.7
Bowater Alabama LLC	510.6	174.7
Bowater Newsprint South Operations LLC	255.4	87.4
Ponderay Newsprint Company	54.5	18.7
All Others	4.8	1.6

Total	1,847.2	632.0

Equity	NA	—

Total	$1,877.2	$647.7

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

12 of 34

Exhibit F to the Disclosure Statement

Bowater Canada Finance Corporation

Unsecured Recovery %
Plan	0.9%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Assets(2)	1.2	5.8

Total Directly Held Assets	1.2	5.8

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates Preferred interest in Bowater Canadian Holdings Incorporated	—	—

All Others	—	—

Total	—	—

Total	$1.2	$5.8

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	620.1	5.8

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	620.1	5.8

Intercompany Pre-Petition Claims
Bowater Canadian Forest Products Inc.	0.4	0.0
Bowater Incorporated	0.0	0.0
Bowater Canada Treasury Corporation	0.0	0.0

All Others	—	—

Total	0.4	0.0

Equity	NA	—

Total	$620.5	$5.8

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.
(2)	Represents tax shield value which is allocated to individual Debtors/Applicants based primarily on tax attributes contributed.

13 of 34

Exhibit F to the Disclosure Statement

Bowater Canadian Forest Products Inc.

Unsecured Recovery %
Plan	36.5%
Memo: Liquidation Analysis	15.8%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$48.0	$48.0
Working Capital	175.1	175.1
PP&E(2)	687.2	166.2
Other Assets	170.7	60.6

Total Directly Held Assets	1,081.0	450.0

Intercompany Pre-Petition Receivables
Bowater America Inc.	1,022.0	349.7
Bowater Nuway Inc.	30.6	30.6
Bowater Nuway Mid-States Inc.	55.6	10.3
Abitibi-Consolidated Company of Canada	19.8	3.4
All Others	350.8	3.6

Total	1,478.8	397.5

Equity / Preferred Equity Interests in Affiliates
Bowater LaHave Corporation	—	28.2
Bowater Belledune Sawmill Inc.	—	2.4
Bowater Mitis Inc.	—	1.2
Bowater Treated Wood Inc.	—	0.7
All Others	—	0.5

Total	—	33.0

Total	$2,559.8	$880.5

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:
BCFPI Secured Bank Claims(3)	$160.0	$160.0	160.0
DIP Facility Claims(4)	46.6	46.6	46.6
Other Secured Claims	0.0	0.0	0.0

All Others	—	—	—

Total Secured Claims	206.6	206.6	206.6

Total Administrative Claims	73.2	73.2

Unsecured Claims:
Unsecured Claims	468.2	171.1

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	468.2	171.1

Intercompany Pre-Petition Claims
Bowater Incorporated	981.8	358.8
Bowater Maritimes Inc.	98.1	35.9
Bowater Pulp and Paper Canada Holdings Limited Partnership	38.3	14.0
Bowater Canadian Holdings Incorporated	28.2	10.3
All Others	28.9	10.6

Total	1,175.4	429.6

Equity	NA	—

Total	$1,923.4	$880.5

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at emergence.
(2)	Includes various paper mills (Dolbeau, Gatineau, and Thunder Bay) and sawmills (Girardville, Igance, Maniwaki, Mistassini, Saint-Felicien, and Thunder Bay)
(3)	Represents the BCFPI Secured Bank Claim of $143.8 million, including a gross up of post-petition interest paid. For allocation purposes, the distribution model grosses up both the cash balance and secured claims for post-petition interest.
(4)	Represents the Canadian tranche of the DIP Facility Claim of

14 of 34

Exhibit F to the Disclosure Statement

Bowater Canadian Holdings Incorporated

Unsecured Recovery %
Plan	33.9%
Memo: Liquidation Analysis	26.7%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Assets	0.0	2.2

Total Directly Held Assets	0.0	2.2

Intercompany Pre-Petition Receivables
Bowater-Korea Ltd.	22.2	22.1
Bowater Canadian Forest Products Inc.	28.2	10.3

All Others	—	—

Total	50.5	32.4

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$50.5	$34.6

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.0	0.0

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.0	0.0

Intercompany Pre-Petition Claims
Bowater Pulp and Paper Canada Holdings Limited Partnership	100.9	34.2
Bowater Incorporated	1.0	0.3

All Others	—	—

Total	101.9	34.6

Equity	NA	—

Total	$101.9	$34.6

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

15 of 34

Exhibit F to the Disclosure Statement

Bowater Canadian Limited

Unsecured Recovery %
Plan	100.0%
Memo: Liquidation Analysis	100.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$0.6	$0.6
Working Capital	—	—
PP&E	—	—
Other Assets	0.6	—

Total Directly Held Assets	1.2	0.6

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates Bowater Mersey Paper Company Limited	—	40.0

All Others	—	—

Total	—	40.0

Total	$1.2	$40.6

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.2	0.2

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.2	0.2

Intercompany Pre-Petition Claims Bowater Canadian Forest Products Inc.	0.0	0.0

All Others	—	—

Total	0.0	0.0

Equity	NA	40.3

Total	$0.2	$40.6

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

16 of 34

Exhibit F to the Disclosure Statement

Bowater Finance Company Inc.

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Assets	0.0	—

Total Directly Held Assets	0.0	0.0

Intercompany Pre-Petition Receivables Bowater Incorporated	30.1	14.6

All Others	—	—

Total	30.1	14.6

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$30.1	$14.6

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Claims

All Others	—	—

Total	—	—

Equity	NA	14.6

Total	$—	$14.6

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

17 of 34

Exhibit F to the Disclosure Statement

Bowater Finance II LLC

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others	—	—
Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Claims

All Others	—	—

Total	—	—

Equity	NA	—

Total	$—	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

18 of 34

Exhibit F to the Disclosure Statement

Bowater Incorporated

Unsecured Recovery %
Plan	48.4%
Memo: Liquidation Analysis	21.9%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$436.0	$436.0
Working Capital	312.3	312.3
PP&E(2)	743.6	424.2
Other Assets	528.7	—

Total Directly Held Assets	2,020.6	1,172.6

Intercompany Pre-Petition Receivables
Bowater Alabama LLC	1,073.2	401.8
Bowater Canadian Forest Products Inc.	981.8	358.8
Bowater Newsprint South Operations LLC	1,035.6	173.1
Bowater Maritimes Inc.	286.3	59.4
All Others	1,625.7	107.4

Total	5,002.6	1,100.6

Equity / Preferred Equity Interests in Affiliates
Bowater Nuway Inc.	—	221.1
Bowater Pulp and Paper Canada Holdings Limited Partnership	—	47.6
Bowater Canadian Limited	—	40.3
Bowater Finance Company Inc.	—	14.6
All Others	—	0.5

Total	—	324.1

Total	$7,023.2	$2,597.2

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:
DIP Facility Claims(3)	$191.6	$183.9	191.6
Bowater Secured Bank Claims(4)	308.7	243.2	308.7

All Others	2.7	2.7	2.7

Total Secured Claims	503.0	429.8	503.0

Total Administrative Claims	124.4	124.4

Unsecured Claims:
Unsecured Claims	2,605.4	1,261.7

Unsecured Guarantees of Indebtedness	143.8	—

Total General Unsecured Claims	2,749.2	1,261.7

Intercompany Pre-Petition Claims
Bowater America Inc.	937.5	454.0
Bowater Nuway Inc.	537.7	260.4
Bowater Nuway Mid-States Inc.	45.2	21.9
Bowater Finance Company Inc.	30.1	14.6
All Others	63.0	30.5

Total	1,613.4	781.3

Equity	NA	—

Total	$4,990.0	$2,597.2

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at emergence.
(2)	Includes the Catawba mill and Calhoun mill.
(3)	Represents the DIP Facility Claim of $166.0 million, including a gross up of post-petition interest paid. For allocation purposes, the distribution model grosses up both the cash balance and secured claims for post-petition interest.
(4)	Represents the Bowater Secured Bank Claim of $280.1 million, including a gross up of post-petition interest paid. For allocation purposes, the distribution model grosses up both the cash balance and secured claims for post-petition interest.

19 of 34

Exhibit F to the Disclosure Statement

Bowater LaHave Corporation

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Assets	0.0	—

Total Directly Held Assets	0.1	0.0

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates
Bowater-Korea Ltd.	—	28.2

All Others	—	—

Total	—	28.2

Total	$0.1	$28.2

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Claims
Bowater Canadian Forest Products Inc.	0.0	0.0

All Others	—	—

Total	0.0	0.0

Equity	NA	28.2

Total	$0.0	$28.2

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

20 of 34

Exhibit F to the Disclosure Statement

Bowater Maritimes Inc.

Unsecured Recovery %
Plan	20.8%
Memo: Liquidation Analysis	7.3%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$0.2	$0.2
Working Capital	0.4	0.4
PP&E	5.2	5.6
Other Assets	8.5	17.8

Total Directly Held Assets	14.2	24.0

Intercompany Pre-Petition Receivables
Bowater Canadian Forest Products Inc.	98.1	35.9
Bowater Mersey Paper Company Limited	1.8	1.8
Bowater America Inc.	4.7	1.6
Abitibi-Consolidated Company of Canada	0.7	0.1
All Others	0.0	0.0

Total	105.4	39.4

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$119.6	$63.4

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	2.8	2.8

Unsecured Claims:
Unsecured Claims	5.4	1.1

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	5.4	1.1

Intercompany Pre-Petition Claims
Bowater Incorporated	286.3	59.4
Bowater Mitis Inc.	0.3	0.1
Abitibi-Consolidated Inc.	0.1	0.0

All Others	—	—

Total	286.7	59.5

Equity	NA	—

Total	$294.8	$63.4

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

21 of 34

Exhibit F to the Disclosure Statement

Bowater Newsprint South LLC

Unsecured Recovery %
Plan	1.1%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	8.7

Total Directly Held Assets	—	8.7

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$—	$8.7

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:
Bowater Secured Bank Claims(2)	$270.0	$0.8	270.0

All Others	—	—	—

Total Secured Claims	270.0	0.8	270.0

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.3	0.0

Unsecured Guarantees of Indebtedness	143.8	—

Total General Unsecured Claims	144.1	0.0

Intercompany Pre-Petition Claims
Bowater Incorporated	740.3	7.8
Bowater Canadian Forest Products Inc.	5.7	0.1

All Others	—	—

Total	746.0	7.9

Equity	NA	—

Total	$1,160.1	$8.7

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.
(2)	Represents the Bowater Secured Bank Claims of $280.1 million (excluding a $38.7 million tranche secured by collateral at Bowater Inc. alone), including a gross up of post-petition interest paid. For allocation purposes, the distribution model grosses up both the cash balance and secured claims for post-petition interest.

22 of 34

Exhibit F to the Disclosure Statement

Bowater Newsprint South Operations LLC

Unsecured Recovery %
Plan	16.7%
Memo: Liquidation Analysis	6.1%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$3.5	$3.5
Working Capital	38.2	38.2
PP&E(2)	197.9	58.6
Other Assets	4.5	—

Total Directly Held Assets	244.1	100.2

Intercompany Pre-Petition Receivables
Bowater America Inc.	255.4	87.4
Bowater Alabama LLC	35.0	13.1
Abitibi Consolidated Sales Corporation	0.6	0.1
Abitibi-Consolidated Company of Canada	0.3	0.1
All Others	0.1	0.0

Total	291.3	100.7

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$535.4	$200.9

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:
Bowater Secured Bank Claims(3)	$270.0	$19.2	270.0
Other Secured Claims	1.7	1.7	1.7

All Others	—	—	—

Total Secured Claims	271.7	20.8	271.7

Total Administrative Claims	5.0	5.0

Unsecured Claims:
Unsecured Claims	8.3	1.4

Unsecured Guarantees of Indebtedness	143.8	—

Total General Unsecured Claims	152.1	1.4

Intercompany Pre-Petition Claims
Bowater Incorporated	1,035.6	173.1
Bowater Canadian Forest Products Inc.	3.0	0.5
Ponderay Newsprint Company	0.1	0.0
Abitibi-Consolidated Corporation	0.0	0.0
All Others	0.0	0.0

Total	1,038.8	173.6

Equity	NA	—

Total	$1,467.5	$200.9

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at emergence.
(2)	Includes the Grenada mill.
(3)	Represents the Bowater Secured Bank Claims of $280.1 million (excluding a $38.7 million tranche secured by collateral at Bowater Inc. alone), including a gross up of post-petition interest paid. For allocation purposes, the distribution model grosses up both the cash balance and secured claims for post-petition interest.

23 of 34

Exhibit F to the Disclosure Statement

Bowater Nuway Inc.

Unsecured Recovery %
Plan	100.0%
Memo: Liquidation Analysis	100.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	0.2	—
Other Assets	0.1	—

Total Directly Held Assets	0.3	0.0

Intercompany Pre-Petition Receivables
Bowater Incorporated	537.7	260.4
Bowater Nuway Mid-States Inc.	11.4	2.1
Bowater Alabama LLC	0.0	0.0
Bowater Newsprint South Operations LLC	0.0	0.0
All Others	—	—

Total	549.1	262.5

Equity / Preferred Equity Interests in Affiliates
Calhoun Newsprint Company	—	22.0

All Others	—	—

Total	—	22.0

Total	$549.3	$284.5

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:
Other Secured Claims	$0.0	$0.0	0.0

All Others	—	—	—

Total Secured Claims	0.0	0.0	0.0

Total Administrative Claims	0.0	0.0

Unsecured Claims:
Unsecured Claims	0.1	0.1

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.1	0.1

Intercompany Pre-Petition Claims
Bowater America Inc.	32.7	32.7
Bowater Canadian Forest Products Inc.	30.6	30.6

All Others	—	—

Total	63.3	63.3

Equity	NA	221.1

Total	$63.4	$284.5

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

24 of 34

Exhibit F to the Disclosure Statement

Bowater Nuway Mid-States Inc.

Unsecured Recovery %
Plan	18.5%
Memo: Liquidation Analysis	9.5%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$(0.0)	$(0.0)
Working Capital	0.0	0.0
PP&E	5.0	(0.0)
Other Assets	0.1	—

Total Directly Held Assets	5.1	(0.0)

Intercompany Pre-Petition Receivables
Bowater Incorporated	45.2	21.9
Ponderay Newsprint Company	0.0	0.0

All Others	—	—

Total	45.2	21.9

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$50.2	$21.9

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.5	0.1

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.5	0.1

Intercompany Pre-Petition Claims
Bowater Canadian Forest Products Inc.	55.6	10.3
Bowater America Inc.	50.4	9.3
Bowater Nuway Inc.	11.4	2.1
Bowater Alabama LLC	0.4	0.1
All Others	0.2	0.0

Total	118.0	21.8

Equity	NA	—

Total	$118.5	$21.9

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

25 of 34

Exhibit F to the Disclosure Statement

Bowater South American Holdings Incorporated

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Claims
Bowater Incorporated	4.3	—

All Others	—	—

Total	4.3	—

Equity	NA	—

Total	$4.3	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

26 of 34

Exhibit F to the Disclosure Statement

Bowater Ventures Inc.

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Assets	0.0	—

Total Directly Held Assets	0.0	0.0

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates
Bowater Pulp and Paper Canada Holdings Limited Partnership	—	0.5

All Others	—	—

Total	—	0.5

Total	$0.0	$0.5

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Claims
Bowater America Inc.	0.1	0.1
Bowater Incorporated	0.0	0.0
Bowater Pulp and Paper Canada Holdings Limited Partnership	0.0	0.0
All Others	—	—

Total	0.1	0.1

Equity	NA	0.4

Total	$0.1	$0.5

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

27 of 34

Exhibit F to the Disclosure Statement

Catawba Property Holdings, LLC

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Claims

All Others	—	—

Total	—	—

Equity	NA	—

Total	$—	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

28 of 34

Exhibit F to the Disclosure Statement

Coosa Pines Golf Club Holdings LLC

Unsecured Recovery %
Plan	100.0%
Memo: Liquidation Analysis	100.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	0.3	—
Other Assets	—	—

Total Directly Held Assets	0.3	—

Intercompany Pre-Petition Receivables
Bowater Alabama LLC	0.2	0.1

All Others	—	—

Total	0.2	0.1

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$0.5	$0.1

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.0	0.0

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.0	0.0

Intercompany Pre-Petition Claims

All Others	—	—

Total	—	—

Equity	NA	0.0

Total	$0.0	$0.1

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

29 of 34

Exhibit F to the Disclosure Statement

Donohue Corp.

Unsecured Recovery %
Plan	28.4%
Memo: Liquidation Analysis	17.9%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Assets	178.7	—

Total Directly Held Assets	178.7	0.0

Intercompany Pre-Petition Receivables
Abitibi Consolidated Sales Corporation	360.0	84.3
Bowater Incorporated	24.0	11.6
Abitibi-Consolidated Inc.	4.7	0.2
Abitibi-Consolidated Corporation	0.8	0.1
All Others	158.6	—

Total	548.1	96.2

Equity / Preferred Equity Interests in Affiliates
Abitibi Consolidated Sales Corporation	—	0.0

All Others	—	—

Total	—	0.0

Total	$726.7	$96.2

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	0.0	0.0

Unsecured Claims:
Unsecured Claims	305.4	84.6

Unsecured Guarantees of Indebtedness	344.1	—

Total General Unsecured Claims	649.5	84.6

Intercompany Pre-Petition Claims
Abitibi-Consolidated Company of Canada	40.7	11.6

All Others	—	—

Total	40.7	11.6

Equity	NA	—

Total	$690.2	$96.2

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

30 of 34

Exhibit F to the Disclosure Statement

Lake Superior Forest Products Inc.

Unsecured Recovery %
Plan	53.1%
Memo: Liquidation Analysis	40.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$0.0	$0.0
Working Capital	—	—
PP&E	—	—
Other Assets	0.0	—

Total Directly Held Assets	0.0	0.0

Intercompany Pre-Petition Receivables
Bowater Incorporated	12.1	5.9
Ponderay Newsprint Company	0.0	0.0

All Others	—	—

Total	12.2	5.9

Equity / Preferred Equity Interests in Affiliates
Ponderay Newsprint Company	—	41.7

All Others	—	—

Total	—	41.7

Total	$12.2	$47.6

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	0.0	0.0

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	0.0	0.0

Intercompany Pre-Petition Claims
Bowater America Inc.	89.8	47.6

All Others	—	—

Total	89.8	47.6

Equity	NA	—

Total	$89.8	$47.6

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

31 of 34

Exhibit F to the Disclosure Statement

Tenex Data Inc.

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

0	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—
Unsecured Claims:
Unsecured Claims	—	—
Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Claims

All Others	—	—

Total	—	—

Equity	NA	—

Total	$—	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

32 of 34

Exhibit F to the Disclosure Statement

ABH LLC 1

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables
AbitibiBowater US Holding LLC	251.9	—

All Others	—	—

Total	251.9	—

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$251.9	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Claims
Abitibi-Consolidated Company of Canada(2)	251.9	—

All Others	—	—

Total	251.9	—

Equity	NA	—

Total	$251.9	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.
(2)	Obligation arises from support agreement with Abitibi-Consolidated Company of Canada.

33 of 34

Exhibit F to the Disclosure Statement

ABH Holding Company LLC

Unsecured Recovery %
Plan	0.0%
Memo: Liquidation Analysis	0.0%

($ in millions)
	Book Value(1)	Plan Value
Assets

Directly Held Assets
Cash	$—	$—
Working Capital	—	—
PP&E	—	—
Other Assets	—	—

Total Directly Held Assets	—	—

Intercompany Pre-Petition Receivables

All Others	—	—

Total	—	—

Equity / Preferred Equity Interests in Affiliates

All Others	—	—

Total	—	—

Total	$—	$—

	Face Amount of Claim	Recovery of Claim at Entity	Total Recovery on Claim*
Liabilities

Secured Claims:

All Others	—	—	—

Total Secured Claims	—	—	—

Total Administrative Claims	—	—

Unsecured Claims:
Unsecured Claims	—	—

Unsecured Guarantees of Indebtedness	—	—

Total General Unsecured Claims	—	—

Intercompany Pre-Petition Claims

All Others	—	—

Total	—	—

Equity	NA	—

Total	$—	$—

*	Note: Represents aggregate distributions from all legal entities obligated with respect to such claim.
(1)	Values as of the Petition Date, with the exception of working capital and cash which are estimated at the Effective Date.

34 of 34